  As filed with the Securities and Exchange Commission on February 3, 1998
                                                    Registration No. 333-_______
================================================================================
                      SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                              --------------------
                                   FORM S-11
                          REGISTRATION STATEMENT UNDER
                           THE SECURITIES ACT OF 1933

                              --------------------
                             AMRESCO CAPITAL TRUST
      (Exact Name of Registrant as Specified in its Governing Instruments)

                              --------------------
            700 NORTH PEARL STREET, SUITE 2400, DALLAS, TEXAS 75201
                                 (214) 953-7700
  (Address, Including Zip Code, and Telephone Number, including Area Code, of
                   Registrant's Principal Executive Offices)

                              --------------------
                                 MARK D. GIBSON
                     PRESIDENT AND CHIEF EXECUTIVE OFFICER
                             AMRESCO CAPITAL TRUST
                       700 NORTH PEARL STREET, SUITE 2400
                              DALLAS, TEXAS 75201
                                 (214) 953-7700
          (Name, Address, Including Zip Code, and Telephone Number,
                 Including Area Code, of Agent for Service)

                              --------------------
                                    COPIES TO:

          Michelle P. Goolsby, Esq.              L. Keith Blackwell, Esq.             Peter T. Healy, Esq.
       Winstead Sechrest & Minick P.C.                 AMRESCO, INC.                  O'Melveny & Myers LLP
           5400 Renaissance Tower                 700 North Pearl Street             Embarcadero Center West
               1201 Elm Street                      Suite 2400, LB 342           275 Battery Street, 26th Floor
            Dallas, Texas   75270                  Dallas, Texas   75201        San Francisco, California   94111
               (214) 745-5400                         (214) 953-7700                     (415) 984-8833

                              --------------------
APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after the effective date of this Registration Statement.

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]__________

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering. [ ]__________

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]__________

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box.[ ]

                        CALCULATION OF REGISTRATION FEE

========================================================================================================================
                                                     PROPOSED MAXIMUM        PROPOSED MAXIMUM
  TITLE OF SECURITIES BEING      AMOUNT BEING       OFFERING PRICE PER      AGGREGATE OFFERING          AMOUNT OF
         REGISTERED             REGISTERED (1)             SHARE                 PRICE (2)           REGISTRATION FEE
------------------------------------------------------------------------------------------------------------------------
 Common Shares of
 Beneficial Interest, par
 value $0.01 per share         17,250,000 shares           $21.00               $362,250,000              $106,864
========================================================================================================================

(1) Includes 2,250,000 shares which may be purchased by the Underwriters to cover over-allotments, if any.

(2) Estimated based on a bona fide estimate of the proposed maximum offering price solely for the purpose of calculating the registration fee pursuant to Rule 457(a) of the Securities Act of 1933, as amended.

                              --------------------
THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933, OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.

Red Herring Legend:

Information contained herein is subject to completion or amendment. A registration statement relating to these securities has been filed with the Securities and Exchange Commission. These securities may not be sold nor may offers to buy be accepted prior to the time the Registration Statement becomes effective. This Prospectus shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any State in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such State.

PROSPECTUS        SUBJECT TO COMPLETION - DATED FEBRUARY 3, 1998
--------------------------------------------------------------------------------
                               15,000,000 Shares
                             AMRESCO CAPITAL TRUST
                     Common Shares of Beneficial Interest
--------------------------------------------------------------------------------
All of the 15,000,000 common shares of beneficial interest, par value $.01 per share ("Common Shares"), of AMRESCO Capital Trust (the "Company") offered hereby (this "Offering") are being offered by the Company. The Company is a newly organized Texas real estate investment trust formed to take advantage of certain mid- to high-yield lending and investment opportunities in real estate related assets, including various types of commercial mortgage loans, mortgage-backed securities and commercial real properties. The Company will elect to be taxed as a real estate investment trust ("REIT") under the Internal Revenue Code of 1986, as amended (the "Code"), and generally will not be subject to federal taxation on its income to the extent that it distributes its net income to its shareholders and maintains its qualification as a REIT.

The Company's operations will be managed by AMREIT Managers, L.P. (the "Manager"), an affiliate of AMRESCO, INC. ("AMRESCO"). AMRESCO, together with its affiliated entities (collectively, the "AMRESCO Group"), is a publicly-traded diversified financial services company specializing in real estate lending, specialized commercial finance, and the acquisition, resolution and servicing of nonperforming and underperforming commercial real estate loans.

Simultaneously with the closing of, and in addition to, this Offering, the Company will sell 1,675,000 Common Shares (1,925,000 if the Underwriters' over-allotment option is separately exercised in full) to AMRESCO at the initial public offering price pursuant to a private placement. See "Private Placement." After such sale, AMRESCO will own 10% of the then outstanding Common Shares. In addition, at the request of the Company, the Underwriters have reserved an aggregate of up to 750,000 of the Common Shares offered hereby for sale at the initial public offering price to trust managers, directors, officers and employees of the Company and members of the AMRESCO Group.

Prior to this Offering, there has been no public market for the Common Shares. It is currently anticipated that the initial public offering price for the Common Shares offered hereby will be between $19 and $21 per share. See "Underwriting" for a discussion of the factors to be considered in determining the initial public offering price. An application has been submitted to have the Common Shares approved for inclusion in the Nasdaq Stock Market's National Market (the "Nasdaq National Market") under the symbol "AMCT."

SEE "RISK FACTORS" ON PAGES 16 TO 30 FOR A DISCUSSION OF CERTAIN MATERIAL FACTORS WHICH SHOULD BE CONSIDERED IN CONNECTION WITH AN INVESTMENT IN THE COMMON SHARES OFFERED HEREBY, INCLUDING AMONG OTHERS:

o The Company has identified only a limited number of real estate related assets to purchase with the net proceeds of this Offering and may be unable to acquire additional real estate related assets on favorable terms.

o The Company intends to invest in types of commercial mortgage loans, mortgage-backed securities and real estate that involve a high degree of risk.

o The Company will be dependent upon key personnel, the Manager and other members of the AMRESCO Group for successful operations.

o Changes in interest rate levels or a deterioration of general economic conditions may negatively impact operating results.

o The Company intends to significantly leverage its real estate related assets, which may result in operating losses.

o Conflicts of interest between the Company and one or more members of the AMRESCO Group could result in decisions not in the best interest of the Company's shareholders.

o Neither the Company nor the Manager has any operating history or any prior experience in managing and operating a REIT, which could adversely affect the Company's results of operations.

o The Company may be taxed as a corporation if it fails to qualify as a REIT, which would substantially reduce the amount of cash available for distribution.

o  The Manager may be entitled to a significant termination fee upon termination of the management agreement which, if paid, could substantially reduce cash available for distribution to shareholders.
--------------------------------------------------------------------------------

 THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES
          AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION
         PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY
            REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

===========================================================================================================
                                                                       Underwriting
                                                    Price to           Discounts and            Proceeds to
                                                     Public            Commissions(1)           Company (2)
-----------------------------------------------------------------------------------------------------------
      Per Common Share  . . . . . . . . . . .  $                       $                        $
      Total(3)  . . . . . . . . . . . . . . .  $                       $                        $
===========================================================================================================

(1) The Company has agreed to indemnify the Underwriters against certain liabilities, including liabilities under the Securities Act of 1933, as amended (the "Securities Act"). See "Underwriting."

(2) Before deducting expenses payable by the Company estimated to be approximately $_________.

(3) The Company has granted the Underwriters a 30-day over-allotment option to purchase up to 2,250,000 additional Common Shares on the same terms and conditions as set forth above. If all such additional Common Shares are purchased, the total Price to Public will be $________, the total Underwriting Discounts and Commissions will be $________ and the total Proceeds to Company will be $_______. See "Underwriting."

--------------------------------------------------------------------------------

        The Common Shares are being offered by the several Underwriters, subject to delivery by the Company and acceptance by the Underwriters, to prior sale and to withdrawal, cancellation or modification of the offer without notice. Delivery of the Common Shares to the Underwriters is expected to be made through the facilities of the Depository Trust Company, New York, New York, on or about____, 1998.

PRUDENTIAL SECURITIES INCORPORATED
                 CREDIT SUISSE FIRST BOSTON
                               J.C. BRADFORD & CO.
                                      NATIONSBANC MONTGOMERY SECURITIES LLC
                                              PIPER JAFFRAY INC.




_________________, 1998

CERTAIN PERSONS PARTICIPATING IN THIS OFFERING MAY ENGAGE IN TRANSACTIONS THAT STABILIZE, MAINTAIN OR OTHERWISE AFFECT THE PRICE OF THE COMMON SHARES, INCLUDING PURCHASES OF COMMON SHARES TO STABILIZE THE MARKET PRICE, PURCHASES OF COMMON SHARES TO COVER SOME OR ALL OF A SHORT POSITION IN THE COMMON SHARES MAINTAINED BY THE UNDERWRITERS AND THE IMPOSITION OF PENALTY BIDS. FOR A DESCRIPTION OF THESE ACTIVITIES, SEE "UNDERWRITING."

                               TABLE OF CONTENTS



                                                                                                                      Page
                                                                                                                      ----
PROSPECTUS SUMMARY  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   1
         The Company  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   1
         Management . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   1
                 Trust Managers and Executive Officers  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   1
                 The Manager  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   2
         Business and Strategy  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   3
                 Objective  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   3
                 Strategy . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   4
                 Targeted Investments . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   5
                 Industry Trends  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   6
                 Initial Assets . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   7
         Summary Risk Factors . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   7
         The Management Agreement . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   9
         Dividend Policy and Distributions  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  11
         The Offering . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  12
         Conflicts of Interest  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  12
         Organization and Relationships . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  14
RISK FACTORS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  15
         Investment Activity Risks  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  15
                 Limited Identified Assets; Available Investments . . . . . . . . . . . . . . . . . . . . . . . . . .  15
                 Risks Related to Investments in Mortgage Loans . . . . . . . . . . . . . . . . . . . . . . . . . . .  15
                          Commercial Mortgage Loans May Involve a Greater Risk of Loss Than Single-Family
                                  Mortgage Loans  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  15
                          Mezzanine, Construction and Bridge Loans Involve Greater Risks of Loss  . . . . . . . . . .  16
                          Participating Loans, Mezzanine Loans, Construction Loans and Bridge Loans Involve
                                  Higher Administrative Costs . . . . . . . . . . . . . . . . . . . . . . . . . . . .  16
                          Distressed Mortgage Loans May Have Greater Default Risks Than Performing Loans  . . . . . .  16
                          Limited Recourse Loans May Limit the Company's Recovery to the Value of the Mortgaged
                                  Property  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  16
                          Volatility of Values of Mortgaged Properties May Affect Adversely the Company's
                                  Mortgage Loans  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  16
                          General Default Risks . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  17
                          One Action Rules May Limit the Company's Rights Following Defaults  . . . . . . . . . . . .  17
                 Risks Related to Investments in MBS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  17
                          Subordinated Interests are Subject to Greater Credit Risks Than More Senior Classes . . . .  17
                          Yields on Subordinated Interests May Be Affected Adversely By Prepayments and Interest
                                  Rate Changes  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  18
                          Certain Investments May Generate Taxable Income Exceeding Cash Flow . . . . . . . . . . . .  18
                 Risks Related to Investments in Real Estate  . . . . . . . . . . . . . . . . . . . . . . . . . . . .  18
                          Risks Involved in Real Estate Ownership Through Partnerships and Joint Ventures . . . . . .  18
                          Reliance on Third Party Operators . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  19
                          Tenant Defaults and Bankruptcy  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  19
                          Conditions Beyond the Company's Control May Affect Adversely the Value of Real Estate . . .  19

                               TABLE OF CONTENTS
                                  (Continued)

                                                                                                                      Page
                                                                                                                      ----
                          Real Estate is Illiquid and its Value May Decrease  . . . . . . . . . . . . . . . . . . . .  19
                          The Company's Insurance Will Not Cover All Losses . . . . . . . . . . . . . . . . . . . . .  19
                          Property Taxes Decrease Returns on Real Estate  . . . . . . . . . . . . . . . . . . . . . .  20
                          Compliance With Americans with Disabilities Act and Other Changes in Governmental
                                  Rules and Regulations May Be Costly . . . . . . . . . . . . . . . . . . . . . . . .  20
                          Real Estate with Hidden Environmental Problems Will Increase Costs and May Create
                                  Liability for the Company . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  20
                          Real Estate With Known Environmental Problems May Create Liability for the Company  . . . .  20
                          Foreign Real Estate is Subject to Currency Conversion Risks and Uncertainty of Foreign
                                  Laws  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  20
         Economic and Business Risks  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  21
                 Dependence on Key Personnel  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  21
                 Dependence on the Manager and the AMRESCO Group  . . . . . . . . . . . . . . . . . . . . . . . . . .  21
                 Risks Associated With Interest Rate Fluctuations . . . . . . . . . . . . . . . . . . . . . . . . . .  21
                          Interest Rate Mismatch Between Invested Portfolio Yield and Borrowing Rates . . . . . . . .  21
                          Yield Curve Reshaping . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  21
                          Decreased Demand for Mortgage Loans . . . . . . . . . . . . . . . . . . . . . . . . . . . .  22
                 Risks Associated With Leveraging . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  22
                 Risks Associated With Hedging Transactions . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  23
                 Conflicts of Interest  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  23
                 Lack of Prior Experience . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  24
                 Possible Significant Termination Fee Payable to the Manager  . . . . . . . . . . . . . . . . . . . .  24
                 Absence of Prior Public Market . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  24
                 Shares Eligible for Future Sale  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  25
                 Temporary Investment in Short-Term Investments . . . . . . . . . . . . . . . . . . . . . . . . . . .  26
                 Active Formation and Operation of Competing Mortgage REITs and Other Companies . . . . . . . . . . .  26
                 Future Revisions in Policies and Strategies  . . . . . . . . . . . . . . . . . . . . . . . . . . . .  26
                 Effect of Future Offerings of Debt and Equity on Market Price of the Common Shares . . . . . . . . .  26
                 Year 2000 Compliance . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  26
         Tax and Legal Risks  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  27
                 Failure to Maintain REIT Status  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  27
                 Failure to Maintain Exclusion From the Investment Company Act  . . . . . . . . . . . . . . . . . . .  28
                 Risk of Adverse Tax Treatment of Excess Inclusion Income . . . . . . . . . . . . . . . . . . . . . .  28
                 Restrictions on Ownership of the Common Shares . . . . . . . . . . . . . . . . . . . . . . . . . . .  28
                 Restrictions on or Impediments to Change of Control  . . . . . . . . . . . . . . . . . . . . . . . .  29
USE OF PROCEEDS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  30
DIVIDEND AND DISTRIBUTION POLICY  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  30
CAPITALIZATION  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  31
MANAGEMENT'S DISCUSSION AND ANALYSIS OF LIQUIDITY AND CAPITAL RESOURCES . . . . . . . . . . . . . . . . . . . . . . .  32
         Warehouse Line . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  32
         Credit Facility  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  32
         Repurchase Agreement . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  32
BUSINESS AND STRATEGY . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  34
         General  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  34
         Strategy . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  34

                               TABLE OF CONTENTS
                                  (Continued)

                                                                                                                      Page
                                                                                                                      ----
         Operating Policies . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  35
                 Investment Policies  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  35
                 Capital and Leverage Policies  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  36
                          Warehouse Line  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  37
                          Credit Facility . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  37
                          Reverse Repurchase Agreement  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  37
                          Collateralized Borrowings . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  38
                          Unsecured Financings  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  39
                 Credit Risk Management . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  39
                 Asset/Liability Management . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  39
                          Hedging . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  39
                 Relationship With AMRESCO  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  40
                 Compliance Policies  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  41
                 Future Revisions in Policies and Strategies  . . . . . . . . . . . . . . . . . . . . . . . . . . . .  42
         Description of Targeted Investments  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  42
                 Mortgage Loans . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  42
                          Participating Loans . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  42
                          Construction Loans  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  42
                          Mezzanine Loans . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  43
                          Bridge Loans  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  43
                          Distressed Mortgage Loans . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  44
                          Real Estate Pools . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  44
                 Mortgage-Backed Securities . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  45
                          CMBS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  45
                          RMBS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  48
                 Commercial Real Estate.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  49
                          Net Leased Real Estate  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  49
                          REO Properties and Other Distressed Real Estate . . . . . . . . . . . . . . . . . . . . . .  49
                 Other Investments. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  50
                          Investment in Other Entities  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  50
                          Foreign Investments . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  50
         The Initial Assets . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  51
         Employees  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  51
         Facilities . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  51
         Legal Proceedings  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  51
MANAGEMENT OF THE COMPANY . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  52
         Executive Officers and Trust Managers of the Company . . . . . . . . . . . . . . . . . . . . . . . . . . . .  52
         Executive Compensation . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  55
         Share Option Plan  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  55
         Share Options Outstanding  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  56
THE MANAGER . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  57
         Description of the AMRESCO Group . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  57
                 Commercial Mortgage Banking  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  57
                          General . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  57
                          Real Estate Capital Markets . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  57
                          Commercial Real Estate Lending  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  58
                          Commercial Loan Servicing . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  58





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                               TABLE OF CONTENTS
                                  (Continued)

                                                                                                                      Page
                                                                                                                      ----
                 Commercial Finance . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  58
                          General . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  58
                          Franchise Lending . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  59
                          Specialty Lending . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  59
                          Single-Family Residential Construction Lending  . . . . . . . . . . . . . . . . . . . . . .  59
                 Asset Management . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  59
                          General . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  59
                          Asset Portfolio Management and Investment . . . . . . . . . . . . . . . . . . . . . . . . .  59
                          Special Servicing . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  60
         The Management Agreement . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  60
         Termination  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  62
         Management Compensation  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  63
         Expenses . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  64
         Certain Relationships; Conflicts of Interest . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  65
         Limits of Responsibility . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  67
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT  . . . . . . . . . . . . . . . . . . . . . . . . . . .  68
FEDERAL INCOME TAX CONSEQUENCES . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  68
         General  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  69
                 Taxation of the Company  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  69
         Requirements For Qualification . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  71
                 Organizational Requirements  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  71
                          Qualified REIT Subsidiary . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  72
                          Ownership of a Partnership Interest . . . . . . . . . . . . . . . . . . . . . . . . . . . .  72
                 Income Tests . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  72
                 Asset Tests  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  75
                 Annual Distribution Requirements . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  76
         Failure to Qualify . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  78
         Taxation of Shareholders . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  78
                 Taxation of Taxable U.S. Shareholders  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  78
                 Taxation of Tax-Exempt Shareholders  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  80
                 Taxation of Non-U.S. Shareholders  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  81
         Information Reporting Requirements and Backup Withholding Tax  . . . . . . . . . . . . . . . . . . . . . . .  83
         Possible Legislative or Other Actions Affecting Tax Consequences . . . . . . . . . . . . . . . . . . . . . .  83
ERISA CONSIDERATIONS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  83
         Employee Benefit Plans, Tax-Qualified Retirement Plans, and IRAs . . . . . . . . . . . . . . . . . . . . . .  84
         Status of the Company Under ERISA  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  84
CERTAIN LEGAL ASPECTS OF MORTGAGE LOANS AND REAL ESTATE INVESTMENTS . . . . . . . . . . . . . . . . . . . . . . . . .  86
         General  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  86
         Types of Mortgage Instruments  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  86
         Interests in Real Property . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  86
         Leases and Rents . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  87
         Condemnation and Insurance . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  87
         Foreclosure  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  87
                 General  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  87
                 Judicial Foreclosure . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  87
                 Public Sale  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  88
                 Non-Judicial Foreclosure/Power of Sale . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  88
                 Equitable Limitations on Enforceability of Certain Provisions  . . . . . . . . . . . . . . . . . . .  88





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                               TABLE OF CONTENTS
                                  (Continued)

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
                 Post-Sale Redemption . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  89
                 Anti-Deficiency Legislation  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  89
         Cooperatives . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  89
         Bankruptcy Laws  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  90
         Default Interest and Limitations on Prepayments  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  91
         Forfeitures in Drug and RICO Proceedings . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  91
         Environmental Risks  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  92
                 General  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  92
                 CERCLA . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  92
                 Certain Other Federal and State Laws . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  92
                 Superlien Laws . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  93
                 Additional Considerations  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  93
                 Environmental Site Assessments . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  93
         Applicability of Usury Laws  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  93
         Americans With Disabilities Act  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  93
         Ground Lease Risks . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  94
         Due on Sale and Due on Encumbrance . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  94
         Subordinate Financing  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  94
         Acceleration on Default  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  94
         Certain Laws and Regulations; Types of Mortgaged Property  . . . . . . . . . . . . . . . . . . . . . . . . .  95
         Soldiers' and Sailors' Civil Relief Act of 1940  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  95
DESCRIPTION OF SHARES OF BENEFICIAL INTEREST  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  96
         General  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  96
         Common Shares  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  96
                 Voting Rights  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  96
                 Dividends  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  96
                 Liquidation Rights . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  97
                 Other Terms  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  97
                 Meetings of Shareholders . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  97
         Preferred Shares . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  97
         Registration Rights  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  97
         Restrictions on Transfer . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  97
         Dividend Reinvestment and Share Purchase Plan  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  99
CERTAIN PROVISIONS OF TEXAS LAW AND OF THE DECLARATION OF TRUST AND BYLAWS  . . . . . . . . . . . . . . . . . . . . . 100
         Board of Trust Managers  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 100
         Removal of Trust Managers  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 100
         Staggered Board  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 100
         Business Combinations  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 101
         Amendment to the Declaration of Trust  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 102
         Amendment of Bylaws  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 102
         Termination of the Company . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 103
         Special Meetings of the Shareholders . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 103
         Advance Notice of Trust Manager Nominations and New Business . . . . . . . . . . . . . . . . . . . . . . . . 103
         Possible Anti-Takeover Effect of Certain Provisions of Texas Law and of the Declaration of Trust and
                 Bylaws . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 103
         Transfer Agent and Registrar . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 103
         Reports to Shareholders  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 103





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                               TABLE OF CONTENTS
                                  (Continued)

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SHARES AVAILABLE FOR FUTURE SALE  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 104
UNDERWRITING  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 105
PRIVATE PLACEMENT . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 106
LEGAL MATTERS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 107
EXPERTS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 107
ADDITIONAL INFORMATION  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 107
GLOSSARY  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 107

                               PROSPECTUS SUMMARY

         The following summary should be read in conjunction with and is qualified in its entirety by the more detailed information appearing elsewhere in this Prospectus. Certain capitalized and other terms used herein shall have the meanings assigned to them in the Glossary, which starts at page 107.
Unless otherwise indicated, the information in this Prospectus assumes that the Underwriters' over-allotment option will not be exercised. As used in this Prospectus, the "Company" means either (i) AMRESCO Capital Trust, a Texas real estate investment trust ("AMCT"), or (ii) AMCT collectively with its affiliated entities (which does not include the Manager or any other member of the AMRESCO Group), as the context may require.

                                  THE COMPANY

         The Company is a newly organized Texas real estate investment trust formed to take advantage of certain mid- to high-yield lending and investment opportunities in real estate related assets, including various types of commercial Mortgage Loans (including among others, Participating Loans, Mezzanine Loans, Construction Loans and Bridge Loans, as such terms are defined below), mortgage-backed securities ("MBS"), commercial real estate (including Net Leased Real Estate, as such term is defined below, real estate acquired at foreclosure or by deed-in-lieu of foreclosure or other underperforming or otherwise distressed real estate) and certain other real estate related assets. The Company will elect to be taxed as a REIT. The Company generally will not be subject to federal income taxation to the extent that it distributes its net income to its shareholders and maintains its qualification as a REIT. See "Federal Income Tax Consequences--Requirements for Qualification."

         The Company was formed to pursue and capitalize upon certain investment opportunities arising within the AMRESCO Group which are currently referred to entities unaffiliated with AMRESCO. Such investment opportunities (which may include co-investment opportunities with members of the AMRESCO Group) arise from the existing business and operations of the AMRESCO Group, including primarily its commercial mortgage brokerage operations conducted through Holliday Fenoglio Fowler, a member of the AMRESCO Group. Holliday Fenoglio Fowler, one of the largest commercial mortgage banking companies in the United States (based on origination volume), is engaged in three primary lines of business: real estate related debt placement, real estate investment banking and real estate dispositions. See "The Manager--Description of the AMRESCO Group." Upon closing of this Offering, the Company will enter into the Correspondent Agreement with Holliday Fenoglio Fowler pursuant to which Holliday Fenoglio Fowler will agree, so long as the Manager or any other member of the AMRESCO Group is acting as manager of the Company, to present to the Company (on a nonexclusive basis) Mortgage Loan origination and other real estate related investment opportunities identified by Holliday Fenoglio Fowler which meet the investment criteria and objectives of the Company. The Company believes that a substantial portion of the real estate related assets in which it invests (the "Invested Portfolio") will be identified through the AMRESCO Group pursuant to the Correspondent Agreement. See "Business and Strategy--Operating Policies--Relationship With AMRESCO" and "The Manager-- Description of the AMRESCO Group" and "Risk Factors--Economic and Business Risks--Dependence on the Manager and the AMRESCO Group."

                                   MANAGEMENT

    TRUST MANAGERS AND EXECUTIVE OFFICERS

         The day-to-day operations of the Company will be managed by AMREIT Managers, L.P., a newly formed member of the AMRESCO Group (the "Manager"), subject to the direction and oversight of the Board of Trust Managers. Upon closing of this Offering, the Board of Trust Managers will consist of seven members, four of whom will be unaffiliated with the AMRESCO Group. Mr. Robert
H. Lutz, Jr., Chairman of the Board and Chief Executive Officer of AMRESCO will serve as a member of the Board of Trust Managers. Mr. Robert L. Adair III, President and Chief Operating Officer of AMRESCO, will serve as Chairman of the Board of Trust Managers, and Mr. Mark D. Gibson, President of Holliday Fenoglio Fowler, will serve as a member of the Board of Trust Managers. See "Management of the Company--Executive Officers and Trust Managers of the Company."

         Mr. Gibson will also serve as President and Chief Executive Officer of the Company and the Manager. Prior to the closing of this Offering, the Company will hire a Chief Investment Officer for the Company and the Manager. See "Management of the Company--Executive Officers and Trust Managers of the Company." Upon closing of this Offering, the Manager will have in place a team of investment officers with expertise in the various types of Targeted Investments. However, the Manager will rely on the employees and other resources of the AMRESCO Group for a significant portion of its operations.
See "Risk Factors--Economic and Business Risks--Dependence on the Manager and the AMRESCO Group" and "The Manager."

    THE MANAGER

         The Manager is a newly formed member of the AMRESCO Group. The AMRESCO Group is a leading diversified financial services company with approximately 1,600 employees and offices located throughout the United States and in Canada and England. The AMRESCO Group is currently engaged in four principal lines of business, including:

         COMMERCIAL MORTGAGE BANKING. Through its subsidiaries, Holliday Fenoglio Fowler, AMRESCO Capital and AMRESCO Services, the AMRESCO Group performs a wide range of commercial mortgage banking services, including the origination, underwriting, placement, sale, servicing and securitization of commercial Mortgage Loans. In addition, the AMRESCO Group provides various services in support of its commercial mortgage banking operations, including real estate market and economic research and analysis with respect to all major cities in the United States and Canada as well as research and analysis regarding specific assets proposed for investment.

         Holliday Fenoglio Fowler primarily serves commercial real estate developers and owners by originating commercial Mortgage Loans and providing brokerage and other real estate capital markets services for commercial real estate transactions. In January 1998, Holliday Fenoglio Fowler significantly expanded its operations by acquiring the mortgage banking business of Fowler, Goedecke, Ellis & O'Connor Incorporated ("Fowler Goedecke"). Pursuant to such acquisition, Holliday Fenoglio Fowler acquired five of its current 17 offices and 17 of its current 96 mortgage bankers. Holliday Fenoglio Fowler changed its name subsequent to the acquisition to reflect the Fowler Goedecke acquisition. Mortgage Loans and other real estate financings originated by Holliday Fenoglio Fowler have historically been funded by institutional lenders, principally insurance companies, pension funds and other investment funds, and by AMRESCO Capital and other conduit purchasers. During 1997, Holliday Fenoglio Fowler closed over $6.0 billion in 709 real estate transactions (including only those transactions actually closed by Holliday Fenoglio Fowler during 1997 and not those closed by Fowler Goedecke during 1997). Of such transactions, $4.2 billion involved the placement of non-participating senior Mortgage Loans (including, among others, Permanent Mortgage Loans, Construction Loans and Bridge Loans), $933 million involved the placement of Participating Loans and Mezzanine Loans, and $892 million involved real estate dispositions. Pursuant to the Correspondent Agreement, Holliday Fenoglio Fowler has agreed to present to the Company (on a nonexclusive basis) Mortgage Loan origination and other real estate investment opportunities which meet the investment criteria and objectives of the Company. See "Business and Strategy--Operating Policies-- Relationship With AMRESCO" and "The Manager."

         AMRESCO Capital originates, underwrites, accumulates and securitizes commercial Mortgage Loans. AMRESCO Capital targets commercial Mortgage Loans that are suitable for sale to various securitization programs. During 1997, AMRESCO Capital originated approximately $1.7 billion of commercial Mortgage Loans, approximately 38% of which were identified through Holliday Fenoglio Fowler.

         Through AMRESCO Services, the AMRESCO Group serves as a primary servicer for whole commercial Mortgage Loans and securitized pools of commercial Mortgage Loans, and as a Master Servicer for securitized pools of commercial Mortgage Loans. As a primary servicer for whole commercial Mortgage Loans and securitized pools of commercial Mortgage Loans, AMRESCO Services is currently rated by Standard & Poor's as "strong," its highest rating category. As a commercial Master Servicer, AMRESCO Services is rated by Standard & Poor's as "above average," which is the highest rating ever awarded by Standard & Poor's in the commercial Master Servicer category. All other Rating Agencies which have rated AMRESCO Services as either a primary servicer or a Master Servicer have given AMRESCO Services their highest rating. At December 31, 1997, AMRESCO Services acted as servicer with respect to approximately $20.2 billion of Mortgage Loans.

         ASSET MANAGEMENT. The AMRESCO Group manages and resolves pools or portfolios of performing, nonperforming or underperforming commercial Mortgage Loans ("Asset Portfolios") acquired (either solely by the AMRESCO Group or by the AMRESCO Group and other co-investors) at a discount to face value. The AMRESCO Group also manages and resolves Asset Portfolios owned by parties unaffiliated with the AMRESCO Group. Through its asset management division, the AMRESCO Group also acts as a Special Servicer for pools of securitized commercial Mortgage Loans. At December 31, 1997, the AMRESCO Group was the designated Special Servicer for securitized pools holding approximately $13.5 billion (face value) of Mortgage Loans. As a Special Servicer, the AMRESCO Group is currently rated in the highest category by all Rating Agencies which have rated it.

         COMMERCIAL FINANCE. The AMRESCO Group's commercial finance division provides (i) loans to franchisees of nationally recognized restaurant, hospitality and service organizations, (ii) special situation loans, with an emphasis on the real estate and communications industries, and
         (iii) single-family residential construction loans. Loans originated by the franchise lending operation are sold to parties unaffiliated with the AMRESCO Group, principally through securitization, while the real estate, communications and single-family residential loans are generally retained for the AMRESCO Group's own portfolio. During 1997, the commercial finance division of the AMRESCO Group originated approximately $247 million of franchise loans, $154 million of special situation loans, and $124 million of residential construction loans.

         RESIDENTIAL MORTGAGE BANKING. Through various subsidiaries, the AMRESCO Group originates, acquires, warehouses and securitizes residential Mortgage Loans to borrowers who do not qualify for conventional Mortgage Loans or whose borrowing needs are not met by traditional residential mortgage lenders. During 1997, the AMRESCO Group's residential mortgage banking group originated or acquired approximately $3.6 billion of residential Mortgage Loans.

         As a result of the Manager's relationship with the AMRESCO Group and AMRESCO's investment in the Company, and pursuant to the Correspondent Agreement, the Company expects to benefit from (i) the market reputation and expertise of the AMRESCO Group in the underwriting, origination and closing of Mortgage Loans and in the acquisition, management and servicing of both performing and nonperforming Mortgage Loans, Mortgage Loan portfolios and MBS,
(ii) the significant number of Targeted Investments expected to be identified to it by the AMRESCO Group, including primarily Holliday Fenoglio Fowler, (iii) the relationships of Holliday Fenoglio Fowler with potential borrowers and other institutional investors, and (iv) opportunities to co-invest with members of the AMRESCO Group.

                             BUSINESS AND STRATEGY

    OBJECTIVE

         The Company's principal business objective is to maximize shareholder value by producing cash flow for distribution to its shareholders through investment in mid- to high-yield real estate related assets which earn an attractive spread over the Company's cost of funds. Accordingly, the Company intends to acquire and/or originate those real estate related assets which it believes are likely to generate the highest risk-adjusted returns on capital invested, after considering all material relevant factors. Such factors include the amount and nature of anticipated cash flows from the asset, the credit risk of the borrower or lessee, as applicable, the Company's ability to pledge the asset to secure collateralized borrowings, the capital requirements resulting from the purchase and financing of the asset, the potential for appreciation and the costs of financing, hedging and managing the asset.

    STRATEGY

         To achieve its principal business objective, the Company's strategy is to:

         o capitalize upon its relationship with the AMRESCO Group by seeking to take advantage of investment and co-investment opportunities arising from the business and operations of the AMRESCO Group;

         o utilize the expertise and resources of Holliday Fenoglio Fowler to monitor trends and demands in the Mortgage Loan and real estate markets and to adjust its Mortgage Loan products in response thereto in order to increase its ability to successfully compete for Targeted Investments;

         o invest in certain types of assets, such as Participating Loans, Mezzanine Loans, Construction Loans and Bridge Loans, which are expected to generate higher levels of return (and which are typically subject to higher risks) than Permanent Mortgage Loans;

         o capitalize upon the market research capabilities of the AMRESCO Group to analyze the Company's investment opportunities and the economic conditions in the Company's proposed geographic markets to assist the Company in selecting investments which satisfy the Company's investment criteria and targeted returns;

         o utilize the expertise of the AMRESCO Group in the underwriting, origination and closing of Mortgage Loans and in the acquisition, management and servicing of Mortgage Loans, Mortgage Loan portfolios and MBS;

         o borrow against or leverage its Invested Portfolio (initially through the Warehouse Line, the Credit Facility and the Repurchase Agreement), to the extent consistent with the Company's leverage policies, in order to increase the size of the Invested Portfolio and increase potential returns to the Company's shareholders;

         o utilize acquisition and borrowing strategies to offset the potential adverse effects resulting from the differences between fixed rates or other limitations on coupon rate adjustments associated with its Invested Portfolio and the shorter-term variable nature of the Company's borrowings;

         o implement various hedging strategies, including interest rate swaps, interest rate collars, caps or floors, forward contracts and U.S. Treasury and Eurodollar futures and options (to the extent permitted by the REIT Provisions of the Code), to minimize the effects of interest rate fluctuations on its Invested Portfolio; and

         o manage the credit risk of its Invested Portfolio by (i) extensively underwriting its investments utilizing the processes developed and utilized by the AMRESCO Group, (ii) selectively choosing its investments for origination or acquisition in compliance with the Company's investment policies, (iii) actively monitoring (through the servicing and asset management capabilities of the AMRESCO Group) the credit quality of the Invested Portfolio, and (iv) maintaining appropriate capital levels and allowances for credit losses.

    TARGETED INVESTMENTS

         The Company intends to originate or purchase primarily the following types of assets (the "Targeted Investments"):

         SENIOR MORTGAGE LOANS. The Company intends to invest (either by origination or purchase) in various types of senior Mortgage Loans including primarily Mortgage Loans that entitle the lender to receive contingent interest based on a percentage of the mortgaged property's revenues or cash flow, and/or any gain on sale of the property ("Participating Loans"). The senior Mortgage Loans in which the Company invests may also include Mortgage Loans used to finance the construction or rehabilitation of real property ("Construction Loans"), Mortgage Loans used as temporary financing ("Bridge Loans"), and/or Permanent Mortgage Loans. See "Risk Factors--Investment Activity Risks--Risks Relating to Investments in Mortgage Loans." The Company may also invest in Mortgage Loans that are in default or for which default is likely or imminent or for which the borrower is making monthly payments in accordance with a forbearance plan. The Company may hold its Mortgage Loans or use them as collateral for its own MBS.

         MEZZANINE LOANS. The Company intends to originate commercial Mortgage Loans the repayment of which is subordinated to senior Mortgage Loans, and which are secured by either a second lien mortgage or a pledge of the ownership interests of the borrower. Alternatively, such Mortgage Loans can take the form of a preferred equity investment in the borrower (collectively, "Mezzanine Loans"). Mezzanine Loans generally afford a relatively higher yield and entail greater risks than senior Mortgage Loans. See "Risk Factors--Investment Activity Risks--Risks Relating to Investments in Mortgage Loans."

         MORTGAGE-BACKED SECURITIES. The Company intends to invest in interests in commercial and multifamily MBS ("CMBS"). The Company intends to invest primarily in Subordinated Interests in CMBS, including investment grade, sub-investment grade and unrated classes. The Company may also invest in various classes, including rated or unrated Subordinated Interests, of residential MBS ("RMBS"). Subordinated Interests generally afford a higher yield and entail greater risk than more senior investment grade securities. See "Risk Factors--Investment Activity Risks--Risks Related to Investments in MBS."

         EQUITY INVESTMENTS IN REAL ESTATE. The Company intends to invest in commercial real estate, including properties which are leased on a long-term basis (ten years or more) to tenants who are typically responsible for paying a majority of the costs of owning, operating and maintaining the leased property during the term of the lease, in addition to the payment of a monthly rent to the landlord for the use and occupancy of the premises ("Net Leased Real Estate"). The Company expects to acquire Net Leased Real Estate on a leveraged basis that will provide sufficient cash flow to provide an attractive return on its investment after debt service. The Company also intends to participate with others (including members of the AMRESCO Group) in real property ownership through joint ventures, partnerships or limited liability companies. The Company may also acquire real estate at foreclosure sales or by deed-in-lieu of foreclosure and other Distressed Real Estate. The Company does not intend to directly operate any of the real estate owned by it, but rather intends to rely upon qualified and experienced real estate operators unaffiliated with the Company. See "Risk Factors--Investment Activity Risks--Risks Related to Investments in Real Estate."

         OTHER INVESTMENTS. The Company will take an opportunistic approach toward its investments and, therefore, depending upon market conditions, the Company may invest from time to time in other real estate related assets, including, without limitation, foreign real estate and Mortgage Loans to borrowers in foreign countries or secured by foreign real estate (principally in the markets in which the AMRESCO Group conducts business or has invested or made Mortgage Loans in the past, currently including Canada, the United Kingdom and Mexico). The Company may also invest in interests in other REITs, registered investment companies, partnerships and other investment funds and real estate operating companies.

         The Company's business decisions and investment strategies will depend on changing market factors. Thus, the types of assets which constitute Targeted Investments and the percentage of the Company's Invested Portfolio that will be invested in a particular category of assets will vary from time to time.

    INDUSTRY TRENDS

         Management of the Company believes that there have been significant recoveries in real estate property values in recent years, as well as fundamental structural changes in the real estate capital markets, which have created significant new opportunities in commercial real estate lending and investing. These opportunities are the result of the following developments, among other factors:

         o SCALE AND ROLLOVER. The Mortgage Loan market in the United States has increased from $965 billion in 1980 to approximately $3.9 trillion in 1996. Commercial real estate debt outstanding in the United States has increased from $955 billion in 1995 to approximately $1.06 trillion in 1996. A significant amount of these commercial Mortgage Loans are scheduled to mature in the near future. The Company believes that significant rollover or maturity of commercial Mortgage Loans over the next several years will create demand for Bridge Loans and Mezzanine Loans which will be utilized to transition underlying assets for sale or long-term financing through either securitization or the private debt market.

         o RAPID GROWTH OF SECURITIZATION. The total amount of MBS currently outstanding has grown to approximately $1.9 trillion in 1996 from $1.0 billion in 1980. The total amount of CMBS currently outstanding has grown to over $100 billion in 1996 from approximately $6 billion in 1990. The Company believes that as securitized lending continues to grow, demand for Mezzanine Loans will increase. Lenders originating commercial Mortgage Loans for securitization, as well as traditional lenders such as banks and insurance companies which are subject to regulatory constraints on their lending activities, have relatively inflexible underwriting standards, particularly with regard to Loan to Value Ratios. Mezzanine Loans are used to finance the portion of a real estate project's value (typically, the tranche equal to between 75% to 95% of total capitalized cost) which are typically not financed by lenders originating commercial Mortgage Loans for securitization or other traditional lenders. The Company believes that it is well positioned to review a significant number of investment opportunities of this type through the AMRESCO Group, including primarily Holliday Fenoglio Fowler, which, if carefully underwritten and structured, could represent attractive investment opportunities with potentially less risk than direct ownership of real estate. See "Risk Factors--Investment Activity Risks--Risks Related to Investments in Mortgage Loans."

         o GROWTH IN ECONOMY. The Company believes, given the current favorable ratio of supply to demand for commercial real estate in many real estate markets in the United States, that continued economic growth and job creation will result in the construction of additional commercial real estate projects. Therefore, the Company intends to offer Construction Loans to accommodate new development. The Company may also offer Construction Loans together with Mezzanine Loans in order to deliver a convenient, single financing source to commercial real estate owners and developers. However, there can be no assurance that economic growth and job creation will continue and, accordingly, that sufficient demand will exist for Construction Loans or other Mortgage Loans. See "Risk Factors--Investment Activity Risks--Limited Identified Assets; Available Investments."

         The Company believes that it is well-positioned to capitalize on the opportunities resulting from these changes in the real estate market because of its relationship to the AMRESCO Group, the resources available to the Manager and the experience and unique relationships of the key executives of the Manager. Further, the Company believes that traditional providers of debt and equity financing to the real estate industry have not (i) fully recognized the changing environment, (ii) prepared for the changing environment, (iii) recognized the need for more specialized products, or (iv) developed the corporate infrastructure and management expertise to effectively implement a business strategy designed to meet the demands and capitalize on the opportunities developing in real estate lending and investment.

    INITIAL ASSETS

         The Company has entered into non-binding commitments or has otherwise identified $____ million of Mortgage Loans in which it intends to invest with a portion of the net proceeds of this Offering. Such Mortgage Loans include primarily Mezzanine Loans, Construction Loans and Bridge Loans identified through Holliday Fenoglio Fowler. Such Mortgage Loans will be reviewed and approved by the Company's Chief Investment Officer and the Board of Trust Managers prior to purchase. The Company's commitments relating to, or identification of, such Mortgage Loans are not binding upon the Company or the borrowers and there can be no assurances that the Company will originate or acquire such Mortgage Loans. See "Risk Factors--Investment Activity Risks--Limited Identified Assets; Available Investments."

                              SUMMARY RISK FACTORS

         Set forth below is a brief summary of certain material risks involved in an investment in the Company. The following summary should be read in conjunction with, and is qualified in its entirety by, the more detailed information set forth in this Prospectus under the heading "Risk Factors."

o Limited Identified Assets; Available Investments. The Company has identified only a limited number of Mortgage Loans in which it intends to invest with a portion of the net proceeds of this Offering. The Company expects that a significant portion of its Invested Portfolio will be identified, originated or otherwise made available to it through the AMRESCO Group, including primarily Holliday Fenoglio Fowler. There can be no assurance, however, that a sufficient quantity or quality of Targeted Investments will be provided by the AMRESCO Group, or that any such Targeted Investments (which will typically be made available to the Company on a nonexclusive basis) will be acquired by the Company. Moreover, the REIT Provisions of the Code place certain restrictions on the Company's ability to invest in Participating Loans, Mezzanine Loans and certain real estate, which may diminish the Company's ability to compete with other investors for such Targeted Investments. If the Manager is unable to originate or acquire Targeted Investments on favorable terms and conditions and on a timely basis, the Company's results of operations will be adversely affected.

o Higher-Risk Mortgage Loans. The Targeted Investments include Participating Loans (including Mezzanine Loans, Construction Loans and Bridge Loans), Distressed Mortgage Loans and other types of non-traditional Mortgage Loans which involve a higher degree of risk than Mortgage Loans meeting the traditional underwriting criteria of institutional lenders, and thus could result in losses to the Company.

o Economic Downturn or Recession. The Company expects that a significant portion of its Invested Portfolio will consist of Mortgage Loans, which, particularly if economic conditions deteriorate, could subject the Company to risks of borrower defaults and bankruptcies, as well as other events and circumstances which could result in losses on the Company's investments. Moreover, the Company expects that a significant portion of the Invested Portfolio will consist of Participating Loans (including Mezzanine Loans, Construction Loans and Bridge Loans), which typically entitle the Company to share in appreciation or cash flows from the underlying real estate, as well as direct ownership of real estate. The returns to the Company on these types of Mortgage Loans will likely be significantly reduced in the event of any economic downturn or recession in the markets in which the real estate owned or the real estate underlying such Mortgage Loans is located.

o Risks Related to Investments in Subordinated MBS. The Company expects that a significant portion of the Invested Portfolio will consist of Subordinated Interests in MBS which are subject to greater risk of loss than more senior investment grade securities.

o Risks Related to Investments in Real Estate. The Targeted Investments include Net Leased Real Estate. The Company intends to purchase such real estate on a highly leveraged basis. If the tenant of a net leased property owned by the Company experiences a downturn in its business, such tenant may be unable to make its lease payments when due, which in turn could render the Company unable to make timely payments on its related debt. The Company also intends to make equity investments in real estate joint ventures, partnerships and limited liability companies. Such investments may involve risks not present in direct investments in real estate made solely by the Company, such as risks that the co-investors will become bankrupt or have economic or business interests or goals that are inconsistent with those of the Company, or that such co-investors will take action contrary to the Company's investment policies or objectives, including the Company's policies with respect to maintaining its qualification as a REIT. The Company also may invest in Distressed Real Estate, which may not generate sufficient revenues to meet operating expenses and debt service. Neither the Company nor the Manager has any experience in the operation of real estate. Therefore, neither the Company nor the Manager will directly operate any of the Company's real estate investments. The Company will engage experienced real estate operators to operate its properties and will be dependent upon the abilities of such third parties to operate such properties. The ownership of real estate may expose the Company to environmental liabilities substantially in excess of the Company's investment. Further, because real estate is a relatively illiquid investment, the ability of the Company to vary its Invested Portfolio in response to changes in economic and other conditions may be limited.

o Dependence on Key Personnel. The Company's success will depend to a significant degree upon the continuing contributions of its key management personnel, including Mark Gibson, Robert Adair and the Chief Investment Officer. None of Messrs. Gibson, Adair or the Chief Investment Officer will enter into employment agreements with the Company and there can be no assurance that these individuals will remain in the Company's employ. The loss of any one of these individuals could have a material adverse effect on the Company's business and results of operations.

o Dependence on the Manager and the AMRESCO Group. The Company will contract with the Manager to advise the Board of Trust Managers and direct the day-to-day business affairs of the Company. Thus, the Company's success will depend to a large degree on the skill and experience of the Manager. Moreover, the Company expects that a significant portion of its Invested Portfolio will be identified, originated or otherwise made available to it through the AMRESCO Group. If the Management Agreement is terminated (and no member of the AMRESCO Group is serving as Manager of the Company), the Correspondent Agreement may be terminated by Holliday Fenoglio Fowler, in which case, the AMRESCO Group may not continue to offer Targeted Investments to the Company. If the Company's relationship with the AMRESCO Group is terminated, the AMRESCO Group will no longer have an obligation to identify Targeted Investments to the Company, which could have a material adverse effect on the results of operations of the Company.

o Risks Associated With Interest Rate Fluctuations. A significant portion of the Company's Invested Portfolio and income will be sensitive to changes in prevailing interest rates and reshaping of the yield curve which may result in a mismatch between the Company's borrowing rates and the yield on its Invested Portfolio. In addition, a significant increase in interest rates would likely reduce the demand for the Company's Mortgage Loans which would restrict the Company's ability to originate Mortgage Loans and could reduce the amount of cash available for distribution to the Company's shareholders.

o Risks Associated With Leveraging. The Company expects to increase the size of its Invested Portfolio by employing a significant amount of leverage, which is likely to increase the volatility of the Company's income and net value of its Invested Portfolio and could result in operating or capital losses.

o Conflicts of Interest. Conflicts of interest between members of the AMRESCO Group and the Company, including potential purchases from the AMRESCO Group of Mortgage Loans originated by the AMRESCO Group and potential competition between the Company and members of the AMRESCO Group for Targeted Investments, could result in decisions by the Manager or the Company that do not fully reflect the interests of the Company's shareholders.

o Lack of Experience. The lack of prior experience of the Company and the Manager in managing and operating a REIT could adversely affect the Company's business, financial condition and results of operations.

o Lack of Operating History. The Company has no operating history and will have many competitors. Active formation and operation of competing REITs may adversely affect the market price of the Common Shares and the ability of the Company to acquire Targeted Investments.

o Significant Termination Fee. The Manager may be entitled to a significant termination fee if the Company does not renew, or elects to terminate, the Management Agreement which, if paid, could materially adversely affect the cash available for distribution to the Company's shareholders and may result in material net operating losses.

o Absence of Prior Public Market. Prior to this Offering, there has been no public market for the Common Shares, and there can be no assurance that an active trading market for the Common Shares offered will develop or, if developed, be sustained.

o Future Policy Revisions. Future revisions in policies and strategies may be made at the discretion of the Board of Trust Managers.

o Future Offerings. Future offerings of debt and equity may have an adverse effect on the market price of the Common Shares.

o Failure to Maintain REIT Status. The Company will be taxed as a corporation if it fails to maintain its qualification as a REIT.

o Restrictions on Ownership of Common Shares. Restrictions on ownership of the Common Shares may make it more difficult to change control of the Company even where such change may be in the best interest of the Company's shareholders.

                            THE MANAGEMENT AGREEMENT

         Upon the closing of this Offering, the Company will enter into the Management Agreement with the Manager pursuant to which, subject to the direction and oversight of the Board of Trust Managers, the Manager will be responsible for the day-to-day operations of the Company and will perform such services and activities relating to the assets and operations of the Company as may be required or appropriate. Such responsibilities will include: (i) underwriting, originating and acquiring Targeted Investments; (ii) servicing and managing the Invested Portfolio; (iii) asset/liability and risk management, hedging of floating rate liabilities, and financing, management and disposition of the Invested Portfolio, including credit and prepayment risk management;
(iv) capital management, structuring and analysis, capital raising and investor relations activities; and (v) the provision of certain administrative and managerial services such as accounting, legal, market research and information technology services.

         The Manager will receive a base management fee (the "Base Management Fee") payable and calculated quarterly in an amount equal to (i) 1% per annum of the Average Invested Non-Investment Grade Assets for such calendar quarter, and (ii) 0.50% per annum of the Average Invested Investment Grade Assets for such calendar quarter. The term "Average Invested Non-Investment Grade Assets" for any quarter means the average of the aggregate book value of (i) all assets of the Company on a consolidated basis (as reflected on the Company's balance sheet), excluding the Company's investment in its nonconsolidated taxable subsidiaries and (ii) all assets of the Company's nonconsolidated taxable subsidiaries, excluding from (i) and (ii) all Average Invested Investment Grade Assets, before reserves for depreciation or bad debts or other similar noncash reserves, computed by dividing (a) the sum of such values for each of the three months during such quarter (based on the book value of such assets as of the last day of each month) by (b) three. The term "Average Invested Investment Grade Assets" means, for any quarter, the average of the aggregate book value of (i) all assets of the Company on a consolidated basis (as reflected on the Company's balance sheet), excluding the Company's investment in its nonconsolidated taxable subsidiaries and (ii) all assets of the Company's nonconsolidated taxable subsidiaries, which either (a) have received an Investment Grade Rating from all Rating Agencies which have rated such asset, or (b) are unrated but are guaranteed by the U.S. government or any agency or instrumentality thereof, before reserves for depreciation or bad debts or other similar noncash reserves, computed by dividing (A) the sum of such values for each of the three months during such quarter (based on the book value of such assets as of the last day of each month) by (B) three. The Manager will not receive any management fee for the period prior to the sale of the Common Shares offered hereby. The Base Management Fee is intended to compensate the Manager, among other things, for its costs in providing management services to the Company.

         In addition to the Base Management Fee, the Manager will be entitled to receive incentive compensation (the "Incentive Compensation") for each fiscal quarter in an amount equal to the product of (a) 25% of the dollar amount by which (1)(a) funds from operations of the Company (before the incentive compensation) per Common Share (based on the weighted average number of shares outstanding) for such quarter plus (b) gains (or minus losses) from debt restructuring and sales of property per Common Share (based on the weighted average number of shares outstanding), exceeds (2) an amount equal to
(a) the weighted average of the price per share of this offering and the prices per share of all subsequent issuances of Common Shares by the Company multiplied by (b) the ten-year U.S. Treasury rate for such quarter plus 3.5% multiplied by (b) the weighted average number of Common Shares outstanding during such quarter. "Funds From Operations" as defined by NAREIT means net income (computed in accordance with generally accepted accounting principals ("GAAP") excluding gains (or losses) from debt restructuring and sales of property, plus depreciation and amortization on real estate assets, and after adjustments for unconsolidated partnerships and joint ventures. Funds From Operations does not represent cash generated from operating activities in accordance with GAAP and should not be considered as an alternative to net income as an indication of the Company's performance or to cash flows as a measure of liquidity or ability to make distributions. See "The Manager--Management Compensation" for a more detailed explanation of the management compensation arrangements.

         The Manager is expected to use the proceeds from its Base Management Fee and Incentive Compensation in part to pay compensation to its officers and employees who, notwithstanding that certain of them also are officers of the Company, will initially receive no cash compensation directly from the Company.

         The Manager will be reimbursed by the Company for (or charge the Company directly for) the Manager's costs and expenses for performing due diligence and certain other tasks with respect to assets purchased, originated or approved for purchase or origination by the Company. Expense reimbursement will be made quarterly. See "The Manager--Expenses."

         The Base Management Fee and Incentive Compensation are payable in arrears. The Manager's Base Management Fee and Incentive Compensation and reimbursable costs and expenses will be calculated by the Manager within 45 days after the end of each quarter, and such calculation will be promptly delivered to the Company. The Company is obligated to pay such fees, costs and expenses within 60 days after the end of each fiscal quarter.

         The Management Agreement will have an initial term of two years during which period it will not be terminable by the Manager or the Company except for "cause" as defined therein. Upon termination of the Management Agreement by the Company or failure of the Company to renew the Management Agreement after the initial two-year period (except in the case of a termination by the Company for cause), the Company will be obligated to pay the Manager a substantial termination fee. See "Risk Factors--Economic and Business Risks--Possible Significant Termination Fee
Payable to the Manager" and "The Manager--The Management Agreement."   The
Manager has the right, at any time after the initial two-year period, to terminate the Management Agreement upon 180 days prior written notice. The Company has the right, at any time after the initial two-year period, to terminate the Management Agreement upon 90 days prior written notice.

                       DIVIDEND POLICY AND DISTRIBUTIONS

         To maintain its qualification as a REIT, the Company intends to make quarterly distributions to its shareholders equal, on an annual basis, to at least 95% of the Company's Taxable Income (computed without regard to the dividends paid deduction and any net capital gains) ("REIT Taxable Income"). The foregoing dividend policy is subject to revision at the discretion of the Board of Trust Managers. All distributions in excess of those required for the Company to maintain REIT status will be made by the Company at the discretion of the Board of Trust Managers and will depend on the earnings of the Company, its financial condition and such other factors as the Board of Trust Managers deems relevant. The Board of Trust Managers has not established a minimum dividend level.

                                  THE OFFERING

Common Shares Offered   . . . . . . . .    15,000,000 shares(1)

Common Shares to be Outstanding
After this Offering . . . . . . . . . .    16,675,100 shares(1)(2)(3)

Use of Proceeds . . . . . . . . . . . .    Approximately $________ of the
                                           estimated net proceeds of this
                                           Offering will be used to acquire the
                                           Initial Assets and the remaining net
                                           proceeds will be used to acquire
                                           additional Targeted Investments.  The
                                           Company intends to temporarily invest
                                           the net proceeds of this Offering in
                                           readily marketable interest bearing
                                           assets until appropriate Targeted
                                           Investments are identified and
                                           acquired.  Pending full investment in
                                           the desired mix of Targeted
                                           Investments, funds will be committed
                                           to short-term investments that are
                                           expected to provide a lower net
                                           return than the Company hopes to
                                           achieve from its Targeted
                                           Investments. See "Risk
                                           Factors--Economic and Business
                                           Risks--Temporary Investment in
                                           Short-Term Investments."

Proposed Nasdaq National Market
Symbol. . . . . . . . . . . . . . . . .    AMCT
_________________

(1) Assumes that the Underwriters' over-allotment option will not be exercised. See "Underwriting."

(2) Includes 1,675,000 Common Shares subscribed for by AMRESCO in the Private Placement, and 100 Common Shares issued to AMRESCO in connection with the initial organization of the Company. See "Private Placement."

(3) Excludes 2,501,265 Common Shares to be reserved for issuance under the Share Option Plan. Upon the closing of this Offering, options to acquire 1,667,510 Common Shares will be issued under the Share Option Plan to the Manager, which options will vest ratably over a four-year period commencing on the first anniversary of the closing of this Offering. See "Management of the Company--Share Options Outstanding."

                             CONFLICTS OF INTEREST

         Because of the Company's relationship with the Manager and the AMRESCO Group, the Company will be subject to various potential conflicts of interest. See "Risk Factors--Economic and Business Risks--Conflicts of Interest" and "The Manager--Certain Relationships; Conflicts of Interest."

         The Company expects to acquire Targeted Investments from, or co-invest with members of, the AMRESCO Group from time to time and, although the Independent Trust Managers will review all such transactions, they will rely primarily upon the Manager, a member of the AMRESCO Group, to advise it as to the fairness of the terms of any such transaction.

         Members of the AMRESCO Group are not restricted from investing in Targeted Investments (except that the AMRESCO Group has agreed not to invest in any tranche of MBS, other than MBS issued in securitizations in which any member of the AMRESCO Group participates in the profit or loss from the securitization, unless the Independent Trust Managers shall have determined that the Company should not invest in such securities or should invest in only a portion of such securities) and, therefore, the investment opportunities of the Company may be limited if any such Targeted Investments would be attractive to other members of the AMRESCO Group.

         The Management Agreement does not restrict the Manager or any of its officers or employees from engaging in any business which competes with the Company or rendering services of any kind to any other Person who competes with the Company, except that the AMRESCO Group has agreed that it will not sponsor, act as manager to or make any significant equity investment in any other mortgage REIT with investment objectives substantially similar to those of the Company, without the prior approval of the Independent Trust Managers.

         Holliday Fenoglio Fowler receives all of its compensation for Mortgage Loan originations and real estate dispositions from the applicable borrower or the applicable seller. Therefore, Holliday Fenoglio Fowler, a member of the AMRESCO Group and an Affiliate of the Manager, will receive compensation for any Mortgage Loan or real estate placed with or sold to the Company through Holliday Fenoglio Fowler regardless of the quality of the Mortgage Loan or real estate. The President and Chief Executive Officer of the Company and the Manager is also the President of Holliday Fenoglio Fowler. Such conflicts may result in decisions by the Manager that are not in the best interest of the Company.

         In order to increase the amount of its Incentive Compensation, the Manager may place undue emphasis on the maximization of Funds From Operations at the expense of other criteria, such as preservation of capital, which could result in increased risk to the Invested Portfolio.

         Three of the seven members of the Board of Trust Managers and all of its officers are employed by members of the AMRESCO Group.

         Although (i) the Bylaws require that a majority of the Board of Trust Managers consist of Independent Trust Managers, (ii) the Independent Trust Managers will review the activities of the Manager periodically and (iii) the AMRESCO Group has committed to make a significant equity investment in the Company pursuant to the Private Placement, there can be no assurance that the aforementioned conflicts of interest will not have a material adverse effect on the Company.

                         ORGANIZATION AND RELATIONSHIPS

         The Manager will manage the day-to-day operations of the Company, subject to the supervision of the Board of Trust Managers. The relationship among AMCT, its subsidiaries, the Manager and certain other members of the AMRESCO Group is depicted below:

[CHART]

     An organizational chart is inserted here which graphically shows that AMCT is owned by (i) AMRESCO, (ii) certain Trust Managers, officers and employees of the Company, the Manager and other members of the AMRESCO Group, and (iii) the public shareholders. The chart also shows that the Manager, which is owned by AMRESCO, as limited partner, and AMREIT G.P., Inc., as general partner, has certain contractual relationships with AMCT. Finally, the chart shows AMREIT I, Inc. as a wholly-owned subsidiary of AMCT, and AMREIT II, Inc. as a taxable subsidiary of AMCT owned by AMCT and the Manager.

(1) Upon the closing of this Offering and the Private Placement, (i) AMRESCO will own 10% of the outstanding Common Shares, (ii) the Trust Managers and officers and key employees of the Company, the Manager and other members of the AMRESCO Group will own 5% of the outstanding Common Shares, and (iii) the remainder of the outstanding Common Shares will be owned by the public investors. See "Private Placement."
(2) The Company will enter into a Management Agreement with the Manager pursuant to which the Manager will formulate operating strategies and provide certain managerial and administrative functions for the Company, subject to the supervision of the Board of Trust Managers. In addition, upon the closing of this Offering, the Company will grant to the Manager options to purchase 1,667,510 Common Shares. See "Management of the Company--Share Options Outstanding."
(3) AMREIT I, Inc., a Delaware corporation, is a wholly-owned Qualified REIT Subsidiary of AMCT, through which the Company will conduct most of its mortgage lending and related activities in states other than the State of Texas.
(4) AMREIT II, Inc., a Delaware corporation, is a taxable subsidiary of AMCT. In order to comply with the REIT Provisions of the Code, the Company will own 100% of the non-voting common stock and 5% of the voting common stock of AMREIT II, Inc. The other 95% voting common stock of AMREIT II, Inc. will be owned by AMRESCO. See "Federal Income Tax Consequences--Requirements for Qualification."
(5) All of the partnership interests of the Manager are owned by members of the AMRESCO Group. AMREIT Managers G.P., Inc. is a wholly-owned subsidiary of AMRESCO.

         The Company may, from time to time, form additional subsidiaries (which may include wholly-owned Qualified REIT Subsidiaries, taxable subsidiaries and other entities owned in part by the Company and in part by third parties, including members of the AMRESCO Group) for purposes of carrying out its investment or co-investment activities. See "Risk Factors--Economic and Business Risks--Conflicts of Interest" and "Federal Income Tax Consequences--Requirements for Qualification." The Company may also form one or more partnerships, the limited partnership interests in which would be convertible into Common Shares, for the purpose of enabling the Company to acquire real estate or interests therein from real estate owners on a tax deferred basis in exchange for such real estate or interests therein. See "Business and Strategy--Description of Targeted Investments--Commercial Real Estate."

         The Company's principal executive offices are located at 700 North Pearl Street, Suite 2400, Dallas, Texas 75201. Its telephone number is (214) 953-7700.

                                  RISK FACTORS

         An investment in the Common Shares involves a high degree of risk. Prospective investors should carefully consider the following risk factors, in addition to the other information set forth in this Prospectus.

         When used in this Prospectus, the words "may," "will," "expect," "anticipate," "continue," "estimate," "believe," "project," "intend," and similar expressions are intended to identify forward-looking statements regarding events, conditions and financial trends that may affect the Company's future plans of operations, business strategy, results of operations and financial position. Prospective investors are cautioned that any forward-looking statements are not guarantees of future performance and are subject to risks and uncertainties and that actual results may differ materially from those included within the forward-looking statements as a result of various factors. Factors that could cause or contribute to such differences include, but are not limited to, those described below, and on the inside front cover page of this Prospectus.

     INVESTMENT ACTIVITY RISKS

         LIMITED IDENTIFIED ASSETS; AVAILABLE INVESTMENTS. The Company has identified only a limited number of Mortgage Loans in which it intends to invest with a portion of the net proceeds of this Offering. The Company's income and its ability to make distributions to its shareholders will depend upon its ability to acquire Targeted Investments on acceptable terms and at favorable spreads over the Company's borrowing costs. The Company expects that a significant portion of its Invested Portfolio will be identified, originated or otherwise made available to it through the AMRESCO Group, including primarily Holliday Fenoglio Fowler. There can be no assurance, however, that a sufficient quantity or quality of Targeted Investments will be provided by the AMRESCO Group, or that any Targeted Investments (which will typically be revealed to the Company on a nonexclusive basis) will be acquired by the Company. The Company will compete in the acquisition of Targeted Investments with a significant number of other REITs, investment banking firms, savings and loan associations, banks, mortgage bankers, insurance companies, mutual funds, and other entities, some of which have greater financial resources than the Company. In addition, there are several REITs similar to the Company, and others may be organized in the future. The effect of the existence of such additional investors may be to increase competition for the available supply of Targeted Investments. Increased competition for the acquisition of Targeted Investments or a diminution in the supply could result in lowered underwriting standards, which could result in higher risk of loss to the Company, or higher prices and, thus, lower yields on such Targeted Investments that could further narrow the yield spread over borrowing costs. The availability of Targeted Investments is dependent upon, among other things, the size of and level of activity in the commercial real estate lending market, which depend on various factors, including the level of interest rates, regional and national economic conditions and inflation and deflation in commercial real estate values. Moreover, the REIT Provisions of the Code place certain restrictions on the Company's ability to invest in Participating Loans, Mezzanine Loans and certain real estate, which may diminish the Company's ability to compete with other investors for such Targeted Investments. See "--Tax and Legal Risks--Failure to Maintain REIT Status." To the extent the Company is unable to acquire a sufficient volume of Targeted Investments, the Company's income and the Company's ability to make distributions to its shareholders will be adversely affected.

         RISKS RELATED TO INVESTMENTS IN MORTGAGE LOANS

         Commercial Mortgage Loans May Involve a Greater Risk of Loss Than Single-Family Mortgage Loans. Commercial Mortgage Loans are considered to involve a higher degree of risk than single-family Mortgage Loans because of a variety of factors, including generally larger loan balances, dependency for repayment on successful operation of the mortgaged property and tenant businesses operating therein, the fact that such loans are usually non-recourse to the borrower and loan terms that include amortization schedules longer than the stated maturity and provide for balloon payments at stated maturity rather than periodic principal payments. In addition, the value of commercial real estate can be affected significantly by the supply and demand in the market for that type of property.

         Mezzanine, Construction and Bridge Loans Involve Greater Risks of Loss. Mezzanine Loans, Construction Loans and Bridge Loans are considered to involve a higher degree of risk than Permanent Mortgage Loans. In the case of Mezzanine Loans, foreclosure by the mezzanine lender is often prohibited while the senior debt is outstanding, and a foreclosure by the holder of the senior Mortgage Loan could result in a Mezzanine Loan becoming unsecured. The repayment of Construction Loans is often dependent on successful completion and operation of the project. Construction Loans are also subject to additional risk due to difficulties in estimating construction or rehabilitation costs and loan terms that often require little or no amortization, providing instead for additional advances to be made and for a balloon payment at a stated maturity date. Bridge Loans are considered to involve a high degree of risk because, among other things, repayment is often dependent upon the borrower obtaining a Permanent Mortgage Loan. In addition, Mezzanine Loans, Construction Loans and Bridge Loans typically have higher Loan to Value Ratios than conventional Mortgage Loans.

         Participating Loans, Mezzanine Loans, Construction Loans and Bridge Loans Involve Higher Administrative Costs. Participating Loans, Mezzanine Loans, Construction Loans and Bridge Loans typically require more extensive underwriting efforts than Permanent Mortgage Loans which increases the lender's cost of originating such Mortgage Loans, or considering such Mortgage Loans for origination. The Management Agreement requires the Company to reimburse the Manager for expenses incurred in seeking to originate Mortgage Loans approved by the Company for consideration, including all due diligence expenses. If the Company incurs a significant amount of due diligence expenses in connection with Mortgage Loans it does not acquire, the Company's cash flow from operations may be materially adversely effected. Moreover, if the Company's total costs to originate such Mortgage Loans become excessive, the Company's returns on such Mortgage Loans may be materially adversely affected. See "The Manager--Expenses."

         Distressed Mortgage Loans May Have Greater Default Risks Than Performing Loans. The Company may hold Nonperforming Mortgage Loans and Subperforming Mortgage Loans, as well as Mortgage Loans that have had a history of delinquencies. These Mortgage Loans presently may be in default or may have a greater than normal risk of future defaults and delinquencies, as compared to newly originated, higher quality Mortgage Loans. Returns on an investment of this type depend on accurate pricing of the investment (if the Mortgage Loan is acquired), the borrower's ability to make required payments, the timeliness of payments, or, in the event of default, the ability of the Mortgage Loan's servicer to foreclose and liquidate the mortgaged property underlying the Mortgage Loan. There can be no assurance that the servicer can liquidate a defaulted Mortgage Loan successfully, cost-effectively or in a timely fashion.

         Limited Recourse Loans May Limit the Company's Recovery to the Value of the Mortgaged Property. The Company anticipates that a substantial portion of the Mortgage Loans that it will acquire or originate and of the Mortgage Loans underlying MBS that it will acquire may contain limitations on the lender's recourse against the borrower. In other cases, the lender's recourse against the borrower may be limited by applicable provisions of the laws of the jurisdictions in which the mortgaged properties are located or by the lender's selection of remedies and the impact of those laws on that selection. In those cases, in the event of a borrower default, recourse may be limited to only the specific mortgaged property and other assets, if any, pledged to secure the relevant Mortgage Loan. Even as to those Mortgage Loans that provide for recourse against the borrower and its assets generally, there can be no assurance that such recourse will provide a recovery in respect of a defaulted Mortgage Loan greater than the liquidation value of the property securing that Mortgage Loan.

         Volatility of Values of Mortgaged Properties May Affect Adversely the Company's Mortgage Loans. Commercial real estate values and net operating income derived therefrom are subject to volatility and may be affected adversely by a number of factors, including, but not limited to, national, regional and local economic conditions (which may be adversely affected by plant closings, industry slowdowns and corporate consolidations, among other factors); local real estate conditions (such as an oversupply of housing, retail, industrial, office or other commercial space); changes or continued weakness in specific industry segments; perceptions by prospective tenants, retailers and shoppers of the safety, convenience, services and attractiveness of the property; the willingness and ability of the property's owner to provide capable management and adequate maintenance, to make capital expenditures and improvements and to provide leasing concessions; construction quality, age and design; demographic factors; retroactive changes to building or similar codes; and increases in operating expenses (such as energy costs). The Company expects a substantial portion of its Invested Portfolio to consist of Participating Loans and Mezzanine Loans which typically entitle the Company to a portion of the appreciation or cash flow from the mortgaged property. In the event of any economic downturn or recession in the market in which the real estate underlying any such Participating Loan or Mezzanine Loan is located, or in the event of any other decrease in value of such property, the returns to the Company will be significantly reduced.

         General Default Risks. With respect to its Mortgage Loans, the Company will be subject to risks of borrower defaults, bankruptcies, fraud and special hazard losses that are not covered by standard hazard insurance. In the event of any default under Mortgage Loans held by the Company, the Company will bear a risk of loss of principal to the extent of any deficiency between the value of the collateral and the principal amount of the Mortgage Loan, and may not receive interest payments on such Mortgage Loans which could have a material adverse effect on the Company's cash flow from operations. In the event of the bankruptcy of a Mortgage Loan borrower, the Mortgage Loan to such borrower will be deemed to be secured only to the extent of the value of the underlying collateral at the time of bankruptcy (as determined by the bankruptcy court), and the lien securing the Mortgage Loan will be subject to the avoidance powers of the bankruptcy trustee or debtor-in-possession to the extent the lien may be unenforceable under state law. Foreclosure of a Mortgage Loan can be an expensive and lengthy process which could have a substantial negative effect on the Company's anticipated return on the foreclosed Mortgage Loan. If the Company forecloses on a Mortgage Loan secured by real property which is contaminated by hazardous substances, not only will the real property be subject to a reduced value, but, if the Company assumes ownership of the real estate, the Company could be subject to environmental liabilities (which could exceed the value of the real estate) regardless of whether the Company was responsible for the contamination. Finally, there can be no assurance that any reserves which the Company may set aside from time to time on its balance sheet for losses on Mortgage Loans will be adequate to cover the Company's actual losses on its investments in Mortgage Loans. See "Certain Legal Aspects of Mortgage Loans and Real Estate Investments."

         One Action Rules May Limit the Company's Rights Following Defaults. Several states have laws that prohibit more than one "judicial action" to enforce a Mortgage Loan, and some courts have construed the term "judicial action" broadly. The servicer of the Mortgage Loan may be required to foreclose first on properties located in states where such "one action" rules apply (and when non-judicial foreclosure is permitted) before foreclosing on properties located in states where judicial foreclosure is the only permitted method of foreclosure. Such rules may increase the Company's costs to foreclose on a Mortgage Loan and materially reduce the Company's return. See "Certain Legal Aspects of Mortgage Loans and Real Estate Investments--Foreclosure."

         RISKS RELATED TO INVESTMENTS IN MBS

         Subordinated Interests are Subject to Greater Credit Risks Than More Senior Classes. The Company expects the Invested Portfolio to include a significant amount of various classes of MBS, including "first loss" classes of subordinated MBS (hereinafter referred to as "Subordinated Interests"). A "first loss" class is the most subordinated class of a multi-class issuance of pass-through or debt securities and is the first to bear the loss upon a default on the underlying Mortgage Collateral. Subordinated Interests are subject to special risks, including a substantially greater risk of loss of principal and non-payment of interest than more senior classes. While the market values of most Subordinated Interest classes tend to react less to fluctuations in interest rate levels than more senior classes, the market values of Subordinated Interest classes tend to be more sensitive to changes in economic conditions than more senior classes. As a result of these and other factors, Subordinated Interests generally are not actively traded, are more difficult to pledge as collateral for borrowings and may not provide holders thereof with liquidity of investment.

         The yield to maturity on Subordinated Interests of the type the Company intends to acquire will be extremely sensitive to the default and loss experience of the underlying mortgage pass-through securities or pools of whole loans securing or backing a series of MBS and the timing of any such defaults or losses. Because the

Subordinated Interests of the type the Company intends to acquire generally have no credit support, to the extent there are realized losses on the Mortgage Collateral for such classes, the Company may recover less than the full amount, if any, of its initial investment in such Subordinated Interests.

         When the Company acquires a Subordinated Interest, it may be unable to obtain the right to service the underlying performing Mortgage Collateral. To minimize its losses, if the underlying Mortgage Collateral is in default, the Company will seek to obtain the rights to service such underlying Mortgage Collateral, although in some cases it will not be able to obtain Special Servicing Rights on acceptable terms. To the extent the Company does not obtain Special Servicing Rights with respect to the Mortgage Collateral underlying its MBS, the servicer of the Mortgage Collateral generally would be responsible to holders of the senior classes of MBS, whose interests may not be the same as those of the holders of the subordinated classes. Accordingly, the Mortgage Collateral may not be serviced in a manner that is most advantageous to the Company as the holder of a subordinated class.

         The subordination of Subordinated Interests to more senior classes may affect adversely the yield on the Subordinated Interests even if realized losses are not ultimately allocated to such classes. On any payment date, interest and principal are paid on the more senior classes before interest and principal are paid with respect to the unrated or non-investment grade credit support classes. Typically, interest deferred on these credit support classes is payable on subsequent payment dates to the extent funds are available, but such deferral may not itself bear interest. Such deferral of interest will affect adversely the yield on the Subordinated Interests.

         Yields on Subordinated Interests May Be Affected Adversely By Prepayments and Interest Rate Changes. The yield on the Subordinated Interests also will be affected by the rate and timing of payments of principal (including prepayments, repurchase, defaults and liquidations) on the Mortgage Loans underlying a series of MBS. The rate of principal payments may vary significantly over time depending on a variety of factors such as the level of prevailing Mortgage Loan interest rates and economic, demographic, tax, legal and other factors. Prepayments on the Mortgage Loans underlying a series of MBS are generally allocated to the more senior classes of MBS until those classes are paid in full or until the end of a lock-out period, typically of five years or more. Generally, prepayments of principal from the Mortgage Loans are not received by the Subordinated Interest holders for a period of at least four years. As a result, the weighted average lives of the Subordinated Interests may be longer than would be the case if, for example, prepayments were allocated pro rata to all classes of MBS. To the extent that the holder of a Subordinated Interest is not paid compensating interest on interest shortfalls due to prepayments, liquidations or otherwise, the yield on the Subordinated Interests may be affected adversely.

         Certain Investments May Generate Taxable Income Exceeding Cash Flow. The Company also may invest in certain classes of MBS that are designated as the residual interest in the related REMIC (a "REMIC Residual Interest") or that represents the residual interest in a non-REMIC securitization ("Non-REMIC Residual Interest"), which receive principal and interest payments in excess of amounts needed to make payments on other classes of securities or to fund a reserve account. Like interest otherwise allocable to Sub IOs, principal and interest amounts otherwise allocable to such residual interests are used to protect the senior classes of securities from credit losses on the underlying Mortgage Loans. Moreover, in any given year, the taxable income produced by a residual interest may exceed its cash flow. The Company may also invest in Distressed Mortgage Loans and such loans may produce taxable interest income for the Company prior to the Company's receipt of loan payments.

         RISKS RELATED TO INVESTMENTS IN REAL ESTATE

         Risks Involved in Real Estate Ownership Through Partnerships and Joint Ventures. The Company intends to participate with other entities in real estate ownership through joint ventures or partnerships. Partnership or joint venture investments may, under certain circumstances, involve risks not otherwise present, including the possibility that the Company's partners or co-venturers might become bankrupt, that such partners or co-venturers might at any time have economic or other business interests or goals that are inconsistent with the business interests or goals of the Company, and that such partners or co-venturers may be in a position to take action contrary to the instructions or the requests of the Company or contrary to the Company's policies or objectives, including the Company's policy with respect to maintaining its qualification as a REIT. See "--Tax and Legal Risks--Failure to Maintain REIT Status." The Company will, however, seek to maintain sufficient control of such partnerships or joint ventures to permit the Company's business objectives to be achieved. In addition, the Company may in the future acquire either a limited partnership interest in a property partnership without partnership management responsibility or a co-venturer interest or co-general partnership interest in a property partnership with shared responsibility for managing the affairs of a property partnership or joint venture and, therefore, will not be in a position to exercise sole decision-making authority regarding the property partnership or joint venture. There is no limitation under the Company's organizational documents or operating policies as to the amount of available funds that may be invested in partnerships or joint ventures.

         Reliance on Third Party Operators. Neither the Company nor the Manager has experience in the operation of real estate. Therefore, neither the Company nor the Manager intends to operate any of the Company's real estate investments. The Company will engage experienced real estate operators to operate its properties and will be dependent upon the abilities of such third parties to operate such real estate. The failure of any such operator to operate the Company's real estate competently or efficiently, or to operate any such real estate in accordance with the Company's policies and objectives, including the Company's policy with respect to maintaining its status as a REIT, could have a material adverse effect on the results of operations of the Company.

         Tenant Defaults and Bankruptcy. A portion of the Company's income is expected to be derived from rental income on real estate owned and, consequently, the Company's distributable cash flow and ability to make expected distributions to shareholders would be adversely affected if a significant number of tenants of the Company's owned real estate failed to meet their lease obligations. At any time, a tenant of the Company could seek the protection of the bankruptcy laws, which could result in delays in rental payments or in the rejection and termination of such tenant's lease. No assurance can be given that tenants will not file for bankruptcy protection in the future or, if any tenants file, that they will affirm their leases and continue to make rental payments in a timely manner. In addition, a commercial tenant from time to time may experience a downturn in its business which may weaken its financial condition and result in the failure to make rental payments when due.

         Conditions Beyond the Company's Control May Affect Adversely the Value of Real Estate. The underlying value of the Company's real estate investments and the Company's income and ability to make distributions to its shareholders are dependent upon the ability of the third party operators engaged by the Company to operate such real estate in a manner sufficient to maintain or increase revenues in excess of operating expenses and debt service or, in the case of real estate leased to a single lessee, the ability of the lessee to make rent payments. Revenues may be adversely affected by adverse changes in national or local economic conditions, competition from other properties offering the same or similar services, changes in interest rates and in the availability, cost and terms of mortgage funds, the impact of present or future environmental legislation and compliance with environmental laws, the ongoing need for capital improvements (particularly in older structures), changes in real estate tax rates and other operating expenses, adverse changes in governmental rules and fiscal policies, civil unrest, acts of God, including earthquakes, hurricanes and other natural disasters (which may result in uninsured losses), acts of war, adverse changes in zoning laws, and other factors which are beyond the control of the Company.

         Real Estate is Illiquid and its Value May Decrease. Real estate investments are relatively illiquid. To the extent the Company holds a significant amount of real estate, the ability of the Company to vary its Invested Portfolio in response to changes in economic and other conditions will be limited. No assurances can be given that the fair market value of any of the Company's real estate assets will not decrease in the future.

         The Company's Insurance Will Not Cover All Losses. The Company intends to maintain comprehensive insurance on all of its real estate, including liability and fire and extended coverage, in amounts sufficient to permit the replacement of the improvements thereon in the event of a total loss, subject to applicable deductibles. The Company will endeavor to obtain coverage of the type and in the amount customarily obtained by owners of real estate similar in nature in the areas where such real estate is located. There are certain types of losses, however, generally of a catastrophic nature, such as earthquakes, floods and hurricanes, that may be uninsurable or not economically insurable. Inflation, changes in building codes and ordinances, environmental considerations, and other factors also might make it infeasible to use insurance proceeds to replace a property if it is damaged or destroyed. Under such circumstances, the insurance proceeds received by the Company, if any, might not be adequate to restore the Company's investment with respect to the affected property.

         Property Taxes Decrease Returns on Real Estate. All real estate owned by the Company will be subject to real property taxes and, in some instances, personal property taxes. Such real and personal property taxes may increase or decrease as property tax rates change and as the properties are assessed or reassessed by taxing authorities. An increase in property taxes on the Company's real estate could affect adversely the Company's income and ability to make distributions to its shareholders and could decrease the value of that real estate.

         Compliance With Americans with Disabilities Act and Other Changes in Governmental Rules and Regulations May Be Costly. Under the Americans with Disabilities Act of 1990 (the "ADA"), all public properties are required to meet certain federal requirements related to access and use by disabled Persons. Certain real estate acquired by the Company may not be in compliance with the ADA. If a property is not in compliance, the owner of the property will be required to make modifications to such property to bring it in compliance, or face the possibility of an imposition of fines or an award of damages to private litigants. In addition, changes in governmental rules and regulations or enforcement policies affecting the use and operation of the real estate, including changes to building codes and fire and life-safety codes, may occur. If the Company is required to make substantial modifications to any of its properties to comply with the ADA or other changes in governmental rules and regulations, the Company's ability to make expected distributions to its shareholders could be adversely affected. See "Certain Legal Aspects of Mortgage Loans and Real Estate Investments."

         Real Estate with Hidden Environmental Problems Will Increase Costs and May Create Liability for the Company. Operating costs and the value of the real estate acquired by the Company may be affected by the obligation to pay for the cost of complying with existing environmental laws, ordinances and regulations, as well as the cost of future legislation. Under various federal, state and local environmental laws, ordinances and regulations, a current or previous owner or operator of real estate may be liable for the costs of removal or remediation of hazardous or toxic substances on, under or in such real estate. Such laws often impose liability whether or not the owner or operator knew of, or was responsible for, the presence of such hazardous or toxic substances. Therefore, an environmental liability could have a material adverse effect on the value of the real estate acquired by the Company, the Company's income and cash available for distribution to its shareholders. The Company intends to obtain Phase I environmental assessments on all real estate acquired by the Company prior to the acquisition by the Company of such real estate. The purpose of Phase I environmental assessments is to identify potential environmental contamination that is made apparent from historical reviews of the real estate, reviews of certain public records, preliminary investigations of the sites and surrounding real estate, and screening for the presence of hazardous substances, toxic substances and underground storage tanks. Even if a Phase I environmental assessment is obtained, however, there is no assurance it will reveal all existing and potential environmental risks and liabilities, and there is no assurance that there will be no unknown or material environmental obligations or liabilities. See "Certain Legal Aspects of Mortgage Loans and Real Estate Investments."

         Real Estate With Known Environmental Problems May Create Liability for the Company. The Company may invest in real estate with known environmental problems that materially impair the value of the real estate. In such cases, the Company will generally take certain steps to seek to limit its environmental liability, including the creation of a special purpose entity which will own such real estate. Despite these precautionary measures, there are risks associated with such an investment. See "Certain Legal Aspects of Mortgage Loans and Real Estate Investments."

         Foreign Real Estate is Subject to Currency Conversion Risks and Uncertainty of Foreign Laws. The Company may invest in real estate located outside the United States. Investing in real estate located in foreign countries creates risks associated with the uncertainty of foreign laws and markets including, without limitation, laws respecting foreign ownership, the enforceability of loan documents and foreclosure laws. Moreover, investments in foreign real estate are subject to currency conversion risks. In addition, income from investment in foreign real estate may be subject to tax by foreign jurisdictions, which would reduce the economic benefit of such investments. Neither the Company nor the Manager has experience in investing in foreign real estate. The Company intends to limit its investments in foreign real estate to those jurisdictions in which the AMRESCO Group has historically conducted business (currently, Canada, the United Kingdom and Mexico).

     ECONOMIC AND BUSINESS RISKS

         DEPENDENCE ON KEY PERSONNEL. The Company's success will depend to a significant degree upon the continuing contributions of its key management personnel including Mark D. Gibson, its President and Chief Executive Officer, Robert L. Adair III, its Chairman, and _______________, its Executive Vice President and Chief Investment Officer (collectively, the "Principals"). The Company currently has no employment agreements with any of the Principals. The loss of these or other key management or technical personnel could have a material adverse effect on the Company's financial condition and results of operations. The Company does not intend to obtain key man life insurance with respect to any of its executives.

         DEPENDENCE ON THE MANAGER AND THE AMRESCO GROUP. The Company will be wholly dependent for the selection, structuring and monitoring of its Invested Portfolio and associated borrowings on the diligence and skill of the officers and employees of the Manager. The Manager, in turn, is dependent on its ability to attract, retain and motivate qualified personnel. The Company does not anticipate requiring the Manager to enter into employment agreements with its officers or employees. The loss of key employees of the Manager could have a material adverse effect on the Company's business, financial condition, cash flows and results of operations. Moreover, the Company expects that a significant portion of its Invested Portfolio will be identified, originated or otherwise made available to it through the AMRESCO Group. If the Management Agreement is terminated (and no member of the AMRESCO Group is serving as manager of the Company), the Correspondent Agreement may be terminated by Holliday Fenoglio Fowler, in which case, the AMRESCO Group would have no further obligation to offer Targeted Investments to the Company. The inability of the Company to acquire Targeted Investments on favorable terms and conditions could have a material adverse effect on the results of operations of the Company.

         RISKS ASSOCIATED WITH INTEREST RATE FLUCTUATIONS

         Interest Rate Mismatch Between Invested Portfolio Yield and Borrowing Rates. The Company's operating results will depend in large part on differences between the income earned on its Invested Portfolio (net of credit losses) and its borrowing costs. The Company may fund a substantial portion of its Invested Portfolio with borrowings having interest rates that reset relatively rapidly, such as monthly or quarterly. The Company anticipates that, in some cases, the income from its Invested Portfolio may respond more slowly to interest rate fluctuations than the cost of its borrowings, creating a potential mismatch between the yield on its Invested Portfolio and borrowing rates. Consequently, changes in interest rates, particularly short-term interest rates, may significantly influence the Company's net income. If there is a mismatch, increases in these rates will tend to decrease the Company's net income and market value of the Company's net Invested Portfolio. Interest rate fluctuations resulting in the Company's interest expense exceeding interest income would result in the Company incurring operating losses.

         Yield Curve Reshaping. The relationship between short-term and long-term interest rates is often referred to as the "yield curve." Ordinarily, short-term interest rates are lower than long-term interest rates. If short-term interest rates rise disproportionately relative to long-term interest rates (a flattening of the yield curve), the borrowing costs of the Company may increase more rapidly than the interest income earned on its Invested Portfolio. Because the Company's borrowings will primarily bear interest at short-term rates and its Invested Portfolio will primarily earn interest at medium-term to long-term rates, a flattening of the yield curve will tend to decrease the Company's net income and market value of its net Invested Portfolio. Additionally, to the extent cash flows from long-term assets that return scheduled and unscheduled principal and other payments are reinvested, the spread between the yields of the new assets and available borrowing rates may decline and also may tend to decrease the net income and market value of the Company's net Invested Portfolio. It is also possible that short-term interest rates may adjust relative to long-term interest rates such that the level of short-term rates exceeds the level of long-term rates (a yield curve inversion). In such event, the Company's borrowing costs may exceed its interest income and operating losses would be incurred.

         Decreased Demand for Mortgage Loans. A significant increase in interest rates would likely reduce the demand for Mortgage Loans, which could impair the Company's ability to acquire Targeted Investments, which could in turn reduce the Company's income and ability to make distributions to its shareholders.

         RISKS ASSOCIATED WITH LEVERAGING. The Company's operations are expected to be highly leveraged. The Company intends to finance its acquisitions of Targeted Investments through the net proceeds of this Offering and by borrowing against or "leveraging" its Invested Portfolio. The Company will leverage primarily with reverse repurchase agreements, securitizations of its Mortgage Loans and secured and unsecured loans. The Company has entered into agreements or obtained commitments which are expected to provide the Company with $________ of financing for the acquisition of Targeted Investments. See "Management's Discussion and Analysis of Liquidity and Capital Resources" and "Business and Strategy--Operating Policies--Capital and Leverage Policies." The Company expects to maintain a debt to equity ratio no greater than 3:1, although the actual ratio may be higher or lower from time to time depending upon market conditions and other factors deemed relevant by the Manager, subject to the review of the Board of Trust Managers. However, the Declaration of Trust and Bylaws do not limit the amount of indebtedness the Company can incur, and the Board of Trust Managers has the discretion to deviate from or change its indebtedness policy at any time, without consent from or notice to the Company's shareholders. See "--Future Revisions in Policies and Strategies."

         Leverage creates an opportunity for increased net income, but at the same time creates volatility in the Company's income and the value of its net Invested Portfolio. The Company will leverage its Invested Portfolio only when there is an expectation that it will enhance returns, although there can be no assurance that the Company's use of leverage will prove to be beneficial or advantageous to the Company, relative to the Company's risks. Moreover, there can be no assurance that the Company will be able to meet its debt service obligations. The Company's ability to meet its debt service obligations will be dependent upon the Company's receipt of sufficient income from its Invested Portfolio. In the event of a mismatch in interest rates between the Company's borrowings and the yield on its Invested Portfolio or other reductions in cash flow, including without limitation reductions resulting from payment defaults on the Company's Mortgage Loans, MBS or other assets, the Company may not have sufficient cash flow to meet its debt service obligations. See "--Risks Associated With Interest Rate Fluctuations" and "--Investment Activity Risks."

         The ability of the Company to achieve its desired level of leverage, and therefore its investment objective, depends to a significant extent on its ability to borrow money in sufficient amounts and on sufficiently favorable terms to earn incremental returns. The Company may not be able to achieve the degree of leverage it believes to be optimal due to decreases in the proportion of the value of its Invested Portfolio that it can borrow, decreases in the market value of the Invested Portfolio, increases in interest rates, changes in the availability of financing in the market, conditions then applicable in the lending market and other factors. If the Company is unable to enter into borrowing arrangements on terms and conditions satisfactory to the Company, or if such arrangements are subsequently terminated, the Company may be unable to effectively implement its leveraging strategy. Such an occurrence may cause the Company to experience losses or lower profits than would otherwise be the case.

         A substantial portion of the Company's borrowings are expected to be in the form of collateralized borrowings. If the value of the assets pledged to secure such borrowings were to decline, the Company would be required to post additional collateral, to reduce the amount borrowed or suffer forced sales of the collateral. If sales were made at prices lower than the carrying value of the collateral, the Company would experience additional losses. If the Company is forced to liquidate Qualified REIT Real Estate Assets to repay borrowings, there can be no assurance that it will be able to maintain compliance with the REIT Provisions of the Code regarding asset and source of income requirements. See "--Tax and Legal Risks--Failure to Maintain REIT Status."

         RISKS ASSOCIATED WITH HEDGING TRANSACTIONS. The Company may, from time to time, enter into hedging transactions in an effort to protect itself from the effect of interest rate fluctuations on any floating rate debt it may incur and also to protect its Invested Portfolio from interest rate and prepayment rate fluctuations. There can be no assurance that the Company will enter into hedging activities or that if entered into, such activities will have the desired beneficial impact on the Company's results of operations or financial condition. Moreover, no hedging activity can completely insulate the Company from the risks associated with changes in interest rates and prepayment rates.

         Hedging involves risk and typically involves costs, including transaction costs. Such costs increase dramatically as the period covered by the hedging increases and during periods of rising and volatile interest rates. The Company may increase its hedging activity and, thus, increase its hedging costs, during such periods when interest rates are volatile or rising and hedging costs have increased. The Company intends generally to hedge as much of the interest rate risk as the Manager determines is in the best interest of the shareholders of the Company given the cost of such hedging transactions and the need to maintain the Company's status as a REIT.

         Hedging instruments often are not traded on regulated exchanges, guaranteed by an exchange or its clearing house, or regulated by any U.S. or foreign governmental authorities. Consequently, there are no requirements with respect to record keeping, financial responsibility or segregation of customer funds and positions. The business failure of a counterparty with which the Company has entered into a hedging transaction will most likely result in a default. Default by a party with which the Company has entered into a hedging transaction may result in the loss of unrealized profits and force the Company to cover its resale commitments, if any, at the then current market price. Although generally the Company will seek to reserve for itself the right to terminate its hedging positions, it may not always be possible to dispose of or close out a hedging position without the consent of the counterparty, and the Company may not be able to enter into an offsetting contract in order to cover its risk. There can be no assurance that a liquid secondary market will exist for hedging instruments purchased or sold, and the Company may be required to maintain a position until exercise or expiration which could result in losses.

         CONFLICTS OF INTEREST. As a result of the relationship between the Manager, the AMRESCO Group and the Company, there are conflicts of interest between the operations of the AMRESCO Group and the Company in the acquisition and disposition of assets. The Company expects to acquire Targeted Investments from members of the AMRESCO Group from time to time and to co-invest with members of the AMRESCO Group in Mortgage Loans or other Targeted Investments originated or acquired by such members of the AMRESCO Group. Transactions with members of the AMRESCO Group that fall within the provisions of the Guidelines need not be specifically approved in advance by a majority of the Independent Trust Managers. Although the Independent Trust Managers will review the Guidelines periodically and monitor compliance with those Guidelines, it is anticipated that they will rely primarily on information provided by the Manager. Such conflicts may result in decisions and/or allocations of assets by the Manager that are not in the best interest of the Company.

         Although the AMRESCO Group has agreed to present to the Company (on a nonexclusive basis) investment opportunities arising within Holliday Fenoglio Fowler which meet the investment parameters and objectives of the Company, the AMRESCO Group will have no obligation to make other investment opportunities available to the Company, even when such opportunities are consistent with the Company's investment objectives and criteria. Members of the AMRESCO Group expect to continue to originate and purchase Mortgage Loans and other real estate related assets in the future, including some which meet the investment parameters and objectives of the Company. Although such other investment opportunities are expected to generally be made available to the Company, neither the Manager nor any other member of the AMRESCO Group will have any obligation to offer such opportunities to the Company or be prevented from presenting the same to competitors of the Company, except as described below, nor will the Company have a right of first refusal with respect thereto. As a consequence, the investment opportunities for the Company may be limited if such investment opportunities would be attractive to the Manager or other members of the AMRESCO Group.

         The Management Agreement does not limit or restrict the right of the Manager or any of its officers, directors, employees or Affiliates from engaging in any business or rendering services of any kind to any other Person, except that the AMRESCO Group has agreed not to invest in any tranche of MBS (other than MBS issued in securitizations in which any member of the AMRESCO Group participates in the profit or loss from such securitizations) unless the Independent Trust Managers have determined not to invest in such securities or have determined only to invest in a portion of such securities. In addition, the AMRESCO Group has agreed not to sponsor, manage or make any significant equity investment in any other mortgage REIT with the same investment objectives as the Company. See "The Manager--Certain Relationships; Conflicts of Interest."

         Holliday Fenoglio Fowler receives all of its compensation for Mortgage Loan originations and real estate dispositions from the applicable borrower or the applicable seller. Therefore, Holliday Fenoglio Fowler, a member of the AMRESCO Group and an Affiliate of the Manager, will receive compensation for any Mortgage Loan or real estate placed with or sold to the Company through Holliday Fenoglio Fowler regardless of the quality of such Mortgage Loan or real estate. The President and Chief Executive Officer of the Company and the Manager is also the President of Holliday Fenoglio Fowler. Such conflicts may result in decisions by the Manager that are not in the best interest of the Company.

         In addition to its Base Management Fee, the Manager will have the opportunity to earn Incentive Compensation under the Management Agreement for each fiscal quarter based upon the Company's FFO for such quarter. In evaluating Targeted Investments and other management strategies, the opportunity to earn Incentive Compensation based on FFO may lead the Manager to place undue emphasis on the maximization of FFO at the expense of other criteria, such as preservation of capital, in order to achieve a higher Incentive Compensation and could result in increased risk to the value of the Invested Portfolio. In addition, the Manager's Incentive Compensation is calculated and earned based upon the results of each quarter. Therefore, the Manager could earn Incentive Compensation based upon one quarter's results even during a year when the Company experiences a net loss for the year. The structure of the Base Management Fee, which does not decrease with the size of the Company's Invested Portfolio, provides an incentive for the Manager to highly leverage the Invested Portfolio, even when such action may not be in the best interest of the Company. See "The Manager--Management Compensation."

         The Management Agreement does not specify a minimum amount of time that the Manager or its officers and employees must devote to the business of the Company. The ability of the Manager and its employees to engage in other business activities on behalf of other members of the AMRESCO Group could reduce the time and effort spent on the management of the Company which would adversely impact the Company's performance. None of the senior executive officers of the Manager (other than the Chief Investment Officer) will be full-time employees of the Manager. See "The Manager."

         LACK OF PRIOR EXPERIENCE. Both the Company and the Manager are newly formed and, therefore, neither the Company nor the Manager has previously managed or operated a REIT. In particular, neither the Manager nor any other member of the AMRESCO Group has experience in complying with the asset and source of income requirements imposed by the REIT Provisions of the Code. This lack of prior experience could adversely affect the Company's business, financial conditions and results of operations. The Company will commence substantive operations upon the closing of this Offering and, accordingly, has not yet developed any financial or operating history or experienced interest rate fluctuations or market conditions.

         POSSIBLE SIGNIFICANT TERMINATION FEE PAYABLE TO THE MANAGER. The Manager may be entitled to a significant termination fee if the Company does not renew, or elects to terminate, the Management Agreement, which, if paid, would materially adversely affect the cash available for distribution to the Company's shareholders and may result in material net operating losses for the period.

         ABSENCE OF PRIOR PUBLIC MARKET. Prior to this Offering, there has been no public market for the Common Shares, and there can be no assurance that an active trading market for the Common Shares offered hereby will develop or, if developed, be sustained. The initial public offering price will be determined through negotiations between the Company and the Representatives of the Underwriters and may bear no relationship to the price at which the Common Shares will trade after the closing of this Offering. See "Underwriting." The market price of the Common Shares may be volatile and may be significantly affected by factors such as actual or anticipated fluctuations in the Company's operating results, developments with respect to conditions and trends in the Company's lines of business or in the financial services industry or real estate market as a whole, governmental regulation, changes in estimates by securities analysts of the Company's or its competitors' future financial performance, general market conditions and other factors, many of which are beyond the Company's control. In addition, the stock market has from time to time experienced significant price and volume fluctuations that have adversely affected the market prices of securities of companies irrespective of such companies' operating performances.

         SHARES ELIGIBLE FOR FUTURE SALE. Upon completion of this Offering and the Private Placement, the Company will have a total of 16,675,100 Common Shares outstanding (19,175,100 if the Underwriters' over-allotment option in this Offering is exercised in full and the number of Common Shares sold in the Private Placement is increased as a result). Of these shares, the 15,000,000 Common Shares offered hereby (17,250,000 if the Underwriters' over-allotment option is exercised in full) will be freely tradeable without restriction or registration under the Securities Act by Persons other than Affiliates of the Company. The remaining 1,675,100 Common Shares (1,925,000 if the Private Placement is increased to its maximum as a result of the separate exercise in full of the Underwriters' over-allotment option) will be "restricted securities" as that term is defined by Rule 144 as promulgated under the Securities Act. Upon completion of this Offering, the Company will issue options to purchase 1,667,510 Common Shares at the initial public offering price. Options to purchase an additional 833,755 Common Shares will remain available for issuance under the Share Option Plan. See "Management of the Company--Share Options Outstanding" and "Shares Available for Future Sale."

     The "restricted securities" and Common Shares issued upon the exercise of Share Options will become eligible for sale upon expiration of the lock-up restrictions described below. AMRESCO has agreed not to offer, sell, offer to sell, or contract to sell, pledge, grant any option to purchase or otherwise dispose of or sell (or announce any offer, sale, offer of sale, contract of sale, pledge, grant any option to purchase or other sale or disposition of) the Common Shares acquired by it pursuant to the Private Placement for a period of two years from the closing of this Offering without the prior written consent of Prudential Securities Incorporated on behalf of the Underwriters so long as the Manager or another member of the AMRESCO Group continues to serve as manager of the Company during such period. In addition, the Company and the Trust Managers and executive officers of the Company have agreed not to offer, sell, offer to sell, contract to sell, pledge, grant any option to purchase or otherwise dispose of or sell (or announce any offer, sale, offer of sale, contract of sale, pledge, grant any option to purchase or other sale or disposition of) any Common Shares, or any securities convertible into, or exchangeable or exercisable therefor, for a period of 180 days after the closing of this Offering, without the prior written consent of Prudential Securities Incorporated on behalf of the Underwriters, except that during such period, Common Shares may be issued upon the exercise of outstanding Share Options and the Company may issue Share Options which are exercisable after the 180th day after the closing of this Offering. Prudential Securities Incorporated may, in its sole discretion, at any time and without notice, release all or any portion of the Common Shares subject to such lock-up agreements.

     The Company has agreed that, upon AMRESCO's demand, it will file and seek to have declared effective a resale registration statement covering the sale in the public market of the shares sold to AMRESCO in the Private Placement. See "Description of Shares of Beneficial Interest--Registration Rights" and "Private Placement." Following expiration of the lock-up period described above, assuming such resale registration statement is filed and declared effective, those shares will be available for sale in the public market. If such resale registration statement is not filed and declared effective, those shares will be available for sale, following expiration of the lock-up restrictions discussed above, pursuant to Rule 144 including the manner of sale and volume limitations thereof. See "Private Placement."

     In addition, the Company anticipates that, during 1998, it will file a registration statement with respect to the 2,501,265 Common Shares issuable under the Share Option Plan and any Common Shares which may be issued in connection with other incentive compensation arrangements thereby allowing such shares to be transferred or resold without restriction under the Securities Act, subject to the lock-up restrictions discussed above. See "Management of the Company--Share Option Plan" and "Management of the Company--Share Options Outstanding."

     Prior to this Offering, there has been no public market for the Common Shares and no prediction can be made of the effect, if any, that the sale or availability for sale of additional Common Shares will have on the market price of the Common Shares. Nevertheless, sales of substantial amounts of such shares in the public market, or the perception that such sales could occur, could materially and adversely affect the market price of the Common Shares and could impair the Company's future ability to raise capital through an offering of its equity securities. See "Shares Eligible for Future Sale."

         TEMPORARY INVESTMENT IN SHORT-TERM INVESTMENTS. The Company may require up to six months to have the net proceeds of this Offering fully invested in Targeted Investments and up to an additional nine months to fully implement a leveraging strategy to increase the Invested Portfolio to the desired level. The Company's results of operations may be adversely affected during the period in which the Company is initially implementing its investment, leveraging and hedging strategies since during this time the Company will be primarily investing in short-term investments which are expected to provide a lower net return than the Company expects to achieve from its Targeted Investments. See "Use of Proceeds."

         ACTIVE FORMATION AND OPERATION OF COMPETING MORTGAGE REITS AND OTHER COMPANIES. In addition to existing companies, other companies may be organized for purposes similar to that of the Company, including companies organized as REITs focused on acquiring investments similar to the Targeted Investments. A proliferation of such companies may increase the competition for equity capital and thereby adversely affect the market price of the Common Shares. In addition, adverse publicity affecting this sector of the capital markets or significant operating failures of competitors may adversely affect the market price of the Common Shares.

         FUTURE REVISIONS IN POLICIES AND STRATEGIES. The Board of Trust Managers has established the policies and strategies set forth in this Prospectus as the policies and strategies of the Company. However, these policies and strategies may be modified or waived by the Board of Trust Managers without shareholder consent, subject, in certain cases, to approval by a majority of the Independent Trust Managers. The ultimate effect of these changes may have a positive or negative effect on the results of operations of the Company. See "Business and Strategy--Operating Policies--Future Revisions in Policies and Strategies."

         EFFECT OF FUTURE OFFERINGS OF DEBT AND EQUITY ON MARKET PRICE OF THE COMMON SHARES. The Company may in the future increase its capital resources by making additional offerings of equity and debt securities, including classes of Preferred Shares, Common Shares, commercial paper, medium-term notes, MBS and senior or subordinated notes. All debt securities and other borrowings, as well as all classes of Preferred Shares, will be senior to the Common Shares in a liquidation of the Company. The effect of additional equity offerings may be the dilution of the equity of shareholders of the Company or the reduction of the price of Common Shares, or both. The Company is unable to estimate the amount, timing or nature of additional offerings as they will depend upon market conditions and other factors.

         YEAR 2000 COMPLIANCE. The Company will rely upon a significant number of computer software programs and operating systems of the Manager and other members of the AMRESCO Group as well as parties unaffiliated with the AMRESCO Group in conducting its operations. To the extent that these software applications contain source code that is unable to appropriately interpret the upcoming calendar year "2000," some level of modification or even possibly replacement of such source code or applications will be necessary. Given the information known at this time about the systems of the AMRESCO Group and other parties upon which the Company intends to rely, it is currently not anticipated that these "Year 2000" costs will have any material adverse impact on the Company's business, financial condition or results of operations. However, the Company will be dependent upon the AMRESCO Group to determine that its systems and applications and those of other parties utilized by it are "Year 2000" compliant.

     TAX AND LEGAL RISKS

         FAILURE TO MAINTAIN REIT STATUS. In order to maintain its qualification as a REIT for federal income tax purposes, the Company must continually satisfy certain tests with respect to the sources of its income, the nature of its assets, the amount of its distributions to shareholders and the ownership of its shares. If the Company fails to qualify as a REIT in any tax year, it would be taxed as a regular domestic corporation. In such a case, the Company would be subject to federal income tax (including any applicable alternative minimum tax) on its taxable income at regular corporate rates, and distributions to the Company's shareholders would not be deductible by the Company in computing its Taxable Income. Any such corporate tax liability could be substantial and would reduce the amount of cash available for distribution to the Company's shareholders, which in turn could have an adverse impact on the value of, and trading prices for, the Common Shares. In addition, the unremedied failure of the Company to be treated as a REIT for any one year would disqualify the Company from being treated as a REIT for four subsequent years. See "Federal Income Tax Consequences--Requirements for Qualification" and "Federal Income Tax Consequences--Failure to Qualify."

         Investment by the Company in certain real estate and in Participating Loans and Mezzanine Loans may involve special considerations in applying the various REIT qualification tests. For instance, since certain of the Company's Participating Loans and Mezzanine Loans will entitle the Company to an interest in either a percentage of the revenues of a mortgaged property or the borrower, such Mortgage Loans must be structured to avoid violation by the Company of the REIT Provisions of the Code. Generally, to the extent interest is based upon or attributable to net cash flow from the real estate, the real estate underlying such Mortgage Loans must be operated in accordance with the REIT Provisions of the Code in order for the interest income on such Mortgage Loans to qualify under the REIT Provisions of the Code, regardless of whether the owner of any such real estate has elected to be taxed as a REIT. If any such real estate is not operated in accordance with the REIT Provisions of the Code, the interest income from such Mortgage Loans will not qualify under the REIT Provisions of the Code. Further, the Company may be required to transfer the related Participating Loan or Mezzanine Loan to a taxable corporation owned in whole or in part by the Company, in which case there would be a corporate level income tax on any income derived from such Mortgage Loan. Moreover, the requirement that the real estate underlying a Mezzanine Loan or Participating Loan must be operated in accordance with the REIT Provisions of the Code may diminish the Company's ability to compete with other lenders for such Mortgage Loans. See "--Investment Activity Risks--Limited Identified Assets; Available Investments," "Business and Strategy--Description of Targeted Investments" and "Federal Income Tax Consequences--Requirements for Qualification--Income Tests."

         The Company must also ensure that at the end of each calendar quarter at least 75% of the value of its assets consists of cash, cash items, government securities and Qualifying REIT Real Estate Assets, and of the investments in securities not included in the foregoing, the Company does not hold more than 10% of the outstanding voting securities of any one issuer and no more than 5% by value of the Company's assets consists of the securities of any one issuer. Failure to comply with any of the foregoing tests would require the Company to dispose of a portion of its assets within 30 days after the end of the calendar quarter or face loss of REIT status and adverse tax consequences. See "Federal Income Tax Consequences--Requirements for Qualification--Asset Tests" and "Federal Income Tax Consequences--Failure to Qualify."

         The Company must generally distribute at least 95% of its REIT Taxable Income each year after taking various timing considerations into account. The Company's operations may from time to time generate Taxable Income in excess of cash flows. To the extent that the Company does not otherwise have funds available, the Company may need to borrow money, receive additional capital or sell assets to obtain the cash needed for distribution to the Company's shareholders. The Company generally intends to distribute sufficient amounts to avoid excise tax liability unless retention of income will create additional shareholder value. See "Federal Income Tax Consequences--Requirements for Qualification--Annual Distribution Requirements."

         FAILURE TO MAINTAIN EXCLUSION FROM THE INVESTMENT COMPANY ACT. The Company at all times intends to conduct its business so as not to become regulated as an investment company under the Investment Company Act. Accordingly, the Company does not expect to be subject to the restrictive provisions of the Investment Company Act. The Investment Company Act excludes from regulation entities that are primarily engaged in the business of purchasing or otherwise acquiring "mortgages and other liens on and interests in real estate." Under the current interpretations of the staff of the Commission, in order to qualify for this exception, the Company must, among other things, maintain at least 55% of its assets directly in Mortgage Loans and certain other qualifying liens on or interests in real estate. In addition, unless certain MBS represent all the certificates issued with respect to an underlying pool of Mortgage Loans, such securities may be treated as securities separate from the underlying Mortgage Loans and, thus, may not qualify as qualifying interests in real estate for purposes of the 55% requirement. The Company's ownership of certain types of mortgage assets, therefore, will be limited by the provisions of the Investment Company Act. If the Company fails to qualify for exemption from registration as an investment company, its ability to use leverage would be substantially reduced, and it would be unable to conduct its business as described herein. Any such failure to qualify for such exemption would have a material adverse effect on the Company.

         RISK OF ADVERSE TAX TREATMENT OF EXCESS INCLUSION INCOME. In general, dividend income that a Tax-Exempt Entity receives from the Company should not constitute unrelated trade or business income as defined in Section 512 of the Code ("UBTI"). If, however, Excess Inclusion income were realized by the Company and allocated to shareholders, such income cannot be offset by net operating losses and, if the shareholder is a Tax-Exempt Entity, is fully taxable as UBTI under Section 512 of the Code and, as to foreign shareholders, would be subject to federal income tax withholding without reduction pursuant to any otherwise applicable income tax treaty. Excess Inclusion income would be generated if the Company were to issue debt obligations with two or more maturities and the terms of the payments on such obligations bore a relationship to the payments that the Company received on its assets securing those debt obligations. The Company intends to arrange its borrowings in a manner to avoid generating significant amounts of Excess Inclusion income. Furthermore, certain types of Tax-Exempt Entities, such as voluntary employee benefit associations and entities that have borrowed to acquire their Common Shares, may be required to treat all or a portion of the dividends they may receive from the Company as UBTI. See "Federal Income Tax Consequences--Taxation of Shareholders--Taxation of Tax-Exempt Shareholders."

         RESTRICTIONS ON OWNERSHIP OF THE COMMON SHARES. In order for the Company to meet the requirements for qualification as a REIT at all times, the Declaration of Trust prohibits any Person from acquiring or holding, directly or indirectly, shares of beneficial interest in excess of 9.8% (in value or in number of shares, whichever is more restrictive) of the aggregate of the outstanding shares of beneficial interest of the Company ("Excess Shares"). The Declaration of Trust further prohibits (i) any Person from beneficially or constructively owning shares of beneficial interest that would result in the Company being "closely held" under Section 856(h) of the Code or otherwise cause the Company to fail to qualify as a REIT and (ii) any Person from transferring shares of beneficial interest if such transfer would result in shares of beneficial interest being owned by fewer than 100 Persons. Subject to certain limitations, the Board of Trust Managers may increase or decrease the ownership limitations or waive the limitations for individual investors. The Board of Trust Managers has waived the foregoing limitations for the Manager and other members of the AMRESCO Group who will own approximately 20% of the outstanding Common Shares, in the aggregate (assuming no exercise of the Underwriters' over-allotment option, and exercise of all options granted to the Manager). See "Description of Shares of Beneficial Interest--Restrictions on Transfer" and "Management of the Company--Share Options Outstanding."

         RESTRICTIONS ON OR IMPEDIMENTS TO CHANGE OF CONTROL. The authorized capital shares of the Company include Preferred Shares issuable in one or more series. The issuance of Preferred Shares could have the effect of making an attempt to gain control of the Company more difficult by means of a merger, tender offer, proxy contest or otherwise. The Preferred Shares, if issued, would have a preference on dividend payments that could affect the ability of the Company to make dividend distributions to the holders of Common Shares.

         The provisions of the Declaration of Trust or relevant Texas law may inhibit market activity and the resulting opportunity for the holders of the Common Shares to receive a premium for their Common Shares that might otherwise exist in the absence of such provisions. Such provisions also may make the Company an unsuitable investment vehicle for any Person seeking to obtain ownership of more than 9.8% of the outstanding Common Shares. See "Certain Provisions of Texas Law and the Declaration of Trust and Bylaws."

         Certain provisions of the Declaration of Trust and Bylaws may also have the effect of delaying, deterring or preventing a takeover attempt or other change in control of the Company that would be beneficial to shareholders and might otherwise result in a premium over then prevailing market prices.
See "Certain Provisions of Texas Law and the Declaration of Trust and Bylaws."

                                USE OF PROCEEDS

         The net proceeds from this Offering are estimated to be approximately $_________ ($________ if the Underwriters' over-allotment option is exercised in full), assuming an initial public offering price of $20 per Common Share (the mid-point of the filing range set forth on the cover page of this Prospectus). The Company will receive an additional $____ million in net proceeds from the Private Placement.

         A portion of the estimated net proceeds from this Offering (approximately $________) is expected to be used by the Company to acquire the Initial Assets. The remaining estimated net proceeds from this Offering (approximately $_______) and the net proceeds from the Private Placement will be used by the Company to acquire additional Targeted Investments and for other general corporate purposes.

         The Company intends temporarily to invest the net proceeds of this Offering in interest bearing investment grade securities or guaranteed obligations of the United States government until appropriate Targeted Investments are identified and acquired. The Company may require up to six months to have the net proceeds of this Offering fully invested in Targeted Investments and up to an additional nine months to fully implement a leveraging strategy to increase the Invested Portfolio to the desired level. Pending full investment in the desired mix of assets, funds will be committed to short-term investments that are expected to provide a lower net return than the Company expects to achieve from its Targeted Investments. See "Risk Factors--Economic and Business Risks--Risks Associated With Interest Rate Fluctuations," "Risk Factors--Investment Activity Risks--Limited Identified Assets; Available Investments" and "Risk Factors--Economic and Business Risks--Temporary Investments in Short-Term Investments."


                        DIVIDEND AND DISTRIBUTION POLICY

         The Company intends to distribute substantially all of its net REIT Taxable Income (which does not ordinarily equal net income as calculated in accordance with GAAP) to shareholders in each year. The Company intends to declare four regular quarterly dividends. The Company's dividend policy is subject to revision at the discretion of the Board of Trust Managers. All distributions will be made by the Company at the discretion of the Board of Trust Managers and will depend on the earnings and financial condition of the Company, maintenance of REIT status and such other factors as the Board of Trust Managers deems relevant. See "Risk Factors--Economic and Business Risks--Future Revisions in Policies and Strategies."

         In order to qualify as a REIT under the Code, the Company must make distributions to its shareholders each year in an amount at least equal to (i) 95% of its REIT Taxable Income, plus (ii) 95% of the excess of the net income from Foreclosure Property over the tax imposed on such income by the Code, minus (iii) any excess noncash income. The "Taxable Income" of the Company for any year means the taxable income of the Company for such year (excluding any net income derived either from property held primarily for sale to customers or from Foreclosure Property) subject to certain adjustments provided in the REIT Provisions of the Code. "REIT Taxable Income" means Taxable Income, computed without regard to the dividends paid deduction or any net capital gain. See "Federal Income Tax Consequences--Requirements for Qualification--Annual Distribution Requirements."

         It is anticipated that distributions generally will be taxable as ordinary income to shareholders of the Company, although a portion of such distributions may be designated by the Company as capital gain or may constitute a return of capital. The Company will furnish annually to each of its shareholders a statement setting forth distributions paid during the preceding year and their characterization as ordinary income, return of capital or capital gains. For a discussion of the federal income tax treatment of distributions by the Company, see "Federal Income Tax Consequences--Taxation of Shareholders."

                                 CAPITALIZATION

         The capitalization of the Company, as of February 2, 1998 and as adjusted to reflect the sale of the Common Shares offered hereby at an assumed initial public offering price of $20 per Common Share (the mid-point of the filing range set forth on the cover page of this Prospectus), is as follows:

                                            --------------------------------------------
                                              Actual                   As Adjusted(1)(2)
                                            ------------             -------------------
Shareholders' Equity:
Preferred Shares, par value $.01
  Authorized--50,000,000 shares
  Outstanding--none
Common Shares, par value $.01
  Authorized--200,000,000 shares
  Outstanding--100 shares (as adjusted,
      16,675,100 shares)(1)                 $          1                $      166,751
       Additional Paid-in Capital                    999                   333,334,249
                                            ------------                --------------

          Total                             $      1,000                $  333,501,000
                                            ============                ==============

______________
(1) Before deducting offering expenses payable by the Company estimated to be approximately $______________, and assuming no exercise of the Underwriters' over-allotment option and no corresponding increase in the number of shares sold pursuant to the Private Placement. See "Private Placement."
(2) Includes 1,675,000 Common Shares subscribed for in the Private Placement. See "Private Placement." Does not include 2,501,265
         Common Shares to be reserved for issuance upon exercise of options to be granted under the Share Option Plan. See "Management of the Company--Share Options Outstanding."

    MANAGEMENT'S DISCUSSION AND ANALYSIS OF LIQUIDITY AND CAPITAL RESOURCES

         The Company has no operating history. The Company's opening audited balance sheet as of February 2, 1998, and related footnotes are presented elsewhere in this Prospectus. The Management's Discussion and Analysis of Liquidity and Capital Resources should be read in conjunction with such opening balance sheet and related notes. The Company has been organized and will elect to qualify as a REIT under the Code and, as such, anticipates distributing annually at least 95% of its REIT Taxable Income. Cash for such distributions is expected to be generated from the Company's operations, although the Company also may borrow funds to make distributions. The Company's revenues will be derived from ownership of real estate related assets. See "Business and Strategy."

         The principal sources of the Company's funds in the near term will be the net proceeds of this Offering and the Private Placement and funds available under the Warehouse Line, the Credit Facility and the Repurchase Agreement. A portion of the net proceeds of this Offering (approximately $________) is expected to be utilized to fund the origination or acquisition of the Initial Assets. The remaining net proceeds of this Offering ($________), together with the net proceeds of the Private Placement and the funds expected to be available under the Warehouse Line, the Credit Facility and the Repurchase Agreement ($________ in the aggregate) will be used to acquire additional Targeted Investments and to fund the operations of the Company.

         WAREHOUSE LINE. The Company expects to obtain a warehouse facility prior to the closing of this Offering to provide up to $_____ of financing for the origination or acquisition of Mortgage Loans (the "Warehouse Line"). The Company is currently negotiating with Prudential Securities Credit Corporation (an affiliate of Prudential Securities Incorporated, one of the Underwriters) ("PSCC") to provide the Warehouse Line, which is expected to bear interest at a floating rate over LIBOR and to be secured by a first lien security interest in the Mortgage Loans funded with the proceeds of the Warehouse Line.

         The Company intends to utilize the Warehouse Line and other warehouse lending arrangements to finance Mortgage Loans until a sufficient quantity is accumulated at which time they may be refinanced via securitization or other financing. In order to comply with the REIT Provisions of the Code, such securitizations may be conducted through taxable subsidiaries of the Company. See "Business and Strategy--Operating Policies--Capital and Leverage Policies--Collateralized Borrowings" and "Federal Income Tax Consequences--Income Tests."

         The Warehouse Line is expected to be renewable annually. The Company expects that it will renew the Warehouse Line or enter into similar or additional secured warehouse lending arrangements with institutional lenders in the future, although there can be no assurances that the Company will be able to obtain renewed or additional warehouse financing on acceptable terms. See "Risk Factors--Economic and Business Risks--Risks Associated With Leveraging."

         CREDIT FACILITY. Prior to the closing of this Offering, the Company expects to obtain a commitment from an institutional lender for approximately $____ million credit facility to be made available upon closing of this Offering (the "Credit Facility"). The Credit Facility is expected to require payments of interest only at a to be negotiated floating rate over LIBOR until its maturity. The Credit Facility will be used to finance the acquisition of certain assets not financed through the Warehouse Line, the Repurchase Agreement or other sources and for general corporate purposes. Upon maturity of the Credit Facility (expected to be __________), the Company will likely seek to obtain an extension or replacement of such facility, either on a secured or unsecured basis, although there can be no assurance that the Company will be successful in obtaining any such extension or replacement. See "Risk Factors--Economic and Business Risks--Risks Associated With Leveraging."

         REPURCHASE AGREEMENT. The Company expects to enter into a reverse repurchase agreement with certain institutional lenders (the "Repurchase Agreement") pursuant to which the Company may obtain up to $__________ of financing for the purchase of CMBS. The Repurchase Agreement is expected to provide that the lenders will loan to the Company a varying percentage of the market value of the purchased CMBS, depending upon the credit quality of the CMBS. The Repurchase Agreement is expected to require payment of interest at varying percentages over

LIBOR, depending upon market conditions and the credit quality of the CMBS. The Company anticipates that the Repurchase Agreement will mature after one year at which time the Company intends to extend or renew such Repurchase Agreement or enter into similar or additional reverse repurchase agreements, although there can be no assurance that the Company will be successful in obtaining any such extension or replacement. See "Risk Factors--Economic and Business Risks--Risks Associated With Leveraging."

         In the event the Company were to utilize all financing expected to be available to it under the Warehouse Line, the Credit Facility and the Repurchase Agreement to acquire Targeted Investments prior to the issuance of any additional Common Shares or any Preferred Shares or other equity investment in the Company, the Company would have total outstanding indebtedness of $_______ and the Company's debt to equity ratio will be _______. See "Business and Strategy--Operating Policies--Capital and Leverage Policies."

         The Company plans to raise additional operating funds by leveraging its Invested Portfolio, primarily through additional secured financings, including reverse repurchase agreements, secured term loans, warehouse lines of credit and collateralized borrowings (i.e., issuance of MBS) and other borrowing arrangements, which management believes will be sufficient to enable the Company to meet its anticipated liquidity and capital requirements in the long term. See "Business and Strategy" and "Use of Proceeds."

                             BUSINESS AND STRATEGY

    GENERAL

         The Company was recently organized to take advantage of certain mid- to high-yield lending and investment opportunities in real estate related assets, including various types of Mortgage Loans, MBS, commercial real estate and certain other real estate related assets. The Company will elect to be taxed as a REIT under the Code. The Company generally will not be subject to federal income taxation to the extent that it distributes at least 95% of its REIT Taxable Income to its shareholders and maintains its qualification as a REIT. See "Federal Income Tax Consequences." The day-to-day operations of the Company will be managed by the Manager subject to the direction and oversight of the Board of Trust Managers, a majority of whom will be unaffiliated with the AMRESCO Group. See "The Manager--The Management Agreement."

         The Company was formed to pursue and capitalize upon certain investment opportunities arising within the AMRESCO Group which are currently referred to entities unaffiliated with AMRESCO. Such investment opportunities (which may include co-investment opportunities with members of the AMRESCO Group) arise from the existing business and operations of the AMRESCO Group, including primarily its commercial mortgage brokerage operations conducted through Holliday Fenoglio Fowler.

         The Company's principal business objective is to maximize shareholder value by producing cash flow for distribution to its shareholders through investment in mid- to high-yield real estate related assets which earn an attractive spread over the Company's cost of funds. Accordingly, the Company intends to acquire those real estate related assets which it believes are likely to generate the highest risk-adjusted returns on capital invested, after considering all material relevant factors. Such factors include the amount and nature of anticipated cash flows from the asset, the credit risk of the borrower or lessee, as applicable, the Company's ability to pledge the asset to secure collateralized borrowings, the capital requirements resulting from the purchase and financing of the asset, the potential for appreciation and the costs of financing, hedging and managing the asset.

    STRATEGY

         To achieve its principal business objective, the Company's strategy is to:

         o capitalize upon its relationship with the AMRESCO Group by seeking to take advantage of investment and co-investment opportunities arising from the business and operations of the AMRESCO Group;

         o utilize the expertise and resources of Holliday Fenoglio Fowler to monitor trends and demands in the Mortgage Loan and real estate markets and to adjust its Mortgage Loan products in response thereto in order to increase its ability to successfully compete for Targeted Investments;

         o invest in certain types of assets, such as Participating Loans, Mezzanine Loans, Construction Loans and Bridge Loans, which are expected to generate higher levels of return (and which are typically subject to higher risks) than Permanent Mortgage Loans;

         o capitalize upon the market research capabilities of the AMRESCO Group to analyze the Company's investment opportunities and the economic conditions in the Company's proposed geographic markets to assist the Company in selecting investments which satisfy the Company's investment criteria and targeted returns;

         o utilize the expertise of the AMRESCO Group in the underwriting, origination and closing of Mortgage Loans and in the acquisition, management and servicing of Mortgage Loans, Mortgage Loan portfolios and MBS;

         o borrow against or leverage its Invested Portfolio (initially through the Warehouse Line, the Credit Facility and the Repurchase Agreement), to the extent consistent with the Company's leverage policies, in order to increase the size of the Invested Portfolio and increase potential returns to the Company's shareholders;

         o utilize acquisition and borrowing strategies to offset the potential adverse effects resulting from the differences between fixed rates or other limitations on coupon rate adjustments associated with its Invested Portfolio and the shorter-term variable nature of the Company's borrowings;

         o implement various hedging strategies, including interest rate swaps, interest rate collars, caps or floors, forward contracts, U.S. Treasury and Eurodollar futures and options (to the extent permitted by the REIT Provisions of the Code), to minimize the effects of interest rate fluctuations on its Invested Portfolio; and

         o manage the credit risk of its Invested Portfolio by (i) extensively underwriting its investments utilizing the processes developed and utilized by the AMRESCO Group, (ii) selectively choosing its investments for origination or acquisition in compliance with the Company's investment policies, (iii) actively monitoring (through the servicing and asset management capabilities of the AMRESCO Group) the credit quality of the Invested Portfolio and (iv) maintaining appropriate capital levels and allowances for credit losses.

    OPERATING POLICIES

         The Board of Trust Managers has established certain operating policies for the Company. The Board of Trust Managers may, in its discretion, revise such policies from time to time in response to changes in market conditions or opportunities without shareholder approval. See "Risk Factors--Economic and Business Risks--Future Revisions in Policies or Strategies." Such policies include the Company's policies with respect to (i) investments, (ii) leveraging of the Invested Portfolio, (iii) the management of the credit risk of the Invested Portfolio, (iv) management of the interest rate risks of the Invested Portfolio, including its policies with respect to hedging of the Invested Portfolio, (v) its relationship with the AMRESCO Group and (vi) compliance with certain legal requirements, including the REIT Provisions of the Code.

         INVESTMENT POLICIES. The Manager is authorized in accordance with the terms of the Management Agreement to make the day-to-day investment decisions of the Company based on the Guidelines adopted by the Board of Trust Managers. The Guidelines may be changed by the Board of Trust Managers at any time without a vote of the shareholders. The investment decisions of the Manager will include decisions to issue commitments on behalf of the Company to originate or purchase Mortgage Loans, MBS, commercial real estate and other Targeted Investments. The Trust Managers will review all transactions of the Company on a quarterly basis to insure compliance with the Guidelines.

         Pursuant to the Guidelines, the Company intends to invest in a diversified portfolio of Mortgage Loans (including, among others, Participating Loans, Mezzanine Loans, Construction Loans and Bridge Loans), MBS, commercial real estate (including Net Leased Real Estate, real estate acquired at foreclosure or by deed-in-lieu of foreclosure or other underperforming or Distressed Real Estate) and certain other real estate related assets. Upon the closing of this Offering, the Company will enter into the Correspondent Agreement with Holliday Fenoglio Fowler pursuant to which Holliday Fenoglio Fowler will agree, so long as the Manager or any other member of the AMRESCO Group is acting as manager of the Company, to present to the Company (on a nonexclusive basis) Mortgage Loan origination and other real estate investment opportunities identified by Holliday Fenoglio Fowler which meet the investment criteria and objectives of the Company. The Company expects that a substantial portion of its Invested Portfolio will be identified through the mortgage brokerage operations of Holliday Fenoglio Fowler and pursuant to the Correspondent Agreement. In creating and managing its Invested Portfolio, the Company will utilize the Manager's expertise and significant business relationships with members of the AMRESCO Group, as well as unaffiliated participants in the real estate and financial services industries. The Company believes that Holliday Fenoglio Fowler's relationships and its reputation and credibility with potential borrowers and other institutional investors will continue to result in significant commercial brokerage business to Holliday Fenoglio Fowler which will, in turn, provide investment opportunities and competitive advantages to the Company. See "The Manager--Description of the AMRESCO Group."

         The Company intends, through the services of the Manager, to selectively and extensively underwrite its Targeted Investments. The Company believes, due to the nature of its Targeted Investments (typically higher risk, with higher Loan to Value Ratios and more contingent returns than Permanent Mortgage Loans), that the underwriting analysis and procedures will be more extensive and will require a greater level of expertise than those required in connection with other types of real estate related assets. The Company intends to utilize and benefit from the expertise, processes and procedures developed by the AMRESCO Group with respect to the underwriting of assets such as the Targeted Investments. See "Risk Factors--Economic and Business Risks--Dependence on the Manager and the AMRESCO Group" and "--Description of Targeted Investments" for a description of the underwriting analysis and procedure expected to be applicable to the underwriting of each type of Targeted Investment.

         The Company has, in consultation with the Manager, established certain underwriting criteria for the Company's investments. Such underwriting criteria, which vary for each type of Targeted Investment, include, among others, required credit quality of the prospective borrower, tenant or Mortgage Collateral, as applicable, Loan to Value Ratios, debt service coverage ratios, projected returns and satisfaction of certain due diligence requirements. See "--Description of Targeted Investments" for a general description of such underwriting criteria with respect to each type of Targeted Investment. Compliance with the Company's underwriting criteria will be monitored by the Company's Chief Investment Officer and will be reviewed annually by the Board of Trust Managers. The Company's underwriting criteria may be changed from time to time upon the recommendation of the Manager, with the approval of the Chief Investment Officer, based upon changes in market conditions or Targeted Investments, the performance of the Invested Portfolio or such other factors that the Manager and the Chief Investment Officer or the Company determines are appropriate.

         Although the Company intends to invest primarily in Mortgage Loans, MBS and commercial real estate, the Company will take an opportunistic approach to its investments and its business decisions will depend on changing market factors. Thus, the Company cannot anticipate with any certainty the percentage of its Invested Portfolio that will be invested in each category of Targeted Investments. The Company has substantial discretion as to the manner in which it may invest, leverage and hedge its assets. The Company may change any of its policies without further shareholder approval. See "Risk Factors--Economic and Business Risks--Future Revisions in Policies and Strategies."

         The Company may require up to six months to have the net proceeds of this Offering fully invested in Targeted Investments and up to an additional nine months to fully implement a leveraging strategy to increase the Invested Portfolio to the desired level. Pending investment of the net proceeds of this Offering in the Targeted Investments as provided in the Guidelines, the Company intends to invest the net proceeds of this Offering in short-term interest bearing investment grade securities or guaranteed obligations of the United States government until appropriate Targeted Investments are identified and acquired. Such short-term investments are expected to provide a lower net return than the Company expects to achieve from its Targeted Investments. See "Risk Factors--Economic and Business Risks--Temporary Investments in Short-Term Investments" and "Use of Proceeds."

         CAPITAL AND LEVERAGE POLICIES. The Company intends to increase its Invested Portfolio through the use of leverage. Initially, the Company intends to finance its acquisition of Targeted Investments with the net proceeds of this Offering, the net proceeds of the Private Placement, and with funds available under the Warehouse Line, the Credit Facility and the Repurchase Agreement. In the future, the Company intends to continue to borrow against or "leverage" its Invested Portfolio and use the proceeds to acquire additional Targeted Investments. Such financings are expected to include, among other things, reverse repurchase agreements, securitizations of its Mortgage Loans and secured and unsecured loans. The Company may also borrow on a long-term basis and issue additional shares as a source of longer-term capital, including Preferred Shares or additional Common Shares. See "Risk Factors--Economic and Business Risks--Risks Associated With Leveraging." The Company has adopted a policy to maintain a debt to equity ratio no greater than 3:1 although the actual ratio may be higher or lower from time to time depending upon market conditions and other factors deemed relevant by the Manager, subject to the review of the Board of Trust Managers. However, neither the Declaration of Trust nor the Bylaws limit the amount of indebtedness the Company can incur, and the Board of Trust Managers has discretion to deviate from or change the Company's indebtedness policy at any time, without the consent of the Company's shareholders. The Company intends to maintain an adequate capital base to protect against various business environments in which the Company's financing and hedging costs might exceed interest income (net of credit losses) from its Invested Portfolio. These conditions could occur, for example, due to credit losses or when, due to interest rate fluctuations, interest income on the Invested Portfolio lags behind interest rate increases in the Company's borrowings, which are expected to be predominantly variable rate. See "Risk Factors--Economic and Business Risks--Risks Associated With Interest Rate Fluctuations." The Company may enter into hedging transactions in an effort to protect its Invested Portfolio and related debt from interest rate fluctuations. See "--Asset/Liability Management."

         The Company expects to utilize a variety of debt vehicles (both secured and unsecured) to execute its business strategy. Initially, the Company will utilize proceeds from the Warehouse Line, the Credit Facility and the Repurchase Agreement and other collateralized borrowings to finance the acquisition of Targeted Investments.

         Warehouse Line. The Company expects to enter into the Warehouse Line prior to the closing of this Offering to provide up to $____ of financing for the origination or acquisition of Mortgage Loans. The Warehouse Line is expected to bear interest at a floating rate over LIBOR and to be secured by a first lien security interest in the Mortgage Loans funded with the proceeds of the Warehouse Line.

         The Warehouse Line and other warehouse lending arrangements will typically be used to finance Mortgage Loans which will be accumulated until a sufficient quantity is accumulated at which time they will be refinanced via securitization or other financing.

         The Warehouse Line is expected to be renewable annually. The Company expects that it will renew the Warehouse Line or enter into similar or additional secured warehouse lending arrangements with institutional lenders in the future, although there can be no assurances that the Company will be able to obtain renewed or additional warehouse financing on acceptable terms. See "Risk Factors--Economic and Business Risks--Risks Associated With Leveraging" and "Management's Discussion and analysis of Liquidity and Capital Resources."

         Credit Facility. The Company expects to obtain the Credit Facility upon closing of this Offering. The Credit Facility is expected to be secured by all unencumbered assets of the Company and to require payments of interest only at a to be negotiated floating rate over LIBOR until its maturity. The Credit Facility will be used to finance the acquisition of certain assets not financed through the Warehouse Line, the Repurchase Agreement or other sources and for general corporate purposes. Upon maturity of the Credit Facility, the Company will likely seek to obtain an extension or replacement of such facility, either on a secured or unsecured basis, although there can be no assurance that the Company will be successful in obtaining any such extension or replacement. See "Risk Factors--Risks Associated With Leveraging."

         Reverse Repurchase Agreement. The Company expects to enter into the Repurchase Agreement pursuant to which the Company may obtain up to $____ million of financing for the purchase of CMBS. Reverse repurchase agreements (including the Repurchase Agreement) are structured as sale and repurchase obligations and have the economic effect of allowing a borrower to pledge purchased CMBS as collateral securing short-term loans to finance the purchase of such CMBS. Typically, the lender in a reverse repurchase arrangement makes a loan in an amount equal to a percentage of the market value of the pledged collateral. At maturity, the borrower is required to repay the loan and the pledged collateral is released. The pledged assets continue to pay principal and interest to the borrower.

         The Repurchase Agreement is expected to provide that the lenders will loan to the Company varying percentages of the market value of the purchased CMBS, depending upon the credit quality of the CMBS. The Repurchase Agreement is expected to require payment of interest at varying percentages over LIBOR, depending upon the credit quality of the CMBS. The Repurchase Agreement is expected to mature after one year at which time the Company intends to extend or renew such Repurchase Agreement or enter into similar or additional reverse repurchase agreements, although there can be no assurance that the Company will be successful in obtaining any such extension or replacement. See "Risk Factors--Economic and Business Risks--Risks Associated With Leveraging" and "Management's Discussion and Analysis of Liquidity and Capital Resources."

         Warehouse lines and reverse repurchase agreements (including the Warehouse Line and the Repurchase Agreement) typically require the Company to deposit additional collateral or reduce its borrowings thereunder, if the market value of the pledged collateral declines. This may require the Company to sell a portion of its Invested Portfolio to provide such additional collateral or to reduce its borrowings. The Company intends to maintain an equity cushion sufficient to provide liquidity in the event of interest rate movements and other market conditions affecting the market value of the pledged CMBS. However, there can be no assurance that the Company will be able to safeguard against being required to sell a portion of its Invested Portfolio in the event of a change in market conditions.

         Collateralized Borrowings. The Company may obtain additional secured financing through the securitization of all or any portion of its Mortgage Loans. Securitization is the process of pooling Mortgage Loans and other fixed income assets in a trust or other special purpose vehicle and issuing securities, such as MBS or other debt securities, from the special purpose vehicle. The Company expects that its securitizations will be accomplished primarily through the issuance of structured debt. Under this approach, for accounting purposes, the securitized Mortgage Loans will remain on the Company's balance sheet as assets and the debt obligations (such as the CMOs) will appear as liabilities. The proceeds of securitizations by the Company will be used to reduce pre-existing borrowings relating to such Mortgage Loans and to originate or acquire additional Mortgage Loans. Issuing structured debt in this manner locks in potentially less expensive, long-term, non-recourse financing that generally better matches the terms of the Mortgage Loans and fixed income instruments serving as collateral for such debt.

         The Company also may employ, from time to time, in a manner consistent with the REIT Provisions of the Code, other forms of securitization under which a "sale" of an interest in the Mortgage Loans occurs, and a resulting gain or loss is recorded for accounting purposes at the time of sale. In a "sale" securitization, only the net retained interest in the securitized Mortgage Loans would remain on the Company's balance sheet. The Company may elect to conduct certain of its securitization activities, including such sales, through one or more taxable subsidiaries, as defined under the REIT Provisions of the Code, formed for such purpose. In most cases, the special purpose vehicle would elect to be taxed as a REMIC or a Financial Asset Securitization Investment Trust ("FASIT"). See "Federal Income Tax Consequences--Requirements for Qualification--Income Tests."

         The Company may retain interests in the underlying Mortgage Loans which will be subordinated with respect to payments of principal and interest on the underlying Mortgage Loans to the classes of securities issued to investors in such securitizations. Accordingly, any losses incurred on the underlying Mortgage Loans will be applied first to reduce the remaining amount of the Company's retained interest, until reduced to zero. Thereafter, the Company would have no further exposure to losses.

         Typically, in connection with the creation of a new Mortgage Loan securitization, the issuer generally will be required to enter into a master servicing agreement with respect to such series of securities with an entity acceptable to the Rating Agencies, that regularly engages in the business of servicing Mortgage Loans (a "Master Servicer"). Currently the AMRESCO Group engages in this business through AMRESCO Services. AMRESCO Services provided Master Servicing for approximately $20.2 billion of loans as of December 31, 1997. See "The Manager--Description of the AMRESCO Group." In order to maintain its exclusion from regulation under the Investment Company Act, the Company expects that it will retain the right to initiate, direct or forbear from instituting foreclosure proceedings in connection with defaults on any of the underlying Mortgage Loans and may retain AMRESCO Services, other affiliates of the AMRESCO Group or other Special Servicers to maintain borrower performance and to exercise available remedies, including foreclosure, at the direction of the Company. See "Risk Factors--Tax and Legal Risks--Failure to Maintain Exclusion From Investment Company Act." Pursuant to and in accordance with the Management Agreement, the expenses of all Master Servicing will be borne by the Manager, and the expenses of all Special Servicing will be borne by the Company. See "The Manager--Expenses."

         The Company intends to structure any securitizations of its Mortgage Loans so as to avoid the attribution of any Excess Inclusion income to the Company's shareholders. See "Federal Income Tax Consequences--Taxation of Shareholders."

         Unsecured Financings. The Company may, at any time and from time to time in the future, obtain financing on an unsecured basis. Such unsecured financings (which will likely be in addition to the Company's secured financings) may include unsecured lines of credit, medium or long-term notes or Preferred Shares.

         CREDIT RISK MANAGEMENT. With respect to its Invested Portfolio, the Company will be exposed to various levels of credit and special hazard risk, depending on the nature of the investments. The Company will originate or purchase Targeted Investments which satisfy the Company's underwriting criteria, including standards as to credit quality, Loan to Value Ratios, minimum debt service coverage and other standards established by the Company. Pursuant to the Management Agreement, the Manager will review and monitor credit risk and other risks of loss associated with each investment. In addition, the Manager will seek to diversify the Company's Invested Portfolio to avoid undue geographic, borrower, issuer, product type, industry and certain other types of concentrations. The Board of Trust Managers will monitor the Invested Portfolio risk and review levels of provision for loss.

         The Chief Investment Officer will closely monitor the performance of the Invested Portfolio. The Manager will report to the Board of Trust Managers on a quarterly basis, as to the performance and status of the Invested Portfolio as compared to budgets or projected operating results. To the extent any investments become nonperforming, the Manager will analyze the performance of such investments and develop a proposed course of action for resolution or disposition of such investments. Such action may include engaging a member of the AMRESCO Group to act as Special Servicer for such investments.

         ASSET/LIABILITY MANAGEMENT. To the extent consistent with its election to qualify as a REIT, the Company will follow an interest rate risk management policy intended to mitigate the negative effects of major interest rate changes. Where appropriate, the Company intends to minimize its interest rate risk from borrowings through hedging activities and by attempting to structure the key terms of its borrowings to generally correspond (in the aggregate for its entire Invested Portfolio, and not on an investment-by-investment basis) to the interest rate and maturity parameters of its Invested Portfolio.

         Hedging. The Company may, from time to time, enter into hedging transactions to protect its Invested Portfolio from interest rate fluctuations and other changes in market conditions. These transactions may include the purchase or sale of interest rate swaps, interest rate collars, caps or floors, forward contracts and U.S. Treasury and Eurodollar futures and options. These instruments will be used to hedge as much of the interest rate risk as the Manager determines is in the best interest of the Company, given the cost of such hedges and the need to maintain the Company's status as a REIT. See "Federal Income Tax Consequences--Requirements for Qualification--Income Tests." The Manager may elect to have the Company bear a level of interest rate risk that could otherwise be hedged when the Manager believes, based on all relevant facts, that bearing such risk is advisable. The business failure of a counterparty with which the Company has entered into a hedging transaction will most likely result in a default, which may result in the loss of unrealized profits and force the Company to cover its resale commitments, if any, at the then current market price. Although generally the Company will seek to reserve for itself the right to terminate its hedging positions, it may not always be possible to dispose of or close out a hedging position without the consent of the counterparty, and the Company may not be able to enter into an offsetting contract in order to cover its risk. There can be no assurance that a liquid secondary market will exist for hedging instruments purchased or sold, and the Company may be required to maintain a position until exercise or expiration, which could result in losses. See "Risk Factors--Economic and Business Risks--Risks Associated With Hedging Transactions."

         The Company intends to protect its Invested Portfolio against the effects of significant interest rate fluctuations and to preserve the net income flows and capital value of the Company. Specifically, the Company's acquisition and borrowing strategies are intended to offset the potential adverse effects resulting from the differences between fixed rates or other limitations on coupon rate adjustment, such as interest rate caps, associated with its Invested Portfolio and the shorter term predominantly variable nature of the Company's related borrowings.

         The Company's hedging activities are intended to address both income and capital preservation. Income preservation refers to maintaining a stable spread between the yield on the Invested Portfolio and the Company's borrowing costs across a reasonable range of adverse interest rate environments. Capital preservation refers to maintaining a relatively steady level in the market value of the Company's capital across a reasonable range of adverse interest rate scenarios. To monitor and manage capital preservation risk, the Company will model and measure the sensitivity of the market value of its capital (i.e., the combination of its Invested Portfolio, liabilities and hedging positions) to various changes in interest rates in various economic scenarios. The Company does not expect to enter into these types of transactions for speculative purposes.

         The Company believes its hedging activities, when utilized, will provide a level of income and capital protection against reasonable interest rate risks. However, no strategy can insulate the Company completely from changes in interest rates. See "Risk Factors--Economic and Business Risks--Risks Associated With Interest Rate Fluctuations."

         RELATIONSHIP WITH AMRESCO. Upon the closing of this Offering, the Company will enter into the Correspondent Agreement with Holliday Fenoglio Fowler pursuant to which Holliday Fenoglio Fowler will agree, so long as the Manager or any other member of the AMRESCO Group is acting as manager of the Company, to present to the Company (on a nonexclusive basis) Mortgage Loan origination and other real estate related investment opportunities identified by Holliday Fenoglio Fowler which meet the investment criteria and objectives of the Company. The Company expects that a substantial portion of its Invested Portfolio will be identified through the mortgage brokerage operations of Holliday Fenoglio Fowler and pursuant to the Correspondent Agreement. In addition, AMRESCO has agreed that members of the AMRESCO Group will not invest in any tranche of MBS (other than MBS issued in securitizations in which any member of the AMRESCO Group participates in the profit or loss from such securitization), unless a majority of the Independent Trust Managers shall have first determined that the Company (i) should not invest in such securities or
(ii) should invest in only a portion of the offered securities of such tranche (in which case, members of the AMRESCO Group may co-invest, on the same basis as the Company, in such securities). See "Risk Factors--Economic and Business Risks--Conflicts of Interest."

         The Company may purchase from the AMRESCO Group, or co-invest with other members of the AMRESCO Group in, Mortgage Loans, MBS, commercial real estate and other Targeted Investments that may be offered from time to time by the AMRESCO Group. Although no binding commitment will exist on the part of the AMRESCO Group or the Company to identify or offer Targeted Investments to the Company, the Company expects to be able to purchase Targeted Investments from time to time from members of the AMRESCO Group on the same or better terms as would be available from third parties for similar investments in bona fide arms' length transactions. If a Targeted Investment is being offered to the Company by the AMRESCO Group at a price that is greater, or on terms that are less favorable, than would be available from third parties for similar investments in bona fide arms' length transactions, the Manager would be expected to recommend that the Company decline to acquire that Targeted Investment at the quoted price and terms, notwithstanding the relationship among the Company and the AMRESCO Group.

         In deciding whether to approve an acquisition of or an investment in any Targeted Investment, including Targeted Investments identified or offered by the AMRESCO Group, the Manager may consider such information as it deems appropriate to determine whether the acquisition is consistent with the Guidelines, such as whether the price is fair, reflective of appropriate diversification and risk levels and whether the Targeted Investment otherwise is suitable and in the best interest of the Company. In addition, the Manager may consider, among other factors, whether the acquisition of that Targeted Investment will enhance the Company's ability to achieve or exceed the Company's risk adjusted target rate of return, if any, whether the Targeted Investment otherwise is well-suited for the Company and whether the Company financially is able to take advantage of the investment opportunity presented thereby. There is no geographic limitation or requirement of geographic diversification (either as to size, jurisdictional boundary, zip code or other geographic measure) as to the real estate that secures repayment of the Mortgage Loans, the real estate underlying the MBS, or the commercial real estate in which the Company may invest. The only limitations as to the Targeted Investments that the Company may acquire and the characteristics thereof being limitations either (i) imposed by law, (ii) set forth in the Guidelines or other policies of the Company or (iii) with which the Company must comply as a condition of maintaining both its status as a REIT and its exemption from regulation under the Investment Company Act.

         The Manager will determine fair transfer prices for the Company's acquisitions of Targeted Investments from members of the AMRESCO Group based on Guidelines approved by the Independent Trust Managers. The Independent Trust Managers will review those transactions on a quarterly basis to ascertain compliance with the Guidelines. When possible, the price that the Company will pay for any Targeted Investments acquired from the AMRESCO Group will be determined by reference to the prices most recently paid to the AMRESCO Group for similar investments, adjusted for differences in the terms of such transactions and for changes in market conditions between the dates of the relevant transactions. If no previous sales of similar investments have occurred, the Company will attempt to determine a market price for the Targeted Investments by an alternative method, such as obtaining a broker's price opinion or an appraisal, if it can do so at a reasonable cost. Investors should understand, however, that such determinations are estimates and are not bona fide third party offers to buy or sell.

         It is the intention of the Company that the agreements and transactions, including the sale of or co-investment in any Targeted Investment between the Company on the one hand and the AMRESCO Group on the other hand are fair to both parties. However, there can be no assurance that any of such agreements and transactions will be on terms at least as favorable to the Company as it could have obtained from unaffiliated third parties.

         The Company anticipates that the price it pays for Targeted Investments acquired from members of the AMRESCO Group, in certain cases, may be lower than the price that a third party would pay for those investments if economic benefits would inure to the AMRESCO Group by selling to the Company, rather than a third party. For example, the AMRESCO Group generally would not incur any broker's fees in connection with a sale of Mortgage Loans and MBS to the Company. In addition, if AMRESCO and its affiliates engage in repetitive sales of Targeted Investments to the Company, the form of purchase and sale agreement used in the successive transactions is likely to contain standard terms and conditions that previously will have been negotiated by the parties, which may result in reduced legal and other transaction costs.

         In the event the Manager determines, in accordance with the Guidelines, that the Company should co-invest in any Targeted Investment with any member of the AMRESCO Group, the Company's investment will be on substantially the same terms as the investment of the AMRESCO Group, except for such differences as may be attributable solely to the size of the investment or as may otherwise be approved by a majority of the Independent Trust Managers. See "Risk Factors--Investment Activity Risks--Risks Related to Investments in Real Estate."

         COMPLIANCE POLICIES. As a requirement for maintaining REIT status, the Company generally intends to distribute to the shareholders of the Company aggregate dividends equaling at least 95% of its REIT Taxable Income each year. See "Federal Income Tax Consequences--Requirements for Qualification--Annual Distribution Requirements."

         The Company will adopt compliance policies, including restrictions on acquiring, holding and selling Targeted Investments, to ensure that the Company continues to qualify as a REIT. Before acquiring any Targeted Investment, the Manager will determine whether such Targeted Investment would constitute a Qualified REIT Real

Estate Asset under the REIT Provisions of the Code. Substantially all of the Targeted Investments that the Company intends to acquire are expected to be Qualified REIT Real Estate Assets. The Company will regularly monitor its Invested Portfolio and the income generated from its Invested Portfolio, including income from its hedging activities, in an effort to ensure that at all times the Company maintains its qualification as a REIT. The Company has engaged a nationally recognized independent public accounting firm to assist it in developing internal accounting and testing procedures and to assist in monitoring and conducting quarterly compliance reviews to determine compliance with the REIT Provisions of the Code. See "Risk Factors--Tax and Legal Risks--Failure to Maintain REIT Status."

         The Company intends to operate in a manner that will not subject it to regulation under the Investment Company Act. The Company may (i) invest in the securities of other issuers for the purpose of exercising control over such issuers, (ii) underwrite securities of other issuers, particularly in the course of disposing of portions of the Invested Portfolio, (iii) originate Mortgage Loans and (iv) issue securities in exchange for real estate or other assets. See "Risk Factors--Tax and Legal Risks--Failure to Maintain Exclusion From Investment Company Act."

         FUTURE REVISIONS IN POLICIES AND STRATEGIES. The Board of Trust Managers has approved the operating policies and the strategies set forth in this Prospectus. The Board of Trust Managers has the power to modify or waive such policies and strategies without the consent of the shareholders of the Company to the extent that the Board of Trust Managers determines that such modification or waiver is in the best interest of the Company or the shareholders of the Company. Among other factors, developments in the market that affect the policies and strategies mentioned herein or which change the Company's assessment of the market may cause the Board of Trust Managers to revise its policies and strategies. See "Risk Factors--Economic and Business Risks--Future Revisions in Policies and Strategies."

    DESCRIPTION OF TARGETED INVESTMENTS

         The Company intends to invest principally in the following Targeted Investments, subject to the operating restrictions described in "Operating Policies" above and the additional policies described below. See "Risk Factors--Investment Activity Risks" for a discussion of certain of the risks involved in connection with the Company's investments in the Targeted Investments.

         MORTGAGE LOANS

         PARTICIPATING LOANS. The Company intends to originate or acquire Mortgage Loans secured by mortgages or deeds of trust on commercial real estate which will typically entitle the Company to receive a stated interest rate (which may be fixed or variable) plus a portion of the pledged real estate's net operating income or gross revenues and/or a stated amount of additional interest (i.e. an "exit fee") due upon, or a specified percentage of the net proceeds from, any sale or refinancing of the pledged real estate. Such Participating Loans may be Construction Loans, Bridge Loans, Mezzanine Loans or other types of Mortgage Loans.

         CONSTRUCTION LOANS. The Company believes, given the current favorable ratio of supply and demand for commercial real estate in many real estate markets in the United States, that continued economic growth and job creation will result in construction of additional commercial real estate projects. Accordingly, the Company believes there are significant opportunities to invest in or provide Construction Loans. The Company intends to make Construction Loans of up to 90% of total project costs if the Construction Loan is secured by a first lien mortgage, deed of trust or deed to secure debt, as collateral security for the borrower's obligations with respect to the Construction Loan. The Company may receive a stated fixed or variable interest rate on the Construction Loan, and a percentage of gross revenues or a percentage of the increase in the fair market value of the property securing repayment of that Construction Loan, payable upon maturity or refinancing of the applicable Construction Loan or upon the sale of the property. The Company may also offer Construction Loans together with Mezzanine Loans to deliver a convenient, single financing source to commercial real estate owners and developers.

         MEZZANINE LOANS. The Company intends to take advantage of opportunities to provide Mezzanine Loans on commercial real estate that is subject to first lien mortgage debt. The Company believes that there is a growing need for mezzanine capital (i.e., capital representing the level typically between 75% and 95% of property value) as a result of current commercial mortgage lending practices setting Loan to Value Ratio targets as low as 65%. The Company's Mezzanine Loans may take the form of subordinated Mortgage Loans, commonly known as second mortgages, or, in the case of Mezzanine Loans originated for securitization, partnership loans (also known as pledge loans) or preferred equity investments. For example, in the case of a commercial real estate project subject to a first lien Mortgage Loan with a principal balance equal to 70% of the value of the property, the Company could lend the owner of the property (typically a partnership) an additional 15% to 25% of the value of the property. The Company believes that as a result of (i) the significant changes in the lending practices of traditional commercial real estate lenders, primarily relating to more conservative Loan to Value Ratios, and (ii) the significant increase in securitized lending with strict Loan to Value Ratios imposed by the Rating Agencies, there will be increasing demand for mezzanine capital by property owners.

         Typically, as security for a Mezzanine Loan, the borrower would pledge to the Company either the real estate subject to the first lien (giving the Company a second lien position) or the limited partnership and/or general partnership interest in the borrower. If the borrower's general partnership interest is pledged, then the Company would be in a position to assume the operation of the real estate pursuant to a foreclosure proceeding in the event of a default by the borrower. By borrowing against the additional value in the real estate, the borrower obtains an additional level of liquidity to apply to real estate improvements or alternative uses. Mezzanine Loans generally will provide the Company with the right to receive a stated interest rate on the Mezzanine Loan balance plus various commitment and/or exit fees. In certain instances, the Company will negotiate to receive a percentage of gross revenues or cash flows from the real estate, payable to the Company on an ongoing basis, and a percentage of any increase in value of the real estate, payable upon maturity or refinancing of the Mezzanine Loan, or the Company will otherwise seek terms to allow the Company to charge an interest rate that would provide an attractive risk adjusted return. Alternatively, the Mezzanine Loans can take the form of a non-voting preferred equity investment in a single-purpose entity borrower.

         The Company may originate or acquire Mezzanine Loans in connection with Permanent Mortgage Loans on the same real estate.

         BRIDGE LOANS. The Company intends to actively pursue opportunities to originate and fund Mortgage Loans to owners and developers of commercial and multifamily real estate who need interim or "bridge" financing until permanent financing can be obtained. Such Mortgage Loans generally are not intended to be "permanent" in nature, but rather are intended to be of a relatively short-term duration, with extension options as deemed appropriate, and generally require a balloon payment of principal and interest at maturity. Bridge Loans are intended to be higher-yield loans with higher interest rates and commitment fees than Permanent Mortgage Loans. Property owners or developers in the market for Bridge Loans include, but are not limited to, traditional property owners and operators who desire to acquire a property before it has received a commitment for a Permanent Mortgage Loan from a traditional commercial mortgage lender, or a property owner or investor who has an opportunity to purchase its existing mortgage debt or third party mortgage debt at a discount. In addition, the Company believes that, as a result of the recent increase in commercial real estate securitization, there are attractive opportunities to originate Bridge Loans to owners of mortgaged properties that are temporarily prevented, as a result of timing and structural reasons, from securing Permanent Mortgage Loans through securitization. Bridge Loans are generally exposed to a higher default risk as well as the risk of extension of principal repayment terms due to the need for refinancing and minimal principal amortization. As they are associated with transfers of equity ownership, property repositioning and tenant lease-up, Bridge Loans bear the risk that operating strategies may not be successful, economic conditions may deteriorate and competitors may undertake competing strategies.

         DISTRESSED MORTGAGE LOANS. The Company may acquire Nonperforming Mortgage Loans or Subperforming Mortgage Loans secured by multifamily and commercial real estate. The Company may foreclose on such Mortgage Loans in an attempt to acquire title to the underlying Distressed Real Estate. If the Company acquires pools of Distressed Mortgage Loans (or pools of Mortgage Loans that are primarily Distressed Mortgage Loans), the Company's policy is that the due diligence to be performed before acquiring such Distressed Mortgage Loans or pools is to be substantially similar to the due diligence process described below in connection with the acquisition of performing pools of Mortgage Loans and in connection with the acquisition of Distressed Real Estate.

         REAL ESTATE POOLS. The Company may also acquire Mortgage Loans originated by or purchased from various suppliers of Mortgage Loans throughout the United States and abroad, such as savings and loan associations, banks, mortgage bankers, home builders, insurance companies and other mortgage lenders. The Company may acquire Mortgage Loans directly from originators and from entities holding Mortgage Loans originated by others.


         In considering whether to acquire a pool of Mortgage Loans, the Company's policy is to require that the Manager perform certain due diligence tasks on behalf of the Company that reasonably may be expected to provide relevant and material information as to the value of the Mortgage Loans within that pool and whether the Company should acquire that pool.

         The Company's policy is to acquire or originate Mortgage Loans only at prices that are fair to the Company and that meet the Company's investment criteria. In determining the price of a Mortgage Loan, the Company will require that the Manager review and analyze a number of factors. These factors may include market conditions, market interest rates, the availability of mortgage credit and economic, demographic, geographic, tax, legal and other factors. They also may include yield to maturity of the Mortgage Loan, the liquidity of the Mortgage Loan, the limitations on the obligations of the seller with respect to the Mortgage Loan, the rate and timing of payments to be made with respect to the Mortgage Loan, the mortgaged property underlying the Mortgage Loan, the risk of adverse fluctuations in the market values of that mortgaged property as a result of economic events or governmental regulations, the historical performance and other attributes of the property manager responsible for managing the mortgaged property, relevant laws limiting actions that may be taken with respect to Mortgage Loans and limitations on recourse against the borrowers following realization on the collateral through various means, risks of timing with respect to Mortgage Loan prepayments, risks associated with geographic concentration of mortgaged property, environmental risks, pending and threatened litigation, junior liens and other issues relating to title, a prior history of real estate mortgage and other contractual defaults by affiliated parties on similar and dissimilar obligations, and other factors.

         It is generally expected that when the Company acquires Mortgage Loans, the seller will represent and warrant to the Company that there has been no fraud or misrepresentation during the origination of the Mortgage Loans and it will agree to repurchase any Mortgage Loan with respect to which there is fraud or misrepresentation. The Company will provide similar representations and warranties when the Company sells or pledges Mortgage Loans as collateral for MBS. Although the Company will generally have recourse to the seller for any loss resulting from the breach of the seller's representations and warranties to the Company, the Company will generally be at risk for loss due to credit quality and to the extent the seller does not perform its repurchase obligations.

         The Company may retain a Subordinate Interest in the pools of Mortgage Loans it securitizes and to acquire Subordinate Interests in pools of Mortgage Loans securitized by others. The credit quality of Mortgage Loans and the MBS utilizing Mortgage Loans as the underlying collateral, depends on a number of factors, including their Loan to Value Ratio, their terms and the geographic diversification of the location of the real estate securing the Mortgage Loans and, in the case of multifamily and commercial real estate, the creditworthiness of tenants and debt service coverage ratios.

         MORTGAGE-BACKED SECURITIES. The Company intends to acquire MBS, primarily non-investment grade classes of CMBS, from various sources. MBS typically are divided into two or more interests, sometimes called "tranches" or "classes." The senior classes are often securities which, if rated, would have ratings ranging from low investment grade "BBB" to higher investment grades "A," "AA" or "AAA." The junior, subordinated classes typically would include one or more non-investment grade classes which, if rated, would have ratings below investment grade "BBB." Such subordinated classes also typically include an unrated higher-yield, credit support class (which generally is required to absorb the first losses on the underlying Mortgage Loans).

         CMBS. CMBS generally are issued either as CMOs or Pass-Through Certificates. CMOs are debt obligations of special purpose corporations, owner trusts or other special purpose entities secured by commercial Mortgage Loans or CMBS. Pass-Through Certificates evidence interests in trusts, the primary assets of which are Mortgage Loans. CMO bonds and Pass-Through Certificates may be issued or sponsored by private originators of, or investors in, Mortgage Loans, including savings and loan associations, mortgage bankers, commercial banks, investment banks and other entities. CMBS are not guaranteed by an entity having the credit status of a governmental agency or instrumentality and are generally structured with one or more of the types of credit enhancement described below. In addition, CMBS may be illiquid. See "Risk Factors--Investment Activity Risks--Risks Related to Investments in MBS."

         In most commercial Mortgage Loan securitizations, a series of CMBS is issued in multiple classes in order to obtain investment-grade credit ratings for the senior classes and thus increase their marketability. Each class of CMBS may be issued with a specific fixed or variable coupon rate and has a stated maturity or final scheduled distribution date. Principal prepayments on the Mortgage Loans comprising the collateral (i.e., mortgage pass-through securities or pools of whole Mortgage Loans securing or backing a series of
CMBS) ("Mortgage Collateral") may cause the CMBS to be retired substantially earlier than their stated maturities or final scheduled distribution dates. Although, with respect to commercial Mortgage Loans, there generally are penalties for or limitations on the ability of the borrower to prepay the Mortgage Loan. Interest is paid or accrued on CMBS on a periodic basis, typically monthly.

         The credit quality of CMBS depends on the credit quality of the underlying Mortgage Collateral. CMBS are collateralized generally by a more limited number of commercial or multifamily Mortgage Loans with larger principal balances than those of single-family Mortgage Loans. As a result, a loss on a single Mortgage Loan underlying a CMBS will have a greater negative effect on the yield of such CMBS, especially the Subordinated Investments in such CMBS.

         Among the factors determining the credit quality of the Mortgage Collateral will be the ratio of the Mortgage Loan balances to the value of the properties securing the Mortgage Loans, the purpose of the Mortgage Loans (e.g., refinancing or new purchase), the amount of the Mortgage Loans, their terms, the geographic diversification of the location of the real estate securing the Mortgage Loans, and the creditworthiness of tenants.

         The principal of and interest on the underlying Mortgage Loans may be allocated among the several classes of CMBS in many ways, and the credit quality of a particular class results primarily from the order and timing of the receipt of cash flow generated from the underlying Mortgage Loans. Subordinated Interests in CMBS carry significant credit risks. See "Risk Factors--Investment Activity Risks--Risks Related to Investments in MBS." Typically, in a "senior-subordinated" structure, the Subordinated Interests provide credit protection to the senior classes by absorbing losses from Mortgage Loan defaults or foreclosures before such losses are allocated to more senior classes. Moreover, typically as long as the more senior classes of securities are outstanding, all prepayments on the Mortgage Loans generally are paid to those senior classes, at least until the end of a lock-out period, which typically is four years or more. In some instances, particularly with respect to Subordinated Interests in commercial Mortgage Loan securitizations, the holders of Subordinated Interests are not entitled to receive scheduled payments of principal until the more senior classes are paid in full or until the end of a lock-out period. Because of this structuring of the cash flows from the underlying Mortgage Loans, Subordinated Interests in a typical securitization are subject to a substantially greater risk of non-payment than are those more senior classes. Accordingly, the

Subordinated Interests are assigned lower credit ratings, or no ratings at all. Neither the Subordinated Interests nor the underlying Mortgage Loans are guaranteed by agencies or instrumentalities of the United States government or by other governmental entities and accordingly are subject, among other things, to credit risks. See "Risk Factors-- Investment Activity Risks--Risks Related to Investments in MBS."

         As a result of the typical "senior-subordinated" structure, the Subordinated Interests will be extremely sensitive to losses on the underlying Mortgage Loans. Accordingly, the holder of the Subordinated Interest is particularly interested in minimizing the loss frequency (the percentage of the Mortgage Loan balances that default over the life of the Mortgage Collateral) and the loss severity (the amount of loss on defaulted Mortgage Loans, i.e., the principal amount of the Mortgage Loan unrecovered after applying any recovery to the expenses of foreclosure and accrued interest) on the underlying Mortgage Loans.

         Losses on the Mortgage Collateral underlying the Company's MBS will depend upon a number of factors, many of which will be beyond the control of the Company or the applicable servicer. Among other things, the default frequency on the Mortgage Collateral will reflect broad conditions in the economy generally and real property particularly, economic conditions in the local area in which the underlying mortgaged real estate is located, the Loan to Value Ratio of the Mortgage Loan, the purpose of the Mortgage Loan, and the debt service coverage ratio (with respect to commercial and multifamily Mortgage Loans). The loss severity on the Mortgage Collateral will depend upon many of the same factors described above, and will also be influenced by certain legal aspects of Mortgage Loans that underlie the MBS acquired by the Company, including the servicer's ability to foreclose on the defaulted Mortgage Loan and sell the underlying Mortgaged Collateral. Various legal issues affect the ability to foreclose on a Mortgage Loan or sell the Mortgaged Collateral. These legal issues may extend the time of foreclosure proceedings or may require the expenditure of additional sums to sell the underlying Mortgage Collateral, in either case increasing the amount of loss with respect to the Mortgage Loans. See "Certain Legal Aspects of Mortgage Loans and Real Estate Investments."

         In considering whether to acquire MBS, the Company's policy is to determine, in consultation with the Manager, the scope of review to be performed before the Company acquires that MBS, which will be designed to provide to the Company such information regarding the MBS as the Company and Manager determine to be relevant and material to the Company's decision regarding the acquisition of the MBS. The Company's policy generally is to require that the Manager perform due diligence substantially similar to that described above in connection with the acquisition of performing Mortgage Loans. The due diligence may include an analysis of (i) the underlying collateral pool, (ii) the prepayment and default history of the Mortgage Loans previously originated by the originator, (iii) cash flow analyses under various prepayment and interest rate scenarios (including sensitivity analyses) and
(iv) an analysis of various default scenarios. The Company also may request that the Manager determine and advise the Company as to the price at which the Manager would recommend acquisition of the MBS by the Company, and the Manager's reasons for such advice. However, which of these characteristics (if any) are important and how important each characteristic may be to the evaluation of a particular MBS depends on the individual circumstances.
Because there are so many characteristics to consider, each MBS must be analyzed individually, taking into consideration both objective data as well as subjective analysis.

         With respect to CMBS, the Manager will use sampling and other appropriate analytical techniques to determine on a loan-by-loan basis which Mortgage Loans will undergo a full-scope review and which Mortgage Loans will undergo a more streamlined review process. Although the choice is a subjective one, considerations that influence the choice for scope of review often include Mortgage Loan size, debt service coverage ratio, Loan to Value Ratio, Mortgage Loan maturity, lease rollover, property type and geographic location. A full-scope review may include, among other factors, a site inspection, tenant-by-tenant rent roll analysis, review of historical income and expenses for each property securing the Mortgage Loan, a review of major leases for each property (if available); recent appraisals (if available), engineering and environmental reports (if available), and the price paid for similar CMBS by unrelated third parties in arm's length purchases and sales (if available) or a review of broker price opinions (if the price paid by a bona fide third party for similar CMBS is not available and such price opinions are available). For those Mortgage Loans that are selected for the more streamlined review process, the Manager's evaluation may include a review of the property operating statements, summary loan level data, third party reports, and a review of prices paid for similar CMBS by bona fide third parties or broker price opinions, each as available.
If the Manager's review of such information does not reveal any unusual or unexpected characteristics or factors, no further due diligence will be performed.

         Many of the MBS to be acquired by the Company will not have been registered under the Securities Act, but instead initially will have been sold in private placements. These MBS will be subject to restrictions on resale and, accordingly, will have substantially more limited marketability and liquidity.

         Many special purpose trusts or corporations that issue multi-class MBS elect to be treated, for federal income tax purposes, as REMICs. The Company may acquire not only MBS that are treated as regular interests in REMICs, but also those that are designated as REMIC Residual Interests or as Non-REMIC Residual Interests. The cash flow generated by the Mortgage Loans underlying a series of CMOs is first applied to the required payments of principal and interest on the CMOs and second to pay the related administrative expenses of the issuer. The Residual Interests generally receive excess cash flows, if any, after making the foregoing payments. Unlike regular interests, CMO Residuals typically generate Excess Inclusion income or other forms of Taxable Income (including the accretion of market discount) that bear no relationship to the actual economic income that is generated by a REMIC. CMO Residuals that are required to report taxable income or loss, but receive no cash flow from the Mortgage Loans are called "Non-Economic". Any purchases and sales of CMO Residuals will be conducted in a fully taxable corporate subsidiary to prevent the liability for Excess Inclusion income from being passed to the Company's shareholders. See "Federal Income Tax Consequences--Taxation of Shareholders--Taxation of Taxable U.S. Shareholders."

         Any securitizations effected by the Company will generally create a Residual Interest. If the residual is a Non-Economic Residual Interest, the Company may incur a negative purchase price to dispose of it, or the Company may retain it in a fully taxable corporate subsidiary. See "--Operating Policies--Capital and Leverage Policies--Collateralized Borrowings."

         Subordinated Interests generally are issued at a significant discount to their outstanding principal balance, which gives rise to OID for federal income tax purposes. The Company will be required to accrue the OID as taxable income over the life of the related MBS on a level-yield method whether or not the Company receives the related cash flow. The OID income attributable to a Subordinated Interest generally will increase the Company's REIT distribution requirement in the early years of the Company's ownership of the MBS even though the Company may not receive the related cash flow from the MBS until a later taxable year. As a result, the Company could be required to borrow funds, to issue capital shares or to liquidate assets in order to satisfy the REIT distribution requirements for any taxable year. See "Federal Income Tax Consequences--Requirements for Qualification--Annual Distribution Requirements."

         The Company believes that it will not be, and intends to conduct its operations so as not to become, regulated as an investment company under the Investment Company Act. The Investment Company Act generally exempts entities that are "primarily engaged in purchasing or otherwise acquiring mortgages and other liens on and interests in real estate" ("Qualifying Interests"). The Company intends to rely on current interpretations by the staff of the Commission in an effort to qualify for this exemption. To comply with the foregoing guidance, the Company, among other things, must maintain at least 55% of its assets in Qualifying Interests and also may be required to maintain an additional 25% in Qualifying Interests or other real estate-related assets. Generally, the Mortgage Loans in which the Company may invest constitute Qualifying Interests. While certain MBS may not constitute Qualifying Interests, the Company may seek to structure such investments in a manner in which the Company believes such interests may constitute Qualifying Interests. The Company may seek, where appropriate, to obtain foreclosure rights or other similar arrangements (including rights to control the oversight and management of the resolution of such Mortgage Loans by workout or modification of loan provisions, foreclosure, deed in lieu of foreclosure or otherwise, and to control decisions with respect to the preservation of the collateral generally, including property management and maintenance decisions with respect to the underlying Mortgage Loans, however, there can be no assurance that it will be able to do so on acceptable terms. As a result of obtaining such rights, the Company believes that the related MBS will constitute Qualifying Interests for purposes of the Investment Company Act. The Company does not intend, however, to seek an exemptive order, no-action letter or other form of interpretive guidance from the Commission or its staff on this position. Any decision by the Commission or its staff advancing a position with respect to whether such MBS constitute Qualifying Interests that differs from the position taken by the Company could have a material adverse effect on the Company. See "Risk Factors--Tax and Legal Risks--Failure to Maintain Exclusion From the Investment Company Act."

         RMBS. The Company may also acquire interests, including Subordinated Interests, in RMBS. Such RMBS will consist primarily of securities backed by "non-conforming" Mortgage Loans, that is, single-family Mortgage Loans secured by liens on residential property that do not qualify for sale to GNMA, FNMA or FHLMC. Typically, non-conforming Mortgage Loans do not meet agency guarantee criteria because their principal balances exceed agency limits. Sometimes the Mortgage Loans or the borrower do not meet other agency credit underwriting standards. In addition, such RMBS may include Agency Certificates primarily issued by GNMA, FNMA or FHLMC, which represent interests in fixed rate or adjustable rate Mortgage Loans secured primarily by liens on single-family (one-to-four units) residential property.

         The process of a single-family Mortgage Loan securitization is similar to the process of a commercial Mortgage Loan securitization. As in CMBS, a typical RMBS series allocates the cash flow on the underlying Mortgage Loans so that the Subordinated Interests shield the more senior classes from losses due to defaults on the underlying residential Mortgage Loans, resulting in substantially greater credit risk to the Subordinated Interests.

         In addition to creating credit support for the more senior classes, another general goal in allocating cash flows from the Mortgage Loans to the various classes of a securitization, particularly an RMBS issuance, is to create certain tranches on which the expected cash flows have a higher degree of predictability than the cash flows on the underlying Mortgage Loans. As a general matter, the more predictable the cash flow is on a particular RMBS tranche, the lower the anticipated yield will be on that tranche at the time of issuance relative to prevailing market yields on certain other RMBS. As part of the process of seeking to create more predictable cash flows on certain tranches of a non-conforming Mortgage Loan securitization, one or more tranches generally must be created that absorb most of the changes in the cash flows from the Mortgage Collateral. The yields on these tranches generally are higher than prevailing market yields on MBS with similar expected average lives. Because of the uncertainty of the cash flows on these tranches, the market prices of, and yields on, these tranches are more volatile.

         Although Subordinated Interests in RMBS bear substantial credit risk, because of the structuring of cash flows typically provided in RMBS transactions, such Subordinated Interests generally tend to be less subject to a substantial prepayment risk. Typically, all prepayments of principal are allocated to the more senior, generally investment-grade, RMBS classes (for at least five years for fixed-rate Mortgage Loans and ten years for adjustable-rate Mortgage Loans) in order to increase the outstanding percentage of subordination. After this initial period during which prepayments are shifted to the more senior RMBS classes, prepayments then are made pro rata or more likely phased in over a five-year period until all classes are receiving their pro rata share. The net effect on the subordinated classes is a degree of call protection because the principal amounts of the subordinated classes are not reduced by prepayments of the Mortgage Loans, generally for at least five years. The structuring of cash flows generally creates a Subordinated Interest in RMBS with a longer but more predictable average life.

         The Company may also acquire interests, including Subordinated Interests, in RMBS secured by lower credit quality Mortgage Loans known as "B," "C" and "D" Mortgage Loans. B, C and D Mortgage Loans are made to borrowers who have credit histories of a lower overall quality than "A" borrowers. These credit histories generally result from previous repayment difficulties, brief job histories, previous bankruptcies or other causes. The loan-to-value ratio for a B, C and D Mortgage Loan is typically significantly lower than the loan-to-value ratio of an "A" Mortgage Loan, and the pass-through coupon of a B, C and D Mortgage Loan is typically higher than the coupon on an A Mortgage Loan. Although the Company does not currently anticipate investing in such RMBS, the Company may, in the future, consider investing in these types of RMBS in the event and to the extent the Company determines that market conditions or yields on such investments justify accepting the higher credit risk.

         COMMERCIAL REAL ESTATE. The Company intends to invest in commercial real estate, including Net Leased Real Estate, REO Properties or other Distressed Real Estate. Such investment may be made directly by the Company or through partnerships or other entities formed with other parties, including members of the AMRESCO Group. The Company may also form one or more partnerships, the limited partnership interests in which would be convertible into Common Shares, for the purpose of enabling the Company to acquire real estate or interests therein from real estate owners on a tax deferred basis in exchange for such real estate or interests therein.

         Net Leased Real Estate. The Company intends to invest in Net Leased Real Estate on a leveraged basis. Net Leased Real Estate is generally defined as real estate that is net leased on a long-term basis (i.e., ten years or more) to tenants who are customarily responsible for paying all costs of owning, operating, and maintaining the leased property during the term of the lease, in addition to the payment of a monthly rent to the landlord for the use and occupancy of the premises. The Company expects to acquire Net Leased Real Estate on a leveraged basis that will provide sufficient cash flow to provide an attractive return on its investment therein after debt service. Although the time during which the Company will hold Net Leased Real Estate will vary, the Company anticipates holding most Net Leased Real Estate for more than ten years, although there are no assurances that it will do so. The Company will focus on Net Leased Real Estate that is either leased to creditworthy tenants or is real estate that can be leased to other tenants in the event of a default of the initial tenant. See "Risk Factors--Investment Activity Risks--Risks Related to Investments in Real Estate--Tenant Defaults and Bankruptcy."

         The Company expects to have the tax depreciation associated with such investments to offset the non-cash accrual of interest on certain MBS and Mortgage Loans, including the OID generally associated with either MBS that are issued at a discount from par or Participating Loans and the "phantom" taxable income associated with other MBS derivatives.

         REO Properties and Other Distressed Real Estate. The Company believes that under appropriate circumstances the acquisition of multifamily and commercial real estate, including REO Properties and other Distressed Real Estate, may offer significant opportunities to the Company. The Company's policy will be to cause the Manager to conduct an investigation and evaluation of the real estate proposed to be purchased before purchasing such real estate. Prior to purchasing real estate, the Manager generally will obtain and analyze rent and sale comparables for the real estate contemplated to be acquired. The Manager will either obtain a Phase I environmental assessment or review a previously obtained Phase I environmental assessment (if available) for each property prior to its acquisition by the Company. This information will be used to supplement other due diligence that will be performed by the Manager's employees.

         The Company's policy generally is to request that the Manager include within its due diligence review and analysis of the real estate contemplated to be acquired by the Company a review of market studies for each geographic market designated by the Company in which the real estate proposed to be purchased is concentrated. The Company may request that such studies include area economic data, employment trends, absorption rates and market rental rates. The Company's policy is that such due diligence analyses generally also include (i) site inspections of significant properties (and, if the Company determines that such a review will be cost-effective, a random sampling of less significant properties) and (ii) a review of all property files and documentation that are made available to the Company or the Manager. The Company generally will require that the Manager's review include, to the extent possible, examinations of available legal documents, litigation files, correspondence, title reports, operating statements, appraisals, engineering reports and environmental reports, among other due diligence items.

         The Company's policy is that the process of determining the fair market value of real estate is to utilize those procedures that the Company and the Manager deem relevant for the specific real estate being evaluated, which procedures need not be the same for each property being evaluated. Sources of information that may be examined in determining the fair market value of a property may include one or more of the following: (a) current and historical operating statements; (b) existing or new appraisals; (c) sales comparables;
(d) industry statistics and reports regarding operating expenses; (e) existing leases and market rates for comparable leases; (f) deferred maintenance observed during site inspections or described in structural and engineering reports; and (g) correspondence and other documents and memoranda found in the files of the seller of that real estate or other relevant parties.

         The Manager is expected to develop projections of net operating income and cash flows taking into account lease rollovers, tenant improvement costs and leasing commissions. The Manager will compare its estimates of revenue and expenses to historical operating statements and estimates provided in appraisals and general industry and regional statistics. Market capitalization rates and discount rates are then applied to the cash flow projections to estimate values. These values are then compared to available appraisals and market sale comparables to determine recommended bid prices for each property. The amount offered by the Company generally will take into account projected holding periods, capital costs and projected profit expectations, and will be the price that the Manager estimates is sufficient to generate an acceptable risk-adjusted return on the Company's investment.

         After the Company acquires Distressed Real Estate, the Company's goal will be to improve management of that property so as to increase its cash flow. See "Risk Factors--Investment Activity Risks--Risks Related to Investments in Real Estate--Reliance on Third Party Operators." If cash flows can be increased and the net operating income stabilized, the Company may seek an opportunity to sell the real estate. The length of time the Company will hold Distressed Real Estate may vary considerably from property to property, and will be based in part on the Manager's analysis and conclusions as to the best time to sell some or all of them and will be subject to certain limitations imposed by the REIT Provisions of the Code.

         OTHER INVESTMENTS. The Company may also pursue a variety of complementary commercial real estate and finance-related businesses and investments in furtherance of its investment policies and strategies. Such activities may include, but are not limited to, foreign real estate-related asset investments and investing in (or lending to) other REITs and similar companies. Any lending with regard to the foregoing may be on a secured or an unsecured basis and will be subject to risks similar to those attendant to investing in Mortgage Loans, MBS and commercial real estate. The Company seeks to maximize yield by managing credit risk through credit underwriting, although there can be no assurance that the Company will be successful in this regard.

         Investment in Other Entities. The Company may acquire equity interests or make other investments in other REITs, registered investment companies, partnerships and other investment funds and real estate operating companies to the extent permitted by the REIT Provisions of the Code when the Manager believes that such purchase will yield attractive returns on capital employed. When the stock market valuations of such companies are low in relation to the market value of their assets, such stock purchases can be a way for the Company to acquire an interest in a pool of Targeted Investments at an attractive price. The Company may also decide in the future to pursue business acquisition opportunities that it believes will complement the Company's operations.

         Foreign Investments. The Company may acquire or originate Mortgage Loans to foreign borrowers secured by real estate located outside the United States or may acquire such real estate. The Company intends that any such investments in real estate or Mortgage Loans secured by real estate located in foreign countries will be primarily in countries in which the AMRESCO Group conducts business or has invested or made Mortgage Loans in the past (currently Canada, the United Kingdom and Mexico). Investing in real estate related assets located in foreign countries creates risks associated with the uncertainty of foreign laws and markets and risks related to currency conversion. The Company may attempt to mitigate such currency risks, to the extent practicable, depending on the nature of the investment. For example, the Company may originate Mortgage Loans or acquire Net Leased Real Estate which require payments or are otherwise denominated in U.S. dollars. The Company may be subject to foreign income tax with respect to its investments in foreign real estate related assets. However, any foreign tax credit that otherwise would be available to the Company for U.S. federal income tax purposes will not flow through to the Company's shareholders.

    THE INITIAL ASSETS

         The Company has entered into non-binding commitments or has otherwise identified approximately $____ million of Mortgage Loans in which it intends to invest with a portion of the net proceeds of this Offering. Such Mortgage Loans include primarily Mezzanine Loans, Construction Loans and Bridge Loans identified through Holliday Fenoglio Fowler. Such Mortgage Loans will be reviewed and approved by the Company's Chief Investment Officer and the Board of Trust Managers prior to purchase or origination. The Company's commitments relating to, or identification of, such Mortgage Loans are not binding upon the Company or the borrowers and there can be no assurances that the Company will purchase or originate such Mortgage Loans. See "Risk Factors--Investment Activity Risks--Limited Identified Assets; Available Investments."

    EMPLOYEES

         The Company initially expects not to have any employees other than officers, each of whom will also be employees of the Manager. See "Management of the Company" and "The Manager."

    FACILITIES

         The executive offices of the Company, the Manager and AMRESCO are located at 700 North Pearl Street, Suite 2400, Dallas, Texas 75201.

    LEGAL PROCEEDINGS

         There are no pending legal proceedings to which the Company is a party or to which any property of the Company is subject.

                           MANAGEMENT OF THE COMPANY

    EXECUTIVE OFFICERS AND TRUST MANAGERS OF THE COMPANY

         The executive officers of the Company are as follows:

Name                      Age                      Position
----                      ---                      --------
Mark D. Gibson            38                       President and Chief Executive Officer

Thomas J. Andrus          40                       Executive Vice President and Chief Financial Officer

Jonathan S. Pettee        38                       Senior Vice President--Mortgage-Backed Securities

Michael L. McCoy          42                       Senior Vice President, General Counsel and Secretary

John M. Jumonville        38                       Vice President and Treasurer

Thomas R. Lewis           34                       Vice President and Controller

         Mark D. Gibson is President and Chief Executive Officer of the Company and a member of the Board of Trust Managers. Mr. Gibson also serves as President and Chief Executive Officer of the Manager and as President of Holliday Fenoglio Fowler. Mr. Gibson joined Holliday Fenoglio Fowler in 1984 and served at Holliday Fenoglio Fowler in various capacities until becoming President in April 1996. Prior to joining Holliday Fenoglio Fowler, Mr. Gibson was employed by Bank of the Southwest in various capacities from 1981 to 1984, including Vice President of Commercial Lending. Mr. Gibson holds a B.B.A. degree in Finance from The University of Texas.

         Thomas J. Andrus is Executive Vice President and Chief Financial Officer of both the Company and the Manager. Since May 1995, Mr. Andrus has also served as Vice President and Treasurer of AMRESCO where his primary responsibilities include financing, capital raising, investor relations, cash management, insurance and strategic planning. Mr. Andrus has been employed by the AMRESCO Group in various capacities since 1987, including Managing Director of Asset Marketing (with responsibility for directing the marketing activities for loan and real estate assets) and Director and Senior Vice President of Asset Management (with responsibility for directing the management and liquidation of distressed commercial and real estate loans). Prior to 1987, Mr. Andrus was employed by KPMG Peat Marwick, as Manager in the Managing Consulting Department, and NationsBank of Texas in various capacities including Senior Vice President of Special Assets and Vice President of Commercial Lending. Mr. Andrus holds a B.S. degree in Finance from Trinity University and an M.B.A. degree from Texas A&M University.

         Jonathan S. Pettee is Senior Vice President--Mortgage-Backed Securities of both the Company and the Manager. Since 1996, Mr. Pettee has also been an employee of the AMRESCO Group, where he is responsible for mortgage product development, capital raising and CMBS portfolio management for AMRESCO. Mr. Pettee has over ten years of experience in corporate finance, fixed income and real estate. From 1995 to 1996, Mr. Pettee was Managing Director for BBC Investment Advisors, a joint venture between Back Bay Advisors and Copley Real Estate Advisors. At BBC, Mr. Pettee managed an investment grade CMBS portfolio. Mr. Pettee has held previous positions as Managing Director at Copley Real Estate Advisors (1992 to 1994), where he was responsible for managing the external financing activities for Copley's institutional funds, and as Senior Associate at Morgan Stanley Realty (1986 to 1992), where he executed sale, financing and investment banking transactions for the firm's clients. Mr. Pettee has a B.S. degree in Mechanical Engineering from Cornell University and an M.B.A. degree from the Harvard Business School.

         Michael L. McCoy is Senior Vice President, General Counsel and Secretary of the Company. Since February 1996, Mr. McCoy has also served as Assistant General Counsel of AMRESCO responsible for overseeing the legal support to the commercial mortgage banking, commercial finance and commercial loan servicing areas of the AMRESCO Group. Mr. McCoy has been employed by the AMRESCO Group since 1989. Prior to joining the AMRESCO Group, Mr. McCoy was a Director with the law firm of Baker, Mills & Glast, P.C., where he practiced in the areas of commercial real estate and banking, and an associate with the law firm of Carrington, Coleman, Sloman & Blumenthal. Mr. McCoy holds a J.D. degree and a B.B.A. degree from the University of Texas at Austin.

         John M. Jumonville is Vice President and Treasurer of both the Company and the Manager. Since August 1996, Mr. Jumonville has also served as Assistant Treasurer of AMRESCO, where his primary responsibilities have included corporate asset and liability management and cash management. He has also performed acquisition analysis and other special projects for the AMRESCO Group. Mr. Jumonville has been employed by the AMRESCO Group in various capacities since 1989, including Director of Asset Marketing (with responsibility for marketing and valuation analysis of loans and Asset Portfolios) and Vice President of Asset Management (with responsibility for management and disposition of underperforming and distressed Mortgage Loan portfolios) Mr. Jumonville holds a B.S. degree in Accounting from Louisiana State University.

         Thomas R. Lewis is Vice President and Controller of both the Company and the Manager. Since November 1995, Mr. Lewis has also been an employee of the AMRESCO Group, with current responsibility for accounting, cash management and reporting for its 40 institutional advisory clients. Mr. Lewis has over twelve years of experience in real estate accounting and reporting. From 1993 to 1995, Mr. Lewis served in a similar capacity as Vice President-Finance for Acacia Realty Advisors, Inc. ("Acacia"), a predecessor organization. From 1989 to 1993, Mr. Lewis served as Senior controller for Prentiss Properties Limited, Inc., an affiliate of Acacia, where he was responsible for the identification and resolution of technical accounting and reporting issues as well as the annual business planning and reporting for several closed-end commingled real estate investment partnerships. Mr. Lewis worked in the Dallas office of Price Waterhouse from 1985 to 1989, where he was responsible for the audit of a large real estate development company and the related audits of its second-tier partnerships and joint ventures. Mr. Lewis holds a B.B.A. degree in Accounting from Texas A&M University and is a Certified Public Accountant.

         Prior to the closing of this Offering, the Company will hire a Chief Investment Officer, who will oversee all investment activities of the Company.

         The members of the Board of Trust Managers of the Company are as follows:

Name                      Age                      Position
----                      ---                      --------
Robert L. Adair III       54                       Chairman of the Board of Trust Managers

Robert H. Lutz, Jr.       48                       Trust Manager

Mark D. Gibson(1)         38                       Trust Manager

_______________
(1)      See above for certain biographical information regarding Mr. Gibson.

         Robert L. Adair III is Chairman of the Board of Trust Managers. Since 1994, Mr. Adair has also served as a director, President and Chief Operating Officer of AMRESCO. Mr. Adair has served AMRESCO and its predecessors in various capacities since 1987. Mr. Adair holds a B.B.A. degree in Accounting from The University of Texas and an M.B.A. degree from the Wharton School at the University of Pennsylvania.

         Robert H. Lutz, Jr. serves as a member of the Board of Trust Managers. Since May 1994, Mr. Lutz has also served as Chairman of the Board and Chief Executive Officer of AMRESCO. From November 1991 to May 1994, Mr. Lutz served as President of Allegiance Realty, a real estate management company. Mr. Lutz, who is also a director of Bristol Hotel Company, holds a B.A. degree from Furman University, and an M.B.A. degree from Georgia State University.

  Prior to the closing of this Offering, AMRESCO will elect four Independent Trust Managers.

         Trust Managers and executive officers of the Company are required to devote only so much of their time to the Company's affairs as is necessary or required for the effective conduct and operation of the Company's business. Because the Management Agreement provides that the Manager will assume principal responsibility for managing the affairs of the Company, the officers of the Company, in their capacities as such, are not expected to devote substantial time to the affairs of the Company. However, in their capacities as officers or employees of the Manager, or its Affiliates, they will devote significant amounts of their time to the affairs of the Manager as is required for the performance of the duties of the Manager under the Management Agreement. See "Risk Factors--Economic and Business Risks--Conflicts of Interest" and "The Manager." All officers serve at the discretion of the Board of Trust Managers. Although the Company may have salaried employees, it currently has no such employees.

         The Bylaws of the Company provide that the Board of Trust Managers will have not less than two nor more than nine members, as determined from time to time by the existing Board of Trust Managers. Upon the closing of this Offering, the Board of Trust Managers will have seven members consisting of three Trust Managers affiliated with the Manager and four Independent Trust Managers. The Bylaws further provide that except in the case of a vacancy, the majority of the members of the Board of Trust Managers and of any committee of the Board of Trust Managers must at all times after the issuance of the Common Shares in this Offering be Independent Trust Managers. Vacancies occurring on the Board of Trust Managers among the Independent Trust Managers may be filled by the vote of a majority of the Trust Managers, including the Independent Trust Managers, or a majority of the outstanding Common Shares at an annual or special meeting of shareholders.

         The Declaration of Trust provides that immediately after closing of this Offering, the Board of Trust Managers will be divided into three classes, each class to consist as nearly as possible of one-third of the Trust Managers. Each class of Trust Managers will contain one affiliated Trust Manager and at least one Independent Trust Manager. The term of office of one class of Trust Managers will expire each year. The initial term of office of the Class I, Class II and Class III Trust Managers will expire at the 1999, 2000 and 2001 annual meeting of shareholders, respectively. Commencing with the 1999 annual meeting of shareholders, the Trust Managers of the class elected at each annual meeting of shareholders will hold office for a term of three years.

         The Company will pay an annual Trust Manager's fee to each Independent Trust Manager of $20,000, a fee of $1,000 for each meeting of the Board of Trust Managers attended by each Independent Trust Manager and reimbursement of costs and expenses of all Trust Managers for attending such meetings. Trust Managers who are also employed by the Company or the Manager will not be separately compensated by the Company other than through the Share Option Plan.

         Upon the closing of this Offering, the Company will establish an Audit Committee of the Board of Trust Managers. The Audit Committee will be composed of the Independent Trust Managers, and will be responsible for reviewing the functions of the Company's management, the Manager and the Company's independent auditors pertaining to the Company's financial statements, and performing such other duties and functions as are deemed appropriate by the Audit Committee or the Board of Trust Managers.

         The Declaration of Trust provides for the indemnification of the Trust Managers, officers, employees, and controlling Persons of the Company to the fullest extent permitted by Texas law. The Texas REIT Act generally permits the indemnification of a trust manager, officer, employee, or agent of a real estate investment trust, who was, is or is threatened to be made a named defendant or respondent in a proceeding because of the Person's affiliation with the real estate investment trust only if that Person: (i) conducted himself in good faith; (ii) reasonably believed: (a) in the case of conduct in his official capacity, that his conduct was in the real estate investment trust's best interest; and (b) in all other cases, that his conduct was at least not opposed to the real estate investment trust's best interest; and
(iii) in the case of any criminal proceeding, had no reasonable cause to believe that his conduct was unlawful. Furthermore, except to the extent permitted by the Texas REIT Act, such Person may not be indemnified in respect of a proceeding (i) in which the Person is found liable on the basis that personal benefit was improperly received by him, whether or not the benefit resulted from an action taken in the Person's official capacity; or (ii) in which the Person is found liable to the real estate investment trust.

         If, in connection with a proceeding against the real estate investment trust, such Person is found liable to the real estate investment trust or is found liable on the basis that personal benefit was improperly received by the Person, the indemnification (i) is limited to reasonable expenses actually incurred by the Person in connection with the proceeding and (ii) shall not be made to a Person that has been found liable for willful or intentional misconduct in the performance of his duty to the real estate investment trust.

         The Texas REIT Act also provides that the real estate investment trust may indemnify Persons who are not or were not officers, employees, or agents of the real estate investment trust but who are or were serving at the request of the real estate investment trust as a trust manager, director, officer, partner, venturer, proprietor, trustee, employee, agent or similar functionary of another real estate investment trust or of a foreign or domestic corporation, partnership, or other enterprise to the same extent that it may indemnify its own trust managers, officers, employees, or agents.

         Pursuant to the Texas REIT Act and the Declaration of Trust, no Trust Manager will be liable for any act, omission, loss, damage or expense arising from his or her duty to the Company, except for such Trust Manager's own willful misfeasance, willful malfeasance or gross negligence. Under the Texas REIT Act, a trust manager is not subject to any liabilities imposed by law upon trust managers of a real estate investment trust nor liable for any claims or damages that may result from his acts in the discharge of any duty imposed or power conferred upon him by the real estate investment trust, if, in the exercise of ordinary care, he acted in good faith and in reliance upon information, opinions, reports or statements, including financial statements and other financial data, concerning the real estate investment trust or another Person, that were prepared or presented by: (i) one or more officers or employees of the real estate investment trust, other than the real estate investment trust manager; (ii) legal counsel, public accountants, investment bankers, or other Persons as to matters the trust manager reasonably believes are within the Person's professional or expert competence; or (iii) a committee of the trust managers of which the trust manager is not a member.

    EXECUTIVE COMPENSATION

         The Company has not paid and does not intend to pay annual compensation to the Company's executive officers for their services as executive officers. This policy may be changed, however, by a vote of the Trust Managers without notice to or approval by the shareholders. The Company has granted options to purchase Common Shares to the Manager. See "--Share Options Outstanding." The Company may from time to time, in the discretion of the Independent Trust Managers, grant additional options to purchase Common Shares to the Manager, its officers or employees or to the executive officers and Trust Managers of the Company pursuant to the Share Option Plan.

    SHARE OPTION PLAN

         The Company will adopt a share option plan (the "Share Option Plan") that will provide for the grant of both qualified incentive share options ("ISOs") that meet the requirements of Section 422 of the Code, and non-qualified share options, share appreciation rights and dividend equivalent rights. ISOs may be granted to the employees of the Company. Nonqualified share options may be granted to the Manager, Trust Managers, officers, directors and any key employees of the Company and to the Manager and its officers and key employees. The exercise price for any ISO granted under the Share Option Plan may not be less than 100% of the fair market value of the Common Shares at the time the option is granted. The purpose of the Share Option Plan is to provide a means of performance-based compensation to the Manager and its officers and key employees and to the officers, directors, Trust Managers and key employees of the Company in order to attract and retain qualified personnel and to provide an incentive to others whose job performance affects the Company.

         Subject to anti-dilution provisions for share splits, share dividends and similar events, the Share Option Plan authorizes the grant of options to purchase an aggregate of up to 15% of the outstanding Common Shares. If an option granted under the Share Option Plan expires or terminates, the Common Shares subject to any unexercised portion of that option will again become available for the issuance of further options under the Share Option Plan. Unless previously terminated by the Board of Trust Managers, the Share Option Plan will terminate ten years from its effective date, and no options may be granted under the Share Option Plan thereafter.

         The Share Option Plan will be administered by a committee of the Board of Trust Managers comprised of the Independent Trust Managers (the "Compensation Committee"). Except for the grant of options issuable upon the closing of this Offering described below, options granted under the Share Option Plan will become exercisable in accordance with the terms of the grant made by the Compensation Committee. The Compensation Committee has discretionary authority to determine at the time an option is granted whether it is intended to be an ISO or a non-qualified option, and when and in what increments Common Shares covered by the option may be purchased.

         Under current law, ISOs may not be granted to any Person who is not a full-time employee of the Company or to directors, officers and other employees of entities unrelated to the Company. In addition, no options may be granted under the Share Option Plan to any Person (other than AMRESCO and its Affiliates) who, assuming exercise of all options held by such Person, would own or be deemed to own more than 9.8% of the outstanding Common Shares.

         Each option must terminate no more than ten years from the date it is granted. Options may be granted on terms providing that they will be exercisable in whole or in part at any time or times during their respective terms, or only in specified percentages at stated time periods or intervals during the term of the option.

         The exercise price of any option granted under the Share Option Plan is payable in full (i) by cash, (ii) by surrender of Common Shares having a market value equal to the aggregate exercise price of all shares to be purchased, (iii) by cancellation of indebtedness owed by the Company to the optionholder, (iv) by a full recourse promissory note executed by the optionholder, or (v) by any combination of the foregoing. The terms of the promissory note may be changed from time to time by the Board of Trust Managers to comply with applicable regulations or other relevant pronouncements of the IRS or the Commission.

         The Board of Trust Managers may, without affecting any outstanding options, from time to time revise or amend the Share Option Plan, and may suspend or discontinue it at any time. However, no such revision or amendment may increase the number of Common Shares subject to the Share Option Plan (with the exception of adjustments resulting from changes in capitalization), change the class of participants eligible to receive options granted under the Share Option Plan or modify the period within which or the terms upon which the options may be exercised without shareholder approval.

    SHARE OPTIONS OUTSTANDING

         Upon closing of this Offering, the Company will grant to the Manager options to purchase 1,667,510 Common Shares. 1,167,257 of the Common Shares issuable upon the exercise of such options may be purchased at the initial public offering price and the remaining 500,253 Common Shares may be purchased for _____% of the initial public offering price. All of such options vest ratably over a four-year period commencing on the first anniversary of the closing of this Offering, and will expire 10 years after the date of grant.

         Upon the closing of this Offering, the Company may issue options to purchase up to an additional ________ Common Shares to officers and key employees of the Company and the Manager. Such options will be exercisable at the initial public offering price and will vest ratably over a four-year period beginning one year after the date of grant.

         Upon the closing of this Offering, each Independent Trust Manager will receive an initial grant of options to purchase up to _______ Common Shares at the initial public offering price. These options will vest ratably over a four-year period beginning one year from the date of grant and expire 10 years from the date of grant. Any Independent Trust Manager newly elected to the Board of Trust Managers thereafter may receive an identical grant at the fair market value on the date of grant.

                                  THE MANAGER

         The day-to-day operations of the Company will be managed by AMREIT Managers, L.P., a newly formed member of the AMRESCO Group, pursuant to the Management Agreement, which will become effective upon the closing of this Offering. In addition to the Chief Investment Officer, who will be a full-time employee of the Manager and not an employee of any other member of the AMRESCO Group, the Manager expects to have a staff of six full-time Mortgage Loan investment officers, each of whom will report directly to the Chief Investment Officer, and six full-time CMBS investment officers, each of whom will report to the Senior Vice President--MBS, who will report to the Chief Investment Officer. In addition, the Manager will have a staff of several full-time analysts, assistants and closing administrators. However, the Manager intends to rely heavily upon the employees and other resources of the AMRESCO Group to fulfill its obligations under the Management Agreement. For a description of the Manager's obligations under the Management Agreement, see "--The Management Agreement."

    DESCRIPTION OF THE AMRESCO GROUP

         The AMRESCO Group is a diversified financial services company specializing in real estate lending, specialized commercial finance, and the acquisition, resolution and servicing of nonperforming and underperforming commercial real estate loans. During 1997, the AMRESCO Group derived its earnings from four principal lines of business: residential mortgage banking (33%), asset management (32%), commercial mortgage banking (21%) and commercial finance (14%). At December 31, 1997, the AMRESCO Group employed approximately 1,600 persons. In order to fulfill its obligations under the Management Agreement, the Manager expects to rely significantly on the AMRESCO Group for administrative support and for expertise in the areas described below. See "Business and Strategy--Strategy" and "Risk Factors--Economic and Business Risks--Dependence on the Manager and the AMRESCO Group."

         COMMERCIAL MORTGAGE BANKING

         General. The AMRESCO Group performs a wide range of commercial mortgage banking services, including originating, underwriting, placing, selling, securitizing and servicing commercial real estate loans through Holliday Fenoglio Fowler, AMRESCO Capital and AMRESCO Services.

         Real Estate Capital Markets. Holliday Fenoglio Fowler, one of the largest commercial mortgage banking companies in the United States (based on origination volume), is engaged in three primary lines of business: real estate related debt placement (which involves assisting real estate developers and owners in obtaining non-Participating Mortgage Loans, including Permanent Mortgage Loans, Bridge Loans and Construction Loans), real estate investment banking (which involves assisting real estate developers and owners in obtaining Participating Loans, Mezzanine Loans and other types of non-traditional real estate financing) and real estate dispositions (which involves brokering sales of institutional grade assets to pension funds, REITs and private investors). In January 1998, Holliday Fenoglio Fowler significantly expanded its operations by acquiring the mortgage banking business of Fowler Goedecke. Pursuant to such acquisition, Holliday Fenoglio Fowler acquired five of its current 17 offices and 17 of its current 96 mortgage bankers. Subsequent to such acquisition, Holliday Fenoglio Fowler changed its name to reflect the Fowler Goedecke acquisition. Mortgage Loans and other real estate financings originated by Holliday Fenoglio Fowler have historically been funded by institutional lenders, principally insurance companies, pension funds and other investment funds, and by AMRESCO Capital and other conduit purchasers. Real estate related investments originated by Holliday Fenoglio Fowler during 1997 (on an actual basis) were placed with approximately 128 different lenders. During 1997, Holliday Fenoglio Fowler closed over $6.0 billion in 709 real estate transactions

(including only those transactions actually closed by Holliday Fenoglio Fowler during 1997 and not those closed by Fowler Goedecke during 1997). The transactions closed by Holliday Fenoglio Fowler during 1997, 1996 and 1995 included the following types of transactions (on an actual basis):

                                                      Holliday Fenoglio Fowler
                                         --------------------------------------------------
                                                      Real Estate Transactions
                                         --------------------------------------------------
                                             1997               1996               1995
                                             ----               ----               ----
                                                            (in millions)
         Permanent Mortgage Loans             3,650              2,022             1,408
         Mezzanine Loans                       $933               $304              $225
         Bridge Loans                           312                221               134
         Construction Loans                     267                197               240
         Real Estate Dispositions               892                386               185
                                             ------             ------            ------
            Total                            $6,054             $3,130            $2,193
                                             ======             ======            ======

         Pursuant to the Correspondent Agreement, Holliday Fenoglio Fowler has agreed to present Targeted Investments to the Company (on a nonexclusive basis). The Company believes that a substantial portion of the Invested Portfolio will be identified through Holliday Fenoglio Fowler pursuant to the Correspondent Agreement.

         Commercial Real Estate Lending. AMRESCO Capital originates, underwrites and securitizes commercial Mortgage Loans. AMRESCO Capital serves its market directly through branch offices, as well as through a network of independent mortgage brokers, including Holliday Fenoglio Fowler. AMRESCO Capital is approved by Fannie Mae to participate in its Delegated Underwriting and Servicing ("DUS") program, which AMRESCO Capital believes makes it a more competitive Mortgage Loan originator and underwriter of multifamily Mortgage Loans. AMRESCO Capital is also an approved lender in the FHLMC multifamily seller/servicer program in the states of Florida, New York, North Carolina and South Carolina.

         AMRESCO Capital warehouses the commercial Mortgage Loans it acquires or originates for securitization and sale as MBS. The AMRESCO Group accumulates commercial Mortgage Loans until the pool of Mortgage Loans is of a sufficient size (generally in excess of $400 million) to allow for an efficient securitization in the public markets. The AMRESCO Group completed a single securitization in 1997 relating to approximately $480.1 million of commercial Mortgage Loans.

         Commercial Loan Servicing. Through AMRESCO Services, the AMRESCO Group serves as a primary servicer for whole commercial Mortgage Loans and securitized pools of commercial Mortgage Loans, and as a Master Servicer for securitized pools of commercial Mortgage Loans. As a primary servicer for whole commercial Mortgage Loans and securitized pools of commercial Mortgage Loans, AMRESCO Services is currently rated by Standard & Poor's as "strong," its highest rating category. As a commercial Master Servicer, AMRESCO Services is rated by Standard & Poor's as "above average," which is the highest rating ever awarded by Standard & Poor's in the commercial Master Servicer category. All other Rating Agencies which have rated AMRESCO Services as either a primary servicer or a Master Servicer have given AMRESCO Services their highest rating. At December 31, 1997, AMRESCO Services acted as servicer with respect to approximately $20.2 billion of Mortgage Loans.

         The Manager expects to rely heavily on the expertise of the Commercial Mortgage Banking division of the AMRESCO Group in the performance of its duties under the Management Agreement.

    COMMERCIAL FINANCE

         General. Through its commercial finance group, the AMRESCO Group focuses on (i) loans to franchisees of nationally recognized restaurant, hospitality and service organizations, (ii) special situation lending, with an emphasis on the real estate and communications industries, and (iii) single-family residential construction lending. Loans originated by the franchise lending operation are sold to third parties, principally through securitization, while the real estate, communications and single-family residential loans are generally retained for the AMRESCO Group's own portfolio. Other ancillary products, services and investments provided by the commercial finance group include equipment leasing, small business lending and loan servicing.

         The Manager expects to benefit from the expertise of the commercial finance division of the AMRESCO Group, and to have co-investment opportunities with such group.

         Franchise Lending. AMRESCO Commercial Lending Corporation ("ACLC") specializes primarily in the origination of loans to operators of nationally known franchise concepts and has loan producers in Idaho, Colorado, Michigan, Oklahoma, Kansas and Georgia. ACLC funds these loans through a warehouse borrowing facility until they are securitized and sold to investors, with ACLC retaining the right to service the loans. ACLC also underwrites and originates commercial real estate loans outside this core concept that are funded by third party conduit purchasers. ACLC completed two loan securitizations in 1997 which totalled approximately $298 million.

         Specialty Lending. The AMRESCO Group provides mid-to-high yield loans to borrowers that have been unable to obtain financing from traditional funding sources. In these transactions, the AMRESCO Group funds senior and subordinated indebtedness with maturities ranging from one to four years for borrowers with an established management record. Typically, these loans have a defined "exit" strategy, such as a committed interim or permanent loan. Currently, the AMRESCO Group lends primarily to the real estate and communications industries from production offices in Texas, California, Oregon, Rhode Island, Virginia and Canada. At December 31, 1997, the AMRESCO Group portfolio of loans in this sector was approximately $145.3 million.

         Single-Family Residential Construction Lending. AMRESCO Builders Group provides construction financing to builders of homes for first time and first move-up buyers. The AMRESCO Group targets experienced homebuilders starting between approximately 100-1,500 units per year that have proven construction and sales expertise. AMRESCO Builders Group is headquartered in Houston, Texas, and has loan production offices in California, Arizona, Nevada, Colorado, Georgia and Florida. AMRESCO Builders Group also provides a limited amount of acquisition and development lending for residential lots to facilitate its construction loan program. As of December 31, 1997, AMRESCO Builders Group had advanced approximately $65.5 million of residential construction loans on commitments of $114.6 million.

    ASSET MANAGEMENT

         General. The AMRESCO Group manages and resolves Asset Portfolios and provides Special Servicing for nonperforming and underperforming Mortgage Loans in commercial mortgage-backed bond trusts and similar securitized commercial asset-backed Mortgage Loan portfolios. The AMRESCO Group also provides real estate investment advice to various institutional investors (primarily pension funds) seeking to invest in real estate and related investments. The Manager expects to utilize the expertise of the asset management division of the AMRESCO Group for the benefit of the Company, including primarily its servicing expertise. See "--The Management Agreement."

         Asset Portfolio Management and Investment. The AMRESCO Group manages and resolves Asset Portfolios acquired at a discount to face value by the AMRESCO Group alone and by the AMRESCO Group with co-investors. The AMRESCO Group also manages and resolves Asset Portfolios owned by third parties. Asset Portfolios generally include secured loans of varying qualities and collateral types including fee-owned real estate. The majority of the loans in the Asset Portfolios in which the AMRESCO Group invests are in payment default at the time of acquisition. While the majority of the Asset Portfolios are located in the United States, the AMRESCO Group has opened offices in Toronto and London through which it pursues Asset Portfolio acquisition opportunities and manages its investments in Canada and Western Europe. At December 31, 1997, the face value of the Company's total investment in wholly-owned Asset Portfolios aggregated approximately $606.9 million, which was composed of approximately $431.1 million (71%) of collateralized business loans, approximately $91.0 million (15%) of asset-backed securities, approximately $84.8 million (14%) of real estate.

         Special Servicing. The AMRESCO Group provides Special Servicing to commercial mortgage-backed bond trusts and similar securitized commercial asset-backed loan portfolios in respect of nonperforming or underperforming assets included in such trusts or portfolios. As a Special Servicer, the AMRESCO Group receives an annual fee (typically, approximately 50 basis points of the face value of the delinquent or nonperforming loan being serviced), plus a 75 to 100 basis points fee based on the total cash flow from resolution of each loan as it is received. The AMRESCO Group has received a superior rating from Standard & Poor's, the highest rating currently given by that rating agency for Special Servicers such as the AMRESCO Group. As of December 31, 1997, the AMRESCO Group was the designated Special Servicer for securitized pools holding approximately $13.5 billion face value of loans, of which $459.2 million (face value) had been assigned to the AMRESCO Group for resolution.

    THE MANAGEMENT AGREEMENT

         The Company will enter into the Management Agreement with the Manager at the closing of this Offering. The Management Agreement will have an initial term (the "Initial Term") of two years from the closing of this Offering. The Management Agreement may be renewed at the end of the Initial Term (and each successive term thereafter) for a period of one year, upon review and approval by a majority of the Independent Trust Managers. If the Independent Trust Managers do not vote to terminate or renew at least 90 days prior to the end of the then current period, the Management Agreement will automatically renew for a one-year period. The Manager will be primarily involved in three activities:
(i) underwriting, originating and acquiring real estate related assets; (ii) asset/liability management, financing, hedging, management and disposition of assets, including credit and prepayment risk management; and (iii) capital management, oversight of the Company's structuring, analysis, capital raising and investor relations activities. In conducting these activities, the Manager will formulate operating strategies for the Company, arrange for the acquisition of Targeted Investments by the Company, arrange for various types of financing for the Company, monitor the performance of the Company's Invested Portfolio and provide administrative and managerial services in connection with the operation of the Company. The Manager will be required to manage the business affairs of the Company in conformity with the policies that are approved and monitored by the Board of Trust Managers. The Manager will be required to prepare regular reports for the Board of Trust Managers that will review the Company's acquisitions of Targeted Investments, portfolio composition and characteristics, credit quality, performance and compliance with the policies approved by the Board of Trust Managers.

         At all times, the Manager will be subject to the direction and oversight of the Board of Trust Managers and will have only such functions and authority as the Company may delegate to it. The Manager will be responsible for the day-to-day operations of the Company and will perform services and activities relating to the assets and operations of the Company, including, without limitation, the following:

        (i) providing a complete program of investing and reinvesting the capital and assets of the Company in pursuit of its investment objectives and in accordance with the Guidelines and policies adopted by the Board of Trust Managers from time to time;

       (ii) serving as the Company's consultant with respect to formulation of investment criteria and policies and preparation of the Guidelines by the Board of Trust Managers;

      (iii) assisting the Company in developing criteria for asset purchase commitments that are specifically tailored to the Company's investment objectives and making available to the Company its knowledge and experience with respect to Mortgage Loans, MBS, real estate and other real estate related assets;

       (iv) representing and making recommendations to the Company in connection with the origination of Mortgage Loans, the purchase and commitment to purchase and financing of Mortgage Loans, MBS, real estate and other real estate related assets, the sale and commitment to sell such assets (including the underwriting of Mortgage Loans, the accumulation of Mortgage Loans for securitization and arrangement for the issuance of MBS from pools of Mortgage Loans owned by the Company);

        (v) furnishing reports and statistical and economic research to the Company regarding market conditions in the areas in which the Company proposes to invest as well as the Company's activities and the services performed for the Company by the Manager;

       (vi) monitoring and providing to the Board of Trust Managers on an ongoing basis market information and other data, obtained from certain nationally recognized brokers or dealers identified by the Board of Trust Managers from time to time, and providing data and recommendations to the Board of Trust Managers in connection with the identification of such brokers or dealers;

      (vii) providing the executive and administrative personnel and office space and office and administrative services required in rendering services to the Company;

     (viii) monitoring the operating performance of the Company's investments and providing periodic reports with respect thereto to the Board of Trust Managers including comparative information with respect to such operating performance and budgeted or projected operating results;

       (ix) administering the day-to-day operations of the Company and performing and supervising the performance of such other administrative functions necessary for the management of the Company and its assets as may be agreed upon by the Manager and the Board of Trust Managers, including the collection of revenues and the payment of the Company's debts and obligations and maintenance of appropriate computer services to perform such administrative functions;

        (x) communicating on behalf of the Company with the holders of the equity and debt securities of the Company as required to satisfy the reporting and other requirements of any governmental bodies or agencies and to maintain effective relations with such holders;

       (xi) counseling the Company in connection with policy decisions made or to be made by the Board of Trust Managers;

      (xii) advising the Company regarding its status as a REIT, consulting with legal counsel as appropriate regarding the application of the REIT Provisions of the Code to the proposed investments and operations of the Company and monitoring compliance with the REIT Provisions of the Code;

     (xiii) advising the Company regarding the status of its exemption from the Investment Company Act, consulting with legal counsel as appropriate regarding the nature of its proposed investments and the impact thereof on the Company's exemption from registration under such Act and monitoring the Company's continuing exemption from registration thereunder;

      (xiv) evaluating and recommending hedging strategies to the Board of Trust Managers and, upon approval by the Board of Trust Managers, engaging in hedging activities on behalf of the Company, consistent with the Company's status as a REIT and the Guidelines;

     (xvii) upon request by and in accordance with the Board of Trust Managers, investing or reinvesting any money of the Company, and advising the Company as to its capital structure and capital raising;

    (xviii) causing the Company to retain qualified accountants and/or legal counsel to assist in developing appropriate accounting procedures, compliance procedures and testing systems with respect to financial reporting obligations and compliance with the REIT Provisions of the Code and to conduct quarterly compliance reviews with respect thereto;

      (xix) causing the Company to qualify to do business in all applicable jurisdictions;

       (xx) assisting the Company in complying with all regulatory requirements applicable to the Company in respect of its business activities, including preparing or causing to be prepared all financial statements required under applicable regulations and contractual undertakings and all reports and documents, if any, required under the Exchange Act;

      (xxi) taking all necessary actions to enable the Company to make required tax filings and reports, including soliciting shareholders for required information to the extent provided in the REIT Provisions of the Code;

     (xxii) handling and resolving all claims, disputes or controversies (including all litigation, arbitration, settlement or other proceedings or negotiations) in which the Company may be involved or to which the Company may be subject arising out of the Company's day-to-day operations, subject to such limitations or parameters as may be imposed from time to time by the Board of Trust Managers;

    (xxiii) using commercially reasonable efforts to cause expenses incurred by or on behalf of the Company to be reasonable or customary and within any budgeted parameters or Guidelines set by the Board of Trust Managers from time to time;

     (xxiv) performing such other services as may be required from time to time for management and other activities relating to the assets of the Company as the Board of Trust Managers shall reasonably request or the Manager shall deem appropriate under the particular circumstances; and

      (xxv) using commercially reasonable efforts to cause the Company to comply with all applicable laws.

     The Manager will perform portfolio management services on behalf of the Company pursuant to the Management Agreement with respect to the Company's investments. Such services will include, but not be limited to, consulting with the Company on purchase, sale and other opportunities, collection of information and submission of reports pertaining to the Company's assets, interest rates, and general economic conditions, periodic review and evaluation of the performance of the Company's portfolio of assets, acting as liaison between the Company and banking, mortgage banking, investment banking and other parties with respect to the purchase, financing and disposition of assets, and other customary functions related to portfolio management. The Manager may enter into subcontracts with other parties, including the AMRESCO Group, to provide any such services to the Company.

     The Manager will perform monitoring services on behalf of the Company pursuant to the Management Agreement with respect to loan servicing activities provided by third parties and with respect to the Company's portfolio of Special Servicing Rights. Such monitoring services will include, but not be limited to, the following activities: negotiating Special Servicing agreements; acting as a liaison between the servicers of the Mortgage Loans and the Company; review of servicers' delinquency, foreclosures and other reports on Mortgage Loans; supervising claims filed under any mortgage insurance policies; and enforcing the obligation of any servicer to repurchase Mortgage Loans. The Manager may enter into subcontracts with other parties, including its affiliates, to provide any such services for the Manager.

         The Manager expects to rely heavily on the resources and expertise of the AMRESCO Group to fulfill its obligations under the Management Agreement. See "Risk Factors--Economic and Business Risks--Dependence on the Manager and the AMRESCO Group."

         Pursuant to the Management Agreement, the Manager has agreed, at all times during which it is serving as manager of the Company, to maintain a tangible net worth of at least $250,000. In addition, the Manager has agreed to maintain "errors and omissions" insurance coverage (which may be provided by a policy or policies maintained through, and providing coverage for, other members of the AMRESCO Group) in an amount which is comparable to that customarily maintained by other managers or servicers of other assets similar to those held by the Company.

    TERMINATION

         During the Initial Term, the Management Agreement may not be terminated except by the Company (upon a majority vote of the Independent Trust Managers) as a result of "cause" as defined therein. After the Initial Term, the Management Agreement may be terminated at any time by the Company upon at least 90 days prior written notice to the Manager or by the Manager upon at least 180 days prior written notice to the Company.

         Upon termination of the Management Agreement by the Company or failure of the Company to renew the Management Agreement after the Initial Term (except in the case of a termination by the Company for cause), the Company will be obligated to pay the Manager a substantial termination fee. The termination fee will be equal to the sum of the Manager's Base Management Fee and Incentive Compensation earned during the four calendar quarters immediately preceding the termination. The payment of such a fee would adversely affect the results of the Company's operations.

         The Management Agreement may be assigned by the Manager to an Affiliate without the consent of the Company. The Management Agreement may be assigned to a non-Affiliate only with the approval of a majority of the Independent Trust Managers.

    MANAGEMENT COMPENSATION

         The Manager will receive the Base Management Fee calculated and payable quarterly in an amount equal to (i) 1% per annum of the "Average Invested Non-Investment Grade Assets" of the Company for such quarter and (ii) 0.50% per annum of the "Average Invested Investment Grade Assets" of the Company for such quarter. "Average Invested Non-Investment Grade Assets" means, for any quarter, the average of the aggregate book value of (i) all assets of the Company on a consolidated basis (as reflected on the Company's balance sheet), excluding the Company's investment in its nonconsolidated taxable subsidiaries and (ii) all assets of the Company's taxable subsidiaries (excluding from (i) and (ii) all Average Invested Investment Grade Assets) before reserves for depreciation or bad debts or other similar noncash reserves, computed by dividing (a) the sum of such values for each of the three months during such quarter (based on the book value of such assets as of the last day of each month) by (b) three. "Average Invested Investment Grade Assets" means, for any quarter, the average of the aggregate book value of (i) all assets of the Company on a consolidated basis (as reflected on the Company's balance sheet), excluding the Company's investment in its nonconsolidated taxable subsidiaries and (ii) all assets of the Company's nonconsolidated taxable subsidiaries, in each case which either (a) have received an Investment Grade Rating from all Rating Agencies which have rated such assets or (b) are unrated but are guaranteed by the U.S. government or any agency or instrumentality thereof before reserves for depreciation or bad debts or other similar noncash reserves, computed by dividing (A) the sum of such values for each of the three months during such quarter (based on the book value of such assets as of the last day of each month) by (B) three. The Base Management Fee is payable in arrears. For example, if the Company had $875.0 million of Average Invested Non-Investment Grade Assets and $137.5 million of Average Invested Investment Grade Assets during a one-year period, the Manager will be entitled to a Base Management Fee for such period of $9.56 million.
The Base Management Fee is intended to compensate the Manager, among other things, for its costs in providing management services to the Company.

         In addition to its Base Management Fee, the Manager will be entitled to receive Incentive Compensation for each fiscal quarter in an amount equal to the product of (A) 25% of the dollar amount by which (1)(a) Funds From Operations (before the Incentive Compensation) of the Company per weighted average number of Common Shares outstanding for such quarter plus (b) gains (or minus losses) from debt restructuring and sales of property per weighted average number of Common Shares, exceed (2) an amount equal to (a) the weighted average of the price per share at the initial offering and the prices per share of any subsequent issuances of Common Shares by the Company multiplied by (b) the Ten-Year U.S. Treasury Rate for such quarter, plus 3.5% multiplied by (B) the weighted average number of Common Shares outstanding during such period. "Funds From Operations" as defined by the National Association of Real Estate Investment Trusts ("NAREIT") means net income (computed in accordance with GAAP) excluding gains (or losses) from debt restructuring and sales of property, plus depreciation and amortization on real estate assets, and after adjustments for unconsolidated partnerships and joint ventures. As used in calculating the Manager's compensation, the term "Ten Year U.S. Treasury Rate" means the arithmetic average of the weekly average yield to maturity for actively traded current coupon U.S. Treasury fixed interest rate securities (adjusted to constant maturities of ten years) published by the Federal Reserve Board during a quarter, or, if such rate is not published by the Federal Reserve Board, any Federal Reserve Bank or agency or department of the federal government selected by the Company. If the Company determines in good faith that the Ten Year U.S. Treasury Rate cannot be calculated as provided above, then the rate shall be the arithmetic average of the per annum average yields to maturities, based upon closing asked prices on each business day during a quarter, for each actively traded marketable U.S. Treasury fixed interest rate security with a final maturity date not less than eight nor more than 12 years from the date of the closing asked prices as chosen and quoted for each business day in each such quarter in New York City by at least three recognized dealers in U.S. government securities selected by the Company.

         The ability of the Manager to earn the Incentive Compensation described in the preceding paragraph, is dependent upon the level of credit losses, the level and volatility of interest rates, the Company's ability to react to changes in interest rates and to utilize successfully the operating strategies described herein, and other factors, many of which are not within the Company's control.

         Base Management Fees and Incentive Compensation are payable in arrears. Such amounts will be calculated by the Manager within 45 days after the end of each quarter, and paid by the Company within 60 days after the end of each quarter. In connection with its audit of the Company's financial statements, an annual review of Base Management Fees and Incentive Compensation will be conducted by the Company's independent auditors, with adjustment to be made to fourth quarter fees if it is determined that fees for any preceding quarter of the year were not correctly determined. The Manager will not receive any Base Management Fee for the period prior to the sale of the Common Shares offered hereby.

         The Manager is expected to use the proceeds from its Base Management Fee and Incentive Compensation in part to pay compensation to its officers and employees who, notwithstanding that certain of them also are officers of the Company, will initially receive no cash compensation directly from the Company.

         The Company expects to rely primarily on the facilities, personnel and resources of the Manager and other members of the AMRESCO Group to conduct its operations. The Manager will be reimbursed for (or charge the Company directly for) the Manager's costs and expenses in employing third-parties, including Affiliates of the Manager, to perform due diligence, underwriting and other tasks with respect to assets purchased or originated, or considered for purchase or origination by the Company. Further, the Manager will be reimbursed for any expenses incurred in contracting with third parties, including Affiliates of the Manager, for the Special Servicing of assets of the Company. Such arrangements may also be made using an income sharing arrangement such as a joint venture. Expense reimbursement will be made quarterly.

         The Company will adopt the Share Option Plan pursuant to which the Manager will be granted and certain directors, officers and any employees of the Manager and the Company may be granted options to purchase Common Shares. See "Management of the Company--Share Options."

    EXPENSES

         The Company will be required to pay all offering expenses (including accounting, legal, printing, clerical, filing and other expenses) incurred by the Company, the Manager or its Affiliates on behalf of the Company in connection with this Offering, estimated at $__________.

         Subject to the limitations set forth below, the Company will also pay all operating expenses except those specifically required to be borne by the Manager under the Management Agreement (including salary, wages, payroll taxes and the cost of employee benefit plans for such personnel). The operating expenses required to be borne by the Manager (or other members of the AMRESCO Group) include the compensation of the Manager's officers and employees, the cost of office space, telephone, utilities and equipment and other expenses required for the Company's day-to-day operations, including accounting, clerical, Mortgage Loan primary or Master Servicing (including all expenses customarily paid by Master Servicers in performing Master Servicing for third parties) and back office services provided by the Manager or its Affiliates. The expenses that will be paid by the Company will include (but not necessarily be limited to) issuance and transaction costs incident to the acquisition, disposition and financing of investments, legal and auditing fees and expenses, the compensation and expenses of the Independent Trust

Managers, the costs associated with the establishment of any credit facilities and other indebtedness of the Company (including commitment fees, legal fees, closing costs, etc.), or any other securities offerings of the Company, the costs of printing and mailing proxies and reports to shareholders, costs incurred by employees of the Manager for travel on behalf of the Company, costs associated with any computer software or hardware that is used solely for the Company, costs to obtain liability insurance to indemnify the Company's Trust Managers and officers and the compensation and expenses of the Company's custodian and transfer agent, if any. The Company will also be required to pay all expenses incurred in connection with due diligence of certain assets or transactions (provided that such assets or transactions which were preliminarily approved for investment by the Chief Investment Officer or the Board of Trust Managers prior to the time such costs were incurred), the underwriting and accumulation of Mortgage Loans, the Special Servicing of Mortgage Loans, the issuance and administration of MBS from pools of Mortgage Loans or otherwise, the raising of capital, incurrence of debt, the acquisition of assets, interest expenses, taxes and license fees, non-cash costs, litigation or other dispute resolution, the Base Management Fee and Incentive Compensation and extraordinary or non-recurring expenses. Such services may be provided to the Company by Affiliates of the Manager if the Manager believes such services are of comparable or superior quality to those provided by third parties and can be provided at comparable cost. The Company will reimburse the Manager for expenses within 60 days after the end of each quarter, following receipt of written certification from the Manager as to the amount of expenses incurred. The Board of Trust Managers will periodically review the Company's expense levels, the division of expenses between the Company and the Manager and reimbursements of expenses advanced by the Manager. Before incurring extraordinary expenses on behalf of the Company (typically in excess of $500,000 for one asset or one transaction) the Manager will seek advance approval from the Board of Trust Managers.

         Because employees of the Manager and its Affiliates will perform certain due diligence investigations that purchasers of real estate related assets (including managers of REITs) typically hire outside consultants or professionals to perform, the Manager will be reimbursed for (or charge the Company directly for) the Manager's out-of-pocket costs in performing such due diligence (subject to the preapproval requirements set forth above with respect to extraordinary costs). In addition, certain legal and other services typically performed by third party professionals may be performed by employees of Affiliates of the Manager to the extent the Manager determines in good faith that the requisite expertise is available through the Manager or other members of the AMRESCO Group and that such services are superior in quality to those available from third parties or that cost savings or other efficiencies arise from the use of such employees rather than third party service providers. The Manager and its affiliates will track the time their respective employees spend on due diligence investigations and on legal and other services typically provided by outside consultants or third party professionals and will be entitled to reimbursement for the allocable portion of salary and benefits of such employees.

    CERTAIN RELATIONSHIPS; CONFLICTS OF INTEREST

         The Company, on the one hand, and the Manager and other members of the AMRESCO Group, on the other, may enter into a number of relationships other than those governed by the Management Agreement, some of which may give rise to conflicts of interest between the Manager and other members of the AMRESCO Group and the Company. Moreover, three of the members of the Board of Trust Managers and all of the officers of the Company are also employed by the Manager or its Affiliates. See "Risk Factors--Economic and Business Risks--Conflicts of Interest."

         The relationships between the Company, on the one hand, and the Manager and other members of the AMRESCO Group, on the other, will be governed by policies set forth in the Guidelines to be approved by a majority of the Independent Trust Managers. The Guidelines are to assist and instruct the Manager and to establish restrictions applicable to transactions with Affiliates of the Manager. Transactions with Affiliates of the Manager (including the purchase of Targeted Investments from, or the co-investment in Targeted Investments with, members of the AMRESCO Group) that fall within the provisions of the Guidelines need not be specifically approved by a majority of the Independent Trust Managers. The Independent Trust Managers will, however, review the Company's transactions on a quarterly basis to ensure compliance with the Guidelines. Although the Independent Trust

Managers will review the Guidelines periodically and will monitor compliance with those Guidelines, investors should be aware that, in conducting this review, the Independent Trust Managers will rely primarily on information provided to them by the Manager.

         Although the AMRESCO Group has agreed to present to the Company (on a nonexclusive basis) Targeted Investments arising within Holliday Fenoglio Fowler which meet the investment parameters and objectives of the Company, the AMRESCO Group will have no obligation to make other investment opportunities available to the Company. Members of the AMRESCO Group expect to continue to originate and purchase Mortgage Loans and other real estate related assets in the future. Although the Company expects that such other investment opportunities will generally be made available to the Company to the extent consistent with the Company's objectives and investment parameters, except as described above, neither the Manager nor any other member of the AMRESCO Group will have any obligation to offer such opportunities to the Company, nor will the Company have a right of first refusal with respect thereto. As a consequence, the investment opportunities for the Company may be limited if such investment opportunities would be attractive to the Manager or other members of the AMRESCO Group.

         AMRESCO has agreed that during the term of the Management Agreement no member of the AMRESCO Group will (i) sponsor, (ii) act as manager to or (iii) make any significant equity investment in, any other mortgage REIT with investment objectives substantially similar to that of the REIT, without the prior approval of the Independent Trust Managers of the REIT; otherwise, there will be no limits or restrictions on the right of the Manager, the AMRESCO Group or any of their respective officers, directors, employees or Affiliates to engage in any business or render services of any kind to any other Person, including the purchase or origination of, or rendering advice to others purchasing, real estate related assets that meet the REIT's policies and criteria. However, AMRESCO has agreed that members of the AMRESCO Group will not invest in any tranche of MBS (other than MBS issued in securitizations in which any member of the AMRESCO Group participates in the profit or loss from such securitization) unless a majority of the Independent Trust Managers shall have first determined that the Company (i) should not invest in such securities or (ii) should invest in only a portion of the offered securities of such tranche (in which case, members of the AMRESCO Group may co-invest, on the same basis as the Company, in such securities).

         In addition to its Base Management Fee payable under the Management Agreement, the Manager will have an opportunity to earn Incentive Compensation, payable quarterly, based upon Funds From Operations of the Company. As a result, in evaluating assets for investment and in implementing the Company's other operating strategies, the Manager may place undue emphasis on the maximization of income at the expense of other criteria, such as preservation of capital, in order to achieve a higher Incentive Compensation which could result in increased risk to the value of the Company's portfolio. However, the Board of Trust Managers will evaluate the performance of the Manager before entering into or renewing any management arrangement and the Independent Trust Managers will review the Manager's compensation in relation to the nature and quality of services performed. Any material changes in the Company's investment and operating policies are required to be approved by the Board of Trust Managers. See "Risk Factors--Conflicts of Interest"; and "--Future Revisions of Policies and Strategies."

         All of the executive officers of the Company and the Manager, except the Chief Investment Officer, are also officers and/or employees of other members of the AMRESCO Group. The Management Agreement does not specify a minimum amount of time that the Manager or its officers or employees must devote to the Company's business. See "Risk Factors--Economic and Business Risks--Conflicts of Interest."

         Pursuant to the Private Placement, AMRESCO will purchase 1,675,000 (1,925,000 if the Underwriters' over-allotment option is separately exercised in full) Common Shares at a price equal to the initial public offering price. See "Private Placement." As a result of this purchase, the AMRESCO Group will own approximately 10% of the total Common Shares outstanding after this Offering. AMRESCO has agreed not to offer, sell, offer to sell, contract to sell, pledge, grant any option to purchase or otherwise sell or dispose of any such Common Shares for a period of two years from the closing of this Offering without the prior written consent of Prudential Securities Incorporated, on behalf of the Underwriters so long as the Manager or another member of the AMRESCO Group continues to serve as manager of the Company during such period. In addition, the Manager will receive options to purchase Common Shares pursuant to the Company's Share Option Plan. See "Management of the Company--Share Options."

         Directors, officers and employees of the Company, the Manager and other members of the AMRESCO Group are expected to purchase up to 750,000 Common Shares pursuant to this Offering (or up to approximately 5% of the total Common Shares offered hereby, exclusive of the Underwriters' over-allotment option) at a price equal to the initial public offering price. The foregoing parties have agreed not to sell any Common Shares or any rights to acquire Common Shares to any unaffiliated third party for a period of 180 days from the closing of this Offering without the consent of Prudential Securities Incorporated, but may dispose of the Common Shares any time thereafter. See "Underwriting." The Manager and its employees and the Independent Trust Managers may also receive options to purchase Common Shares pursuant to the Company's Share Option Plan. See "Management of the Company--Share Options."

         The market in which the Company expects to purchase Targeted Investments is characterized by rapid evolution of products and services and, thus, there may in the future be relationships between the Company, the Manager, and other members of the AMRESCO Group in addition to those described herein.

    LIMITS OF RESPONSIBILITY

         Pursuant to the Management Agreement, the Manager will not assume any responsibility other than to undertake the services called for thereunder and will not be responsible for any action of the Board of Trust Managers in following or declining to follow its advice or recommendations. Neither the Manager nor any member of the AMRESCO Group, nor any of their respective directors or its officers will be liable to the Company, any issuer of MBS, any subsidiary of the Company, the Independent Trust Managers, the Company's shareholders or any other party for acts performed in accordance with and pursuant to the Management Agreement, except by reason of acts constituting bad faith, willful misconduct, gross negligence or reckless disregard of their duties under the Management Agreement. The Manager does not have significant assets and may not have significant assets in the future. Consequently, there can be no assurance that the Company would be able to recover any damages for claims it may have against the Manager.

         The Company has agreed to indemnify the Manager and its directors, officers, employees and controlling Persons with respect to all expenses, losses, damages, liabilities, demands, charges and claims arising from any acts or omissions of the Manager or its employees made in good faith in the performance of the Manager's duties under the Management Agreement and not constituting bad faith, willful misconduct, gross negligence or reckless disregard of its duties.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

         The following table sets forth certain information as of ____________, 1998, relating to the beneficial ownership of the Common Shares by (i) all Persons known by the Company to beneficially own more than 5% of the outstanding Common Shares, (ii) each Trust Manager and (iii) all officers and Trust Managers as a group.

       Name and Address of
           Beneficial                        Amount and Nature of                        Percentage of Shares
           Owner(1)(2)                       Beneficial Ownership                         Beneficially Owned
           -----------                       --------------------                         ------------------
                                    Before Offering        After Offering        Before Offering        After Offering
                                    ---------------        --------------        ---------------        --------------
 AMRESCO(4)  . . . . . . . . . .       100 shares        1,675,100(5) shares          100%                 10%(5)
 ____________(3)(4)  . . . . . .
 ____________(3)(4)  . . . . . .
 Officers and Trust Managers
   as a Group (Persons)(3) . . .               --          750,000 shares               --                  5%

___________________
*Less than 1%.

(1) Unless otherwise noted, the Company believes that each Person named in the table has sole voting and investment power with respect to all Common Shares owned by it.

(2) A Person is deemed to be the beneficial owner of securities that can be acquired by such Person within 60 days from the date of this Prospectus upon the exercise of warrants or options. Each beneficial owner's percentage ownership is determined by assuming that options or warrants that are held by such Person (but not those held by any other Person) and which are exercisable within 60 days from the date of this Prospectus have been exercised. None of the outstanding options to acquire Common Shares of the Company are exercisable within 60 days of this Prospectus.

(3) Includes Common Shares to be purchased in this Offering. See "The Manager--Certain Relationships; Conflicts of Interests."

(4)      Address is 700 North Pearl Street, Suite 2400, Dallas, Texas 75201.

(5) Includes Common Shares to be purchased in the Private Placement. See "Private Placement."

                        FEDERAL INCOME TAX CONSEQUENCES

         The following is a summary of material federal income tax consequences that may be relevant to a prospective holder of Common Shares who purchases such shares in this Offering. Winstead Sechrest & Minick P.C. has acted as special tax counsel ("Tax Counsel") to the Company in connection with this Offering and the preparation of this Prospectus. This summary should not be construed as tax advice. The discussion contained herein does not address all aspects of federal income taxation that may be relevant to particular holders in light of their personal investment or tax circumstances, or to certain types of holders (including, without limitation, insurance companies, financial institutions, broker-dealers, Persons whose functional currency is other than the United States dollar, Persons who hold Common Shares as part of a straddle, hedging, or conversion transaction or, except as specifically described herein, tax-exempt entities and foreign Persons) who are subject to special treatment under the federal income tax laws. In addition, this summary is generally limited to Persons who will hold Common Shares as "capital assets" (generally, property held for investment) within the meaning of section 1221 of the Code.

         The statements in this summary are based on current provisions of the Code (including provisions enacted by the Taxpayer Relief Act of 1997 (the "1997 Tax Act") which are effective for taxable years of the Company beginning after August 5, 1997), Treasury Regulations promulgated thereunder, and administrative and judicial interpretations thereof, as of the date hereof, all of which are subject to change, possibly with retroactive effect. The provisions of the Code, the Treasury Regulations promulgated thereunder and the administrative and judicial interpretations thereof that concern REITs are highly technical and complex and this summary is qualified in its entirety by such Code provisions, Treasury Regulations, and administrative and judicial interpretations. No assurance can be given that future legislative, judicial, or administrative actions or decisions will not affect the accuracy of any statements in this summary. In addition, no ruling will be sought from the Internal Revenue Service (the "IRS") with respect to any matter discussed herein, and there can be no assurance that the IRS or a court will agree with the statements made herein.

         EACH PROSPECTIVE PURCHASER IS ADVISED TO CONSULT HIS OR HER OWN TAX ADVISOR REGARDING THE SPECIFIC TAX CONSEQUENCES TO HIM OR HER OF THE PURCHASE, OWNERSHIP, AND SALE OF COMMON SHARES AND OF THE COMPANY'S ELECTION TO BE TAXED AS A REIT, INCLUDING THE FEDERAL, STATE, LOCAL, FOREIGN, AND OTHER TAX CONSEQUENCES OF SUCH PURCHASE, OWNERSHIP, SALE, AND ELECTION AND OF POTENTIAL CHANGES IN APPLICABLE TAX LAWS.

    GENERAL

         The Company intends to make an election to be taxed as a REIT under sections 856 through 860 of the Code and the applicable Treasury Regulations promulgated thereunder, which together set forth the requirements for qualifying as a REIT (the "REIT Provisions of the Code"), beginning with its taxable year ending on December 31, 1998. The provisions of the 1997 Tax Act will be fully applicable to the Company. The Company believes that it will be organized and will operate in such a manner to qualify for taxation as a REIT under the Code. No assurance can be given, however, that the Company actually will operate in such a manner to so qualify as a REIT or will continue to operate in such a manner so as to remain qualified as a REIT.

         Subject to the qualifications stated herein and in its opinion, Tax Counsel has given the Company an opinion that the Company will qualify to be taxed as a REIT under the Code beginning with its taxable year ending December 31, 1998 and that the Company's organization and proposed method of operation will enable it to continue to meet the requirements for qualification and taxation as a REIT under the Code. An opinion of counsel is not binding on the IRS or a court and there can be no assurance that the IRS or a court will not take a position different from that expressed by Tax Counsel. It also must be emphasized that Tax Counsel's opinion is based on various assumptions and is conditioned upon numerous representations made by the Company as to factual matters, including those related to its business and its assets as set forth in this Prospectus. Tax Counsel has not independently verified the Company's representations. Moreover, the Company's qualification and taxation as a REIT depend upon the Company's ability to meet on a continuing basis the actual operating results, distribution levels, diversity of share ownership and the various other qualification tests imposed by the Code as discussed below. Tax Counsel will not review the Company's compliance with these tests on a continuing basis. Accordingly, no assurance can be given that the actual results of the Company's operations for any given taxable year will satisfy the requirements for qualification and taxation as a REIT. See "--Failure to Qualify."

    TAXATION OF THE COMPANY

         For any taxable year in which the Company qualifies for taxation as a REIT, it generally will not be subject to federal corporate income tax on that portion of its ordinary income or capital gain that is currently distributed to its shareholders. The REIT Provisions of the Code generally allow a REIT to deduct dividends paid to its shareholders. This deduction for dividends paid to shareholders substantially eliminates the federal "double taxation" on earnings (once at the corporate level and once again at the shareholder level) that generally results from an investment in a corporation.

         Even if the Company continues to qualify for taxation as a REIT, it may be subject to federal income tax in certain circumstances. First, the Company will be taxed at regular corporate rates on any undistributed REIT

Taxable Income and undistributed net capital gains. Second, under certain circumstances, the Company may be subject to the corporate "alternative minimum tax" on its undistributed items of tax preference, if any. Third, if the Company has (i) net income from the sale or other disposition of "foreclosure property" which is held primarily for sale to customers in the ordinary course of business or (ii) other nonqualifying income from foreclosure property, the Company will be subject to tax on such income at the highest regular corporate rate (currently, 35%). Fourth, if the Company has net income from prohibited transactions (which are, in general, certain sales or other dispositions of property held primarily for sale to customers in the ordinary course of business, other than foreclosure property or property that is involuntarily converted), such income will be subject to a 100% tax. Fifth, if the Company should fail to satisfy the 75% gross income test or the 95% gross income test (as discussed below), but nonetheless maintains its qualification as a REIT because certain other requirements are met, the Company will be subject to a 100% tax on the gross income attributable to the greater of the amount by which the Company fails the 75% or the 95% test, multiplied by a fraction intended to reflect the Company's profitability. Sixth, if the Company should fail to distribute for each calendar year at least the sum of (i) 85% of its REIT ordinary income for such year, (ii) 95% of its REIT capital gain net income for such year, and (iii) any undistributed taxable income from prior periods, the Company will be subject to a 4% excise tax on the excess of such required distribution over the amounts actually distributed. However, to the extent the Company elects to retain and pay income tax on net long-term capital gains it received during the year such amounts will be treated as having been distributed for purposes of the 4% excise tax. Finally, if the Company acquires any asset from a C corporation (i.e., generally a corporation subject to full corporate level tax) in a transaction in which the basis of the asset in the Company's hands is determined by reference to the basis of the asset (or any other property) in the hands of the C corporation, and the Company subsequently recognizes gain on the disposition of such asset during the ten-year period (the "Recognition Period") beginning on the date on which the asset was acquired by the Company, then, pursuant to guidelines issued by the IRS, the excess of (i) the fair market value of the asset as of the beginning of the applicable Recognition Period, over (ii) the Company's adjusted basis in such asset as of the beginning of such Recognition Period (i.e., "built-in gain") will be subject to tax at the highest regular corporate rate. The results described above with respect to the tax on "built- in-gain" assume that the Company will elect pursuant to IRS Notice 88-19 to be subject to the rules described in the preceding sentence if it were to make any such acquisition. Upon the acquisition of a corporation which is a "Qualified REIT Subsidiary" the Company also would be taxed on any built-in gain attributable to the Qualified REIT Subsidiary's assets. See "--Requirements for Qualification--Organizational Requirements--Qualified REIT Subsidiary."

         The Company will be subject to tax at the highest marginal corporate rate on the portion of any excess inclusion income (see "--Taxation of Shareholders--Taxation of Taxable U.S. Shareholders" for a more complete discussion of excess inclusion income) derived by the Company from REMIC Residual Interests ("Excess Inclusion") equal to the percentage of the shares of the Company held by the United States, any state or political subdivision thereof, any foreign government, any international organization, any agency or instrumentality of any of the foregoing, any other tax-exempt organization (other than a farmer's cooperative described in section 521 of the Code) that is exempt from taxation under the unrelated business taxable income provisions of the Code, or any rural electrical or telephone cooperative (each, a "Disqualified Organization"). Any such tax on the portion of any Excess Inclusion allocable to shares of the Company held by a Disqualified Organization will reduce the cash available for distribution from the Company to all shareholders.

         If the Company invests in properties in foreign countries, the Company's profits from such investments will generally be subject to tax in the countries where such properties are located. The precise nature and amount of any such taxation will depend on the laws of the countries where the properties are located. If the Company satisfies the annual distribution requirements for qualification as a REIT and is therefore not subject to federal corporate income tax on that portion of its ordinary income and capital gain that is currently distributed to its shareholders, the Company will generally not be able to recover the cost of any foreign tax imposed on profits from its foreign investments by claiming foreign tax credits against its U.S. tax liability on such profits. Moreover, a REIT is not able to pass foreign tax credits through to its shareholders.

         The Company will use the calendar year for both federal income tax purposes and financial reporting purposes.

    REQUIREMENTS FOR QUALIFICATION

         To qualify as a REIT, the Company must meet and continue to meet the requirements, discussed below, relating to the Company's organization, the sources of its gross income, the nature of its assets, and the level of distributions to its shareholders.

         ORGANIZATIONAL REQUIREMENTS. The Code requires that a REIT be a corporation, trust, or association:

                 (i) which is managed by one or more trustees or directors;

                 (ii) the beneficial ownership of which is evidenced by transferable shares or by transferable certificates of beneficial interest;

                 (iii) which would be taxable as a domestic corporation but for compliance with the REIT requirements;

                 (iv) which is neither a financial institution nor an insurance company subject to certain special provisions of the Code;

                 (v) the beneficial ownership of which is held by 100 or more Persons;

                 (vi) at all times during the last half of each taxable year not more than 50% in value of the outstanding shares of which is owned, directly or indirectly through the application of certain attribution rules, by or for five or fewer individuals (as defined in the Code to include certain tax-exempt entities other than, in general, qualified domestic pension funds)(the "5/50 Rule");

                 (vii) that makes an election to be a REIT (or has made such election for a previous taxable year) and satisfies all relevant filing and other administrative requirements established by the IRS that must be met in order to elect and maintain REIT status;

                 (viii) that uses a calendar year for federal income tax purposes; and

                 (ix) which meets certain other tests, described below, regarding the nature of its income and assets.

         The Code provides that conditions (i) through (iv), inclusive, must be met during the entire taxable year and that condition (v) must be met during at least 335 days of a taxable year of 12 months, or during a proportionate part of a taxable year of less than 12 months. Conditions (v) and (vi) do not apply until after the first taxable year for which a REIT election is made. For purposes of determining share ownership under the 5/50 Rule, a supplemental unemployment compensation benefits plan, a private foundation, or a portion of a trust permanently set aside or used exclusively for charitable purposes generally is considered an individual. A trust that is a qualified trust under Code section 401(a), however, generally is not considered an individual and beneficiaries of such trust are treated as holding shares of a REIT in proportion to their actuarial interests in such trust for purposes of the 5/50 Rule.

         The Company anticipates issuing sufficient Common Shares with sufficient diversity of ownership pursuant to this Offering to allow it to satisfy requirements (v) and (vi). In addition, the Declaration of Trust provides for restrictions regarding the transfer of the Common Shares that are intended to assist the Company in continuing to satisfy the share ownership requirements described in clauses (v) and (vi) above. Such transfer restrictions are described in "Description of Shares of Beneficial Interest--Restrictions on Transfer." For purposes of determining ongoing compliance with the beneficial share ownership requirements, Treasury Regulations require the Company to issue letters to certain shareholders demanding information regarding the amount of shares each such shareholder actually or constructively owns ("shareholder demand letters"). If the Company fails to comply with these regulatory rules it will be subject to a $25,000 penalty ($50,000 for intentional violations).

         As set forth in (vi) above, to qualify as a REIT, the Company must also satisfy the requirement set forth in Section 856(a)(6) of the Code that it not be closely held. The Company will not be closely held so long as at all times during the last half of any taxable year of the Company (other than the first taxable year for which the REIT election is made) not more than 50% in value of its outstanding shares is owned, directly or constructively under the applicable attribution rules of the Code, by five or fewer individuals (as defined in the Code to include certain tax-exempt entities, other than, in general, qualified domestic pension funds). Although the Declaration of Trust of the Company contains certain restrictions on the ownership and transfer of the Common Shares, the restrictions do not ensure that the Company will be able to satisfy the 5/50 Rule requirement. If the Company fails to satisfy the 5/50 Rule, the Company's status as a REIT will terminate, and the Company will not be able to prevent such termination. However, if the Company complies with the procedures prescribed in the Treasury Regulations for issuing shareholder demand letters and does not know, or with the exercise of reasonable diligence would not have known, that the 5/50 Rule was violated, the requirement will be deemed to be satisfied for the year. See "--Failure to Qualify."

         Qualified REIT Subsidiary. If a REIT owns a corporate subsidiary that is a "Qualified REIT Subsidiary," within the meaning of section 856(i) of the Code, that subsidiary is disregarded for federal income tax purposes, and all assets, liabilities, and items of income, deduction, and credit of the subsidiary are treated as assets, liabilities and such items of the REIT itself. A "Qualified REIT Subsidiary" is a corporation all of the capital shares of which are owned by the REIT. If an existing corporation is acquired by a REIT and is a "Qualified REIT Subsidiary", all of its pre-REIT earnings and profits must be distributed before the end of the REIT's taxable year. See "--Taxation of the Company."

         Ownership of a Partnership Interest. In the case of a REIT that is a partner in a partnership, Treasury Regulations provide that the REIT is deemed to own its proportionate share of the assets of the partnership corresponding to the REIT's capital interest in such partnership and is deemed to be entitled to the income of the partnership attributable to such proportionate share. In addition, the character of the assets and gross income of the partnership retain the same character in the hands of the REIT for purposes of the REIT requirements, including satisfying the gross income tests and the asset tests. Pursuant to Treasury Regulations effective January 1, 1997 relating to entity classification (the "Check-the-Box Regulations"), an unincorporated entity that has a single owner is disregarded as an entity separate from its owner for federal income tax purposes.

         INCOME TESTS. To maintain its qualification as a REIT, the Company must satisfy two gross income requirements annually. First, at least 75% of the Company's gross income (excluding gross income from prohibited transactions) for each taxable year must be derived directly or indirectly from investments relating to real property or mortgages on real property (including "rents from real property" and, in certain circumstances, interest) or from certain types of temporary investments. Second, at least 95% of the Company's gross income (excluding gross income from prohibited transactions) for each taxable year must be derived from such real property investments and from dividends, interest, and gain from the sale or disposition of shares or securities or from any combination of the foregoing.

         The term "interest," as defined for purposes of the 75% and 95% gross income tests, generally does not include any amount received or accrued (directly or indirectly) if the determination of such amount depends in whole or in part on the income or profits of any Person. However, an amount received or accrued generally will not be excluded from the term "interest" solely by reason of being based on a fixed percentage or percentages of receipts or sales. In addition, an amount received or accrued generally will not be excluded from the term "interest" solely by reason of being based on the income or profits of a debtor if the debtor derives substantially all of its gross income from the related property through the leasing of substantially all of its interests in the property, to the extent the amounts received by the debtor would be characterized as rents from real property if received by a REIT. Furthermore, to the extent that interest from a loan that is based on the cash proceeds from the sale of the property securing the loan constitutes a "shared appreciation provision" (as defined in the Code), income attributable to such participation feature will be treated as gain from the sale of the secured property, which generally may be qualifying income for purposes of the 75% and 95% gross income tests.

         Interest on obligations secured by mortgages on real property or on interests in real property generally is qualifying income for purposes of the 75% gross income test. Any amount includible in gross income with respect to a regular or residual interest in a REMIC generally is treated as interest on an obligation secured by a mortgage on real property. If, however, less than 95% of the assets of a REMIC consists of real estate assets (determined as if the Company held such assets), the Company will be treated as receiving directly its proportionate share of the income of the REMIC. In addition, if the Company receives interest income with respect to a Mortgage Loan that is secured by both real property and other property and the highest principal amount of the loan outstanding during a taxable year exceeds the fair market value of the real property on the date the Company acquired the Mortgage Loan, the interest income will be apportioned between the real property and the other property, which apportionment may cause the Company to recognize income that is not qualifying income for purposes of the 75% gross income test.

         Tax Counsel is of the opinion that the interest, OID, and any market discount income that the Company derives from its investments in MBS and Mortgage Loans generally will be qualifying interest income for purposes of both the 75% and the 95% gross income tests, except to the extent that less than 95% of the assets of a REMIC in which the Company holds an interest consists of real estate assets (determined as if the Company held such assets), and the Company's proportionate share of the income of the REMIC includes income that is not qualifying income for purposes of the 75% and 95% gross income tests. Most of the income that the Company recognizes with respect to its investments in Mortgage Loans will be qualifying income for purposes of both gross income tests. In some cases, however, the loan amount of a Mortgage Loan, particularly with respect to a Distressed Mortgage Loan, a Performing Mortgage Loan, or any Subordinated Interest in any MBS, may exceed the value of the real property securing the loan, which will result in a portion of the income from the loan being classified as qualifying income for purposes of the 95% gross income test, but not for purposes of the 75% gross income test. It is also possible that, in some instances, the interest income from a Mortgage Loan may be based in part on the borrower's profits or net income, which in some instances may disqualify the income from the loan for purposes of both the 75% and the 95% gross income tests.

         The Company may originate or acquire Mortgage Loans that have shared appreciation provisions. To the extent interest from a loan that is based on the cash proceeds from the sale of property constitutes a "shared appreciation provision" (as defined in the Code), income attributable to such participation feature will be treated as gain from the sale of the secured property, which generally may be qualifying income for purposes of the 75% and 95% gross income tests. Also, the Company may be required to recognize income from a shared appreciation provision over the term of the related loan using the constant yield method pursuant to certain Treasury Regulations.

         The Company may originate or acquire Mortgage Loans and securitize such loans through the issuance of non-REMIC CMOs. As a result of such transactions, the Company will retain an equity ownership interest in the Mortgage Loans that has economic characteristics similar to those of a subordinated interest in a MBS. In addition, the Company may securitize MBS (or non-REMIC CMOs) through the issuance of REMIC or non-REMIC CMOs, retaining an equity interest in the MBS used as collateral in the resecuritization transaction. Such transactions will not cause the Company to fail to satisfy the gross income tests or the asset tests described below.

         The Company may receive income not described above that is not qualifying income for purposes of the 75% and 95% gross income tests. For example, certain fees for services rendered by the Company will not be qualifying income for purposes of the gross income tests. It is not anticipated that the Company will receive a significant amount of such fees. The Company will monitor the amount of nonqualifying income produced by its assets and intends to manage its portfolio in order to comply at all times with both the 75% and the 95% gross income tests.

         Rents received by the Company will qualify as "rents from real property" in satisfying the gross income requirements for a REIT described above only if several conditions are met. First, the amount of rent received or accrued with respect to any property must not be based in whole or in part on the income or profits derived by any Person from such property, although an amount received or accrued generally will not be excluded from the term "rents from real property" solely by reason of being based on a fixed percentage or percentages of gross receipts or gross sales. Rents received from a tenant that are based on the tenant's income from the property will not be treated as rents based on income or profits and thus excluded from the term "rents from real property" if the tenant derives substantially all of its income with respect to such property from the leasing or subleasing of substantially all of such property, provided that the tenant receives from subtenants only amounts that would be treated as rents from real property if received directly by a REIT. Second, rents received from a tenant will not qualify as "rents from real property" in satisfying the gross income tests if the REIT, or an owner of 10% or more of the REIT, directly or constructively owns 10% or more of such tenant (a "Related Party Tenant"). Third, if rent attributable to personal property, leased in connection with a lease of real property, is greater than 15% of the total rent received under the lease, then the portion of rent attributable to such personal property will not qualify as "rents from real property." Finally, a REIT generally must not operate or manage the property or furnish or render services to the tenants of such property, other than through an "independent contractor" from whom the REIT derives no income. The independent contractor requirement, however, does not apply to the extent the services rendered by the REIT are customarily furnished or rendered in connection with the rental of the real property such that they are services that a tax-exempt organization could provide to its tenants without causing its rental income to be unrelated business taxable income under the Code. A tax-exempt organization may provide services which are "usually or customarily rendered" in connection with the rental of space for occupancy only and are not otherwise considered "rendered to the occupant," without incurring unrelated business taxable income. A de minimis exception allows a REIT to provide non-customary services to its tenants and not disqualify income as rents from real property so long as the amount received or accrued by the REIT from the impermissible services does not exceed 1.0% of the Company's gross income from the property. The amount the Company receives that is attributable to impermissible services cannot be valued at less than 150% of the direct cost to the REIT of providing these services.

         The Company intends to operate so that it will not charge rent for any portion of any of its real property that is based, in whole or in part, on the income or profits of any Person (except by reason of being based on a fixed percentage or percentages of receipts of sales, as described above) to the extent that the receipt of such rent would jeopardize the Company's status as a REIT. In addition, the Company intends to operate so that, to the extent that it receives rent from a Related Party Tenant, such rent will not cause the Company to fail to satisfy either the 75% or 95% gross income test. The Company also intends to operate so that it will not allow the rent attributable to personal property leased in connection with any lease of real property to exceed 15% of the total rent received under the lease, if the receipt of such rent would cause the Company to fail to satisfy either the 75% or 95% gross income test. Finally, the Company intends to operate so that it will not operate or manage its real property or furnish or render noncustomary services to the tenants of its real property other than through an "independent contractor," to the extent that such operation or the provision of such services would jeopardize the Company's status as a REIT.

         Should the potential amount of nonqualifying income in the future create a risk as to the qualification of the Company as a REIT, the Company intends to take action to avoid not qualifying as a REIT. The Company may for instance transfer certain nonqualifying activities to a taxable corporation, from which it would receive dividends. If this should occur, the Company would be entitled to receive dividends as a shareholder of such corporation. The amount of dividends available for distribution to the Company would be reduced below the comparable amount of income that would otherwise be received by the Company because such a corporation would be subject to a corporate level tax on its taxable income, thereby reducing the amount of cash available for distribution.

         REITs generally are subject to tax at the maximum corporate rate on any income from foreclosure property (other than income that would be qualifying income for purposes of the 75% gross income test), less expenses directly connected with the production of such income. "Foreclosure property" is defined as any real property (including interests in real property) and any personal property incident to such real property (i) that is acquired by a REIT as the result of such REIT having bid on such property at foreclosure, or having otherwise reduced such property to ownership or possession by agreement or process of law, after there was a default (or default was imminent) on a lease of such property or on an indebtedness owed to the REIT that such property secured, (ii) for which the related loan was acquired by the REIT at a time when default was not imminent or anticipated, and (iii) for which such REIT makes a proper election to treat such property as foreclosure property. The Company does not anticipate that it will receive any income from foreclosure property that is not qualifying income for purposes of the 75% and 95% gross income tests, but, if the Company does receive any such income, the Company intends to make an election to treat the related property as foreclosure property.

         If property is not eligible for the election to be treated as foreclosure property ("Ineligible Property") because the related loan was acquired by the REIT at a time when default was imminent or anticipated, income received with respect to such Ineligible Property may not be qualifying income for purposes of the 75% or 95% gross income test. The Company anticipates that any income it receives with respect to Ineligible Property will be qualifying income for purposes of the 75% and 95% gross income tests.

         It is possible that, from time to time, the Company will enter into hedging transactions with respect to one or more of its assets or liabilities. Any such hedging transactions could take a variety of forms, including interest rate swap contracts, interest rate cap or floor contracts, futures or forward contracts, and options. To the extent that the Company enters into an interest rate swap or cap agreement, option, futures contract, forward rate agreement, or any similar financial instrument to reduce its interest rate risk with respect to debt that was or will be incurred to acquire or carry real estate assets, any periodic income or gain from the disposition of such contract should be qualifying income for purposes of the 95% gross income test, but not the 75% gross income test. To the extent that the Company hedges with other types of financial instruments that are not similar to the above or in other situations, it may not be entirely clear how the income from those transactions will be treated for purposes of the various income tests that apply to REITs under the Code. The Company intends to structure any hedging transactions in a manner that does not jeopardize its status as a REIT. If necessary, the Company may conduct some or all of its hedging activities through a corporate subsidiary that is fully subject to federal corporate income tax.

         If the Company fails to satisfy one or both of the 75% or the 95% gross income tests for any taxable year, it may nevertheless qualify as a REIT for such year if it is entitled to relief under certain provisions of the Code. These relief provisions generally will be available if (i) the Company's failure to meet such test(s) was due to reasonable cause and not due to willful neglect, (ii) the Company reported the nature and amount of each item of its income included in the test(s) for such taxable year on a schedule attached to its return, and (iii) any incorrect information on the schedule was not due to fraud with intent to evade tax. It is not possible, however, to state whether, in all circumstances, the Company would be entitled to the benefit of these relief provisions. For example, if the Company fails to satisfy the gross income tests because nonqualifying income that the Company intentionally earns exceeds the limits on such income, the IRS could conclude that the Company's failure to satisfy the tests was not due to reasonable cause. As discussed above in "--Taxation of the Company" even if these relief provisions apply, the Company will still be subject to a 100% tax on the gross income attributable to the greater of the amount of by which the Company failed the 75% or the 95% test, multiplied by a fraction intended to reflect the Company's profitability.

         ASSET TESTS. The Company, at the close of each quarter of each taxable year, also must satisfy two tests relating to the nature of its assets. First, at least 75% of the value of the Company's total assets must be represented by cash or cash items (including certain receivables), government securities, "real estate assets," or, in cases where the Company raises new capital through shares or long-term (at least five-year) debt offerings, temporary investments in shares or debt instruments during the one-year period following the Company's receipt of such capital. The term "real estate assets" includes interests in real property, interests in mortgages on real property to the extent the principal balance of a mortgage does not exceed the fair market value of the associated real property, regular or residual interests in a REMIC (except that, if less than 95% of the assets of a REMIC consists of "real estate assets"

(determined as if the Company held such assets), the Company will be treated as holding directly its proportionate share of the assets of such REMIC), and shares of other REITs. For purposes of the 75% asset test, the term "interest in real property" includes an interest in Mortgage Loans or land and improvements thereon, such as buildings or other inherently permanent structures (including items that are structural components of such buildings or structures), a leasehold of real property, and an option to acquire real property (or a leasehold of real property). An "interest" in real property also generally includes an interest in Mortgage Loans secured by controlling equity interests in entities treated as partnerships for federal income tax purposes that own real property, to the extent that the principal balance of the mortgage does not exceed the fair market value of the real property that is allocable to the equity interest. Second, of the investments not included in the 75% asset class, the value of any one issuer's securities owned by the Company may not exceed 5% of the value of the Company's total assets, and the Company may not own more than 10% of any one issuer's outstanding voting securities (except for its interests in any Qualified REIT Subsidiary).

         The Company expects that any Mortgage Loans, MBS or commercial real property and temporary investments that it acquires generally will be qualifying assets for purposes of the 75% asset test, except to the extent that less than 95% of the assets of a REMIC in which the Company owns an interest consists of "real estate assets" and the Company's proportionate share of those assets includes assets that are non-qualifying assets for purposes of the 75% asset test. In addition, the Company expects that any preferred equity investments in partnerships that own real estate would also be treated as qualifying real estate assets for such purposes as long as the assets were qualifying assets in the hands of such partnership. Similarly, a preferred equity investment in a corporation, which if acquired by the Company would constitute a Qualified REIT Subsidiary, would be treated as a qualifying asset to the extent that the principal balance of a Mortgage Loan does not exceed the value of the associated real property. The Company will monitor the status of the assets that it acquires for purposes of the various asset tests and intends to manage its portfolio in order to comply at all times with such tests.

         If the Company should fail to satisfy the asset tests at the end of a calendar quarter, such a failure would not cause it to lose its REIT status if
(i) it satisfied the asset tests at the close of the preceding calendar quarter and (ii) the discrepancy between the value of the Company's assets and the asset test requirements arose from changes in the market values of its assets and was not wholly or partly caused by the acquisition of one or more non-qualifying assets. If the condition described in clause (ii) of the preceding sentence were not satisfied, the Company still could avoid disqualification by eliminating any discrepancy within 30 days after the close of the calendar quarter in which it arose.

         ANNUAL DISTRIBUTION REQUIREMENTS. To continue to qualify as a REIT, the Company is required to distribute dividends (other than capital gain dividends and retained capital gains) to its shareholders each year in an amount at least equal to (i) the sum of (A) 95% of the Company's REIT Taxable Income plus (B) 95% of the net income (after tax), if any, from foreclosure property, minus (ii) the sum of certain items of non-cash income. Such distributions must be paid in the taxable year to which they relate, or in the following taxable year if declared before the Company timely files its tax return for such year and if paid on or before the first regular dividend payment after such declaration. A distribution which is not pro rata within a class of shares entitled to a dividend or which is not consistent with the rights to distributions between classes of shares (a "preferential dividend") is not taken into consideration for the purpose of meeting the distribution requirement. Accordingly, the payment of a preferential dividend could affect the Company's ability to meet this distribution requirement.

         To the extent that the Company does not distribute all of its net capital gain or distributes at least 95%, but less than 100%, of its REIT Taxable Income, as adjusted, it will be subject to tax on the undistributed amount at regular capital gains or ordinary corporate tax rates, as the case may be. Furthermore, if the Company should fail to distribute for each calendar year at least the sum of (i) 85% of its REIT ordinary income for such year, (ii) 95% of its REIT capital gain net income for such year, plus (iii) any undistributed taxable income from prior periods, the Company will be subject to a 4% excise tax on the excess of such required distribution over the amounts actually distributed. However, to the extent the Company elects to retain and pay income tax on net long-term capital gains it received during the year such amounts will be treated as having been distributed for purposes of the 4% excise tax. The Company intends to make timely distributions sufficient to satisfy the annual distribution requirements.

         It is possible that, from time to time, the Company may experience timing differences between (i) the actual receipt of income and actual payment of deductible expenses and (ii) the inclusion of that income and deduction of such expenses in arriving at its REIT Taxable Income. For example, the Company will recognize taxable income in excess of its cash receipts when, as generally happens, OID accrues with respect to its MBS. Furthermore, some Distressed and Participating Loans may be deemed to have OID, in which case the Company will be required to recognize taxable income in advance of the related cash flow. OID generally will be accrued using a methodology that does not allow credit losses to be reflected until they are actually incurred. In addition, the Company may recognize taxable market discount income upon the receipt of proceeds from the disposition of, or principal payments on, MBS and Mortgage Loans that are "market discount bonds" (i.e., obligations with a stated redemption price at maturity that is greater than the Company's tax basis in such obligations), although such proceeds often will be used to make non-deductible principal payments on related borrowings. The Company also may recognize Excess Inclusion or other "phantom" taxable income from REMIC Residual Interests. It also is possible that, from time to time, the Company may recognize net capital gain attributable to the sale of depreciated property that exceeds its cash receipts from the sale. In addition, pursuant to certain Treasury Regulations, the Company may be required to recognize the amount of any payment to be made pursuant to a shared appreciation provision over the term of the related loan using the constant yield method. Also, because the Company is an accrual-basis taxpayer, it may have to recognize income on Distressed Mortgage Loans even though the borrower is unable to pay the full amount due. Finally, the Company may recognize taxable income without receiving a corresponding cash distribution if it forecloses on or makes a "significant modification" (as defined in Regulations section 1.1001-3(e)) to a loan, to the extent that the fair market value of the underlying property or the principal amount of the modified loan, as applicable, exceeds the Company's basis in the original loan. Although the Code allows certain items of excess noncash income (including OID) to be disregarded for purposes of the distribution requirements, the Company may have less cash than is necessary to meet its annual 95% distribution requirement or to avoid corporate income tax or the excise tax imposed on certain undistributed income. In such a situation, the Company may find it necessary to arrange for short-term (or possibly long-term) borrowings or to raise funds through the issuance of Preferred Shares or additional Common Shares.

         If the Company fails to meet the 95% distribution requirement as a result of an adjustment to the Company's tax return by the IRS upon audit, the Company may retroactively cure the failure by paying "deficiency dividends" to its shareholders in a later year, which may then be included in the Company's deduction for dividends paid for the earlier year. The Company may thus be able to avoid being taxed on amounts distributed as deficiency dividends; however, the Company will be required to pay interest to the IRS based upon the amount of any deduction taken for deficiency dividends.

         Any gross income derived from a prohibited transaction is not taken into account in applying the 95% and 75% gross income tests necessary to qualify as a REIT (but the net income from such a transaction is subject to a 100% tax). The term "prohibited transaction" generally includes a sale or other disposition of property (other than foreclosure property or property that was involuntarily converted) that is held primarily for sale to customers in the ordinary course of a trade or business. The Company believes that no asset owned by it will be held for sale to customers and that a sale of any such asset will not be in the ordinary course of the Company's business. Whether property is held "primarily for sale to customers in the ordinary course of a trade or business" depends, however, on the facts and circumstances in effect from time to time, including those related to a particular property. When relevant, the Company will attempt to comply with the terms of safe-harbor provisions in the Code prescribing when asset sales will not be characterized as prohibited transactions. Complete assurance cannot be given, however, that the Company can comply with the safe-harbor provisions of the Code or avoid owning property that may be characterized as property held "primarily for sale to customers in the ordinary course of a trade or business."

    FAILURE TO QUALIFY

         If the Company fails to qualify for taxation as a REIT in any taxable year and the relief provisions do not apply, the Company will be subject to tax (including any applicable alternative minimum tax) on its taxable income at regular corporate rates. Distributions to shareholders in any year in which the Company fails to qualify as a REIT will not be required and, if made, will not be deductible by the Company. As a result, the Company's failure to qualify as a REIT will reduce the cash available for distribution by the Company to its shareholders. In addition, if the Company fails to qualify as a REIT, all distributions to the Company's shareholders will be taxable as ordinary dividend income to the extent of the Company's then current and accumulated earnings and profits, and, subject to certain limitations in the Code, corporate distributees may be eligible for the dividends-received deduction. Unless entitled to relief under specific statutory provisions, the Company also will be ineligible for qualification as a REIT for the four taxable years following the year during which qualification was lost. It is not possible to determine whether the Company would be entitled to such statutory relief in all circumstances.

    TAXATION OF SHAREHOLDERS

         TAXATION OF TAXABLE U.S. SHAREHOLDERS. As used herein, the term "U.S. Shareholder" means a holder of Common Shares who (for United States federal income tax purposes) (i) is a citizen or resident of the United States, (ii) is a corporation, partnership, or other entity created or organized in or under the laws of the United States or of any state unless, in the case of a partnership, Treasury Regulations provide otherwise, (iii) is an estate whose income is subject to taxation in the United States regardless of its connection with the conduct of a U.S. trade or business or (iv) is a trust if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more United States Persons have the authority to control all substantial decisions of the trust.

         As long as the Company continues to qualify as a REIT, distributions made by the Company out of its current or accumulated earnings and profits (and not designated as capital gain dividends) will constitute dividends taxable to its U.S. Shareholders as ordinary income. Such distributions will not be eligible for the dividends-received deduction in the case of U.S. Shareholders that are corporations.

         Dividends paid to U.S. Shareholders will be treated as portfolio income. Such income, therefore, will not be subject to reduction by losses from passive activities (i.e., any interest in a rental activity or in a trade or business in which the holder does not materially participate, such as certain interests held as a limited partner) of any holder who is subject to the passive activity loss rules. Such distributions will, however, be considered investment income which may be offset by certain investment expense deductions.

         Distributions made by the Company that are properly designated by the Company as capital gain dividends will be taxable to U.S. Shareholders as long-term capital gains (to the extent that they do not exceed the Company's actual net capital gain for the taxable year) without regard to the period for which a U.S. Shareholder has held his/her Common Shares. The highest marginal individual income tax rate currently is 39.6%. The maximum tax rate on long-term capital gains applicable to noncorporate taxpayers is 28% for sales and exchange of assets held for more than one year but not more than 18 months and 20% for sales and exchange of assets held for more than 18 months. Thus, the tax rate differential between capital gain and ordinary income for noncorporate taxpayers may be significant. In addition, the characterization of income as capital gain or ordinary income may affect the deductibility of capital losses. Capital losses not offset by capital gains may be deducted against noncorporate taxpayers' ordinary income only up to a maximum annual amount of $3,000. Unused capital losses may be carried forward indefinitely by individuals. All net capital gain of a corporate taxpayer is subject to tax at ordinary corporate rates. A corporate taxpayer can deduct capital losses only to the extent of capital gains, with unused losses being carried back three years and forward five years. U.S. Shareholders that are corporations may, however, be required to treat up to 20% of certain capital gain dividends as ordinary income.

         The Company may elect to retain amounts representing long-term capital gain income on which the Company will be taxed at regular corporate rates. In that case, each shareholder will be taxed on a proportionate share of the total long-term capital gains retained by the Company and will also receive a credit for a proportionate share of the tax paid by the Company. Finally, each shareholder shall increase the adjusted basis in his/her shares by the difference between the allocable amount of long-term capital gain and the tax deemed paid by the shareholder. If the Company should elect to retain long-term capital gains, it will notify each shareholder of the relevant tax information after the close of the taxable year.

         To the extent that the Company makes distributions (not designated as capital gain dividends) in excess of its current and accumulated earnings and profits, such distributions will be treated first as a tax-free return of capital to each U.S. Shareholder, reducing the adjusted basis which such U.S. Shareholder has in his/her shares of Common Shares for tax purposes by the amount of such distribution (but not below zero), with distributions in excess of a U.S. Shareholder's adjusted basis in his/her shares taxable as capital gains (provided that the shares have been held as a capital asset). Dividends declared by the Company in October, November, or December of any year and payable to a shareholder of record on a specified date in any such month shall be treated as both paid by the Company and received by the shareholder on December 31 of such year, provided that the dividend is actually paid by the Company on or before January 31 of the following calendar year. Shareholders may not include in their own income tax returns any net operating losses or capital losses of the Company.

         The Company's investment in Subordinated Interests and certain types of MBS may cause it under certain circumstances to recognize taxable income in excess of its economic income ("phantom income") and to experience an offsetting excess of economic income over its taxable income in later years.
As a result, shareholders may from time to time be required to pay federal income tax on distributions that economically represent a return of capital, rather than a dividend. Such distributions would be offset in later years by distributions representing economic income that would be treated as returns of capital for federal income tax purposes. Accordingly, if the Company receives phantom income, its shareholders may be required to pay federal income tax with respect to such income on an accelerated basis, i.e., before such income is realized by the shareholders in an economic sense. Taking into account the time value of money, such an acceleration of federal income tax liabilities would cause shareholders to receive an after-tax rate of return on an investment in the Company that would be less than the after-tax rate of return on an investment with an identical before-tax rate of return that did not generate phantom income. For example, if an investor subject to an effective income tax rate of 30% purchased a bond (other than a tax-exempt bond) with an annual interest rate of 10% for its face value, his before-tax return on his investment would be 10%, and his after-tax return would be 7%. However, if the same investor purchased shares of the Company at a time when the before-tax rate of return was 10%, his after-tax rate of return on his shares might be somewhat less than 7% as a result of the Company's phantom income. In general, as the ratio of the Company's phantom income to its total income increases, the after-tax rate of return received by a taxable shareholder of the Company will decrease.

         Because the Company expects to own REMIC Residual Interests, it is likely that shareholders (other than certain thrift institutions) will not be permitted to offset certain portions of the dividend income they derive from the Company with their current deductions or net operating loss carryovers or carrybacks. The portion of a shareholder's dividends that will be subject to this limitation will equal his allocable share of any Excess Inclusion income derived by the Company with respect to the REMIC Residual Interests. The Company's Excess Inclusion income for any calendar quarter will equal the excess of its income from REMIC Residual Interests over its "daily accruals" with respect to such REMIC Residual Interests for the calendar quarter. Daily accruals for a calendar quarter are computed by allocating to each day on which a REMIC Residual Interest is owned a ratable portion of the product of (i) the "adjusted issue price" of the REMIC Residual Interest at the beginning of the quarter and (ii) 120% of the long-term federal interest rate (adjusted for quarterly compounding) on the date of issuance of the REMIC Residual Interest. The adjusted issue price of a REMIC Residual Interest at the beginning of a calendar quarter equals the original issue price of the REMIC Residual Interest, increased by the amount of daily accruals for prior quarters and decreased by all prior distributions to the Company with respect to the REMIC Residual Interest. To the extent provided in future Treasury Regulations, the Excess Inclusion income with respect to any REMIC Residual Interests owned by the Company that do not have significant value will equal the entire amount of the income derived from such REMIC Residual Interests. Furthermore, to the extent that the Company (or a Qualified REIT Subsidiary) acquires or originates Mortgage Loans and uses those loans to collateralize one or more multiple-class offerings of

CMOs for which no REMIC election is made ("Non-REMIC Transactions"), it is possible that, to the extent provided in future Treasury Regulations, shareholders (other than certain thrift institutions) will not be permitted to offset certain portions of the dividend income that they derive from the Company that are attributable to Non-REMIC transactions with current deductions or net operating loss carryovers or carrybacks. Although no applicable Treasury regulations have yet been issued, no assurance can be provided that such regulations will not be issued in the future or that, if issued, such regulations will not prevent the Company's shareholders from offsetting some portion of their dividend income with deductions or losses from other sources.

         Upon any sale or other disposition of Common Shares, the holder will generally recognize gain or loss for federal income tax purposes in an amount equal to the difference between (i) the amount of cash and the fair market value of any property received on such sale or other disposition, and (ii) the holder's adjusted basis in the shares. Such gain or loss will generally be capital gain or loss and will be long-term capital gain or loss if such shares have been held for more than twelve months. In general, any loss recognized by a U.S. Shareholder upon the sale or other disposition of Common Shares that have been held for six months or less (after applying certain holding period rules) will be treated as a long-term capital loss, to the extent of distributions received by such U.S. Shareholder from the Company which were required to be treated as long-term capital gains.

         TAXATION OF TAX-EXEMPT SHAREHOLDERS. Tax-exempt entities, including qualified employee pension and profit sharing trusts and individual retirement accounts ("Exempt Organizations"), generally are exempt from federal income taxation. However, they are subject to taxation on their unrelated business taxable income ("UBTI"). While many investments in real estate generate UBTI, the IRS has issued a published ruling that dividend distributions from a REIT to an exempt employee pension trust do not constitute UBTI, provided that the shares of the REIT are not otherwise used in an unrelated trade or business of the exempt employee pension trust. Based on that ruling, amounts distributed by the Company to Exempt Organizations generally should not constitute UBTI. However, if an Exempt Organization finances its acquisition of the Common Shares with debt, a portion of its income from the Company will constitute UBTI pursuant to the "debt-financed property" rules. Furthermore, social clubs, voluntary employee benefit associations, supplemental unemployment benefit trusts, and qualified group legal services plans that are exempt from taxation under paragraphs (7), (9), (17), and (20), respectively, of Code section 501(c) are subject to different UBTI rules, which generally will require them to characterize distributions from the Company and any gain realized on the sale of Common Shares as UBTI.

         Special rules apply to certain tax-exempt pension funds (including 401(k) plans but excluding IRAs or government pension plans) that own more than 10% (measured by value) of a "pension held REIT" at any time during a taxable year. Such a pension fund must treat a certain percentage of all dividends received from the REIT during the year as unrelated business taxable income. The percentage is equal to the ratio of the REIT's gross income (less direct expenses related thereto) derived from the conduct of unrelated trades or businesses determined as if the REIT were a tax-exempt pension fund, to the REIT's gross income (less direct expenses related thereto) from all sources. The special rules will not apply to require a pension fund to recharacterize a portion of its dividends as unrelated business taxable income unless the percentage computed is at least 5%.

         A REIT will be treated as a "pension held REIT" if the REIT is predominantly held by tax-exempt pension funds and if the REIT would fail to satisfy the 5/50 Rule discussed above, see "--Requirements for Qualification--Organizational Requirements," if the shares of the REIT held by such tax-exempt pension funds were not treated as held directly by their respective beneficiaries. A REIT is predominantly held by tax-exempt pension funds if at least one tax-exempt pension fund holds more than 25% (measured by value) of the REIT's shares, or if one or more tax-exempt pension funds (each of which owns more than 10% (measured by value) of the REIT's shares) own in the aggregate more than 50% (measured by value) of the REIT's shares. The Company believes that it will not be treated as a pension-held REIT. However, because the shares of the Company will be publicly traded, no assurance can be given that the Company is not or will not become a pension-held REIT.

         Any dividends received by an Exempt Organization that are allocable to Excess Inclusion will be treated as UBTI. In addition, the Company will be subject to tax at the highest marginal corporate rate on the portion of





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any Excess Inclusion income derived by the Company from REMIC Residual
Interests that is allocable to shares of the Company held by Disqualified Organizations. Any such tax would be deductible by the Company against its income that is not Excess Inclusion income.

         If the Company derives Excess Inclusion income from REMIC Residual Interests, a tax similar to the tax on the Company described in the preceding paragraph may be imposed on shareholders who are (i) pass-through entities (i.e., partnerships, estates, trusts, regulated investment companies, REITs, common trust funds, and certain types of cooperatives (including farmers' cooperatives described in section 521 of the Code)) in which a Disqualified Organization is a record holder of shares or interests and (ii) nominees who hold Common Shares on behalf of Disqualified Organizations. Consequently, a brokerage firm that holds Common Shares in a "street name" account for a Disqualified Organization may be subject to federal income tax on the Excess Inclusion income derived from those shares.

         The Treasury Department has been authorized to issue regulations regarding issuances by a REIT of CMOs in Non-REMIC transactions. If such Treasury regulations are issued in the future preventing taxable shareholders from offsetting some percentage of the dividends paid by the Company with deductions or losses from other sources, that same percentage of the Company's dividends would be treated as UBTI for shareholders that are Exempt Organizations. See "--Taxation of Taxable U.S. Shareholders."

         TAXATION OF NON-U.S. SHAREHOLDERS. The rules governing United States federal income taxation of nonresident alien individuals, foreign corporations, foreign partnerships, foreign trusts and estates and other foreign shareholders (collectively, "Non-U.S. Shareholders") are highly complex, and the following discussion is intended only as a summary of such rules. PROSPECTIVE NON-U.S. SHAREHOLDERS SHOULD CONSULT WITH THEIR OWN TAX ADVISORS TO DETERMINE THE IMPACT OF UNITED STATES FEDERAL, STATE, AND LOCAL INCOME TAX LAWS ON AN INVESTMENT IN COMMON SHARES, INCLUDING ANY REPORTING REQUIREMENTS.

         In general, Non-U.S. Shareholders are subject to regular United States income tax with respect to their investment in Common Shares in the same manner as a U.S. Shareholder if such investment is "effectively connected" with the Non-U.S. Shareholder's conduct of a trade or business in the United States. A corporate Non-U.S. Shareholder that receives income with respect to its investment in Common Shares that is (or is treated as) effectively connected with the conduct of a trade or business in the United States also may be subject to the 30% branch profits tax imposed by the Code, which is payable in addition to regular United States corporate income tax. The following discussion addresses only the United States taxation of Non-U.S. Shareholders whose investment in Common Shares is not effectively connected with the conduct of a trade or business in the United States.

         Distributions made by the Company that are not attributable to gain from the sale or exchange by the Company of United States real property interests and that are not designated by the Company as capital gain dividends will be treated as ordinary income dividends to the extent made out of current or accumulated earnings and profits of the Company. Generally, such ordinary income dividends will be subject to United States withholding tax at the rate of 30% on the gross amount of the dividends paid unless reduced or eliminated by an applicable United States income tax treaty. The Company expects to withhold United States income tax at the rate of 30% on the gross amount of any such dividends paid to a Non-U.S. Shareholder unless a lower treaty rate applies and the Non-U.S. Shareholder has filed an IRS Form 1001 with the Company certifying the Non-U.S. Shareholder's entitlement to treaty benefits.

         Distributions made by the Company in excess of its current and accumulated earnings and profits will be treated first as a tax-free return of capital to each Non-U.S. Shareholder, reducing the adjusted basis which such Non-U.S. Shareholder has in his Common Shares for U.S. tax purposes by the amount of such distribution (but not below zero), with distributions in excess of a Non-U.S. Shareholder's adjusted basis in his shares being treated as gain from the sale or exchange of such shares, the tax treatment of which is described below. If it cannot be determined at the time a distribution is made whether or not such distribution will be in excess of the Company's





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current and accumulated earnings and profits, the distribution will be subject to withholding at the rate applicable to a dividend distribution. However, the Non-U.S. Shareholder may seek a refund from the IRS of any amount withheld if it is subsequently determined that such distribution was, in fact, in excess of the Company's then current and accumulated earnings and profits.

         If the Company derives Excess Inclusion income from REMIC Residual Interests, the portion of the dividends paid to Non-U.S. Shareholders that is allocable to the Excess Inclusion income may not be eligible for exemption from the 30% withholding tax or a reduced treaty rate. In addition, the U.S. Treasury Department has been authorized to issue regulations regarding issuances by a REIT of Common Shares in Non-REMIC Transactions. If Treasury Regulations are issued in the future preventing taxable shareholders from offsetting some percentage of the dividends paid by the Company with deductions or losses from other sources, that same percentage of the Company's dividends would not be eligible for exemption from the 30% withholding tax or a reduced treaty rate. See "--Taxation of Taxable U.S. Shareholders."

         As long as the Company continues to qualify as a REIT, distributions made by the Company that are attributable to gain from the sale or exchange by the Company of United States real property interests will be taxed to a Non-U.S. Shareholder under the Foreign Investment in Real Property Tax Act of 1980 ("FIRPTA"). Under FIRPTA, such distributions are taxed to a Non-U.S. Shareholder as if such distributions were gains "effectively connected" with the conduct of a trade or business in the United States. Accordingly, a Non-U.S. Shareholder will be taxed on such distributions at the same capital gain rates applicable to U.S. Shareholders (subject to any applicable alternative minimum tax and a special alternative minimum tax in the case of non-resident alien individuals). Distributions subject to FIRPTA also may be subject to the 30% branch profits tax in the case of a corporate Non-U.S. Shareholder that is not entitled to treaty relief or exemption. The Company will be required to withhold tax from any distribution to a Non-U.S. Shareholder that could be designated by the Company as a capital gain dividend in an amount equal to 35% of the gross distribution. The amount of tax withheld is fully creditable against the Non-U.S. Shareholder's FIRPTA tax liability, and if such amount exceeds the Non-U.S. Shareholder's federal income tax liability for the applicable taxable year, the Non-U.S. Shareholder may seek a refund of the excess from the IRS. In addition, if the Company designates prior distributions as capital gain dividends, subsequent distributions, up to the amount of such prior distributions, will be treated as capital gain dividends for purposes of withholding.

         Gain recognized by a Non-U.S. Shareholder upon the sale or exchange of Common Shares generally will not be subject to United States taxation unless the Common Shares constitute a "United States real property interest" within the meaning of FIRPTA. The Common Shares will not constitute a "United States real property interest" so long as the Company is a "domestically controlled REIT." A "domestically controlled REIT" is a REIT in which at all times during a specified testing period less than 50% in value of its shares is held directly or indirectly by Non-U.S. Shareholders. However, because the shares of Common Shares will be publicly traded, no assurance can be given that the Company is or will continue to be a "domestically-controlled REIT." Notwithstanding the foregoing, gain from the sale or exchange of Common Shares not otherwise subject to FIRPTA will be taxable to a Non-U.S. Shareholder if the Non-U.S. Shareholder is a nonresident alien individual who is present in the United States for 183 days or more during the taxable year and has a "tax home" in the United States. In such case, the nonresident alien individual will be subject to a 30% United States withholding tax on the amount of such individual's gain.

         If the Company did not constitute a "domestically-controlled REIT," gain arising from the sale or exchange by a Non-U.S. Shareholder of Common Shares would be subject to United States taxation under FIRPTA as a sale of a "United States real property interest" only if the selling Non-U.S. Shareholder's interest in the Company exceeded 5% at any time during the five years preceding the sale or exchange. If gain on the sale or exchange of Common Shares was subject to taxation under FIRPTA, the Non-U.S. Shareholder would be subject to regular United States income tax with respect to such gain in the same manner as a U.S. Shareholder (subject to any applicable alternative minimum tax, a special alternative minimum tax in the case of nonresident alien individuals and the possible application of the 30% branch profits tax in the case of foreign corporations), and the purchaser of the Common Shares (including the Company in a redemption transaction) would be required to withhold and remit to the IRS 10% of the purchase price. Additionally, in such case, distributions on the Common Shares to the extent they represent a return of capital or capital gain from the sale of the shares, rather than dividends, would be subject to a 10% withholding tax.

    INFORMATION REPORTING REQUIREMENTS AND BACKUP WITHHOLDING TAX

         The Company will report to its U.S. Shareholders and to the IRS the amount of dividends paid during each calendar year and the amount of tax withheld, if any, with respect thereto. Under the backup withholding rules, a U.S. Shareholder may be subject to backup withholding at the rate of 31% on dividends paid unless such U.S. Shareholder (i) is a corporation or falls within certain other exempt categories and, when required, can demonstrate this fact, or (ii) provides a taxpayer identification number, certifies as to no loss of exemption from backup withholding, and otherwise complies with applicable requirements of the backup withholding rules. A U.S. Shareholder who does not provide the Company with his correct taxpayer identification number also may be subject to penalties imposed by the IRS. Any amount paid as backup withholding will be creditable against the U.S. Shareholder's federal income tax liability. In addition, the Company may be required to withhold a portion of any capital gain distributions made to U.S. Shareholders who fail to certify their non-foreign status to the Company. See "--Taxation of Non-U.S. Shareholders."

         Additional issues may arise pertaining to information reporting and backup withholding with respect to Non-U.S. Shareholders, and Non-U.S. Shareholders should consult their tax advisors with respect to any such information reporting and backup withholding requirements.

    POSSIBLE LEGISLATIVE OR OTHER ACTIONS AFFECTING TAX CONSEQUENCES

         Prospective holders should recognize that the present federal income tax treatment of the Company may be modified by future legislative, judicial or administrative actions or decisions at any time, which may be retroactive in effect, and, as a result, any such action or decision may affect investments and commitments previously made. The rules dealing with federal income taxation are constantly under review by Persons involved in the legislative process and by the IRS and the Treasury Department, resulting in statutory changes as well as promulgation of new, or revisions to existing, regulations and revised interpretations of established concepts. No prediction can be made as to the likelihood of passage of any new tax legislation or other provisions either directly or indirectly affecting the Company or its shareholders. Revisions in federal income tax laws and interpretations thereof could adversely affect the tax consequences of an investment in the Common Shares.

         The Company or the Company's shareholders may be subject to state and local tax in various states and localities, including those states and localities in which it or they transact business, own property, or reside. The state and local tax treatment of the Company and its shareholders in such jurisdictions may differ from the federal income tax treatment described above. Consequently, prospective shareholders should consult their own tax advisors regarding the effect of state and local tax laws upon an investment in the Common Shares.

                              ERISA CONSIDERATIONS

         The following is a summary of material considerations arising under the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), and the prohibited transaction provisions of section 4975 of the Code that may be relevant to a prospective purchaser. The discussion does not purport to deal with all aspects of ERISA or Section 4975 of the Code that may be relevant to particular shareholders (including employee benefit plans subject to Title I of ERISA, other retirement plans and individual retirement accounts ("IRAs") subject to the prohibited transaction provisions of Section 4975 of the Code, as well as governmental plans or church plans that are exempt from ERISA and
Section 4975 of the Code but that may be subject to state law requirements) in light of their particular circumstances.

         The discussion is based on current provisions of ERISA and the Code, existing and currently proposed regulations under ERISA and the Code, the legislative history of ERISA and the Code, existing administrative rulings of the Department of Labor ("DOL") and reported judicial decisions. No assurance can be given that legislative, judicial, or administrative changes will not affect the accuracy of any statements herein with respect to transactions entered into or contemplated prior to the effective date of such changes.

         A FIDUCIARY MAKING THE DECISION TO INVEST IN THE COMMON SHARES ON BEHALF OF A PROSPECTIVE PURCHASER THAT IS AN EMPLOYEE BENEFIT PLAN, A TAX-QUALIFIED RETIREMENT PLAN, OR AN IRA SHOULD CONSULT ITS OWN LEGAL ADVISOR REGARDING THE SPECIFIC CONSIDERATIONS ARISING UNDER ERISA, SECTION 4975 OF THE CODE, AND STATE LAW WITH RESPECT TO THE PURCHASE, OWNERSHIP, OR SALE OF THE COMMON SHARES BY SUCH PLAN OR IRA.

    EMPLOYEE BENEFIT PLANS, TAX-QUALIFIED RETIREMENT PLANS, AND IRAS

         Each fiduciary of a pension, profit-sharing, or other employee benefit plan (a "Plan") subject to Title I of ERISA should consider carefully whether an investment in the Common Shares is consistent with his fiduciary responsibilities under ERISA. In particular, the fiduciary requirements of
Part 4 of Title I of ERISA require a Plan's investment to be (i) prudent and in the best interests of the Plan, its participants, and its beneficiaries, (ii) diversified in order to minimize the risk of large losses, unless it is clearly prudent not to do so, and (iii) authorized under the terms of the Plan's governing documents (provided the documents are consistent with ERISA). In determining whether an investment in the Common Shares is prudent for purposes of ERISA, the appropriate fiduciary of a Plan should consider all of the facts and circumstances, including whether the investment is reasonably designed, as a part of the Plan's portfolio for which the fiduciary has investment responsibility, to meet the objectives of the Plan, taking into consideration the risk of loss and opportunity for gain (or other return) from the investment, the diversification, cash flow, and funding requirements of the Plan's portfolio. A fiduciary also should take into account the nature of the Company's business, the management of the Company, the length of the Company's operating history, the fact that certain investment assets may not have been identified yet, and the possibility of the recognition of UBTI.

         The fiduciary of an IRA or of a qualified retirement plan not subject to Title I of ERISA because it is a governmental or church plan or because it does not cover common law employees (a "Non-ERISA Plan") should consider that such an IRA or Non-ERISA Plan may only make investments that are authorized by the appropriate governing documents and under applicable state law.

         Fiduciaries of Plans and Persons making the investment decision for an IRA or other Non-ERISA Plan should consider the application of the prohibited transaction provisions of ERISA and the Code in making their investment decision. A "party in interest" or "disqualified Person" with respect to a Plan or with respect to a Plan or IRA subject to Code section 4975 other than a fiduciary acting as such is subject to (i) an initial 15% excise tax on the amount involved in any prohibited transaction involving the assets of the plan or IRA and (ii) an excise tax equal to 100% of the amount involved if any prohibited transaction is not timely corrected. If the disqualified Person who engages in the transaction is the individual on behalf of whom an IRA is maintained (or his beneficiary), the IRA will lose its tax-exempt status and its assets will be deemed to have been distributed to such individual in a taxable distribution (and no excise tax will be imposed) on account of the prohibited transaction. In addition, a fiduciary who permits a Plan to engage in a transaction that the fiduciary knows or should know is a prohibited transaction may be liable to the Plan for any loss the Plan incurs as a result of the transaction or for any profits earned by the fiduciary in the transaction.

    STATUS OF THE COMPANY UNDER ERISA

         The following section discusses certain principles that apply in determining whether the fiduciary requirements of ERISA and the prohibited transaction provisions of ERISA and the Code apply to an entity because one or more investors in the equity interests in the entity is a Plan or is a Non-ERISA Plan or IRA subject to Section 4975 of the Code. A Plan fiduciary also should consider the relevance of those principles to ERISA's prohibition on improper delegation of control over or responsibility for "plan assets" and ERISA's imposition of co-fiduciary liability on a fiduciary who participates in, permits (by action or inaction) the occurrence of, or fails to remedy a known breach by another fiduciary.

         Regulations of the DOL defining "plan assets" (the "Plan Asset Regulations") generally provide that when a Plan or Non-ERISA Plan or IRA acquires a security that is an equity interest in an entity and the security is neither a "publicly-offered security" nor a security issued by an investment company registered under the Investment Company Act, the Plan's or Non-ERISA Plan's or IRA's assets include both the equity interest and an undivided interest in each of the underlying assets of the issuer of such equity interest, unless one or more exceptions specified in the Plan Asset Regulations are satisfied.

         If the assets of the Company are deemed to be "plan assets" under ERISA, (i) the prudence standards and other provisions of Part 4 of Title I of ERISA would be applicable to any transactions involving the Company's assets,
(ii) Persons who exercise any authority over the Company's assets, or who provide investment advice to the Company, would (for purposes of the fiduciary responsibility provisions of ERISA) be fiduciaries of each Plan that acquires Common Shares, and transactions involving the Company's assets undertaken at their direction or pursuant to their advice might violate their fiduciary responsibilities under ERISA, especially with regard to conflicts of interest,
(iii) a fiduciary exercising his investment discretion over the assets of a Plan to cause it to acquire or hold the Common Shares could be liable under
Part 4 of Title I of ERISA for transactions entered into by the Company that do not conform to ERISA standards of prudence and fiduciary responsibility, and
(iv) certain transactions that the Company might enter into in the ordinary course of its business and operations might constitute "prohibited transactions" under ERISA and the Code.

         The Plan Asset Regulations define a publicly-offered security as a security that is "widely-held," "freely transferable," and either part of a class of securities registered under the Exchange Act, or sold pursuant to an effective registration statement under the Securities Act (provided the securities are registered under the Exchange Act within 120 days after the end of the fiscal year of the issuer during which the offering occurred). The Common Shares are being sold in an offering registered under the Securities Act and will be registered under the Exchange Act. The Plan Asset Regulations provide that a security is "widely held" only if it is part of a class of securities that is owned by 100 or more investors independent of the issuer and of one another. A security will not fail to be widely held because the number of independent investors falls below 100 subsequent to the initial public offering as a result of events beyond the issuer's control. The Company anticipates that upon completion of this offering, the Common Shares will be "widely held."

         The Plan Asset Regulations provide that whether a security is "freely transferable" is a factual question to be determined on the basis of all relevant facts and circumstances. The Plan Asset Regulations further provide that where a security is part of an offering in which the minimum investment is $10,000 or less (as is the case with this offering), certain restrictions ordinarily will not, alone or in combination, affect a finding that such securities are freely transferable. The restrictions on transfer enumerated in the Plan Asset Regulations as not affecting that finding include: (i) any restriction on or prohibition against any transfer or assignment that would result in the termination or reclassification of an entity for federal or state tax purposes, or that otherwise would violate any federal or state law or court order, (ii) any requirement that advance notice of a transfer or assignment be given to the issuer, (iii) any administrative procedure that establishes an effective date, or an event (such as completion of an offering), prior to which a transfer or assignment will not be effective, and (iv) any limitation or restriction on transfer or assignment that is not imposed by the issuer or a Person acting on behalf of the issuer. The Company believes that the restrictions imposed under the Declaration of Trust on the transfer of the Company's shares will not result in the failure of the Common Shares to be "freely transferable." The Company also is not aware of any other facts or circumstances limiting the transferability of the Common Shares other than those enumerated in the Plan Asset Regulations as those not affecting free transferability. However no assurance can be given that the DOL or the United States Department of Treasury will not reach a contrary conclusion.

         Assuming that the Common Shares will be "widely held" and that no other facts and circumstances other than those referred to in the preceding paragraph exist that restrict transferability of the Common Shares, the

Common Shares should be publicly offered securities and the assets of the Company should not be deemed to be "plan assets" of any Plan, IRA or Non-ERISA Plan that invests in the Common Shares.

      CERTAIN LEGAL ASPECTS OF MORTGAGE LOANS AND REAL ESTATE INVESTMENTS

         The following discussion describes a number of legal considerations involved in the acquisition of Mortgage Loans or the foreclosure and sale of defaulted Mortgage Loans (whether individually or as part of a series of MBS). It generally summarizes certain legal aspects of Mortgage Loans and real estate. Because certain of such legal aspects are governed by applicable state law (which laws vary from state to state), the summaries do not purport to be complete, to reflect the laws of any particular state, or to encompass the laws of all states. Accordingly, the summaries are qualified in their entirety by reference to the applicable laws of the states where the property is located.

    GENERAL

         Each Mortgage Loan will be evidenced by a note or bond and secured by an instrument granting a security interest in real property, which may be a mortgage, deed of trust or a deed to secure debt, depending upon the prevailing practice and law in the state in which the related mortgaged property is located. Mortgages, deeds of trust and deeds to secure debt are herein collectively referred to as "mortgages." A mortgage creates a lien upon, or grants a title interest in, the real property covered thereby, and represents the security for the repayment of the indebtedness customarily evidenced by a promissory note. The priority of the lien created or interest granted will depend on the terms of the mortgage and, in some cases, on the terms of separate subordination agreements or intercreditor agreements with others that hold interests in the real property, the knowledge of the parties to the mortgage and, generally, the order of recordation of the mortgage in the appropriate public recording office. However, the lien of a recorded mortgage will generally be subordinate to later-arising liens for real estate taxes and assessments and other charges imposed under governmental police powers.

    TYPES OF MORTGAGE INSTRUMENTS

         There are two parties to a mortgage: a mortgagor (the borrower and usually the owner of the subject property) and a mortgagee (the lender). In contrast, a deed of trust is a three-party instrument, among a trustor (the equivalent of a borrower), a trustee to whom the real property is conveyed, and a beneficiary (the lender) for whose benefit the conveyance is made. Under a deed of trust, the trustor grants the property, irrevocably until the debt is paid, in trust and generally with a power of sale, to the trustee to secure repayment of the indebtedness evidenced by the related note. A deed to secure debt typically has two parties. The grantor (the borrower) conveys title to the real property to the grantee (the lender), generally with a power of sale, until such time as the debt is repaid. The mortgagee's authority under a mortgage, the trustee's authority under a deed of trust and the grantee's authority under a deed to secure debt are governed by the express provisions of the related instrument, the law of the state in which the real property is located, certain federal laws and, in some deed of trust transactions, the directions of the beneficiary.

    INTERESTS IN REAL PROPERTY

         The interests in real property typically covered by a mortgage, deed of trust or deed to secure debt is most often the fee simple estate in land and improvements. However, such instruments may encumber other interests in real property such as a tenant's interest in the lease of land or improvements, or both, and the leasehold estate created by such lease. An instrument covering an interest in real property other than the fee estate requires special provisions in the instrument creating such interest or in the mortgage, deed of trust or deed to secure debt, to protect the mortgagee against termination of such interest before the mortgage, deed of trust or deed to secure debt is paid.

    LEASES AND RENTS

         Mortgage Loans that encumber income-producing property often contain an assignment of rents and leases, pursuant to which the borrower assigns to the lender the borrower's right, title and interest as landlord under each lease and the income derived therefrom, while (unless rents are to be paid directly to the lender) retaining a revocable license to collect the rents for so long as there is no default. If the borrower defaults, the license terminates and the lender is entitled to collect the rents. Local law may require that the lender take possession of the property and/or obtain a court-appointed receiver before becoming entitled to collect the rents.

         The potential payments from a property may be less than the periodic payments due under the Mortgage Loan. For example, the net income that would otherwise be generated from the property may be less than the amount that would be needed to service the debt if the leases on the property are at below-market rents, the market rents have fallen since the original financing, vacancies have increased, or as a result of excessive or increased maintenance, repair or other obligations to which a lender succeeds as landlord.

    CONDEMNATION AND INSURANCE

         The form of the mortgage or deed of trust used by many lenders confers on the mortgagee or beneficiary the right both to receive all proceeds collected under any hazard insurance policy and all awards made in connection with any condemnation proceedings, and to apply such proceeds and awards to any indebtedness secured by the mortgage or deed of trust, in such order as the mortgagee or beneficiary may determine. Thus, in the event improvements on the property are damaged or destroyed by fire or other casualty, or in the event the property is taken by condemnation, the mortgagee or beneficiary under the senior mortgage or deed of trust will have the prior right to collect any insurance proceeds payable under a hazard insurance policy and any award of damages in connection with the condemnation and to apply the same to the indebtedness secured by the senior mortgage or deed of trust. Proceeds in excess of the amount of senior mortgage indebtedness will, in most cases, be applied to the indebtedness of a junior mortgage or trust deed to the extent the junior mortgage or deed of trust so provides. The laws of certain states may limit the ability of mortgagees or beneficiaries to apply the proceeds of hazard insurance and partial condemnation awards to the secured indebtedness. In such states, the mortgagor or trustor must be allowed to use the proceeds of hazard insurance to repair the damage unless the security of the mortgagee or beneficiary has been impaired. Similarly, in certain states, the mortgagee or beneficiary is entitled to the award for a partial condemnation of the real property security only to the extent that its security is impaired.

    FORECLOSURE

         GENERAL. Foreclosure is a legal procedure that allows the lender to recover its Mortgage Loan by enforcing its rights and available legal remedies under the mortgage. If the borrower defaults in payment or performance of its obligations under the note or mortgage, the lender has the right to institute foreclosure proceedings to sell the real property at public auction to satisfy the indebtedness.

         Foreclosure procedures vary from state to state. Two primary methods of foreclosing a Mortgage Loan are judicial foreclosure, involving court proceedings, and non-judicial foreclosure pursuant to a power of sale granted in the mortgage instrument. Other foreclosure procedures are available in some states, such as strict foreclosure, but they are either infrequently used or available only in limited circumstances.

         JUDICIAL FORECLOSURE. A judicial foreclosure proceeding is conducted in a court having jurisdiction over the mortgaged property. Generally, the action is initiated by the service of legal pleadings upon all parties having a subordinate interest of record in the real property and all parties in possession of the property, under leases or otherwise, whose interests are subordinate to the Mortgage Loan. A foreclosure action is subject to most of the delays and expenses of other lawsuits if defenses are raised or counterclaims are interposed, and sometimes requires several years to complete. When the lender's right to foreclose is contested, the legal proceedings can be time-consuming. Upon successful completion of a judicial foreclosure proceeding, the court generally issues a





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judgment of foreclosure and appoints a referee or other officer to conduct a public sale of the mortgaged property, the proceeds of which are used to satisfy the judgment. Such sales are made in accordance with procedures that vary from state to state.

         PUBLIC SALE. A third party may be unwilling to purchase a mortgaged property at a public sale following judicial foreclosure because of the difficulty in determining the value of such property at the time of sale, due to, among other things, redemption rights which may exist and the possibility of physical deterioration of the property during the foreclosure proceedings. For these reasons, it is common for the lender to purchase the mortgaged property for an amount equal to or less than the underlying debt and accrued and unpaid interest plus the expenses of foreclosure. Generally, state law controls the amount of foreclosure costs and expenses which may be recovered by a lender. Thereafter, subject to the mortgagor's right in some states to remain in possession during a redemption period, if applicable, the lender will become the owner of the property and have both benefits and burdens of ownership of the mortgaged property. For example, the lender will have the obligation to pay debt service on any senior mortgages, to pay taxes, obtain casualty insurance and make such repairs at its own expense as are necessary to render the property suitable for sale. The costs of operating and maintaining a commercial or multifamily residential property may be significant and may be greater than the income derived from that property.

         NON-JUDICIAL FORECLOSURE/POWER OF SALE. Foreclosure of a deed of trust is generally accomplished by a non-judicial trustee's sale pursuant to a power of sale typically granted in the deed of trust. A power of sale may also be contained in any other type of mortgage instrument if applicable law so permits. A power of sale under a deed of trust allows a non-judicial public sale to be conducted generally following a request from the beneficiary/lender to the trustee to sell the property upon default by the borrower and after notice of sale is given in accordance with the terms of the mortgage and applicable state law. The borrower or junior lienholder may then have the right, during a reinstatement period required in some states, to cure the default by paying the entire actual amount in arrears (without regard to the acceleration of the indebtedness), plus the lender's expenses incurred in enforcing the obligation. In other states, the borrower or the junior lienholder is not provided a period to reinstate the loan, but has only the right to pay off the entire debt to prevent the foreclosure sale. Generally, state law governs the procedure for public sale, the parties entitled to notice, the method of giving notice and the applicable time periods.

         EQUITABLE LIMITATIONS ON ENFORCEABILITY OF CERTAIN PROVISIONS. United States courts have traditionally imposed general equitable principles to limit the remedies available to lenders in foreclosure actions. These principles are generally designed to relieve borrowers from the effects of mortgage defaults perceived as harsh or unfair. Relying on such principles, a court may alter the specific terms of a loan to the extent it considers necessary to prevent or remedy an injustice, undue oppression or overreaching, or may require the lender to undertake affirmative actions to determine the cause of the borrower's default and the likelihood that the borrower will be able to reinstate the loan. In some cases, courts have substituted their judgment for the lender's and have required that lenders reinstate loans or recast payment schedules in order to accommodate borrowers who are suffering from a temporary financial disability. In other cases, courts have limited the right of the lender to foreclose in the case of a non-monetary default, such as a failure to adequately maintain the mortgaged property or an impermissible further encumbrance of the mortgaged property.

         Even if the lender is successful in the foreclosure action and is able to take possession of the property, the costs of operating and maintaining a commercial or multi-family property may be significant and may be greater than the income derived from that property. The costs of management and operation of those mortgaged properties which are hotels, motels, restaurants, nursing homes, convalescent homes or hospitals may be particularly significant because of the expertise, knowledge and with respect to nursing or convalescent homes, regulatory compliance, required to run such operations and the effect which foreclosure and a change in ownership may have with respect to consent requirements and on the public's and the industry's (including franchisors') perception of the quality of such operations. The lender also will commonly obtain the services of a real estate broker and pay the broker's commission in connection with the sale or lease of the property. Depending upon market conditions, the ultimate proceeds of the sale of the property may not equal the lender's investment in the property. Moreover, because of





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the expenses associated with acquiring, owning and selling a mortgaged property, a lender could realize an overall loss on a Mortgage Loan even if the mortgaged property is sold at foreclosure, or resold after it is acquired through foreclosure, for an amount equal to the full outstanding principal amount of the loan plus accrued interest.

         The holder of a junior mortgage that forecloses on a mortgaged property does so subject to senior mortgages and any other prior liens, and may be obliged to keep senior Mortgage Loans current in order to avoid foreclosure of its interest in the property. In addition, if the foreclosure of a junior mortgage triggers the enforcement of a "due-on-sale" clause contained in a senior mortgage, the junior mortgagee could be required to pay the full amount of the senior mortgage indebtedness or face foreclosure.

         POST-SALE REDEMPTION. In a majority of states, after sale pursuant to a deed of trust or foreclosure of a mortgage, the borrower and foreclosed junior lienors are given a statutory period in which to redeem the property.
In some states, statutory redemption may occur only upon payment of the foreclosure sale price. In other states, redemption may be permitted if the former borrower pays only a portion of the sums due. In some states, the borrower retains possession of the property during the statutory redemption period. The effect of a statutory right of redemption is to diminish the ability of the lender to sell the foreclosed property because the exercise of a right of redemption would defeat the title of any purchaser through a foreclosure. Consequently, the practical effect of the redemption right is to force the lender to maintain the property and pay the expenses of ownership until the redemption period has expired. In some states, a post-sale statutory right of redemption may exist following a judicial foreclosure, but not following a trustee's sale under a deed of trust.

         ANTI-DEFICIENCY LEGISLATION. Any commercial or multi-family residential Mortgage Loans acquired by the Company are likely to be nonrecourse loans, as to which recourse in the case of default will be limited to the property and such other assets, if any, that were pledged to secure the Mortgage Loan. However, even if a Mortgage Loan by its terms provides for recourse to the borrower's other assets, a lender's ability to realize upon those assets may be limited by state law. For example, in some states a lender cannot obtain a deficiency judgment against the borrower following foreclosure or sale under a deed of trust or by non-judicial means. Other statutes may require the lender to exhaust the security afforded under a mortgage before bringing a personal action against the borrower. In certain other states, the lender has the option of bringing a personal action against the borrower on the debt without first exhausting such security; however, in some of those states, the lender, following judgment on such personal action, may be deemed to have elected a remedy and thus may be precluded from foreclosing upon the security. Consequently, lenders in those states where such an election of remedy provision exists may choose to proceed first against the security. Finally, other statutory provisions, designed to protect borrowers from exposure to large deficiency judgments that might result from bidding at below-market values at the foreclosure sale, limit any deficiency judgment to the excess of the outstanding debt over the fair market value of the property at the time of the sale.

    COOPERATIVES

         Mortgage Loans may be secured by a security interest on the borrower's ownership interest in shares, and the proprietary leases appurtenant thereto (or cooperative contract rights), allocable to cooperative dwelling units that may be vacant or occupied by non-owner tenants. Such loans are subject to certain risks not associated with Mortgage Loans secured by a lien on the fee estate of a borrower in real property. Such a loan typically is subordinate to the mortgage, if any, on the cooperative's building which, if foreclosed, could extinguish the equity in the building and the proprietary leases of the dwelling units derived from ownership of the shares of the cooperative. Further, transfer of shares in a cooperative are subject to various regulations as well as to restrictions (including transfer restrictions) under the governing documents of the cooperative, and the shares may be canceled in the event that associated maintenance charges due under the related proprietary leases are not paid. Typically, a recognition agreement between the lender and the cooperative provides, among other things, the lender with an opportunity to cure a default under a proprietary lease but such recognition agreements may not have been obtained in the case of all the Mortgage Loans secured by cooperative shares (or contract rights).

         Under the laws applicable in many states, "foreclosure" on cooperative shares is accomplished by a sale in accordance with the provisions of Article 9 of the UCC and the security agreement relating to the shares. Article 9 of the UCC requires that a sale be conducted in a "commercially reasonable" manner, which may be dependent upon, among other things, the notice given to the debtor and the method, manner, time, place and terms of the sale. Article 9 of the UCC provides that the proceeds of the sale will be applied first to pay the costs and expenses of the sale and then to satisfy the indebtedness secured by the lender's security interest. A recognition agreement, however, generally provides that the lender's right to reimbursement is subject to the right of the cooperative to receive sums due under the proprietary leases.

    BANKRUPTCY LAWS

         Operation of the Bankruptcy Code and related state laws may interfere with or affect the ability of a lender to realize upon collateral and/or to enforce a deficiency judgment. For example, under the Bankruptcy Code, virtually all actions (including foreclosure actions and deficiency judgment proceedings) to collect a debt are automatically stayed upon the filing of the bankruptcy petition and, often, no interest or principal payments are made during the course of the bankruptcy case. The delay and the consequences thereof caused by such automatic stay can be significant. Also, under the Bankruptcy Code, the filing of a petition in bankruptcy by or on behalf of a junior lien or may stay the senior lender from taking action to foreclose out such junior lien.

         Under the Bankruptcy Code, provided certain substantive and procedural safeguards protective of the lender are met, the amount and terms of a Mortgage Loan secured by a lien on property of the debtor may be modified under certain circumstances. For example, the outstanding amount of the loan may be reduced to the then-current value of the property (with a corresponding partial reduction of the amount of lender's security interest) pursuant to a confirmed plan or lien avoidance proceeding, thus leaving the lender a general unsecured creditor for the difference between such value and the outstanding balance of the loan. Other modifications may include the reduction in the amount of each scheduled payment, by means of a reduction in the rate of interest and/or an alteration of the repayment schedule (with or without affecting the unpaid principal balance of the loan), and/or by an extension (or shortening) of the term to maturity.

         Federal bankruptcy law may also have the effect of interfering with or affecting the ability of the secured lender to enforce the borrower's assignment of rents and leases related to the mortgaged property. Under section 362 of the Bankruptcy Code, the lender will be stayed from enforcing the assignment, and the legal proceedings necessary to resolve the issue could be time-consuming, with resulting delays in the lender's receipt of the rents. In addition, the Bankruptcy Code has been amended to provide that a lender's perfected pre-petition security interest in leases, rents and hotel revenues continues in the post-petition leases, rents and hotel revenues, unless a bankruptcy court orders to the contrary "based on the equities of the case."

         In a bankruptcy or similar proceeding, action may be taken seeking the recovery as a preferential transfer of any payments made by the mortgagor under the related Mortgage Loan to the owner of such Mortgage Loan. Payments on long-term debt may be protected from recovery as preferences if they are payments in the ordinary course of business made on debts incurred in the ordinary course of business. Whether any particular payment would be protected depends upon the facts specific to a particular transaction.

         A trustee in bankruptcy, in some cases, may be entitled to collect its costs and expenses in preserving or selling the mortgaged property ahead of payment to the lender. In certain circumstances, a debtor in bankruptcy may have the power to grant liens senior to the lien of a mortgage, and analogous state statutes and general principles of equity may also provide a mortgagor with means to halt a foreclosure proceeding or sale and to force a restructuring of a Mortgage Loan on terms a lender would not otherwise accept. Moreover, the laws of certain states also give priority to certain tax liens over the lien of a mortgage or deed of trust. Under the Bankruptcy Code, if the court finds that actions of the mortgagee have been unreasonable, the lien of the related mortgage may be subordinated to the claims of unsecured creditors.

         The Company's acquisition of real property, particularly REO Property, may be affected by many of the considerations applicable to Mortgage Loan lending. For example, the Company's acquisition of certain property at foreclosure sale could be affected by a borrower's post-sale right of redemption. In addition, the Company's ability to derive income from real property will generally be dependent on its receipt of rent payments under leases of the related property. The ability to collect rents may be impaired by the commencement of a bankruptcy proceeding relating to a lessee under such lease. Under the Bankruptcy Code, the filing of a petition in bankruptcy by or on behalf of a lessee results in a stay in bankruptcy against the commencement or continuation of any state court proceeding for past due rent, for accelerated rent, for damages or for a summary eviction order with respect to a default under the lease that occurred prior to the filing of the lessee's petition. In addition, the Bankruptcy Code generally provides that a trustee or debtor-in-possession may, subject to approval of the court, (i) assume the lease and retain it or assign it to a third party or (ii) reject the lease. If the lease is assumed, the trustee or debtor-in-possession (or assignee, if applicable) must cure any defaults under the lease, compensate the lessor for its losses and provide the lessor with "adequate assurance" of future performance. Such remedies may be insufficient, and any assurances provided to the lessor may, in fact, be inadequate. If the lease is rejected, the lessor will be treated as an unsecured creditor with respect to its claim for damages for termination of the lease. The Bankruptcy Code also limits a lessor's damages for lease rejection to the rent reserved by the lease (without regard to acceleration) for the greater of one year, or 15%, not to exceed three years, of the remaining term of the lease.

    DEFAULT INTEREST AND LIMITATIONS ON PREPAYMENTS

         Notes and mortgages may contain provisions that obligate the borrower to pay a late charge or additional interest if payments are not timely made, and in some circumstances, may prohibit prepayments for a specified period and/or condition prepayments upon the borrower's payment of prepayment fees or yield maintenance penalties. In certain states, there are or may be specific limitations upon the late charges that a lender may collect from a borrower for delinquent payments. Certain states also limit the amounts that a lender may collect from a borrower as an additional charge if the loan is prepaid. In addition, the enforceability of provisions that provide for prepayment fees or penalties upon an involuntary prepayment is unclear under the laws of many states.

         The Company may invest in Mortgage Loans which contain a "debt-acceleration" clause, which permits the lender to accelerate the full debt upon a monetary or non-monetary default of the borrower. The courts of most states will enforce clauses providing for acceleration in the event of a material payment default after giving effect to any appropriate notices. The equity courts of any state, however, may refuse to foreclose a mortgage or deed of trust when an acceleration of the indebtedness would be inequitable or unjust or the circumstances would render the acceleration unconscionable. Furthermore, in some states, the borrower may avoid foreclosure and reinstate an accelerated loan by paying only the defaulted amounts and the costs and attorneys' fees incurred by the lender in collecting such defaulted payments.

         State courts also are known to apply various legal and equitable principles to avoid enforcement of the forfeiture provisions of installment contracts. For example, a lender's practice of accepting late payments from the borrower may be deemed a waiver of the forfeiture clause. State courts also may impose equitable grace periods for payment of arrearage or otherwise permit reinstatement of the contract following a default. Not infrequently, if a borrower under an installment contract has significant equity in the property, equitable principles will be applied to reform or reinstate the contract or to permit the borrower to share the proceeds upon a foreclosure sale of the property if the sale price exceeds the debt.

    FORFEITURES IN DRUG AND RICO PROCEEDINGS

         Federal law provides that property owned by Persons convicted of drug-related crimes or of criminal violations of the Racketeer Influenced and Corrupt Organizations ("RICO") statute can be seized by the government if the property was used in, or purchased with the proceeds of, such crimes. Under procedures contained in the Comprehensive Crime Control Act of 1984 (the "Crime Control Act"), the government may seize the property even before conviction. The government must publish notice of the forfeiture proceeding and may give notice to all parties "known to have an alleged interest in the property," including the holders of Mortgage Loans.

         A lender may avoid forfeiture of its interest in the property if it establishes that: (i) its mortgage was executed and recorded before commission of the crime upon which the forfeiture is based, or (ii) the lender was, at the time of execution of the mortgage, "reasonably without cause to believe" that the property was used in, or purchased with the proceeds of, illegal drug or RICO activities.

    ENVIRONMENTAL RISKS

         GENERAL. The Company will be subject to environmental risks when taking a security interest in real property, as well as when it acquires any real property. Of particular concern may be properties that are or have been used for industrial, manufacturing, military or disposal activity. Such environmental risks include the risk of the diminution of the value of a contaminated property or, as discussed below, liability for the costs of compliance with environmental regulatory requirements or the costs of clean-up or other remedial actions. These compliance or clean-up costs could exceed the value of the property or the amount of the Mortgage Loan. In certain circumstances, a lender could determine to abandon a contaminated mortgaged property as collateral for its Mortgage Loan rather than foreclose and risk liability for compliance or clean-up costs.

         CERCLA. The Federal Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended ("CERCLA"), imposes strict liability on present and past "owners" and "operators" of contaminated real property for the costs of clean-up. A secured lender may be liable as an "owner" or "operator" of a contaminated mortgaged property if agents or employees of the lender have become sufficiently involved in the management of such mortgaged property or the operations of the borrower. Such liability may exist even if the lender did not cause or contribute to the contamination and regardless of whether the lender has actually taken possession of a mortgaged property through foreclosure, deed in lieu of foreclosure or otherwise. The magnitude of the CERCLA liability at any given contaminated site is a function of the actions required to address adequately the risks to human health and the environment posed by the particular conditions at the site. As a result, such liability is not constrained by the value of the property or the amount of the original or unamortized principal balance of any Mortgage Loans secured by the property. Moreover, under certain circumstances, liability under CERCLA may be joint and several (i.e., any liable party may be obligated to pay the entire cleanup costs regardless of its relative contribution to the contamination).

         The Asset Conservation, Lender Liability and Deposit Insurance Act of 1996 (the "1996 Lender Liability Act") provides for a safe harbor for secured lenders from CERCLA liability even though the lender forecloses and sells the real estate securing the Mortgage Loan, provided the secured lender sells "at the earliest practicable, commercially reasonable time, at commercially reasonable terms, taking into account market conditions and legal and regulatory requirements." Although the 1996 Lender Liability Act provides significant protection to secured lenders, it has not been construed by the courts and there are circumstances in which actions taken could expose a secured lender to CERCLA liability. And, the transferee from the secured lender is not entitled to the protections enjoyed by a secured lender. Hence, the marketability of any contaminated real estate continues to be suspect.

         CERTAIN OTHER FEDERAL AND STATE LAWS. Many states have environmental clean-up statutes similar to CERCLA, and not all those statutes provide for a secured creditor exemption. In addition, underground storage tanks are commonly found on a wide variety of commercial and industrial properties. Federal and state laws impose liability on the owners and operators of underground storage tanks for any cleanup that may be required as a result of releases from such tanks. These laws also impose certain compliance obligations on the tank owners and operators, such as regular monitoring for leaks and upgrading of older tanks. The Company may become a tank owner or operator and subject to compliance obligations and potential cleanup liabilities, either as a result of becoming involved in the management of a site at which a tank is located or, more commonly, by taking title to such a property. Federal and state laws also obligate property owners and operators to maintain and, under some circumstances, to remove asbestos-containing building materials and lead-based paint. As a result, the presence of

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these materials can increase the cost of operating a property and thus diminish its value. In a few states, transfers of some types of properties are conditioned upon cleanup of contamination prior to transfer. In these cases, a lender that becomes the owner of a property through foreclosure, deed in lieu of foreclosure or otherwise, may be required to clean up the contamination before selling or otherwise transferring the property.

         Beyond statute-based environmental liability, there exist common law causes of action (for example, actions based on nuisance or on toxic tort resulting in death, personal injury or damage to property) related to hazardous environmental conditions on a property.

         SUPERLIEN LAWS. Under the laws of many states, contamination of a property may give rise to a lien on the property for clean-up costs. In several states, such a lien has priority over all existing liens, including those of existing mortgages. In these states, the lien of a mortgage may lose its priority to such a "superlien."

         ADDITIONAL CONSIDERATIONS. The cost of remediating environmental contamination at a property can be substantial. To reduce the likelihood of exposure to such losses, the Company will not acquire title to a mortgaged property or take over its operation unless, based on an environmental site assessment prepared by a qualified environmental consultant, it has made the determination that it is appropriate to do so. The Company expects that it will organize a special purpose subsidiary to acquire any environmentally contaminated real property.

         ENVIRONMENTAL SITE ASSESSMENTS. In addition to possibly allowing a lender to qualify for the innocent landowner defense (see discussion under "--Environmental Risks--CERCLA" above), environmental site assessments can be a valuable tool in anticipating, managing and minimizing environmental risk. They are commonly performed in many commercial real estate transactions.

         Environmental site assessments vary considerably in their content and quality. Even when adhering to good professional practices, environmental consultants will sometimes not detect significant environmental problems because an exhaustive environmental assessment would be far too costly and time-consuming to be practical. Nevertheless, it is generally helpful in assessing and addressing environmental risks in connection with commercial real estate (including multi-family properties) to have an environmental site assessment of a property because it enables anticipation of environmental problems and, if agreements are structured appropriately, can allow a party to decline to go forward with a transaction.

    APPLICABILITY OF USURY LAWS

         Title V of the Depository Institutions Deregulation and Monetary Control Act of 1980 ("Title V") provides that state usury limitations shall not apply to certain types of residential (including multi-family) first Mortgage Loans originated by certain lenders after March 31, 1980. Title V authorized any state to reimpose interest rate limits by adopting, before April 1, 1983, a law or constitutional provision that expressly rejects application of the federal law. In addition, even where Title V is not so rejected, any state is authorized by the law to adopt a provision limiting discount points or other charges on Mortgage Loans covered by Title V. Certain states have taken action to reimpose interest rate limits and/or to limit discount points or other charges.

    AMERICANS WITH DISABILITIES ACT

         Under Title III of the ADA, in order to protect individuals with disabilities, public accommodations (such as hotels, restaurants, shopping centers, hospitals, schools and social service center establishments) must remove architectural and communication barriers that are structural in nature from existing places of public accommodation to the extent "readily achievable." In addition, under the ADA, alterations to a place of public accommodation or a commercial facility are to be made so that, to the maximum extent feasible, such altered portions are readily accessible to and usable by disabled individuals. The "readily achievable" standard takes into account, among other factors, the financial resources of the affected site, owner, landlord or other applicable Person. In addition to imposing a possible financial burden on the borrower in its capacity as owner or landlord, the ADA may also impose such requirements on a foreclosing lender who succeeds to the interest of the borrower as owner or landlord. Furthermore, since the "readily achievable" standard may vary depending on the financial condition of the owner or landlord, a foreclosing lender who is financially more capable than the borrower of complying with the requirements of the ADA may be subject to more stringent requirements than those to which the borrower is subject.

    GROUND LEASE RISKS

         Mortgage Loans may be secured by a mortgage on a ground lease. Leasehold mortgages are subject to certain risks not associated with Mortgage Loans secured by a fee estate. The most significant of these risks is that the ground lease creating the leasehold estate could terminate, leaving the leasehold mortgagee without its security. The ground lease may terminate if, among other reasons, the ground lessee breaches or defaults in its obligations under the ground lease or there is a bankruptcy of the ground lessee or ground lessor. This risk may be minimized if the ground lease contains certain provisions protective of the mortgagee, but the ground leases that secure Mortgage Loans may not contain some of these protective provisions.

    DUE ON SALE AND DUE ON ENCUMBRANCE

         Certain of the Mortgage Loans may contain due on sale and due on encumbrance clauses. These clauses generally provide that the lender may accelerate the maturity of the Mortgage Loan if the mortgagor sells or otherwise transfers or encumbers the mortgaged property. The enforceability of due on sale clauses has been subject of legislation or litigation in many states and, in some cases, the enforceability of these clauses has been limited or denied. However, with respect to certain loans, the Garn-St. Germain Depository Institutions Act of 1982 preempts state constitutional, statutory and case law that prohibits the enforcement of due on sale clauses and permits lenders to enforce these clauses in accordance with their terms subject to certain limited exceptions.

    SUBORDINATE FINANCING

         When a mortgagor encumbers mortgaged property with one or more junior liens, the senior lender is subjected to additional risk. First, the mortgagor may have difficulty servicing and repaying multiple loans. In addition, if the junior loan permits recourse to the mortgagor (as junior loans often do) and the senior loan does not, a mortgagor may be more likely to repay sums due on the junior loan than those on the senior loan. Second, acts of the senior lender that prejudice the junior lender can cause the senior lender to lose its priority. For example, if the mortgagor and the senior lender agree to increase the principal amount of or the interest rate payable on the senior loan, the senior lender may lose its priority to the extent any existing junior is harmed or the mortgagor is additionally burdened. Third, if the mortgagor defaults on the senior loan and/or any junior loan or loans, the existence of junior loans and the action taken by junior lenders can impair the security available to the senior lender and can interfere with or delay the taking of action by the senior lender.

    ACCELERATION ON DEFAULT

         Some of the Mortgage Loans may include "Debt Acceleration" clauses, which permit the lender to accelerate the full debt upon a monetary or nonmonetary default of the mortgagor. The courts of all states will enforce clauses providing for acceleration in the event of a material payment default after giving effect to any appropriate notices. Such courts, however, may refuse to foreclose on a mortgage or deed of trust when an acceleration of the indebtedness would be inequitable or unjust under the circumstances or would render the acceleration unconscionable. Furthermore, in some states, the mortgagor may avoid foreclosure and reinstate an accelerated Mortgage Loan by paying only the defaulted amounts and the costs and attorneys' fees incurred by the lender in collecting such defaulted payments.

    CERTAIN LAWS AND REGULATIONS; TYPES OF MORTGAGED PROPERTY

         The real property securing the Mortgage Loans will be subject to compliance with various federal, state and local statutes and regulations. Failure to comply (together with an inability to remedy any such failure) could result in material diminution in the value of the mortgaged properties which could, together with the possibility of limited alternative uses for a particular property (e.g., a nursing home or convalescent home or hospital), result in the failure to realize the full principal amount of the related Mortgage Loan. Mortgages on properties which are owned by a mortgagor under a condominium form of ownership are subject to declarations, bylaws and other regulations of the condominium association. Mortgaged properties which are hotels or motels may present additional risks in that hotels and motels are typically operated pursuant to franchise, management and operating agreements which may be terminated by the operator, and the transferability of the hotel's operating liquor and other licenses to the entity acquiring the hotel either through purchases or foreclosure is subject to the peculiarities of local law requirements. In addition, mortgaged properties which are multifamily residential properties may be subject to rent control laws, which could impact the future cash flows of such properties.

    SOLDIERS' AND SAILORS' CIVIL RELIEF ACT OF 1940

         Under the terms of the Soldiers' and Sailors' Civil Relief Act of 1940, as amended (the "Relief Act"), a mortgagor who enters military service after the origination of such mortgagor's Mortgage Loan (including a mortgagor who is in reserve status and is called to active duty after origination of the Mortgage Loan), may not be charged interest (including fees and charges) above an annual rate of 6% during the period of such mortgagor's active duty status, unless a court orders otherwise upon application of the lender. Because the Relief Act applies to mortgagors who enter military service after origination of the related Mortgage Loan, no information can be provided as to the number of Mortgage Loans that may be affected by the Relief Act. Application of the Relief Act would adversely affect, for an indeterminate period of time, the ability of any servicer to collect full amounts of interest on certain Mortgage Loans. In addition, the Relief Act imposes limitations that would impair the ability of a servicer to foreclosure on an affected Mortgage Loan during the mortgagor's period of active duty status, and, under certain circumstances, during an additional three month period thereafter.

                  DESCRIPTION OF SHARES OF BENEFICIAL INTEREST

    GENERAL

         The Declaration of Trust provides that the Company may issue up to 250,000,000 shares of beneficial interest of the Company, par value $.01 per share, consisting of 200,000,000 Common Shares and 50,000,000 Preferred Shares. Upon completion of this Offering and the Private Placement, 16,675,100 Common Shares will be issued and outstanding (assuming no exercise of the Underwriters' over-allotment option) and no Preferred Shares will be issued or outstanding.

         Both the Texas REIT Act and the Declaration of Trust provide that no shareholder of the Company will be personally liable for any debt, act, omission or obligation incurred by the Company or its Trust Managers. Conducting business in other states, however, may give rise to shareholder liability in those states that may not recognize the limited liability afforded shareholders under the Texas REIT Act. For this reason, the Company may hold assets or conduct business in states other than Texas through wholly owned subsidiaries of the Company, if, among other reasons, it determines that there would exist in that state a significant risk of shareholder liability if the assets were owned or the business conducted directly by the Company. The Company will use such subsidiaries to the fullest extent it can in those states where the law is unclear regarding limited shareholder liability in an effort to minimize the possibility of shareholder liability.

         In addition, the Bylaws provide that the Company will indemnify each shareholder against any claim or liability to which the shareholder may become subject by reason of being or having been a shareholder, and that the Company will reimburse each shareholder for all legal and other expenses reasonably incurred by such shareholder in connection with any such claim or liability. Further, the Company may, if it deems necessary, include a provision in its contracts which provides that shareholders assume no personal liability for obligations entered into on behalf of the Company. However, with respect to tort claims, contractual claims where liability is not so negated, claims for taxes and certain statutory liability, the shareholders may, in some jurisdictions, be personally liable to the extent such claims are not paid by the Company. Because the Company will carry public liability insurance which it believes is adequate for tort claims, any risk of personal liability to shareholders is limited to situations in which the Company's unencumbered assets plus its insurance coverage would be insufficient to satisfy the claims against the Company and its shareholders.

    COMMON SHARES

         VOTING RIGHTS. Subject to the provisions of the Declaration of Trust regarding Beneficial Ownership or Constructive Ownership in excess of the Aggregate Share Ownership Limit and to such preferential rights as may be granted by the Board of Trust Managers in connection with the future issuance of Preferred Shares, each outstanding Common Share entitles the holder to one vote on all matters submitted to a vote of shareholders, including the election of Trust Managers. There is no cumulative voting in the election of Trust Managers, which means that the holders of a majority of the outstanding Common Shares can elect all of the Trust Managers then standing for election.

         DIVIDENDS. Subject to the provisions of the Declaration of Trust regarding Beneficial Ownership or Constructive Ownership in excess of the Aggregate Share Ownership Limit and to such preferential rights as may be granted by the Board of Trust Managers in connection with the future issuance of Preferred Shares, holders of Common Shares are entitled to receive ratably such dividends, in cash, property or Shares, as may be declared from time to time by the Board of Trust Managers. The Company is prohibited from declaring or paying any dividend when the Company is unable to pay its debts as they become due in the usual course or when the payment of such dividend would result in the Company becoming unable to pay its debts as they become due. See "Dividend and Distribution Policy."

         LIQUIDATION RIGHTS. Subject to the provisions of the Declaration of Trust regarding the Aggregate Share Ownership Limit, in the event of any liquidation, dissolution or winding-up of the affairs of the Company, holders of Common Shares will be entitled to share ratably in the assets of the Company remaining after provision for liabilities to creditors and payment of liquidation preferences to holders of Preferred Shares.

         OTHER TERMS. Holders of Common Shares have no redemption, preference, conversion, exchange or preemptive rights to subscribe to any securities of the Company. All outstanding Common Shares will be fully paid and nonassessable.

         MEETINGS OF SHAREHOLDERS. The Bylaws provide that annual meetings of shareholders, commencing with the 1999 annual meeting, will be held no later than the last day of May of each year. Special meetings of the shareholders may be called by the Trust Managers, any officer of the Company or the holders of at least 10% of all of the Shares entitled to vote at the meetings.

    PREFERRED SHARES

         The Board of Trust Managers is empowered to issue Preferred Shares from time to time in one or more series, without shareholder approval, and with respect to each series to determine, subject to limitations prescribed by law,
(i) the number of shares constituting such series, (ii) the dividend rate on the shares of each series, whether such dividends shall be cumulative and the relation of such dividends to the dividends payable on any other class of shares, (iii) whether the shares of each series shall be redeemable and the terms thereof, (iv) whether the shares will be convertible into Common Shares and the terms thereof, (v) the amount per share payable on each series or other rights of holders of such shares on liquidation or dissolution of the Company,
(vi) the voting rights, if any, of shares of each series, and (vii) generally any other rights and privileges not in conflict with the Declaration of Trust or the Texas REIT Act for each series and any qualifications, limitations or restrictions thereof.

         Because the Trust Managers have the power to establish the preferences and rights of each class or series of Preferred Shares, it may afford the holders in any series or class of Preferred Shares dividend rights, preferences, powers and rights, voting or otherwise, senior to the rights of holders of Common Shares. Issuance of a series of Preferred Shares also could, depending on the terms of such series, either impede or facilitate the completion of a merger, tender offer or other takeover attempt. Although the Board of Trust Managers is required to make a determination as to the best interest of the shareholders of the Company when issuing Preferred Shares, the Board of Trust Managers could act in a manner that would discourage an acquisition attempt or other transaction that some, or a majority, of the shareholders might believe to be in the best interest of the Company or in which shareholders might receive a premium for their shares over the then-prevailing market price. The authorized Preferred Shares are available for issuance without further action by the Company's shareholders, unless such action is required by applicable law or the rules of any stock exchange on which the Common Shares may then be listed.

    REGISTRATION RIGHTS

         The Company has agreed that, upon the demand of AMRESCO, it will file and use its best efforts to have declared effective a resale registration statement covering the resale of the Common Shares sold in the Private Placement. The Company has agreed with AMRESCO that it will keep such resale registration statement effective until such time as sales may be made in reliance on Rule 144(k) under the Securities Act. See "Private Placement."

    RESTRICTIONS ON TRANSFER

         For the Company to qualify as a REIT under the Code, among other things, not more than 50% in value of its outstanding Shares may be owned, directly or indirectly, by five or fewer individuals (as defined in the Code to include certain entities) during the last half of a taxable year, and such Shares must be beneficially owned by 100 or more Persons during at least 335 days of a taxable year of 12 months, or during a proportionate part of a shorter taxable year. See "Federal Income Tax Consequences--Requirements for Qualification."

         Because the Board of Trust Managers believes it is essential for the Company to continue to qualify as a REIT, the Declaration of Trust, subject to certain exceptions, provides that no holder may own, or be deemed to own by virtue of the attribution provisions of the Code, more than 9.8% (the "Aggregate Share Ownership Limit") of the total outstanding Shares. The Trust Managers may waive the Aggregate Share Ownership Limit. Any Transfer of Shares that would (i) create a direct or indirect ownership of Shares in excess of the Aggregate Share Ownership Limit, (ii) result in the Shares being owned by fewer than 100 Persons, (iii) result in the Company being "closely held" within the meaning of Section 856(h) of the Code, or (iv) result in the disqualification of the Company as a REIT, shall be null and void.

         If any Transfer of Shares (whether or not such Transfer is the result of a transaction entered into through the facilities of any national securities exchange or automated inter-dealer quotation system) occurs which, if effective, would result in any Person becoming the Beneficial Owner or Constructive Owner of Shares in violation of the Aggregate Share Ownership
Limit: (i) then that number of Shares the Beneficial Ownership or Constructive Ownership of which otherwise would cause such Person to violate the Aggregate Share Ownership Limit, (rounded to the nearest whole Share) will be automatically, without any further action on the part of any Person, deemed to be transferred to a Charitable Trust for the benefit of a Charitable Beneficiary, effective as of the close of business on the business day prior to the date of such Transfer, and such Person shall acquire no rights in such Shares; or (ii) if the Transfer to the Charitable Trust described above would not be effective for any reason to prevent the violation of the Aggregate Share Ownership Limit, then the Transfer of that number of Shares that otherwise would cause any Person to violate the Aggregate Share Ownership Limit, shall be void ab initio, and the intended transferee shall acquire no rights in such Shares.

         Upon any purported Transfer or other event that would result in a Transfer of Shares to a Charitable Trust, such Shares will be deemed to have been transferred to the trustee of a Charitable Trust for the exclusive benefit of one or more Charitable Beneficiaries. Such Transfer to the trustee shall be deemed to be effective as of the close of business on the business day prior to the purported Transfer or other event that results in the Transfer to the Charitable Trust. The trustee will be appointed by the Company and will be a Person unaffiliated with the prohibited owner. Each Charitable Beneficiary will be designated by the Company as provided below.

         Shares held by a trustee of a Charitable Trust will be issued and outstanding Shares of the Company. The prohibited owner will have no rights in the Shares held by the trustee. The prohibited owner will not benefit economically from ownership of any Shares held in the Charitable Trust by the trustee, shall have no rights to dividends or other distributions and will not possess any rights to vote or other rights attributable to the Shares held in the Charitable Trust.

         The trustee of the Charitable Trust will have all voting rights and rights to dividends or other distributions with respect to Shares held in the Charitable Trust, which rights will be exercised for the exclusive benefit of the Charitable Beneficiary. Any dividend or other distribution paid prior to the discovery by the Company that Shares have been transferred to the trustee will be paid with respect to such Shares to the trustee upon demand and any dividend or other distribution authorized but unpaid shall be paid when due to the trustee. Any dividends or distributions so paid over to the trustee will be held in trust for the benefit of the Charitable Beneficiary for distribution at such times as may be determined by the trustee. The prohibited owner will have no voting rights with respect to Shares held in the Charitable Trust and, subject to Texas law, effective as of the date that Shares have been transferred to the trustee, the trustee will have the authority (at the trustee's sole discretion) (i) to rescind as void any vote cast by a prohibited owner prior to the discovery by the Company that Shares have been transferred to the trustee and (ii) to recast such vote in accordance with the desires of the trustee acting for the benefit of the Charitable Beneficiary.

         Within 20 days of receiving notice from the Company that Shares have been Transferred to the Charitable Trust, the trustee of the Charitable Trust will sell the Shares held in the Charitable Trust to a Person, designated by the trustee, whose ownership of the Shares will not violate the Aggregate Share Ownership Limit. Upon such sale, the interest of the Charitable Beneficiary in the Shares sold will terminate and the trustee will distribute the net proceeds of the sale to the prohibited owner and to the Charitable Beneficiary. The prohibited owner will receive the lesser of (i) the price paid by the prohibited owner for the Shares or, if the prohibited owner did not give value for the Shares in connection with the event causing the Shares to be held in the Charitable Trust (e.g., in the case of a gift, devise or other such transaction), the Market Price of the Shares on the day of the event causing the Shares to be held in the Charitable Trust and (ii) the price per Share (net of costs of sales) received by the trustee from the sale or other disposition of the Shares held in the Charitable Trust. Any net sales proceeds in excess of the amount payable to the prohibited owner shall be immediately paid to the Charitable Beneficiary. If, prior to the discovery by the Company that Shares have been Transferred to the trustee, such Shares are sold by a prohibited owner, then (i) such Shares will be deemed to have been sold on behalf of the Charitable Trust and (ii) to the extent that the prohibited owner received an amount for such Shares that exceeds the amount that such prohibited owner was entitled to receive, such excess shall be paid to the Trustee upon demand.

         Shares Transferred to the trustee will be deemed to have been offered for sale to the Company, or its designee, at a price per Share equal to the lesser of (i) the price per Share in the transaction that resulted in such Transfer to the Charitable Trust (or, in the case of a devise or gift, the Market Price at the time of such devise or gift) and (ii) the Market Price on the date the Company, or its designee, accepts such offer. The Company will have the right to accept such offer until the Trustee has sold the Shares held in the Charitable Trust. Upon such a sale to the Company, the interest of the Charitable Beneficiary in the Shares sold will terminate and the Trustee will distribute all net sales proceeds of the sale to the prohibited owner.

         By written notice to the Trustee, the Company will designate one or more nonprofit organizations to be the Charitable Beneficiary of the interest in the Charitable Trust such that (i) Shares held in the Charitable Trust would not violate the Aggregate Share Ownership Limit in the hands of such Charitable Beneficiary and (ii) each such organization must fit within the definition of a Charitable Beneficiary set forth in the Declaration of Trust.

         All certificates representing Common Shares will bear a legend referring to the restrictions described above.

         Any Person who acquires or attempts or intends to acquire Beneficial Ownership or Constructive Ownership of Shares that will or may violate or any Person who would have owned Shares that resulted in a transfer to the Charitable Trust, must immediately give written notice to the Company of such event, or in the case of such a proposed or attempted transaction, give at least 15 days prior written notice, and must provide to the Company such other information as the Company may request in order to determine the effect, if any, of such Transfer on the Company's status as a REIT.

         The Aggregate Share Ownership Limit may have the effect of precluding acquisition of control of the Company unless the Board of Trust Managers determines that maintenance of REIT status is no longer in the best interest of the Company. See "Certain Provisions of Texas Law and of the Declaration of Trust and Bylaws."

         AMRESCO has agreed not to offer, sell, offer to sell, contract to sell, pledge, grant any option to purchase or otherwise sell or dispose of the Common Shares acquired by it pursuant to the Private Placement for a period of two years from the closing of this Offering without the prior written consent of Prudential Securities Incorporated, on behalf of the Underwriters, so long as the Manager or another member of the AMRESCO Group continues to serve as manager of the Company during such period. In addition, the Trust Managers and executive officers of the Company have each agreed for a period of 180 days from the closing of this Offering, not to offer, sell, offer to sell, contract to sell, pledge, grant any option to purchase or otherwise sell or dispose of (or announce any offer, sale, offer of sale, contract of sale, pledge, grant of any option to purchase or other sale or disposition) Common Shares or any securities convertible into or exchangeable or exercisable therefor to any unaffiliated third party without the prior written consent of Prudential Securities Incorporated on behalf of the Underwriters. See "Shares Available for Future Sale."

    DIVIDEND REINVESTMENT AND SHARE PURCHASE PLAN

         The Company intends to implement a dividend reinvestment and share purchase plan whereby shareholders may automatically reinvest their dividends and make additional cash purchases of the Common Shares. The details of such plan will be sent to the Company's shareholders following the adoption thereof by the Board of Trust Managers.

                      CERTAIN PROVISIONS OF TEXAS LAW AND
                     OF THE DECLARATION OF TRUST AND BYLAWS

         The following paragraphs summarize certain provisions of Texas law and the Declaration of Trust and Bylaws. The summary does not purport to be complete and reference is made to Texas law and the Declaration of Trust and Bylaws for complete information. Copies of the Declaration of Trust and Bylaws have been filed with the Commission as exhibits to the Registration Statement of which this Prospectus is a part.

         Certain provisions of the Declaration of Trust and Bylaws could discourage potential acquisition proposals and could delay or prevent a change in control of the Company. These provisions are intended to enhance the likelihood of continuity and stability in the composition of the Board of Trust Managers and in the policies formulated by the Board of Trust Managers and to discourage certain types of transactions that may involve an actual or threatened change in control of the Company. These provisions are designed to reduce the vulnerability of the Company to an unsolicited acquisition proposal and to discourage certain tactics that may be used in proxy fights. However, such provisions might discourage third parties from making tender offers for the Shares. As a result, the Market Price of the Shares might not benefit from any premium which might occur in anticipation of a threatened or actual change in control. Such provisions also might have the effect of preventing changes in the management of the Company.

    BOARD OF TRUST MANAGERS

         The Bylaws provide that the number of Trust Managers cannot be fewer than two nor more than nine. Upon the closing of this Offering, the Board of Trust Managers will consist of seven members. Trust Managers will hold office until their successors are duly elected and qualified or until their death, resignation or removal. Under the Texas REIT Act, the Trust Managers must be natural Persons but do not need to be residents of Texas or shareholders of the real estate investment trust unless the declaration of trust or bylaws of such real estate investment trust so require. The Declaration of Trust and Bylaws do not require that Trust Managers be residents of Texas or shareholders of the Company.

    REMOVAL OF TRUST MANAGERS

         The Declaration of Trust and the Bylaws provide that a Trust Manager may be removed at any time with or without cause by the vote of holders of Shares representing two-thirds of the total votes authorized to be cast by Shares then outstanding and entitled to vote thereon. Upon the resignation or removal of any Trust Manager, or his otherwise ceasing to be a Trust Manager, he must execute and deliver such documents as the remaining Trust Managers may require for the conveyance of any Company property held in his name, must account to the remaining Trust Managers as they require for all property which he holds as Trust Manager and will thereupon be discharged as Trust Manager. Upon the incapacity or death of any Trust Manager, his legal representative must perform the acts set forth in the preceding sentence and the discharge mentioned therein will run to such legal representative and to the incapacitated Trust Manager or the estate of the deceased Trust Manager, as the case may be.

    STAGGERED BOARD

         The Declaration of Trust provides that immediately after the closing of this Offering, the Board of Trust Managers will be divided into three classes, each class to consist as nearly as possible of one-third of the Trust Managers. The term of office of one class of Trust Managers will expire each year. The initial term of office of the Class I, Class II and Class III Trust Managers will expire at the 1999, 2000 and 2001 annual meeting of shareholders, respectively. Commencing with the 1998 annual meeting of shareholders, the Trust Managers of the class elected at each annual meeting of shareholders will hold office for a term of three years.

         The staggered board provision could have the effect of making the removal of incumbent Trust Managers more time-consuming and difficult, which could discourage a third party from making a tender offer or otherwise attempting to obtain control of the Company, even though such an attempt might be beneficial to the Company and its shareholders. At least two annual meetings of shareholders, instead of one, will generally be required to effect a change in a majority of the Board of Trust Managers. Thus, the staggered board provision could increase the likelihood that incumbent Trust Managers will retain their positions.

         Further, holders of Common Shares have no right to cumulative voting for the election of Trust Managers. Consequently, at each annual meeting of shareholders, the holders of a majority of the outstanding Shares will be able to elect all of the successors of the class of Trust Managers whose term expires at the meeting.

    BUSINESS COMBINATIONS

         The Declaration of Trust requires that, except in certain circumstances, a Business Combination (as defined below) between the Company and a Related Person (as defined below) must be approved by the affirmative vote of the holders of 80% of the outstanding Shares, including the vote of the holders of not less than 50% of the Shares not owned by the Related Person.

         The Declaration of Trust provides that a "Business Combination" is:
(i) any merger or consolidation, if and to the extent permitted by law, of the Company or a subsidiary with or into a Related Person; (ii) any sale, lease, exchange, mortgage, pledge, transfer or other disposition, of all or any Substantial Part (as defined in the Declaration of Trust) of the total assets of the Company as of the end of the last fiscal year, to or with a Related Person; (iii) the issuance or transfer by the Company or a subsidiary (other than by way of a pro rata dividend to all shareholders) of any securities of the Company or a subsidiary to a Related Person; (iv) any reclassification of securities (including a reverse share split) or recapitalization by the Company that would increase the voting power of the Related Person; or (v) the adoption of any plan or proposal for the liquidation or dissolution of the Company proposed by or on behalf of a Related Person which involves any transfer of assets or any other transaction in which the Related Person has any direct or indirect interest (except proportionately as a shareholder); (vi) any series or combination of transactions having, directly or indirectly, substantially the same effect as the foregoing; and (vii) any agreement, contract or other arrangement providing, directly or indirectly, for any of the foregoing.

         A "Related Person" generally is defined in the Declaration of Trust to include any individual, corporation, partnership or other Person and the affiliates and associates of any such individual, corporation, partnership or other Person which individually or together is the Beneficial Owner in the aggregate of more than 50% of the Shares of the Company.

         The 50% voting requirement referred to above will not be applicable if the Business Combination is approved by the affirmative vote of holders of not less than 90% of the outstanding Shares. Neither the 80% nor the 50% voting requirements outlined above will apply if: (i) the Board of Trust Managers by a vote of not less than 80% of the Trust Managers then holding office (a) have expressly approved in advance the acquisition of Shares that caused the Related Person to become a Related Person or (b) have expressly approved the Business Combination prior to the date on which the Related Person involved in the Business Combination became a Related Person; or (ii) the Business Combination is solely between the Company and a corporation, 100% of the voting shares of which is owned directly or indirectly by the Company; or (iii) the Business Combination is proposed to be consummated within one year of the closing of a Fair Tender Offer (as defined in the Declaration of Trust) by the Related Person in which Business Combination the cash or the Fair Market Value (as defined in the Declaration of Trust) of the property, securities or other consideration to be received per Share by all remaining holders of Shares in the Business Combination is not less than the price offered in the Fair Tender Offer; or (iv) the Rights (as defined below) have become exercisable; or (v) all of the following conditions have been met: (a) the Business Combination is a merger or consolidation, closing of which is proposed to take place within one year of the date of the transaction pursuant to which such Person became a Related Person and the cash or Fair Market Value of the property, securities or other consideration to be received per Share by all remaining holders of Shares in the Business Combination is not less than the highest per Share price paid by the Related Person in acquiring any of its holdings of Shares, determined as of the date of closing of such Business Combination (a "Fair Price"); (b) the consideration to be received by such holders is either cash or, if the Related Person has acquired the majority of its holdings of Shares for a form of consideration other than cash, in the same form of consideration with which the Related Person acquired such majority; (c) after such Person has become a Related Person and prior to closing of such Business Combination; (1) except as approved by a majority of the Independent Trust Managers continuing in office, there has been no reduction in the annual rate of dividends, if any, paid per Share on the Shares except any reduction proportionate with any decline in the Company's net income, and (2) such Related Person has not received the benefit, directly or indirectly, of any loans, advances, guarantees, pledges or other financial assistance or any tax credits or other tax advantages provided by the Company prior to the closing of such Business Combination (other than in connection with financing a Fair Tender Offer); and (d) a proxy statement that conforms in all respects with the provisions of the Exchange Act is mailed to shareholders of the Company at least 30 days prior to the closing of the Business Combination for the purpose of soliciting shareholder approval of the Business Combination.

         If a Person has become a Related Person and within one year after the date (the "Acquisition Date") of the transaction pursuant to which the Related Person became a Related Person (i) a Business Combination meeting all of the requirements of clause (v) above regarding the applicability of the 80% voting requirement has not been consummated and (ii) a Fair Tender Offer has not been consummated and (iii) the Company has not been dissolved and liquidated, then, in such event, the Beneficial Owner of each Share (not including Shares beneficially owned by the Related Person) will have the right (individually a "Right" and collectively the "Rights"), which may be exercised, subject to certain conditions, commencing at the opening of business on the one-year anniversary date of the Acquisition Date and continuing for a period of 90 days thereafter (the "Exercise Period"), to sell to the Company one Share upon exercise of such Right. At 5:00 p.m., Dallas, Texas time, on the last day of the Exercise Period, each Right not exercised will become void, and, except as otherwise provided in the Declaration of Trust, the certificates representing Shares beneficially owned by a Beneficial Owner will no longer represent Rights. The purchase price for a Share upon exercise of an accompanying Right generally will be equal to the then-applicable Fair Price paid by the Related Person pursuant to the exercise of the Right relating thereto.

         The fair price provision is designed to prevent a purchaser from utilizing two-tier pricing and similar tactics in an attempted takeover of the Company, and it may have the overall effect of making it more difficult to acquire and exercise control of the Company. The fair price provision may provide the Trust Managers with enhanced ability to block any proposed acquisition of the Company and to retain their positions in the event of a takeover bid, even if their continued service for the Company would not be in the best interest of the Company. In certain situations, the fair price provision may require a Related Person to pay a higher price for the Shares or structure the transaction differently than would be the case in the absence of the fair price provision.

    AMENDMENT TO THE DECLARATION OF TRUST

         The Texas REIT Act and the Declaration of Trust require the affirmative vote of the holders of at least two-thirds of the outstanding Shares entitled to vote on the proposed amendment in order to amend the Declaration of Trust, unless any class or series of Shares is entitled to vote on the amendment as a class, in which case the amendment must be adopted on receiving the affirmative vote of the holders of at least two-thirds of the Shares within each series of outstanding Shares entitled to vote as a class and of at least two-thirds of the total outstanding Shares entitled to vote on the amendment, except that (i) the provision relating to the approval of Business Combinations; (ii) the provision relating to the Aggregate Share Ownership Limit; and (iii) the provision relating to the amendment of the Declaration of Trust may not be amended or repealed, except by the affirmative vote of the holders of at least 80% of the outstanding Shares.

    AMENDMENT OF BYLAWS

         Except as otherwise provided by applicable law or the Declaration of Trust, the power to alter, amend or repeal the Bylaws or to adopt new Bylaws will be vested in the Trust Managers and (to the extent not inconsistent with the Texas REIT Act and the Declaration of Trust and specified in the notice of the meeting) the shareholders. Such action to amend the Bylaws may be taken (i) with respect to all Bylaw provisions, by the affirmative vote of a majority of the Trust Managers, or (ii)(a) with respect to the provisions relating to the meetings of the shareholders, the provisions relating to the Trust Managers, or the provision relating to the amendment of the Bylaws, by the affirmative vote of the holders of two-thirds of the Shares entitled to vote on the matter, or (b) with respect to all other Bylaws, by the affirmative vote of the holders of a majority of the outstanding Shares entitled to vote on the matter.

    TERMINATION OF THE COMPANY

         The Texas REIT Act and the Declaration of Trust provide that, subject to the provisions of any class or series of Shares at the time outstanding, the Company may be terminated at any meeting of the shareholders, by the affirmative vote of two-thirds of all votes entitled to be cast on the matter.

    SPECIAL MEETINGS OF THE SHAREHOLDERS

         Under the Bylaws, special meetings of the shareholders may be called by shareholders only if such shareholders hold outstanding Shares representing at least 10% of all votes entitled to be cast on any issue proposed to be considered at any such special meeting.

    ADVANCE NOTICE OF TRUST MANAGER NOMINATIONS AND NEW BUSINESS

         The Bylaws provide that (a) with respect to an annual meeting of shareholders, nominations of Persons for election to the Board of Trust Managers and the proposal of business to be considered by shareholders may be made only (1) pursuant to the Company's notice of the meeting, (2) by the Board of Trust Managers or, (3) by a shareholder who is entitled to vote at the meeting and has complied with the advance notice procedures set forth in the Bylaws, and (b) with respect to special meetings of shareholders, only the business specified in the Company's notice of meeting may be brought before the meeting of shareholders and nominations of Persons for election to the Board of Trust Managers or (c) provided that the Board of Trust Managers has determined that Trust Managers shall be elected at such meeting, by a shareholder who is entitled to vote at the meeting and has complied with the advance notice provisions set forth in the Bylaws.

    POSSIBLE ANTI-TAKEOVER EFFECT OF CERTAIN PROVISIONS OF TEXAS LAW AND OF THE DECLARATION OF TRUST AND BYLAWS

         The business combination provisions and the staggered board provisions of the Declaration of Trust and the advance notice provisions of the Bylaws could delay, defer or prevent a change in control of the Company or other transaction that might involve a premium price for holders of Common Shares or otherwise be in their best interest.

    TRANSFER AGENT AND REGISTRAR

         The Company intends to appoint The Bank of New York as its transfer agent and registrar for the Common Shares.

    REPORTS TO SHAREHOLDERS

         As stated in the Bylaws, the Company will furnish its shareholders with annual reports containing audited financial statements and such other periodic reports as it may determine to furnish or as may be required by law.

                        SHARES AVAILABLE FOR FUTURE SALE

         Upon completion of this Offering and the Private Placement, the Company will have 16,675,100 Common Shares issued and outstanding (19,175,100 if the Underwriters' over-allotment option is exercised in full). After the effective date of this Registration Statement, the Company intends that all of the Common Shares issued in this Offering will be freely tradeable without registration or other restrictions under the Securities Act, except for any Common Shares purchased by an Affiliate of the Company.

         The 1,675,000 (1,925,000 if the Underwriters' over-allotment option is exercised in full) Common Shares sold in the Private Placement will be "restricted securities" for purposes of Rule 144 under the Securities Act. See "Private Placement." However, upon the demand of AMRESCO, the Company will file and seek to have declared effective a resale registration statement covering the sale of such shares in the public market. See "Description of Shares of Beneficial Interest--Registration Rights" and "Private Placement." Following expiration of the lock-up restrictions described in "Underwriting," assuming such resale registration statement is filed and declared effective, these shares will be available for sale in the public market. If such resale registration statement is not filed and declared effective, these shares will be available for sale, following expiration of the lock-up restrictions discussed in "Underwriting," pursuant to Rule 144 including the manner of sale and volume limitations thereof. See "Private Placement."

         In addition, the Company anticipates that it will file a registration statement during 1998 with respect to the 2,501,265 Common Shares issuable under the Share Option Plan and any Common Shares which may be issued in connection with other incentive compensation arrangements thereby allowing such shares to be transferred or resold without restriction under the Securities
Act (subject to the restrictions on transfer agreed to by the Company, Trust Managers and executive officers of the Company, as described above). See "Management of the Company--Share Option Plan" and "Management of the Company--Share Options Outstanding."

         In general, under Rule 144 under the Securities Act, as currently in effect, as soon as one year has elapsed from the date of the closing of this Offering any Affiliate of the Company purchasing shares in this Offering or in the Private Placement will be entitled to sell a limited number of such shares within any three-month period, subject to certain manner of sale provisions, notice requirements and the availability of current public information about the Company. If two years have elapsed since the date of acquisition of any Common Shares which are Restricted Securities (as defined in Rule 144 under the Securities Act) from the Company or from any Affiliate of the Company, and the acquiror or subsequent holder thereof is deemed not to have been an Affiliate of the Company at any time during the 90 days preceding a sale, such Person would be entitled to sell such Common Shares in the public market under Rule 144(k) without regard to the volume limitations, manner of sale provisions, public information requirements or notice requirements.

         In addition, Rule 144A under the Securities Act, as currently in effect, generally permits unlimited resales of certain Restricted Securities of any issuer provided that the purchaser is an institution that owns or invests on a discretionary basis at least $100 million in securities or is a registered broker-dealer that owns and invests on a discretionary basis at least $10 million in securities. Rule 144A allows the existing shareholders of the Company to sell their Common Shares which are Restricted Securities to such institutions and registered broker-dealers without regard to any volume or other restrictions. Unlike Rule 144, Restricted Securities sold under Rule 144A to non- affiliates do not lose their status as Restricted Securities.

         Notwithstanding the foregoing, AMRESCO has agreed not to offer, sell, offer to sell, contract to sell, pledge, grant any option to purchase or otherwise sell or dispose of (or announce any offer, sale, offer of sale, contract of sale, pledge, grant any option to purchase or other sale or disposition) any the Common Shares acquired by it pursuant to the Private Placement for a period of two years from the closing of this Offering without the prior written consent of Prudential Securities Incorporated, so long as the Manager or another member of the AMRESCO Group continues to serve as manager of the Company during such period. The Trust Managers and executive officers of the Company have also agreed for a period of 180 days from the closing of this Offering, not to offer, sell, offer to sell, contract to sell, pledge, grant any option to purchase or otherwise dispose of or transfer their Common Shares or any securities convertible into or exchangeable or exercisable therefor to any unaffiliated third party without the prior written consent of Prudential Securities Incorporated, on behalf of the Underwriters.

                                  UNDERWRITING

     The underwriters named below (the "Underwriters") for whom Prudential Securities Incorporated, Credit Suisse First Boston, J.C. Bradford & Co., NationsBanc Montgomery Securities LLC and Piper Jaffray Inc. are acting as representatives (the "Representatives"), have severally agreed, subject to the terms and conditions contained in the underwriting agreement (the "Underwriting Agreement"), to purchase from the Company the number of Common Shares set forth below opposite their respective names:

                                                         Number
Underwriter                                              of Shares
-----------                                              ---------
Prudential Securities Incorporated  . . . . . .
Credit Suisse First Boston  . . . . . . . . . .
J.C. Bradford & Co. . . . . . . . . . . . . . .
NationsBanc Montgomery Securities LLC . . . . .
Piper Jaffray Inc.. . . . . . . . . . . . . . .
                                                         ----------
Total                                                    15,000,000
                                                         ==========

     Under the terms and conditions of the Underwriting Agreement, the Company is obligated to sell, and the Underwriters are obligated to purchase, all of the Common Shares offered hereby, if any are purchased.

     The Underwriters, through the Representatives, have advised the Company that they propose to offer the Common Shares initially at the public offering price set forth on the cover page of this Prospectus; that the Underwriters may allow to selected dealers a concession of $________ per Common Share; and that such dealers may reallow a concession of $________ per Common Share to certain other dealers. After the initial public offering, the public offering price and the concessions may be changed by the Representatives.

     The Company has granted to the Underwriters an option, exercisable for 30 days from the date of this Prospectus, to purchase up to 2,250,000 additional Common Shares at the initial public offering price, less underwriting discounts and commissions, as set forth on the cover page of this Prospectus. The Underwriters may exercise such option solely for the purpose of covering over-allotments incurred in the sale of the Common Shares offered hereby. To the extent such option is exercised, each Underwriter will become obligated, subject to certain conditions, to purchase approximately the same percentage of such additional shares as the number set forth next to such Underwriter's name in the preceding table.

     The Company and the Trust Managers and executive officers of the Company have agreed not to offer, sell, offer to sell, contract to sell, pledge, grant any option to purchase or otherwise sell or dispose of (or announce any offer, sale, offer of sale, contract of sale, pledge, grant of any option to purchase or other sale or disposition of) any Common Shares, or any securities convertible into, or exchangeable or exercisable therefor, for a period of 180 days after the closing of this Offering, without the prior written consent of Prudential Securities Incorporated on behalf of the Underwriters, except that during such period, Common Shares may be issued upon the exercise of outstanding Share Options and the Company may issue Share Options which are exercisable after the 180th day after the closing of this Offering. Prudential Securities Incorporated may, in its sole discretion, at any time and without notice, release all or any portion of the Common Shares subject to such lock-up agreements.

     At the request of the Company, the Underwriters have reserved up to 5% of the Common Shares offered hereby for sale at the initial public offering price to Trust Managers, directors, officers and employees of the Company and members of the AMRESCO Group. The number of Common Shares available for sale to the general public will be reduced to the extent such Persons purchase such reserved shares. Any reserved shares which are not so purchased will be offered by the Underwriters to the general public on the same basis as the other shares offered hereby. To the extent any such shares are purchased by Trust Managers or officers of the Company, they will be subject to the lock-up restrictions described above.

     Pursuant to the Private Placement, AMRESCO will purchase 1,675,000 (1,925,000 if the Underwriters' over-allotment option in this Offering is separately exercised in full) Common Shares at a price equal to the initial public offering price. See

"Private Placement." As a result of this purchase, the AMRESCO Group will own approximately 10% of the total Common Shares outstanding after the closing of this Offering. AMRESCO has agreed not to offer, sell, offer to sell, contract to sell, pledge, grant any option to purchase or otherwise sell or dispose of (or announce any offer, sale, offer of sale, contract of sale, pledge, grant of any option to purchase or other sale or disposition of) such Common Shares for a period of two years from the closing of this Offering without the prior written consent of Prudential Securities Incorporated, on behalf of the Underwriters, so long as the Manager or another member of the AMRESCO Group continues to serve as manager of the Company during such period. In addition, the Manager will receive options to purchase Common Shares pursuant to the Company's Share Option Plan. See "Management of the Company--Share Options."

         The Company and AMRESCO have agreed to indemnify the several Underwriters against and contribute to losses arising out of certain liabilities, including liabilities under the Securities Act.

         The Representatives have informed the Company that the Underwriters do not intend to confirm sales to any accounts over which they exercise discretionary authority.

         Prior to this Offering, there has been no public market for the Common Shares. Consequently, the initial public offering price will be determined through negotiations between the Company and the Representatives. Among the factors to be considered in making such determination will be prevailing market conditions, the Company's prospects and prospects for the industry in general, the management of the Company and the market prices of securities for companies in businesses similar to that of the Company.

         In connection with this Offering, certain Underwriters (if any) and selling group members, and their respective affiliates may engage in transactions that stabilize, maintain or otherwise affect the market price of the Common Shares. Such transactions may include stabilization transactions effected in accordance with Rule 104 of Regulation M, pursuant to which such Persons may bid for or purchase Common Shares for the purpose of stabilizing the market price. The Underwriters also may create a short position for the account of the Underwriters by selling more Common Shares in connection with this Offering than they are committed to purchase from the Company, and in such case may purchase Common Shares in the open market following completion of this Offering to cover all or a portion of such short position, up to 2,250,000 shares, by exercising the Underwriters' over-allotment option referred to above. In addition, Prudential Securities Incorporated, on behalf of the Underwriters, may impose "penalty bids" under contractual arrangements with the Underwriters whereby it may reclaim from an Underwriter (or dealer participating in this Offering) for the account of the other Underwriters, the selling concession with respect to the Common Shares that are distributed in this Offering but subsequently purchased for the account of the Underwriters in the open market. Any of the transactions described in this paragraph may result in the maintenance of the price of the Common Shares at a level above that which might otherwise prevail in the open market. None of the transactions described in this paragraph is required, and, if any is undertaken, it may be discontinued at any time.

                               PRIVATE PLACEMENT

         The Company received a commitment from AMRESCO prior to the filing of the Registration Statement of which this Prospectus is a part for the purchase, in a private placement (the "Private Placement"), of up to 1,925,000 Common Shares at the initial public offering price. AMRESCO will purchase 1,675,000 of such Common Shares simultaneously with the closing of this Offering. No underwriting discounts or commissions will be paid on Common Shares purchased in the Private Placement. Consummation of the Private Placement is contingent only upon the closing of this Offering. Upon closing of the sale of any Common Shares sold by the Company to the Underwriters pursuant to the Underwriters' over-allotment option, AMRESCO will purchase a number of Common Shares, up to a maximum of 250,000 Common Shares, equal to (i) the number of Common Shares purchased by the Underwriters pursuant to the over-allotment option, divided by 2,250,000, multiplied by (ii) 250,000. Consummation of such purchase is contingent only upon the closing of the sale of the shares purchased by the Underwriters pursuant to the over-allotment option. The Common Shares sold in the Private Placement will be sold without registration under the Securities Act, in reliance on the exemption provided by Section 4(2) thereof.

         The Company has agreed that, upon the demand of AMRESCO, it will file and use its best efforts to have declared effective a resale registration statement covering the sale of the Common Shares purchased in the Private Placement. These shares will be subject to certain lock-up restrictions as described in "Underwriting" but will be available for public sale following expiration of such restrictions.

                                 LEGAL MATTERS

         The validity of the Common Shares offered hereby will be passed upon for the Company by Winstead Sechrest & Minick P.C., and certain legal matters will be passed upon for the Underwriters by O'Melveny & Myers LLP, San Francisco, California. In addition, the description of federal income tax consequences contained in this Prospectus entitled "Federal Income Tax Consequences" is based upon the opinion of Winstead Sechrest & Minick P.C.

                                    EXPERTS

         The balance sheet of AMRESCO Capital Trust included in this Prospectus has been audited by Deloitte & Touche LLP, independent auditors, as stated in their report appearing herein, and is included in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

                             ADDITIONAL INFORMATION

         Copies of the Registration Statement of which this Prospectus forms a part and the exhibits thereto are on file at the offices of the Securities and Exchange Commission (the "Commission") in Washington, D.C., and may be obtained at rates prescribed by the Commission upon request to the Commission and inspected, without charge, at the offices of the Commission. The Company will be subject to the informational requirements of the Exchange Act, and in accordance therewith, will periodically file reports and other information with the Commission. Such reports and other information can be inspected and copied at the public reference facilities maintained by the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, and at the Commission's regional offices located at Seven World Trade Center, 13th Floor, New York, New York 10048, and at 500 West Madison Street, Chicago, Illinois 60661. Copies of such material can also be obtained from the Commission at prescribed rates through its Public Reference Section at 450 Fifth Street, N.W., Washington, D.C. 20549.
Statements contained in this Prospectus as to the contents of any contract or other document referred to are not necessarily complete, and in each instance reference is made to the copy of such contract or other document filed as an exhibit to the Registration Statement, each such statement being qualified in all respects by such reference. The Commission maintains a Website that contains reports, proxy and information statements and other information regarding registrants that file electronically with the Commission. The address of the site is http://www.sec.gov.

         The Company intends to furnish the holders of Common Shares with annual reports containing financial statements audited by its independent certified public accountants and with quarterly reports containing unaudited financial statements for each of the first three quarters of each year.

                                    GLOSSARY

         There follows an abbreviated definition of certain terms used in this Prospectus. Whenever used in this Prospectus, the following terms shall have the meanings set forth below, unless the context indicates otherwise. The singular shall include the plural and the masculine gender shall include the feminine, and vice versa, as the context requires. In addition, the term "Person" and its pronouns "he," "she," "him," and "her" as used in this Prospectus shall include natural Persons of the masculine and feminine gender and entities, including, without limitation, corporations, partnerships, limited liability companies and trusts, unless the context indicates otherwise.

         "75% of Assets Test" means the asset-based test requiring that on the last day of each calendar quarter at least 75% of the Company's assets must consist of Qualified REIT Real Estate Assets, government securities, cash and cash items, as described in "Federal Income Tax Consequences--Requirements for Qualification as a REIT--Asset Tests."

         "75% Gross Income Test" means the income-based test that the Company must meet to qualify as a REIT described in "Federal Income Tax
Consequences--Requirements for Qualification--Income Tests."

         "95% Gross Income Test" means the income-based test that the Company must meet to qualify as a REIT described in "Federal Income Tax
Consequences--Requirements for Qualification--Income Tests."

         "1997 Tax Act" means The Taxpayer Relief Act of 1997.

         "ADA" means the Americans with Disabilities Act of 1990, as amended.

         "Affiliates" means, when used with reference to a specified Person,
(i) any Person that directly or indirectly controls or is controlled by or is under common control with the specified Person, (ii) any Person that is an officer of, partner in or trustee of, or serves in a similar capacity with respect to, the specified Person or of which the specified Person is an officer, partner or trustee, or with respect to which the specified Person serves in a similar capacity, and (iii) any Person that, directly or indirectly, is the beneficial owner of 5% or more of any class of equity securities of the specified Person or of which the specified Person is directly or indirectly the owner of 5% or more of any class of equity securities; provided, however, that the Company will not be treated as an Affiliate of the Manager and its Affiliates.

         "Agency Certificates" means GNMA Certificates, FNMA Certificates and FHLMC Certificates.

         "Aggregate Share Ownership Limit" means not more than 9.8% in value of the aggregate of the outstanding Shares. The value of the outstanding Shares shall be determined by the Board of Trust Managers in good faith, which determination shall be conclusive for all purposes.

         "AMCT" means AMRESCO Capital Trust, a Texas real estate investment trust.

         "AMRESCO" means AMRESCO, INC., a Delaware corporation.

         "AMRESCO Capital" means AMRESCO Capital, L.P., a subsidiary of
AMRESCO.

         "AMRESCO Group" means AMRESCO, together with its affiliated entities.

         "AMRESCO Services" means AMRESCO Services, L.P., a subsidiary of
AMRESCO.

         "Asset Portfolio" means a pool or portfolio of performing, nonperforming or underperforming commercial, industrial, agricultural and/or real estate loans.

         "Beneficial Ownership" means ownership of Shares by a Person, whether the interest in Shares is held directly or indirectly, and shall include interests that would be treated as owned through the application of Section 544 of the Code, as modified by Section 856(h)(1)(B) of the Code. The terms "Beneficial Owner," "Beneficially Owns" and "Beneficially Owned" shall have the correlative meanings.

         "Board of Trust Managers" means the Board of Trust Managers of AMCT.

         "Bridge Loan" means a Mortgage Loan used for temporary financing.

         "Bylaws" means the Bylaws of AMCT.

         "Charitable Beneficiary" means one or more beneficiaries of the Charitable Trust, provided that each such organization must be described in
Section 501(c)(3) of the Code and contributions to each such organization must be eligible for deduction under each of Sections 170(b)(1)(A), 2055 and 2522 of the Code.

         "Charitable Trust" means a trust that is the transferee of that number of Common Shares the Beneficial Ownership or Constructive Ownership of which otherwise would cause a Person to acquire or hold, directly or indirectly, Common Shares in an amount that violates the Declaration of Trust, which trust shall be for the exclusive benefit of one or more Charitable Beneficiaries.

         "CMBS" means commercial or multifamily MBS.

         "CMO Residuals" means Mortgage Derivative Securities issued by agencies of the U.S. government or by private originators of, or investors in, Mortgage Loans, including savings and loan associations, mortgage banks, commercial banks, investment banks and special purpose subsidiaries of the foregoing.

         "CMOs" means debt obligations (bonds) that are collateralized by Mortgage Loans or mortgage certificates other than Mortgage Derivative Securities and Subordinated Interests. CMOs are structured so that principal and interest payments received on the collateral are sufficient to make principal and interest payments on the bonds. Such bonds may be issued by United States government agencies or private issuers in one or more classes with fixed or variable interest rates, maturities and degrees of subordination that are characteristics designed for the investment objectives of different bond purchasers.

         "Code" means the Internal Revenue Code of 1986, as amended.

         "Commission" means the Securities and Exchange Commission.

         "Common Share Ownership Limit" means not more than 9.8% (in value or in number of Shares, whichever is more restrictive) of the aggregate of the outstanding Common Shares. The number and value of outstanding Common Shares shall be determined by the Board of Trust Managers in good faith, which determination shall be conclusive for all purposes.

         "Common Shares" means AMCT's common shares of beneficial interest, $.01 par value per share.

         "Company" means either (i) AMCT, or (ii) AMCT collectively with its affiliated entities (which does not include the Manager or any other member of the AMRESCO Group), as the context may require.

         "Construction Loan" means a Mortgage Loan the proceeds of which are to be used to finance the costs of construction or rehabilitation of real property.

         "Constructive Ownership" means ownership of Shares by a Person, whether the interest in Shares is held directly or indirectly, and shall include interests that would be treated as owned through the application of
Section 318(a) of the Code, as modified by Section 856(d)(5) of the Code. Constructive Ownership shall include ownership of convertible securities, which are any securities of AMCT that are convertible into Shares. The terms "Constructive Owner," "Constructively Owns" and "Constructively Owned" shall have the correlative meanings.

         "Correspondent Agreement" means the nonexclusive correspondent agreement between Holliday Fenoglio Fowler and the Company.

         "Credit Facility" means the secured credit facility to be entered into by the Company and ______________.

         "Declaration of Trust" means the Amended and Restated Declaration of Trust of AMCT.

         "Distressed Mortgage Loans" means Subperforming Mortgage Loans and Nonperforming Mortgage Loans.

         "Distressed Real Estate" means REO Properties and other underperforming or otherwise distressed real estate.

         "Duff and Phelps" means Duff & Phelps Credit Rating Co.

         "Excepted Holder" means a shareholder of the Company for whom an Excepted Holder Limit is created by the Board of Trust Managers.

         "Excepted Holder Limit" means, provided that the affected Excepted Holder agrees to comply with the requirements established by the Board of Trust Managers, the percentage limit established by the Board of Trust Managers.

         "Excess Inclusion" has the meaning specified in Section 860E(c) of the Code.

         "Excess Shares" means the number of shares of beneficial interest in the Company held by any Person or group of Persons in excess of 9.8% of the outstanding shares.

         "Exchange Act" means the Securities Exchange Act of 1934, as amended.

         "Fannie Mae" means the federally chartered and privately owned corporation organized and existing under the Federal National Mortgage Association Charter Act (12 U.S.C., (S)1716 et seq.), formerly known as the Federal National Mortgage Association.

         "FHLMC" means the Federal Home Loan Mortgage Corporation.

         "Fitch" means Fitch IBCA, Inc.

         "Foreclosure Property" means real estate acquired at or in lieu of foreclosure of the mortgage secured by such real estate or as a result of a default under a lease of such real estate.

         "Funds From Operations" or "FFO" means net income (computed in accordance with GAAP) excluding gains or losses from debt restructuring and sales of property, plus depreciation and amortization on real estate assets and after adjustments for unconsolidated partnerships and joint ventures.

         "GAAP" means generally accepted accounting principles.

         "GNMA" means the Government National Mortgage Association.

         "Guidelines" means general guidelines for the Company's investments, borrowings and operations.

         "Holliday Fenoglio Fowler" means Holliday Fenoglio Fowler, L.P., a subsidiary of AMRESCO.

         "Independent Trust Managers" means those members of the Board of Trust Managers that are not affiliated, directly, or indirectly, with the Manager or AMRESCO, whether by ownership of, ownership interest in, employment by, any material business or professional relationship with, or serving as an officer or Trust Manager of the Manager or AMRESCO or an Affiliated business entity of the Manager or AMRESCO.

         "Initial Assets" means those Mortgage Loans identified by the Company which the Company intends to originate or acquire with a portion of the net proceeds of this Offering.

         "Invested Portfolio" means, as of any given date, the portfolio of real estate related assets in which the Company has invested as of such date.

         "Investment Company Act" means the Investment Company Act of 1940, as amended.

         "Investment Grade Rating" means a rating at least equal to "BBB-" by Standard & Poor's, "Baa3" by Moody's, "2" by NAIC, "BBB-" by Duff and Phelps or "BBB-" by Fitch.

         "IO" means MBS representing the right to receive interest only or a disproportionately large amount of interest in relation to principal payments.

         "IRS" means the Internal Revenue Service.

         "ISO" means the qualified incentive share options.

         "LIBOR" means the London InterBank Offering Rate in effect from time to time.

         "Loan to Value Ratios" means the percentage obtained by dividing the principal amount of a Mortgage Loan by the appraised value of the mortgaged property when the Mortgage Loan is originated.

         "Management Agreement" means the agreement by and between the Company and the Manager whereby the Manager agrees to perform certain services to the Company in exchange for certain compensation.

         "Manager" means AMREIT Managers, L.P., a Delaware limited partnership, a subsidiary of AMRESCO.

         "Market Price" on any day means, with respect to a class or series of outstanding Shares, the closing price for such shares on such date.

         "Master Servicer" means an entity acceptable to the Rating Agencies that regularly engages in the business of Master Servicing.

         "Master Servicing" means providing administrative and reporting services to securitized pools of MBS.

         "MBS" means mortgage-backed securities (including CMBS and RMBS).

         "Mezzanine Loan" means a commercial real estate loan the repayment of which is subordinated to a senior Mortgage Loan and which is secured either by a second lien mortgage or a pledge of the ownership interests of the borrower. Such loans can also take the form of a preferred equity investment in the borrower.

         "Moody's" means Moody's Investors Service, Inc.

         "Mortgage Collateral" means mortgage pass-through securities or pools of whole loans securing or backing a series of CMBS.

         "Mortgage Derivative Securities" means mortgage securities that provide for the holder to receive interest only, principal only, or interest and principal in amounts that are disproportionate to those payable on the underlying Mortgage Loans and may include other derivative instruments.

         "Mortgage Loans" means, collectively, loans secured by real property and Mezzanine Loans.

         "NAIC" means the National Association of Insurance Commissioners.

         "NAREIT" means the National Association of Real Estate Investment Trusts, Inc.

         "Nasdaq" means the Nasdaq National Market.

         "Net Income" means the taxable income of the Company.

         "Net Leased Real Estate" means real estate that is net leased on a long-term basis (ten years or more) to tenants who are typically responsible for paying a majority of the costs of owning, operating, and maintaining the leased property during the term of the lease, in addition to the payment of a monthly rent to the landlord for the use and occupancy of the premises.

         "Non-Economic Residual Interest" means CMO Residuals that are required to report taxable income or loss but receive no cash flow from the underlying Mortgage Loans.

         "Nonperforming Mortgage Loans" means Mortgage Loans for which the payment of principal and/or interest is more than 90 days delinquent.

         "Non-REMIC Residual Interest" means a class of MBS that is not designated as the residual interest in one or more REMICS.

         "Offering" means the offering of Common Shares hereby.

         "OID" means original issue discount.

         "Participating Loan" means a Mortgage Loan that entitles the lender to the receipt of interest based on a percentage of the mortgaged property's revenues or cash flow, and/or any gain on sale of the property which Participating Loan may be a Mezzanine Loan, Construction Loan, Bridge Loan or other Mortgage Loan.

         "Pass-Through Certificates" means securities (or interests therein) other than Mortgage Derivative Securities and Subordinate Interests evidencing undivided ownership interests in a pool of Mortgage Loans, the holders of which receive a "pass-through" of the principal and interest paid in connection with the underlying Mortgage Loans in accordance with the holders' respective undivided interests in the pool. Pass-Through Certificates include Agency Certificates, as well as other certificates evidencing interests in loans secured by single-family properties.

         "Permanent Mortgage Loans" means long-term senior Mortgage Loans.

         "Person" means an individual, corporation, partnership, estate, trust (including a trust qualified under Sections 401(a) or 501(c)(17) of the Code), a portion of a trust permanently set aside for or to be used exclusively for the purposes described in Section 642(c) of the Code, association, private foundation within the meaning of Section 509(a) of the Code, joint stock company or other entity and also includes a group as that term is used for purposes of Section 13(d)(3) of the Exchange Act.

         "PO" means classes of MBS representing the right to receive principal only or a disproportionate amount of principal.

         "Preferred Shares" means AMCT's preferred shares of beneficial interest, $.01 par value per share.

         "Private Placement" means the consummation of the transactions described herein under the caption "Private Placement."

         "Prospectus" means this Prospectus of the Company dated ___________, 1998, as the same may be amended or supplemented from time to time.

         "PSCC" means Prudential Securities Credit Corporation, an Affiliate of Prudential Securities Incorporated, one of the Underwriters.

         "Qualified Hedges" means bona fide interest rate swap or cap agreements entered into by the Company to hedge variable-rate indebtedness only that the Company incurred to acquire or carry Qualified REIT Real Estate Assets and any futures and options, or other investments (other than Qualified REIT Real Estate Assets) made by the Company to hedge its mortgage assets or borrowings that have been determined by a favorable opinion of counsel to generate qualified income for purposes of the 95% source of income test applicable to REITS.

         "Qualified REIT Real Estate Assets" means Mortgage Loans, real property and other assets of the type described in Section 856(c)(6)(B) of the Code.

         "Qualified REIT Subsidiary" means a corporation whose stock is entirely owned by AMCT at all times during such corporation's existence.

         "Rating Agencies" means, with respect to securities of U.S. issuers, any nationally recognized statistical rating organization, such as Standard & Poor's and Moody's, and, with respect to non-U.S. issuers, any of the foregoing or any equivalent organization operating in the jurisdiction where the issuer's principal operations are located.

         "REIT" means a real estate investment trust, as defined under Section 856 of the Code.

         "REIT Provisions of the Code" means Sections 856 through 860 of the Code.

         "REIT Taxable Income" means Taxable Income, computed without regard to the dividends paid deduction or any net capital gain.

         "REMIC" means a real estate mortgage investment conduit.

         "REMIC Residual Interest" means a class of MBS that is designated as the residual interest in one or more REMICS.

         "REO Property" means real estate acquired at foreclosure (or by deed in lieu of foreclosure).

         "Representatives" means each Underwriter that is acting as a representative for the other Underwriters.

         "Repurchase Agreement" means the reverse repurchase agreement to be entered into by the Company and certain institutional lenders to provide the Company up to $_________ to finance the purchase of CMBS.

         "Residual Interests" means REMIC Residual Interests and non-REMIC Residual Interests collectively.

         "Restricted Securities" has the meaning set forth in Rule 144 under the Securities Act.

         "RMBS" means a series of one-to four-family residential MBS.

         "Securities Act" means the Securities Act of 1933, as amended.

         "Share Option Plan" means the share option plan adopted by the Company in 1998.

         "Share Ownership Limits" means the Aggregate or Common Share Ownership Limit or the Excepted Holder Limit.

         "Shares" means the Common Shares and, solely to the extent specifically required by law or as specifically provided in any resolution or resolutions of the Trust Managers providing for the issuance of any particular series of Preferred Shares, the Preferred Shares.

         "Special Servicer" means an entity which services delinquent and/or defaulted Mortgage Loans, including the oversight and management of the resolution of such Mortgage Loans by modification, foreclosure, deed in lieu of foreclosure or otherwise.

         "Special Servicing" means the oversight and management of the resolution of Mortgage Loans by workout or modification of loan provisions, foreclosure, deed in lieu of foreclosure or otherwise, and to control decisions with respect to the preservation of the collateral generally, including property management and maintenance decisions.

         "Special Servicing Rights" means rights to control the oversight and management of the resolution of Mortgage Loans by workout or modification of loan provisions, foreclosure, deed in lieu of foreclosure or otherwise, and to control decisions with respect to the preservation of the collateral generally, including property management and maintenance decisions.

         "Standard & Poor's" means Standard & Poor's Rating Services, a division of the McGraw-Hill Companies.

         "Sub IOs" means an IO with characteristics of a Subordinated Interest.

         "Subordinated Interests" means classes of MBS that are subordinated in right of payments of principal and interest to more senior classes.

         "Subperforming Mortgage Loans" means Mortgage Loans for which default is likely or imminent or for which the borrower is making payments in accordance with a forbearance plan.

         "Targeted Investments" means the various types of real estate related assets targeted to be invested in by the Company.

         "Tax Counsel" means Winstead Sechrest & Minick P.C.

         "Tax-Exempt Entity" means a qualified pension, profit sharing or other employee retirement benefit plan, Keogh plan, bank commingled trust funds for such plans, or IRA, and other similar entities intended to be exempt from federal income taxation.

         "Taxable Income" means for any year the taxable income of the Company for such year (excluding any net income derived either from property held primarily for sale to customers or from Foreclosure Property) subject to certain adjustments provided in the REIT Provisions of the Code.

         "TBCA" means the Texas Business Corporation Act.

         "Ten-Year U.S. Treasury Rate" means the arithmetic average of the weekly average yield to maturity for actively traded current coupon U.S. Treasury fixed interest rate securities (adjusted to a constant maturity of ten years) published by the Federal Reserve Board during a quarter, or, if such rate is not published by the Federal Reserve Board, any Federal Reserve Bank or agency or department of the federal government selected by the Company. If the Company determines in good faith that the Ten Year U.S. Treasury Rate cannot be calculated as provided above, then the rate shall be the arithmetic average of the per annum average yields to maturities, based upon closing asked prices on each business day during a quarter, for each actively traded marketable U.S. Treasury fixed interest rate security with a final maturity date not less than eight nor more than twelve years from the date of the closing asked prices as chosen and quoted for each business day in each such quarter in New York City by at least three recognized dealers in U.S. government securities selected by the Company.

         "Texas REIT Act" means the Texas Real Estate Investment Trust Act, found at Article 6138A of the Texas Revised Civil Statutes, as amended.

         "Transfer" means any issuance, sale, transfer, gift, assignment, devise or other disposition, as well as any other event that causes any Person to acquire Beneficial Ownership or Constructive Ownership, or any agreement to take any such actions or cause any such events, of Shares or the right to vote or receive dividends on Shares, including (i) the granting or exercise of any option (or any disposition of any option), (ii) any disposition of any securities or rights convertible into or exchangeable for Shares or any interest in Shares or any exercise of any such conversion or exchange right and
(iii) transfers of interests in other entities that result in changes in Beneficial Ownership or Constructive Ownership of Shares; in each case, whether voluntary or involuntary, whether owned of record, Constructively Owned or Beneficially Owned and whether by operation of law or otherwise. The terms "Transferring" and "Transferred" shall have the correlative meanings.

         "Treasury Regulations" means the Federal Income Tax Regulations, including Temporary Regulations, promulgated under the Code, as such regulations may be amended from time to time (including corresponding provisions of succeeding regulations).

         "Trust Manager" means a member of the Board of Trust Managers.

         "UBTI" means "unrelated trade or business income" as defined in
Section 512 of the Code.

         "Underwriters" means the firms identified in this Prospectus as underwriters of this Offering, for whom Prudential Securities Incorporated, Credit Suisse First Boston, J.C. Bradford & Co., NationsBanc Montgomery Securities LLC and Piper Jaffray Inc. are acting as Representatives.

         "Warehouse Line" means the warehouse financing arrangement pursuant to which _______________ has agreed to provide financing to the Company for the origination or acquisition of Mortgage Loans.

                         INDEX TO FINANCIAL STATEMENTS

                                                                          Pages
                                                                          -----
Independent Auditors' Report  . . . . . . . . . . . . . . . . . . . . . .   F-2
Balance Sheet . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   F-3
Notes to Balance Sheet  . . . . . . . . . . . . . . . . . . . . . . . . .   F-4

                             AMRESCO CAPITAL TRUST
                                 BALANCE SHEET
                                FEBRUARY 2, 1998


                          INDEPENDENT AUDITORS' REPORT



To the Shareholder of AMRESCO Capital Trust:

We have audited the accompanying balance sheet of AMRESCO Capital Trust (the "Trust") as of February 2, 1998. This financial statement is the responsibility of the Trust's management. Our responsibility is to express an opinion on this balance sheet based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the balance sheet is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the balance sheet. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall balance sheet presentation. We believe that our audit of the balance sheet provides a reasonable basis for our opinion.

In our opinion, such balance sheet presents fairly, in all material respects, the financial position of AMRESCO Capital Trust as of February 2, 1998, in conformity with generally accepted accounting principles.



Deloitte & Touche LLP
Dallas, Texas
February 2, 1998

                             AMRESCO CAPITAL TRUST
                                 BALANCE SHEET
                                FEBRUARY 2, 1998


                                     ASSETS


Cash                                                                $    1,000
                                                                    ==========

                             SHAREHOLDER'S EQUITY


SHAREHOLDER'S EQUITY:
    Preferred Shares, par value $.01 per share; 50,000,000 shares authorized, none outstanding;
    Common Shares, par value $.01 per share;
       200,000,000 shares authorized; 100 shares
       issued and outstanding                                       $        1
    Additional paid-in-capital                                             999
                                                                    ----------

  Total Shareholder's Equity                                        $    1,000
                                                                    ==========




                    See accompanying notes to balance sheet.

                             AMRESCO Capital Trust
                             Notes to Balance Sheet
                                February 2, 1998



NOTE 1--ORGANIZATION

AMRESCO Capital Trust (the "Trust") is a Texas real estate investment trust and was initially capitalized through the sale of 100 Common Shares for $1,000 on February 2, 1998. The Trust will seek to acquire primarily mortgage loans, mortgage-backed securities, real estate and certain other real estate related assets.

The Trust has had no operations to date other than matters relating to the organization and start-up of the Trust. Accordingly, no statement of operations is presented.

NOTE 2--SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Cash - Cash includes cash on hand and deposits in banks. The Trust has no cash equivalents.

Federal and State Income Taxes - The Trust will elect to be taxed as a real estate investment trust under the Internal Revenue Code of 1986, as amended, and generally will not be subject to federal and state taxes on its income to the extent it distributes annually 95% of its predistribution taxable income to shareholders and maintains its qualification as a real estate investment trust.

Income recognition - Income and expenses are to be recorded on the accrual basis of accounting.

NOTE 3--TRANSACTIONS WITH AFFILIATES

The Trust intends to enter into a Management Agreement (the "Management Agreement") with AMREIT Managers, L.P. (the "Manager"), an affiliate of AMRESCO, Inc., ("AMRESCO") under which the Manager will manage its day-to-day operations, subject to the direction and oversight of the Trust's Board of Trust Managers. The Trust will pay the Manager quarterly base management compensation and incentive compensation based on Funds From Operations of the Trust in excess of a minimum return on equity.


NOTE 4--PUBLIC OFFERING OF COMMON SHARES

The Trust is in the process of filing a Registration Statement for the sale of its common shares. Contingent upon the consummation of the public offering, the Trust will be liable for organization and offering expenses in connection with the sale of the shares offered. AMRESCO has committed to purchase 10% of the Trust's common shares at the initial public offering price in a private placement simultaneous with the closing of the public offering.

NOTE 5--SHARE OPTION PLAN

The Trust intends to adopt a share option plan (the "Share Option Plan") that will provide for the grant of both qualified incentive share options and non-qualified share options, share appreciation rights and dividend equivalent rights. Trust Managers, directors, officers and key employees of the Trust and the Manager are eligible to participate in the Share Option Plan. The Share Option Plan will authorize the grant of options to purchase an aggregate of up to 15% of the Trust's outstanding common shares.

No options or rights have yet been granted under the Share Option Plan. The Trust intends to grant options to the Manager to purchase 1,667,510 common shares, effective on the closing of the public offering of Common Shares and the execution of the Management Agreement. The fair value of the options cannot be determined until the closing of the public offering.

NO DEALER, SALESPERSON, OR ANY OTHER PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS OTHER THAN THOSE CONTAINED IN THIS PROSPECTUS IN CONNECTION WITH THE OFFER MADE BY THIS PROSPECTUS AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY OR ANY OF THE UNDERWRITERS. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF ANY OFFER TO BUY ANY SECURITY OTHER THAN THE COMMON SHARES OFFERED BY THIS PROSPECTUS, NOR DOES IT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF ANY OFFER TO BUY THE COMMON SHARES BY ANYONE IN ANY JURISDICTION IN WHICH SUCH OFFER OR SOLICITATION IS NOT AUTHORIZED OR IN WHICH THE PERSON MAKING SUCH OFFER OR SOLICITATION IS NOT QUALIFIED TO DO SO, OR TO ANY PERSON TO WHOM IT IS UNLAWFUL TO MAKE SUCH OFFER OR SOLICITATION. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY SALE MADE HEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE ANY IMPLICATION THAT INFORMATION CONTAINED HEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO THE DATE HEREOF.

                           SUMMARY TABLE OF CONTENTS

                                                                                                                     Page
                                                                                                                     ----
Prospectus Summary  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   1
Risk Factors  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    15
Use of Proceeds . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    30
Dividend and Distribution Policy  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    30
Capitalization  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    31
Management's Discussion and Analysis of Liquidity and Capital Resources . . . . . . . . . . . . . . . . . . . . . .    32
Business and Strategy . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    34
Management of the Company . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    52
The Manager . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    57
Security Ownership of Certain Beneficial Owners and Management  . . . . . . . . . . . . . . . . . . . . . . . . . .    68
Federal Income Tax Considerations . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    68
ERISA Considerations  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    83
Certain Legal Aspects of Mortgage Loans and Real Estate Investments . . . . . . . . . . . . . . . . . . . . . . . .    86
Description of Shares of Beneficial Interest  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    96
Certain Provisions of Texas Law and of the Declaration of Trust and Bylaws  . . . . . . . . . . . . . . . . . . . .   100
Shares Available for Future Sale  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   104
Underwriting  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   105
Private Placement . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 106
Legal Matters . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   107
Experts . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   107
Additional Information  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   107
Glossary  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   107
Financial Statements  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . F-1

UNTIL ____________, 1998, ALL DEALERS EFFECTING TRANSACTIONS IN THE REGISTERED SECURITIES, WHETHER OR NOT PARTICIPATING IN THIS DISTRIBUTION, MAY BE REQUIRED TO DELIVER A PROSPECTUS. THIS IS IN ADDITION TO THE OBLIGATION OF DEALERS TO DELIVER A PROSPECTUS WHEN ACTING AS UNDERWRITERS AND WITH RESPECT TO THEIR UNSOLD ALLOTMENTS OR SUBSCRIPTIONS.

                               15,000,000 SHARES
                             AMRESCO CAPITAL TRUST

                      COMMON SHARES OF BENEFICIAL INTEREST





                                   PROSPECTUS





                       PRUDENTIAL SECURITIES INCORPORATED
                           CREDIT SUISSE FIRST BOSTON
                              J.C. BRADFORD & CO.
                    NATIONSBANC MONTGOMERY SECURITIES LLC
                              PIPER JAFFRAY INC.



                            _________________, 1998

ITEM 30.         QUANTITATIVE AND QUALITATIVE DISCLOSURES ABOUT MARKET RISK

                 Not Applicable.

ITEM 31.         OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

                 The following table sets forth the costs and expenses, other than underwriting discounts and commissions, payable by the Registrant in connection with the sale of Common Shares being registered. All amounts are estimates except the SEC registration fee and the NASD filing fee.


                               AMOUNT TO BE PAID


SEC Registration Fee                                                         $106,864
Nasdaq listing fee                                                           $ 50,000
                                                                             -----------------
NASD filing fee                                                              $ 30,500
                                                                             -----------------
Printing and engraving expenses                                              $                *
                                                                             -----------------
Legal fees and expenses                                                      $                *
                                                                             -----------------
Accounting fees and expenses                                                 $                *
                                                                             -----------------
Transfer agent and custodian fees                                            $                *
                                                                             -----------------
Miscellaneous                                                                $                *
                                                                             -----------------

-------------                                                                -----------------

Total                                                                        $                *
-------------                                                                -----------------

*        To be provided by amendment.

ITEM 32.         SALES TO SPECIAL PARTIES

         The securities described in Item 33(a) were issued to AMRESCO, Inc., in exchange for cash.

ITEM 33.         RECENT SALES OF UNREGISTERED SECURITIES

         Pursuant to the exemption provided by Section 4(2) of the Securities Act, on February 2, 1998 the Company issued 100 Common Shares for an aggregate purchase price of $1,000 to AMRESCO, Inc.

ITEM 34.         INDEMNIFICATION OF TRUST MANAGERS AND OFFICERS.

         The Declaration of Trust provides for the indemnification of the directors and officers of the Company and the Manager and its employees, officers, directors and controlling Persons to the fullest extent permitted by the Texas REIT Act. The Texas REIT Act generally permits the indemnification of a trust manager, officer, employee, or agent of the real estate investment trust, who was, is or is threatened to be made a named defendant or respondent in a proceeding because of the Person's affiliation with the real estate investment trust only if that Person: (i) conducted himself in good faith;
(ii) reasonably believed: (a) in the case of conduct in his official capacity, that his conduct was in the real estate investment trust's best interest; and
(b) in all other cases, that his conduct was at least not opposed to the real estate investment trust's best interest; and (iii) in the case of any criminal proceeding, had no reasonable cause to believe that his conduct was unlawful. Furthermore, except to the extent permitted by the Texas REIT Act, such Person may not be indemnified in respect of a proceeding (i) in which the Person is found liable on the basis that personal benefit was improperly received by him, whether or not the benefit resulted from an action taken in the Person's official capacity; or (ii) in which the Person is found liable to the real estate investment trust.

         If, in connection with a proceeding against the real estate investment trust, such Person is found liable to the real estate investment trust or is found liable on the basis that personal benefit was improperly received by the Person, the indemnification (i) is limited to reasonable expenses actually incurred by the Person in connection with the proceeding, and (ii) shall not be made to a Person that has been found liable for willful or intentional misconduct in the performance of his duty to the real estate investment trust.

         The Texas REIT Act also provides that the real estate investment trust may indemnify Persons who are not or were not officers, employees, or agents of the real estate investment trust but who are or were serving at the request of the real estate investment trust as a trust manager, director, officer, partner, venturer, proprietor, trustee, employee, agent or similar functionary of another real estate investment trust or of a foreign or domestic corporation, partnership, or other enterprise to the same extent that it may identify its own trust managers, officers, employees, or agents.

         Pursuant to the Texas REIT Act and the Declaration of Trust, no Trust Manager will be liable for any act, omission, loss, damage or expense arising from his or her duty to a real estate investment trust, except for such trust manager's own willful misfeasance, willful malfeasance or gross negligence. Under the Texas REIT Act, a trust manager is not subject to any liabilities imposed by law upon trust managers of a real estate investment trust nor liable for any claims or damages that may result from his acts in the discharge of any duty imposed or power conferred upon him by the real estate investment trust, if, in the exercise of ordinary care, he acted in good faith and in reliance upon information, opinions, reports or statements, including financial statements and other financial data, concerning the real estate investment trust or another Person, that were prepared or presented by: (i) one or more officers or employees of the real estate investment trust, other than the real estate investment trust manager; (ii) legal counsel, public accountants, investment bankers, or other Persons as to matters the trust manager reasonably believes are within the Person's professional or expert competence; or (iii) a committee of the trust managers of which the trust manager is not a member.

         The Company has obtained directors' and officers' liability insurance coverage in the aggregate amount of approximately $10 million. Directors' and officers' insurance insures (i) the officers and Trust Managers of the Company from any claim arising out of an alleged wrongful act by the Trust Managers and officers of the Company in their respective capacities as Trust Managers and officers of the Company, and (ii) the Company, to the extent that the Company has indemnified the Trust Managers and officers for such loss.

         The Underwriting Agreement (Exhibit 1.1) also provides for the indemnification by the Underwriters of the Company, its Trust Managers and officers and Persons who control the Company within the meaning of Section 15 of the Securities Act with respect to certain liabilities, including liabilities arising under the Securities Act.

ITEM 35.         TREATMENT OF PROCEEDS FROM SHARES BEING REGISTERED

         Not applicable.

ITEM 36.         FINANCIAL STATEMENTS AND EXHIBITS.

         (a)     Financial Statements included in the Prospectus are:

                 Balance sheet at February 2, 1998

                 Notes to Balance Sheet

         All schedules have been omitted because they are not applicable.

         (b)     Exhibits

                 *1.1     Form of Underwriting Agreement
                  3.1     Amended and Restated Declaration of Trust of the
                          Registrant
                 *3.2     Bylaws of the Registrant
                 *5.1     Opinion of Winstead Sechrest & Minick P.C.
                 *8.1     Opinion of Winstead Sechrest & Minick P.C.
                *10.1     Management Agreement between the Registrant and
                          AMRESCO Capital Trust Managers, L.P.
                *10.2     Share Option Plan
                 23.1     Consent of Deloitte & Touche LLP
                *23.2     Consent of Winstead Sechrest & Minick P.C. (included
                          in Exhibits 5.1 and 8.1)
                 24.1     Power of Attorney (included on page II-4)
                *99.1     Consents to be named as a trust manager pursuant to
                          Rule 438

         *       To be filed by amendment.

ITEM 37.         UNDERTAKINGS

         The undersigned Registrant hereby undertakes to provide to the Underwriter at the closing of this Offering certificates in such denominations and registered in such names as required by the Underwriter to permit prompt delivery to each purchaser.

         Insofar as indemnification by Registrant for liabilities arising under the Securities Act may be permitted to trust managers, officers and controlling Person of the Registrant pursuant to the provisions referenced in Item 34 of this Registration Statement or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a trust manager, officer, or controlling Person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such trust manager, officer or controlling Person in connection with the securities being registered hereunder, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

         The undersigned Registrant hereby undertakes:

         (1) That for purposes of determining any liability under the Securities Act, the information omitted from the Prospectus filed as part of this Registration Statement in reliance upon Rule 430A and contained in a form of prospectus filed by the Registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this Registration Statement as of the time it was declared effective.

         (2) For the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-11 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereto duly authorized, in Dallas, Texas, on the 3rd day of February, 1998.

                                      AMRESCO CAPITAL TRUST


                                      By:
                                         -------------------------------------
                                         Mark D. Gibson,
                                         President and Chief Executive Officer


                               POWER OF ATTORNEY

         EACH PERSON WHOSE SIGNATURE APPEARS BELOW HEREBY CONSTITUTES AND APPOINTS MARK D. GIBSON AND ROBERT L. ADAIR III, AND EACH OF THEM, ACTING ALONE, AS HIS TRUE AND LAWFUL ATTORNEY-IN-FACT AND AGENT, WITH FULL POWERS OF SUBSTITUTION, FOR HIM AND IN HIS NAME, PLACE AND STEAD, IN ANY AND ALL CAPACITIES, TO SIGN AND TO FILE ANY AND ALL AMENDMENTS, INCLUDING POST-EFFECTIVE AMENDMENTS AND ANY REGISTRATION STATEMENTS FILED PURSUANT TO RULE 462(B), TO THIS REGISTRATION STATEMENT WITH THE SECURITIES AND EXCHANGE COMMISSION, GRANTING TO SAID ATTORNEY-IN-FACT POWER AND AUTHORITY TO PERFORM ANY OTHER ACT ON BEHALF OF THE UNDERSIGNED REQUIRED TO BE DONE IN CONNECTION THEREWITH.

         PURSUANT TO REQUIREMENTS OF THE SECURITIES ACT OF 1933, THIS REGISTRATION STATEMENT HAS BEEN SIGNED BY THE FOLLOWING PERSONS IN THE CAPACITIES AND ON THE DATES INDICATED.



                                                 Chairman of the Board                                   February 3, 1998
--------------------------------------
Robert L. Adair III

                                                 Trust Manager, President and                            February 3, 1998
--------------------------------------           Chief Executive Officer
Mark D. Gibson                                   (Principal Executive Officer)


                                                 Executive Vice President and                            February 3, 1998
--------------------------------------           Chief Financial Officer
Thomas J. Andrus                                 (Principal Financial and
                                                 Accounting Officer)

                                                 Trust Manager                                           February 3, 1998
--------------------------------------
Robert H. Lutz, Jr.

                              INDEX TO EXHIBITS


 EXHIBIT
 NUMBER                         DESCRIPTION
 -------                        -----------
   *1.1         Form of Underwriting Agreement
    3.1         Declaration of Trust of the Registrant, as amended
   *3.2         Bylaws of the Registrant
   *5.1         Opinion of Winstead Sechrest & Minick P.C.
   *8.1         Opinion of Winstead Sechrest & Minick P.C.
  *10.1         Management Agreement between the Registrant and
                AMRESCO Capital Trust Managers, L.P.
  *10.2         Share Option Plan
   23.1         Consent of Deloitte & Touche LLP
  *23.2         Consent of Winstead Sechrest & Minick P.C. (included
                in Exhibits 5.1 and 8.1)
   24.1         Power of Attorney (included on page II-4)
  *99.1         Consents to be named as a trust manager pursuant to
                Rule 438

*       To be filed by amendment.